PROSPECTUS SUPPLEMENT
(To Prospectus dated September 1, 1998)

                                  $450,000,000
           AFC Mortgage Loan Asset Backed Certificates, Series 1998-3
                               Superior Bank FSB,
                                    Depositor

                                   ----------

     The Series 1998-3 AFC Mortgage Loan Asset Backed Certificates will consist of five Classes of certificates (collectively, the "Certificates"), Class 1A-1 and Class 1A-2 (collectively, the "Class 1A Certificates"), Class 2A-1 and Class 2A-2 (collectively, the "Class 2A Certificates", and together with the Class 1A Certificates, the "Class A Certificates") and Class R. The Class A Certificates will have the initial principal balances set forth below. Only the Class A Certificates are offered hereby.

     The Class A Certificates  will represent a senior  undivided  interest in a trust fund (the "Trust Fund") created by Superior Bank FSB (the "Depositor"), consisting of four pools of mortgage loans secured by first and second liens on one- to four-family properties, units in planned unit developments, individual condominium units, manufactured homes, multifamily properties, commercial properties and mixed residential and commercial structures (the "Mortgage Loans") originated or purchased by the Depositor, all proceeds thereof due after the Cut-off Date with respect to the Initial Mortgage Loans or the Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans, as such terms are defined herein (other than the Depositor's Yield as described in the Prospectus), the (continued on next page)

                      [LOGO] Financial Guaranty Insurance
                             Company

FGIC is a registered service mark used by Financial Guaranty Insurance Company, a private company not affiliated with any U.S. Government agency.

                                   ----------

  PROCEEDS OF THE ASSETS IN THE TRUST FUND, INCLUDING THE CERTIFICATE INSURANCE
    POLICY, ARE THE SOLE SOURCE OF PAYMENTS ON THE CLASS A CERTIFICATES. THE
      CLASS A CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF
           THE DEPOSITOR OR ANY OF ITS AFFILIATES. NEITHER THE CLASS A CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED
           OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY
                  OR BY THE DEPOSITOR OR ANY OF ITS AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     Prospective investors should consider the factors set forth under "Risk Factors" on page S-17 of this Prospectus Supplement and on page 7 of the accompanying Prospectus.

====================================================================================================================================
                                              Initial
                                             Principal     Pass-Through          Price to         Underwriting        Proceeds to
                                              Balance          Rate               Public            Discount          Depositor(1)
------------------------------------------------------------------------------------------------------------------------------------
Per Class 1A-1 Certificate............      $51,000,000      Variable              100%               0.27%              99.73%
------------------------------------------------------------------------------------------------------------------------------------
Per Class 1A-2 Certificate............     $188,000,000      Variable              100%               0.27%              99.73%
------------------------------------------------------------------------------------------------------------------------------------
Per Class 2A-1 Certificate............      $78,000,000      Variable              100%               0.27%              99.73%
------------------------------------------------------------------------------------------------------------------------------------
Per Class 2A-2 Certificate............     $133,000,000      Variable              100%               0.27%              99.73%
------------------------------------------------------------------------------------------------------------------------------------
Total.................................     $450,000,000         N/A            $450,000,000         $1,215,000        $448,785,000
====================================================================================================================================

(1) Before deducting expenses payable by the Depositor estimated to be $295,000.

                                   ----------

     The Class A Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Class A Certificates will be made solely in book-entry form through The Depository Trust Company in the United States or Cedel and Euroclear (each as defined herein) in Europe against payment therefor in immediately available funds in New York, New York, on or about September 24, 1998.

                                   ----------

Merrill Lynch & Co.                                            J.P. Morgan & Co.

                                   ----------

          The date of this Prospectus Supplement is September 17, 1998.

(continued from preceding page)

certificate insurance policy described herein, funds on deposit in four Pre-Funding Accounts to be established with the Trustee, certain other accounts and certain other property ("Sub-Pool I" and "Sub-Pool II", each a "Sub-Pool" and collectively, "Group 1"; "Sub-Pool III" and "Sub-Pool IV," each a "Sub-Pool" and collectively, "Group 2"; Group 1 and Group 2, each; a "Group", and collectively, the "Mortgage Pool").

     Additional Mortgage Loans are intended to be purchased by the Trust Fund from the Depositor on or before December 23, 1998 from funds on deposit in the Pre-Funding Accounts. On the Closing Date, the Depositor will pay to the Trustee $20,510,037.66 for deposit in the Sub-Pool I Pre-Funding Account, $74,678,736.44 for deposit in the Sub-Pool II Pre-Funding Account, $32,187,568.00 for deposit in the Sub-Pool III Pre-Funding Account and $51,896,296.70 for deposit in the Sub-Pool IV Pre-Funding Account. Group 1 consists of fixed-rate mortgage loans which are secured by first and second liens and Group 2 consists of adjustable-rate mortgage loans which are secured by first liens. The Group 2 Mortgage Loans will be subject to semiannual mortgage rate adjustments after an initial six month or twenty-four month period, based upon changes in the Index as described herein under "The Mortgage Pool--Group 2." The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be entered into as of the Cut-off Date between Superior Bank FSB, as Depositor and Servicer, and LaSalle National Bank, as Trustee. To the extent described herein, the Class 1A and Class 2A Certificates are cross-collateralized so that, in certain circumstances, Excess Spread and principal collections on a Group will be available to Holders of the Class A Certificates related to the other Group. Credit enhancement with respect to the Class A Certificates will be provided in part by the initial overcollateralization resulting from the sum of the related Original Sub-Pool Principal Balance and the related Original Pre-Funded Amount exceeding the related initial Class A Principal Balance as of the Closing Date.

     The Class A Certificates will be unconditionally and irrevocably guaranteed as to payment of the related Class A Remittance Amount to the extent described herein on each Remittance Date pursuant to the terms of the Certificate Insurance Policy to be issued by Financial Guaranty Insurance Company.

     Distributions on the Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next business day commencing on October 26, 1998 (each, a "Remittance Date"), to the extent and in the manner set forth herein.

     The yield to investors on the Class A Certificates will be sensitive in varying degrees to, among other things, the rate and timing of principal payments (including prepayments) of the Mortgage Loans and, with respect to Group 2, to the level of the related Index. The yield to maturity of the Class A Certificates may vary from the anticipated yield to the extent such Certificates are purchased at a discount or premium and to the extent the rate and timing of payments thereon is sensitive to prepayments and an increased or decreased rate of payment of principal. Holders of the Class A Certificates purchased at a discount should consider the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and Holders of Class A Certificates purchased at a premium should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

     There is currently no secondary market for the Class A Certificates. Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") intend to make a secondary market in the Class A Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue.

     As a condition of issuance, the Class 1A and Class 2A Certificates will be rated Aaa by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, A Division of the McGraw-Hill Companies, Inc.

     As described herein, a real estate mortgage investment conduit ("REMIC") election will be made in connection with the Trust Fund for federal income tax purposes, exclusive of the Pre-Funding Accounts and the Interest Coverage Accounts (the "Trust Fund REMIC"). The Class A Certificates will constitute "regular interests" and the Class R Certificates will constitute the sole class of "residual interests" in such REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

                                   ----------

     Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Class A Certificates. For a description of these activities, see "Method of Distribution" herein.

                                   ----------

                             ADDITIONAL INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Class A Certificates. This Prospectus Supplement and the Prospectus, which forms a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and certain of its Regional Offices located as follows: Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                          REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning the Trust Fund are required under the Pooling Agreement to be forwarded to holders of the Certificates ("Holders" or "Certificateholders"). Such reports will not be examined and reported on by an independent public accountant. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

     THE CLASS A CERTIFICATES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED SEPTEMBER 1, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Certain capitalized terms used in this Prospectus Supplement are defined elsewhere herein or in the Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Principal Definitions" herein and in the Prospectus.

Title of Securities...................  AFC   Mortgage    Loan   Asset    Backed
                                          Certificates,   Series  1998-3,  Class
                                          1A-1,  Class 1A-2,  Class 2A-1,  Class
                                          2A-2 and Class R (the  Class  1A-1 and
                                          Class 1A-2  Certificates  are referred
                                          to   herein    as   the    "Class   1A
                                          Certificates";   the  Class  2A-1  and
                                          Class 2A-2  Certificates  are referred
                                          to   herein    as   the    "Class   2A
                                          Certificates";  the Class 1A and Class
                                          2A Certificates are referred to herein
                                          as the  "Class  A  Certificates";  the
                                          Class A and Class R  Certificates  are
                                          referred     to    herein    as    the
                                          "Certificates";  each  such  class,  a
                                          "Class").  The  Certificates  will  be
                                          issued on the Closing Date pursuant to
                                          the  Pooling and  Servicing  Agreement
                                          (the "Pooling Agreement"), dated as of
                                          the   Cut-off   Date,   by  and  among
                                          Superior  Bank FSB, as  Depositor  and
                                          Servicer  and the  Trustee.  Only  the
                                          Class  A   Certificates   are  offered
                                          hereby.

Depositor.............................  Superior Bank FSB, a federally chartered stock savings bank (the  "Depositor"),
                                          will   deposit  into  the  Trust  Fund
                                          mortgage loans originated or purchased
                                          by the Depositor.  See "The Depositor"
                                          herein and in the Prospectus.

Servicer..............................  Superior Bank FSB (the "Servicer").  See
                                          "Pooling   Agreement--The    Servicer"
                                          herein  and  "The   Servicer"  in  the
                                          Prospectus.

Trustee...............................  LaSalle   National  Bank,  a  nationally
                                          chartered     bank.    See    "Pooling
                                          Agreement--The Trustee" herein.

Cut-off Date..........................  September 1, 1998.

Distributions.........................  Distributions on the  Certificates  will be made on the 25th day of each  month
                                          or, if such day is not a Business Day,
                                          on the first  Business Day  thereafter
                                          commencing  October 26, 1998 (each,  a
                                          "Remittance  Date").  Distributions on
                                          each  Remittance  Date will be made to
                                          Certificateholders of record as of the
                                          Business  Day  immediately   preceding
                                          such  Remittance  Date, in the case of
                                          the Class A Certificates, and the last
                                          Business  Day of the  month  preceding
                                          the month of such Remittance  Date, in
                                          the case of the  Class R  Certificates
                                          (each, a "Record  Date"),  except that
                                          the initial  distribution on the Class
                                          R   Certificates   will   be  made  to
                                          Certificateholders of record as of the
                                          Closing    Date    and    the    final
                                          distribution on the Certificates  will
                                          be  made  only  upon  presentment  and
                                          surrender of the  Certificates  at the
                                          office  or agency  of the  Trustee  in
                                          Chicago, Illinois.

Registration of Offered
  Certificates........................  Holders of the Certificates may elect to
                                          hold   their   Certificate   interests
                                          through The  Depository  Trust Company
                                          ("DTC"),  in  the  United  States,  or
                                          Centrale  de   Livraison   de  Valeurs
                                          Mobilieres   S.A.   ("Cedel")  or  the
                                          Euroclear  System  ("Euroclear"),   in
                                          Europe. Transfers within DTC, Cedel or
                                          Euroclear, as the case may be, will be
                                          in accordance with the usual rules and
                                          operating  procedures  of the relevant
                                          system. Cross-market transfers between
                                          persons holding directly or indirectly
                                          through  DTC,  on the  one  hand,  and
                                          counterparties   holding  directly  or
                                          indirectly through Cedel or Euroclear,
                                          on the other,  will be effected in DTC
                                          through  Citibank,  N.A.  or The Chase
                                          Manhattan     Bank,    the    relevant
                                          depositaries    (collectively,     the
                                          "Depositaries") of Cedel or Euroclear,
                                          respectively, and each a participating
                                          member of DTC. The  Certificates  will
                                          be initially registered in the name of
                                          CEDE & Co.,  the  nominee of DTC.  The
                                          interests  of  the  Certificateholders
                                          will be represented by book-entries on
                                          the records of DTC,  its  Participants
                                          and  Indirect   Participants  for  the
                                          benefit  of  the  Certificate  Owners.
                                          Certificates  representing the Class A
                                          Certificates   will   be   issued   in
                                          definitive form only under the limited
                                          circumstances    described    in   the
                                          Prospectus. In the case of the Class A
                                          Certificates, all references

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          herein      to       "Holders"      or
                                          "Certificateholders" shall reflect the
                                          rights of  Certificate  Owners as they
                                          may  indirectly  exercise  such rights
                                          through  DTC,  Cedel,   Euroclear  and
                                          participating members thereof,  except
                                          as   otherwise    specified   in   the
                                          Prospectus.          See         "Risk
                                          Factors-Difficulty  in  Pledging"  and
                                          "-Potential   Delays  in   Receipt  of
                                          Distributions"    herein   and   "Risk
                                          Factors"  and   "Description   of  the
                                          Certificates--Book-Entry  Registration
                                          and  Definitive  Certificates"  in the
                                          Prospectus.

The Class A Certificates..............  The Class 1A-1 Certificates will have an
                                          initial     principal    balance    of
                                          $51,000,000  (the initial  "Class 1A-1
                                          Principal  Balance") as of the date of
                                          initial issuance (the "Closing Date"),
                                          and will accrue  interest at the Class
                                          1A-1 Pass-Through Rate. The Class 1A-2
                                          Certificates   will  have  an  initial
                                          principal balance of $188,000,000 (the
                                          initial    "Class    1A-2    Principal
                                          Balance") as of the Closing Date,  and
                                          will accrue interest at the Class 1A-2
                                          Pass-Through   Rate.  The  Class  2A-1
                                          Certificates   will  have  an  initial
                                          principal  balance of $78,000,000 (the
                                          initial    "Class    2A-1    Principal
                                          Balance") as of the Closing Date,  and
                                          will accrue interest at the Class 2A-1
                                          Pass-Through   Rate.  The  Class  2A-2
                                          Certificates   will  have  an  initial
                                          principal balance of $133,000,000 (the
                                          initial    "Class    2A-2    Principal
                                          Balance") as of the Closing Date,  and
                                          will accrue interest at the Class 2A-2
                                          Pass-Through Rate.

                                        The sum  of  the  Class  1A-1  Principal
                                          Balance  and the Class 1A-2  Principal
                                          Balance is  referred  to herein as the
                                          "Class 1A Principal  Balance." The sum
                                          of the Class  2A-1  Principal  Balance
                                          and the Class 2A-2  Principal  Balance
                                          is referred to herein as the "Class 2A
                                          Principal   Balance."   The  Class  1A
                                          Principal  Balance  and the  Class  2A
                                          Principal   Balance  are  collectively
                                          referred  to  herein  as the  "Class A
                                          Principal Balance."


                                        Each Class of the  Class A  Certificates
                                          will  represent  a  senior   undivided
                                          ownership  interest  in a  trust  fund
                                          (the    "Trust    Fund")    consisting
                                          initially  of four  pools  of  Initial
                                          Mortgage   Loans  (the   "Sub-Pool   I
                                          Initial   Mortgage   Loans"   and  the
                                          "Sub-Pool II Initial  Mortgage Loans",
                                          collectively,  the  "Group  1  Initial
                                          Mortgage  Loans";  the  "Sub-Pool  III
                                          Initial   Mortgage   Loans"   and  the
                                          "Sub-Pool IV Initial  Mortgage Loans",
                                          collectively,  the  "Group  2  Initial
                                          Mortgage  Loans")  with  an  aggregate
                                          principal   balance  of  approximately
                                          $31,005,113.86    with    respect   to
                                          Sub-Pool       I,        approximately
                                          $115,220,253.48    with   respect   to
                                          Sub-Pool       II,       approximately
                                          $47,000,249.24    with    respect   to
                                          Sub-Pool   III,   and    approximately
                                          $83,129,084.01    with    respect   to
                                          Sub-Pool  IV, as of the Cut-off  Date,
                                          after  giving  effect to all  payments
                                          due or  deferred  on or  prior  to the
                                          Cut-off Date (with respect to Sub-Pool
                                          I, the "Original  Sub-Pool I Principal
                                          Balance"; with respect to Sub-Pool II,
                                          the  "Original  Sub-Pool II  Principal
                                          Balance";  with  respect  to  Sub-Pool
                                          III,   the   "Original   Sub-Pool  III
                                          Principal  Balance";  with  respect to
                                          Sub-Pool IV, the "Original Sub-Pool IV
                                          Principal Balance",  collectively, the
                                          "Original  Pool  Principal  Balance"),
                                          all  proceeds  thereof  due  after the
                                          Cut-off   Date  with  respect  to  the
                                          related Initial  Mortgage Loans or the
                                          Subsequent  Cut-off  Date with respect
                                          to  the  related  Subsequent  Mortgage
                                          Loans    (other   than   the   related
                                          Depositor's  Yield as described in the
                                          Prospectus),  a Certificate  Insurance
                                          Policy,  a  Pre-Funding  Account  with
                                          respect to each Sub-Pool,  an Interest
                                          Coverage  Account (as defined  herein)
                                          with respect to each Group,  and funds
                                          on  deposit in each such  account  and
                                          certain  other   property  (each  such
                                          group  of   Mortgage   Loans  and  the
                                          related    assets,    "Sub-Pool    I",
                                          "Sub-Pool  II,   "Sub-Pool   III"  and
                                          "Sub-Pool  IV"; each a "Sub-Pool"  and
                                          collectively,  the  "Mortgage  Pool").
                                          Sub-Pool   I  and   Sub-Pool   II  are
                                          collectively  referred  to  herein  as
                                          "Group 1";  Sub-Pool  III and Sub-Pool
                                          IV are collectively referred to herein
                                          as "Group 2".

                                        Except to the  extent  that the  Class A
                                          Interest  Remittance  Amount  for  any
                                          Class of Class A Certificates  will be
                                          made from the  Amount  Available  with
                                          respect  to  the  related   Group  and
                                          except to the extent

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          that   Group   1  and   Group   2  are
                                          cross-collateralized    as   described
                                          herein  under   "Description   of  the
                                          Certificates-Excess            Spread,
                                          Overcollateralization              and
                                          Cross-Collateralization   Provisions",
                                          the  Class   1A-1   Certificates   are
                                          related to  Sub-Pool I, the Class 1A-2
                                          Certificates  are  related to Sub-Pool
                                          II,  the Class 2A-1  Certificates  are
                                          related to Sub-Pool  III and the Class
                                          2A-2   Certificates   are  related  to
                                          Sub-Pool IV.

Interest Distributions on the
  Class A Certificates................  As described  herein, on each Remittance
                                          Date,  with  respect  to the  Class 1A
                                          Certificates, interest will be paid at
                                          the Class  1A-1  Pass-Through  Rate or
                                          Class  1A-2   Pass-Through   Rate,  as
                                          applicable,  in  an  amount  equal  to
                                          interest  accrued  during the  related
                                          Accrual  Period (as defined  below) on
                                          the related Class 1A Principal Balance
                                          prior to giving  effect  to  principal
                                          distributions to be made on such date.

                                        As described  herein, on each Remittance
                                          Date,  with  respect  to the  Class 2A
                                          Certificates, interest will be paid at
                                          the Class  2A-1  Pass-Through  Rate or
                                          Class  2A-2   Pass-Through   Rate,  as
                                          applicable,  in  an  amount  equal  to
                                          interest  accrued  during the  related
                                          Accrual Period on the related Class 2A
                                          Principal   Balance  prior  to  giving
                                          effect to principal  distributions  to
                                          be made on such date.

                                        The Class 1A-1  Certificates will accrue
                                          interest    at    the    Class    1A-1
                                          Pass-Through   Rate   which,   for   a
                                          particular  Remittance  Date,  will be
                                          equal to the  lesser of (i)  One-Month
                                          LIBOR plus  0.31% per annum,  and (ii)
                                          the  weighted  average of the Mortgage
                                          Rates of the  Group 1  Mortgage  Loans
                                          minus,  with  respect  to Group 1, the
                                          sum of (a) the Servicing Fee Rate, (b)
                                          the rate at which the monthly  premium
                                          payable to the Certificate  Insurer is
                                          calculated,  and (c) the rate at which
                                          the Annual  Trustee  Expense Amount is
                                          calculated; provided, however, that on
                                          any  Remittance   Date  on  which  the
                                          Servicer  does not exercise its option
                                          to purchase the Mortgage Loans and REO
                                          Properties as described under "Pooling
                                          Agreement--Termination;   Purchase  of
                                          the Mortgage  Loans" herein,  the rate
                                          described   in  clause   (i)  of  this
                                          sentence will be One-Month  LIBOR plus
                                          0.71% per annum.

                                        The Class 1A-2  Certificates will accrue
                                          interest    at    the    Class    1A-2
                                          Pass-Through   Rate   which,   for   a
                                          particular  Remittance  Date,  will be
                                          equal to the  lesser of (i)  One-Month
                                          LIBOR plus  0.32% per annum,  and (ii)
                                          the  weighted  average of the Mortgage
                                          Rates of the  Group 1  Mortgage  Loans
                                          minus,  with  respect  to Group 1, the
                                          sum of (a) the Servicing Fee Rate, (b)
                                          the rate at which the monthly  premium
                                          payable to the Certificate  Insurer is
                                          calculated  and (c) the  rate at which
                                          the Annual  Trustee  Expense Amount is
                                          calculated; provided, however, that on
                                          any  Remittance   Date  on  which  the
                                          Servicer  does not exercise its option
                                          to purchase the Mortgage Loans and REO
                                          Properties as described under "Pooling
                                          Agreement-Termination; Purchase of the
                                          Mortgage   Loans"  herein,   the  rate
                                          described   in  clause   (i)  of  this
                                          sentence will be One-Month  LIBOR plus
                                          0.72%  per  annum.   For  purposes  of
                                          calculating   either  the  Class  1A-1
                                          Pass-Through  Rate or the  Class  1A-2
                                          Pass-Through  Rate for any  Remittance
                                          Date,  because  most  of the  Group  1
                                          Mortgage  Loans do not provide for the
                                          calculation    of   interest   on   an
                                          Actual/360  Basis  (which is the basis
                                          on which interest is calculated on the
                                          Class 1A  Certificates),  the basis on
                                          which  interest  is  computed  on  the
                                          Group 1 Mortgage  Loans will be deemed
                                          adjusted to an  Actual/360  Basis that
                                          will  result  in the  same  amount  of
                                          interest  being  due as  would  be due
                                          using  the  method of  computation  of
                                          interest  that is  used  to  calculate
                                          interest   on  the  Group  1  Mortgage
                                          Loans.

                                        The Class 2A-1  Certificates will accrue
                                          interest    at    the    Class    2A-1
                                          Pass-Through   Rate   which,   for   a
                                          particular  Remittance  Date  will  be
                                          equal to the  least  of (i)  One-Month
                                          LIBOR  plus  0.25% per annum (the rate
                                          described  in  this  clause  (i),  the
                                          "Class  2A-1  LIBOR  Rate"),  (ii) the
                                          weighted average of the Mortgage Rates
                                          of the Group 2 Mortgage

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          Loans minus,  with respect to Group 2,
                                          the sum of (a) the Servicing Fee Rate,
                                          (b) the  rate  at  which  the  monthly
                                          premium  payable  to  the  Certificate
                                          Insurer  is  calculated,  and  (c) the
                                          rate  at  which  the  Annual   Trustee
                                          Expense Amount is calculated (the rate
                                          described  in this  clause  (ii),  the
                                          "Available  Funds Cap Rate") and (iii)
                                          the  weighted  average of the  Maximum
                                          Mortgage Rates of the Group 2 Mortgage
                                          Loans minus,  with respect to Group 2,
                                          the sum of (a) the Servicing Fee Rate,
                                          (b) the  rate  at  which  the  monthly
                                          premium  payable  to  the  Certificate
                                          Insurer  is  calculated,  and  (c) the
                                          rate  at  which  the  Annual   Trustee
                                          Expense Amount is calculated (the rate
                                          described  in this clause  (iii),  the
                                          "Class   2A  Cap   Rate");   provided,
                                          however,  that on any Remittance  Date
                                          on  which   the   Servicer   does  not
                                          exercise  its option to  purchase  the
                                          Mortgage  Loans and REO  Properties as
                                          described        under        "Pooling
                                          Agreement--Termination;   Purchase  of
                                          the Mortgage  Loans" herein,  the rate
                                          described   in  clause   (i)  of  this
                                          sentence will be One-Month  LIBOR plus
                                          0.65% per annum.

                                        The Class 2A-2  Certificates will accrue
                                          interest    at    the    Class    2A-2
                                          Pass-Through   Rate   which,   for   a
                                          particular  Remittance  Date  will  be
                                          equal to the  least  of (i)  One-Month
                                          LIBOR  plus  0.26% per annum (the rate
                                          described  in  this  clause  (i),  the
                                          "Class  2A-2  LIBOR  Rate"),  (ii) the
                                          Available Funds Cap Rate and (iii) the
                                          Class 2A Cap Rate; provided,  however,
                                          that on any  Remittance  Date on which
                                          the  Servicer  does not  exercise  its
                                          option to purchase the Mortgage  Loans
                                          and REO Properties as described  under
                                          "Pooling     Agreement -- Termination;
                                          Purchase   of  the   Mortgage   Loans"
                                          herein,  the rate  described in clause
                                          (i) of this sentence will be One-Month
                                          LIBOR  plus   0.66%  per  annum.   For
                                          purposes  of  calculating  either  the
                                          Class  2A-1  Pass-Through  Rate or the
                                          Class 2A-2  Pass-Through  Rate for any
                                          Remittance  Date,  because most of the
                                          Group 2 Mortgage Loans provide for the
                                          calculation  of  interest  on a  basis
                                          other than an Actual/360  Basis (which
                                          is the  basis  on  which  interest  is
                                          calculated    on    the    Class    2A
                                          Certificates),   the  basis  on  which
                                          interest  is  computed  on the Group 2
                                          Mortgage Loans will be deemed adjusted
                                          to  an  Actual/360   Basis  that  will
                                          result in the same  amount of interest
                                          being  due as would be due  using  the
                                          method of computation of interest that
                                          is used to calculated  interest on the
                                          Group 2 Mortgage Loans.

                                        The Pooling Agreement also provides that
                                          on any  Remittance  Date on which  the
                                          Class 2A-1  Pass-Through Rate or Class
                                          2A-2 Pass-Through Rate is based on the
                                          Available  Funds Cap Rate,  the excess
                                          of (i) that  amount  of  interest  the
                                          Holders  of Class  2A-1 or Class  2A-2
                                          Certificates,  as applicable, would be
                                          entitled to receive on such Remittance
                                          Date  had  interest  been   calculated
                                          based on the Class  2A-1 LIBOR Rate or
                                          Class 2A-2 LIBOR Rate,  as  applicable
                                          (but in no event  exceeding  the Class
                                          2A Cap Rate),  over (ii) the amount of
                                          interest       such      Class      2A
                                          Certificateholders   will  receive  on
                                          such  Remittance Date at the Available
                                          Funds  Cap  Rate,   will  be   carried
                                          forward  and  paid  on a  subordinated
                                          basis to the extent of  Remaining  Net
                                          Excess Spread with respect to Group 2,
                                          as described  below, to the Holders of
                                          Class 2A-1 or Class 2A-2 Certificates,
                                          as  applicable,  on future  Remittance
                                          Dates  and such  amount  shall  accrue
                                          interest at the then applicable  Class
                                          2A-1  Pass-Through  Rate or Class 2A-2
                                          Pass-Through   Rate,  as   applicable,
                                          until paid or until the related  Class
                                          2A Principal  Balance has been reduced
                                          to zero (the  amount  of such  excess,
                                          together  with such accrued  interest,
                                          the "Available Funds Cap Carry Forward
                                          Amount").

                                        Interest  payable  with  respect to each
                                          Remittance  Date on the  Class  1A and
                                          the Class 2A Certificates  will accrue
                                          during  the period  commencing  on the
                                          Remittance  Date  of  the  immediately
                                          preceding  month and ending on the day
                                          immediately   preceding   the  related
                                          Remittance  Date,   except  that  with
                                          respect to the first  Remittance  Date
                                          interest  payable  on the Class 1A and
                                          the Class 2A Certificates will

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          accrue during the period commencing on
                                          the Closing Date and ending on the day
                                          immediately    preceding   the   first
                                          Remittance Date (each such period,  an
                                          "Accrual Period"). All calculations of
                                          interest on the Class 1A and the Class
                                          2A  Certificates  will be  computed on
                                          the basis of the actual number of days
                                          elapsed  in the  Accrual  Period and a
                                          360-day  year  ("Actual/360   Basis").
                                          One-Month  LIBOR will be determined on
                                          the second  Business Day preceding the
                                          beginning of each Accrual Period.

Principal Distributions on the
  Class A Certificates................  As to any   Sub-Pool,   Holders  of  the
                                          related Class A  Certificates  will be
                                          entitled to receive on each Remittance
                                          Date  (subject to the next  succeeding
                                          paragraph) distributions in respect of
                                          principal   (the  "Class  A  Principal
                                          Remittance  Amount") in the respective
                                          amounts    and   order   of   priority
                                          described herein, to the extent of the
                                          related  Amount   Available,   if  the
                                          Remittance   Date  is   prior  to  the
                                          related  Cross-Over  Date,  or to  the
                                          extent  of  the   related  Net  Excess
                                          Amount  Available,  if the  Remittance
                                          Date  is  on  or  after  the   related
                                          Cross-Over   Date,   remaining   after
                                          interest  distributions on the related
                                          Classes of Class A  Certificates,  and
                                          to the extent of the  amount  required
                                          to   reach   the   related    Required
                                          Overcollateralization    Amount   with
                                          respect   to   such    Sub-Pool   and,
                                          thereafter,  to maintain  the Required
                                          Overcollateralization  Amount  but not
                                          to   exceed   the   related   Class  A
                                          Principal  Balance  then  outstanding,
                                          plus any amounts  described in clauses
                                          (iv) (if such amounts  represent prior
                                          Insured  Payments with respect to such
                                          Sub-Pool or interest  thereon) and (v)
                                          below.          The          "Required
                                          Overcollateralization  Amount" for any
                                          Sub-Pool is the  Overcollateralization
                                          Amount  required  by  the  Certificate
                                          Insurer with respect to such Sub-Pool.

                                        As  more   fully   described     herein,
                                          distributions  allocable  to principal
                                          on  the  Class  A  Certificates   will
                                          generally  include  (i) the  principal
                                          portion   of   all    scheduled    and
                                          unscheduled  payments  received on the
                                          Mortgage Loans in the related Sub-Pool
                                          during  the  period  beginning  on the
                                          second  day of the  month  immediately
                                          preceding the month of the  Remittance
                                          Date and  ending  on the  first day of
                                          the month of the Remittance  Date (the
                                          "Due Period"),  including prepayments,
                                          the proceeds of any related  insurance
                                          policy     ("Insurance     Proceeds"),
                                          proceeds  received in connection  with
                                          the liquidation of defaulted  Mortgage
                                          Loans  in  the  related  Sub-Pool,  by
                                          foreclosure or otherwise,  net of fees
                                          and  advances  reimbursable  therefrom
                                          ("Net   Liquidation   Proceeds")   and
                                          condemnation,   eminent   domain   and
                                          release  of lien  proceeds  ("Released
                                          Mortgaged  Property  Proceeds"),   but
                                          exclusive of the principal portions of
                                          any  Deferred  Payments   subsequently
                                          paid by the  related  Mortgagor,  (ii)
                                          the principal  portion of all proceeds
                                          deposited   into  the   Principal  and
                                          Interest  Account with respect to such
                                          Sub-Pool   in   connection   with  the
                                          repurchase or substitution of Mortgage
                                          Loans  in  the  related  Sub-Pool  for
                                          which   there   is   defective    loan
                                          documentation   or  a   breach   of  a
                                          representation or warranty,  (iii) the
                                          Unrecovered   Class  A  Portion   with
                                          respect  to such  Sub-Pool,  (iv)  the
                                          Class  A  Carry-Forward   Amount  with
                                          respect  to  such  Sub-Pool,  (v)  any
                                          Mortgagor payments on related Mortgage
                                          Loans or Advances with respect to such
                                          Sub-Pool which are recovered  prior to
                                          the expiration date of the Certificate
                                          Insurance  Policy from  Holders of the
                                          related  Class  A  Certificates  as  a
                                          voidable   preference  pursuant  to  a
                                          final,  non-appealable order under the
                                          United  States   Bankruptcy   Code  (a
                                          "Preference   Amount")  and  (vi)  any
                                          additional   amount   which   may   be
                                          required so that the related  Class 1A
                                          or related Class 2A Principal  Balance
                                          for such  Remittance  Date will  equal
                                          the   related    Scheduled   Class   A
                                          Principal Balance. In addition, on any
                                          Remittance    Date    prior   to   the
                                          Cross-Over  Date,  to the  extent  not
                                          previously  distributed  as  described
                                          herein,  Excess Spread,  Remaining Net
                                          Excess Spread and Net Excess Principal
                                          will be  distributable  on  account of
                                          principal to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          Holders of the Class A Certificates to
                                          the extent  available and necessary to
                                          reach,  and thereafter  maintain,  the
                                          Required  Overcollateralization Amount
                                          with  respect  to such  Sub-Pool.  See
                                          "Description           of          the
                                          Certificates--Allocation   of   Amount
                                          Available"   and   "--Excess   Spread,
                                          Overcollateralization              and
                                          Cross-Collateralization    Provisions"
                                          herein.

                                        The Certificate  Insurer, as subrogee of
                                          the Class A Certificateholders  to the
                                          extent of  Insured  Payments,  will be
                                          entitled   to  any   payments  on  the
                                          related   Class  A   Certificates   in
                                          respect of that portion of the related
                                          Class    A    Carry-Forward     Amount
                                          representing     amounts    previously
                                          covered   by  Insured   Payments   and
                                          interest    accrued    thereon.    See
                                          "Description           of          the
                                          Certificates--Allocation   of   Amount
                                          Available"   and   "The    Certificate
                                          Insurer and the Certificate  Insurance
                                          Policy" herein.

                                        The Class A Principal  Remittance Amount
                                          with respect to each  Sub-Pool will be
                                          distributed  to  the  Holders  of  the
                                          related Class A Certificates until the
                                          related  Class A Principal  Balance is
                                          reduced to zero.

Mandatory Prepayments on Class A
  Certificates........................  Each Class of the  Class A  Certificates
                                          will be prepaid in part, on a pro rata
                                          basis among the  Certificates  in each
                                          Class in  proportion  to its Principal
                                          Balance,  on  the  December  28,  1998
                                          Remittance  Date in the event that any
                                          amount   remains  on  deposit  in  the
                                          related  Pre-Funding  Account  on such
                                          Remittance  Date after the purchase by
                                          the Trust Fund of Subsequent  Mortgage
                                          Loans,  if any,  with  respect  to the
                                          related    Sub-Pool.    Although    no
                                          assurance   can   be   given,   it  is
                                          anticipated  by the Depositor that the
                                          principal    amount   of    Subsequent
                                          Mortgage Loans  purchased by the Trust
                                          Fund will require the  application  of
                                          substantially   all  of  the  Original
                                          Pre-Funded   Amounts  and  that  there
                                          should  be  no   material   amount  of
                                          principal prepaid to the related Class
                                          A Certificateholders  from the related
                                          Pre-Funding  Account.  However,  it is
                                          unlikely  that the  Depositor  will be
                                          able to  deliver  Subsequent  Mortgage
                                          Loans  with  an  aggregate   principal
                                          balance   identical   to  the  related
                                          Original Pre-Funded Amount.

Excess Spread,
  Overcollateralization
  and Cross-Collateralization.........  On any  Remittance  Date  prior  to  the
                                          Cross-Over  Date  with  respect  to  a
                                          particular   Group,   Holders  of  the
                                          related   Class   1A  and   Class   2A
                                          Certificates will have a right to 100%
                                          of the related  Excess  Spread to fund
                                          the amount by which the related  Class
                                          A  Remittance  Amount with  respect to
                                          the  related   Class  A   Certificates
                                          exceeds    the    related    Available
                                          Remittance  Amount for such Remittance
                                          Date. To the extent available, the Net
                                          Excess  Spread  and  Excess  Principal
                                          with  respect  to a Group will then be
                                          applied to cover any  Available  Funds
                                          Shortfall  with  respect  to the other
                                          Group.

                                        In addition,  on  any  Remittance   Date
                                          prior to the Cross-Over  Date on which
                                          the Overcollateralization Amount for a
                                          Sub-Pool  is less  than  the  Required
                                          Overcollateralization  Amount for such
                                          Sub-Pool,  the  Remaining  Net  Excess
                                          Spread   for  such   Group   plus  the
                                          Available Transfer  Cashflow,  if any,
                                          and the Net Excess Principal,  if any,
                                          will  be   used  to  make   additional
                                          distributions   of  principal  on  the
                                          related Class of Class A  Certificates
                                          until    such    Overcollateralization
                                          Amount  equals  the  related  Required
                                          Overcollateralization  Amount for such
                                          Sub-Pool.

                                        The  Pooling   Agreement  also  provides
                                          that,  on each  Remittance  Date,  the
                                          balance of the Excess Spread for Group
                                          2  remaining  after all  distributions
                                          for such  Remittance  Date  are  made,
                                          other  than  the  distribution  to the
                                          Class  R  Certificateholders,  will be
                                          used to pay the  Available  Funds  Cap
                                          Carry  Forward  Amounts  in respect of
                                          the  Class  2A  Certificates  for such
                                          Remittance Date, if any.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        Credit  enhancement  with respect to the
                                          Class   1A-1   Certificates   will  be
                                          provided   in  part  by  the   initial
                                          Overcollateralization    Amount    for
                                          Sub-Pool I  resulting  from the sum of
                                          the  Original   Sub-Pool  I  Principal
                                          Balance  and the  Original  Sub-Pool I
                                          Pre-Funded    Amount   exceeding   the
                                          initial Class 1A-1  Principal  Balance
                                          as of the Closing Date. On the Closing
                                          Date,            the           initial
                                          Overcollateralization    Amount   with
                                          respect to  Sub-Pool I is  expected to
                                          be approximately $515,151.52, equal to
                                          1.00%  of  the  sum  of  the  Original
                                          Sub-Pool I  Principal  Balance and the
                                          Original Sub-Pool I Pre-Funded Amount.
                                          See      "Description      of      the
                                          Certificates-Excess            Spread,
                                          Overcollateralization              and
                                          Cross-Collateralization    Provisions"
                                          herein.

                                        Credit  enhancement  with respect to the
                                          Class   1A-2   Certificates   will  be
                                          provided   in  part  by  the   initial
                                          Overcollateralization    Amount    for
                                          Sub-Pool II resulting  from the sum of
                                          the  Original  Sub-Pool  II  Principal
                                          Balance and the  Original  Sub-Pool II
                                          Pre-Funded    Amount   exceeding   the
                                          initial Class 1A-2  Principal  Balance
                                          as of the Closing Date. On the Closing
                                          Date,            the           initial
                                          Overcollateralization    Amount   with
                                          respect to  Sub-Pool II is expected to
                                          be approximately $1,898,989.92,  equal
                                          to  1.00%  of the sum of the  Original
                                          Sub-Pool II Principal  Balance and the
                                          Original    Sub-Pool   II   Pre-Funded
                                          Amount.   See   "Description   of  the
                                          Certificates-Excess            Spread,
                                          Overcollateralization              and
                                          Cross-Collateralization    Provisions"
                                          herein.

                                        Credit  enhancement  with respect to the
                                          Class   2A-1   Certificates   will  be
                                          provided   in  part  by  the   initial
                                          Overcollateralization    Amount    for
                                          Sub-Pool III resulting from the sum of
                                          the Original  Sub-Pool  III  Principal
                                          Balance and the Original  Sub-Pool III
                                          Pre-Funded    Amount   exceeding   the
                                          initial Class 2A-1  Principal  Balance
                                          as of the Closing Date. On the Closing
                                          Date,            the           initial
                                          Overcollateralization    Amount   with
                                          respect to Sub-Pool III is expected to
                                          be approximately $1,187,817.24,  equal
                                          to  1.50%  of the sum of the  Original
                                          Sub-Pool III Principal Balance and the
                                          Original   Sub-Pool   III   Pre-Funded
                                          Amount.   See   "Description   of  the
                                          Certificates-Excess            Spread,
                                          Overcollateralization              and
                                          Cross-Collateralization    Provisions"
                                          herein.

                                        Credit  enhancement  with respect to the
                                          Class   2A-2   Certificates   will  be
                                          provided   in  part  by  the   initial
                                          Overcollateralization    Amount    for
                                          Sub-Pool IV resulting  from the sum of
                                          the  Original  Sub-Pool  IV  Principal
                                          Balance and the  Original  Sub-Pool IV
                                          Pre-Funded    Amount   exceeding   the
                                          initial Class 2A-2  Principal  Balance
                                          as of the Closing Date. On the Closing
                                          Date,            the           initial
                                          Overcollateralization    Amount   with
                                          respect to  Sub-Pool IV is expected to
                                          be approximately $2,025,380.71,  equal
                                          to  1.50%  of the sum of the  Original
                                          Sub-Pool IV Principal  Balance and the
                                          Original    Sub-Pool   IV   Pre-Funded
                                          Amount.   See   "Description   of  the
                                          Certificates-Excess            Spread,
                                          Overcollateralization              and
                                          Cross-Collateralization    Provisions"
                                          herein.

                                        Prior to the  related  Cross-Over  Date,
                                          Excess  Spread with respect to a Group
                                          will be  applied  first,  to cover any
                                          Available Funds Shortfall with respect
                                          to such  Group,  second,  to cover any
                                          Available Funds Shortfall with respect
                                          to the other Group,  third, to pay the
                                          amount  of  any  related  accrued  and
                                          unpaid Annual Trustee  Expense Amount,
                                          fourth,  to  reach  and  maintain  the
                                          Required Overcollateralization Amounts
                                          for such Group,  if necessary,  fifth,
                                          to reach  and  maintain  the  Required
                                          Overcollateralization  Amounts for the
                                          other Group, if necessary, sixth, with
                                          respect  to  the  related  Group,   to
                                          reimburse  the Servicer for amounts to
                                          which it is entitled under the Pooling
                                          Agreement,  and seventh,  with respect
                                          to Group 2, to pay the Available Funds
                                          Cap Carry Forward Amounts,  if any, to
                                          the  Holders of Class 2A  Certificates
                                          on  a  pro  rata   basis   among  such
                                          Certificateholders,  and to distribute
                                          any  remaining  amounts to the Class R
                                          Certificateholders.      After     the
                                          Cross-Over  Date  with  respect  to  a
                                          particular   Group,   related   Excess
                                          Spread will be applied first, to cover
                                          any Available Funds

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          Shortfall  with respect to the related
                                          Group,  second, to cover any Available
                                          Funds  Shortfall  with  respect to the
                                          other Group,  third, to pay the amount
                                          of  any  related  accrued  and  unpaid
                                          Annual Trustee Expense Amount, fourth,
                                          to reach  and  maintain  the  Required
                                          Overcollateralization  Amounts for the
                                          other  Group,  if  applicable,  fifth,
                                          with respect to the related Group,  to
                                          reimburse  the Servicer for amounts to
                                          which it is entitled under the Pooling
                                          Agreement,  and sixth, with respect to
                                          Group  2, to pay the  Available  Funds
                                          Cap Carry Forward Amounts,  if any, to
                                          the  Holders of Class 2A  Certificates
                                          on  a  pro  rata   basis   among  such
                                          Certificateholders,  and to distribute
                                          any  remaining  amounts to the Class R
                                          Certificateholders.

                                        The "Net  Excess  Spread" for a Group is
                                          the  Excess   Spread  for  such  Group
                                          remaining    after   the   application
                                          thereof  to  cover  Required  Payments
                                          with respect to such Group (other than
                                          in  respect  of the  related  Class  A
                                          Principal Remittance Amounts after the
                                          related CrossOver Date). An "Available
                                          Funds  Shortfall"  with respect to any
                                          Group  means  the  amount by which the
                                          Available   Remittance   Amount   plus
                                          Excess  Spread  for such Group is less
                                          than the Required Payments (other than
                                          in  respect  of the  related  Class  A
                                          Principal Remittance Amounts after the
                                          related   Cross-Over  Date)  for  such
                                          Group.  The "Required  Payments"  with
                                          respect to any Group  means the amount
                                          required  to pay the  related  Class A
                                          Interest    Remittance   Amount   with
                                          respect  to  all  related  outstanding
                                          Classes of Class A  Certificates,  the
                                          related  Class A Principal  Remittance
                                          Amount  with  respect  to all  related
                                          outstanding   Classes   of   Class   A
                                          Certificates,   the   related   Annual
                                          Trustee Expense Amount and the related
                                          monthly   premium   payable   to   the
                                          Certificate  Insurer.  The  "Remaining
                                          Net Excess  Spread" for a Group is the
                                          Net  Excess   Spread  for  such  Group
                                          remaining    after   the   application
                                          thereof  to cover an  Available  Funds
                                          Shortfall  with  respect  to the other
                                          Group.    The   "Available    Transfer
                                          Cashflow"   for  each   Group  is  the
                                          Remaining  Net  Excess  Spread for the
                                          other   Group   remaining   after  the
                                          payment,   if   any,   of   Additional
                                          Principal  on the  Classes  of Class A
                                          Certificates  related  to  such  other
                                          Group. The "Net Excess  Principal" for
                                          a Group is the  Excess  Principal  for
                                          such   Group   remaining   after   the
                                          application   thereof   to   cover  an
                                          Available Funds Shortfall with respect
                                          to  the  other   Group.   The  "Excess
                                          Principal"  for a Group will equal the
                                          lesser of (i) the portion,  if any, of
                                          the  Available  Principal  Amount  for
                                          each  related  Sub-Pool  that  is  not
                                          required to be included in the related
                                          Class A  Principal  Remittance  Amount
                                          for such Sub-Pool for such  Remittance
                                          Date as a result of the application of
                                          clause (a) of the  related  definition
                                          of  "Class  A   Principal   Remittance
                                          Amount"  and (ii) the  amount  of such
                                          portion   described   in  clause   (i)
                                          remaining after the application of the
                                          related Available Remittance Amount to
                                          cover the  Required  Payments for such
                                          Group.   The   "Available    Principal
                                          Amount" for a Sub-Pool  will equal the
                                          excess of the amount  described in the
                                          related   definition   of   "Class   A
                                          Principal  Remittance  Amount" without
                                          giving  effect to clause  (a)  thereof
                                          over  the  amount   described  in  the
                                          definition   of  "Class  A   Principal
                                          Remittance Amount" after giving effect
                                          to clause (a) thereof. The "Additional
                                          Principal"  for any  Class  of Class A
                                          Certificates  will equal the lesser of
                                          (i) the amount necessary to reduce the
                                          related  Class A Principal  Balance so
                                          that the Overcollateralization  Amount
                                          for the  related  Sub-Pool  equals the
                                          Required  Overcollateralization Amount
                                          for such  Sub-Pool and (ii) the sum of
                                          (1) the product of the  related  Class
                                          Percentage  and  the  sum of  (a)  the
                                          Remaining  Net  Excess  Spread for the
                                          related   Group,   (b)  the  Available
                                          Transfer  Cashflow  for such Group and
                                          (c) the Net Excess  Principal for such
                                          Group and (2) the amount, if any, that
                                          is not  required to be included in the
                                          Additional  Principal for the Class of
                                          Class A  Certificates  related  to the
                                          other  Sub-Pool in the  related  Group
                                          for such  Remittance  Date as a result
                                          of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          application  of  clause  (i)  of  this
                                          definition of Additional  Principal to
                                          such other Sub-Pool.

                                        The "Overcollateralization Amount" for a
                                          Sub-Pool  will  equal the  excess,  if
                                          any,   of  (i)  the  sum  of  (a)  the
                                          principal   balance  of  the   related
                                          Sub-Pool    and   (b)   the    related
                                          Pre-Funding Amount over (ii) the Class
                                          A Principal  Balance  with  respect to
                                          the   related   Class   of   Class   A
                                          Certificates,  after giving  effect to
                                          the distributions of the related Class
                                          A Principal  Remittance Amount on such
                                          Remittance  Date. See  "Description of
                                          the    Certificates--Excess    Spread,
                                          Overcollateralization              and
                                          Cross-Collateralization    Provisions"
                                          and "--Allocation of Amount Available"
                                          herein.

Certificate Insurance Policy..........  Financial Guaranty  Insurance Company, a
                                          New York stock  insurance  corporation
                                          (the  "Certificate   Insurer"),   will
                                          issue a certificate  insurance  policy
                                          (the "Certificate  Insurance  Policy")
                                          pursuant to which it will  irrevocably
                                          and unconditionally  guarantee payment
                                          to  the   Holders   of  the   Class  A
                                          Certificates  of the  related  Class A
                                          Remittance   Amount.  The  Certificate
                                          Insurer   only   insures   the  timely
                                          receipt  of  interest  on the  Class A
                                          Certificates  and the ultimate receipt
                                          of    principal   on   the   Class   A
                                          Certificates.  The Certificate Insurer
                                          does  not  guarantee  (i) any  rate of
                                          principal  payments  on  the  Class  A
                                          Certificates,   other  than  that  set
                                          forth in the Principal  Payment Tables
                                          attached  as an exhibit to the Pooling
                                          Agreement    and   provided   by   the
                                          Certificate Insurer, (ii) any recovery
                                          of    payments     deemed     voidable
                                          preferences under state law, (iii) the
                                          payment of the  purchase  price by the
                                          Depositor  in   connection   with  the
                                          purchase  of  Mortgage  Loans  due  to
                                          defective documentation or a breach of
                                          representation or warranty or (iv) the
                                          payment  of any  Available  Funds  Cap
                                          Carry  Forward  Amount with respect to
                                          the  Class  2A  Certificates  for  any
                                          Remittance   Date.   The   Certificate
                                          Insurer  will only be required to make
                                          one Insured  Payment  with  respect to
                                          each  Sub-Pool  and  related  Class of
                                          Certificates  relating to a particular
                                          Remittance  Date,  and no  Holder of a
                                          Class A Certificate  shall be entitled
                                          to   reimbursement   for  any  payment
                                          voided as a preference as to which the
                                          Certificate  Insurer  made  a  payment
                                          under   the   Certificate    Insurance
                                          Policy.  See "The Certificate  Insurer
                                          and the Certificate  Insurance Policy"
                                          herein.

                                        Pursuant to the Pooling  Agreement,  the
                                          Certificate Insurer will be subrogated
                                          to the  rights of the  Holders  of the
                                          related   Class  A   Certificates   to
                                          receive    any    payments   on   such
                                          Certificates to the extent of payments
                                          under the Certificate Insurance Policy
                                          which remain unreimbursed and interest
                                          accrued thereon at the related Class A
                                          Pass-Through Rates.

The Mortgage Pool.....................  The Mortgage Pool initially will consist
                                          primarily    of    two    groups    of
                                          conventional   Mortgage   Loans  (with
                                          respect  to  Group  1,  the  "Group  1
                                          Initial Mortgage Loans";  with respect
                                          to  Group  2,  the  "Group  2  Initial
                                          Mortgage  Loans";  collectively,   the
                                          "Initial Mortgage Loans") evidenced by
                                          promissory    notes   (the   "Mortgage
                                          Notes") secured by mortgages, deeds of
                                          trust   or  other   similar   security
                                          instruments (the "Mortgages") creating
                                          a  first  or  second  lien  on one- to
                                          four-family   residential  properties,
                                          units in  planned  unit  developments,
                                          individual   condominium   units   and
                                          manufactured   homes  ("Single  Family
                                          Properties"),  residential  properties
                                          consisting  of five  or more  dwelling
                                          units   ("Multifamily    Properties"),
                                          commercial   properties   ("Commercial
                                          Properties") and mixed residential and
                                          commercial   structures   ("Mixed  Use
                                          Properties";  collectively with Single
                                          Family     Properties,     Multifamily
                                          Properties and Commercial  Properties,
                                          the "Mortgaged Properties").  Sub-Pool
                                          I of the Mortgage Pool will consist of
                                          fixed-rate  mortgage  loans of Group 1
                                          which are  secured  by first  liens on
                                          Single    Family    Properties    (the
                                          "Sub-Pool I Mortgage Loans"). Sub-Pool
                                          II of the  Mortgage  Pool will consist
                                          of fixed-rate  mortgage loans of Group
                                          1  which  are  secured  by  first  and
                                          second liens on Single

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          Family     Properties,     Multifamily
                                          Properties,  Commercial Properties and
                                          Mixed Use Properties (the "Sub-Pool II
                                          Mortgage Loans").  Sub-Pool III of the
                                          Mortgage    Pool   will   consist   of
                                          adjustable-rate   mortgage   loans  of
                                          Group 2 which  are  secured  by  first
                                          liens on Single Family Properties (the
                                          "Sub-Pool   III   Mortgage    Loans").
                                          Sub-Pool IV of the Mortgage  Pool will
                                          consist  of  adjustable-rate  mortgage
                                          loans of Group 2 which are  secured by
                                          first    liens   on   Single    Family
                                          Properties  (the "Sub-Pool IV Mortgage
                                          Loans").   See  "The  Mortgage   Pool"
                                          herein.

                                        Pursuant to the Pooling  Agreement,  the
                                          Depositor has  committed to sell,  and
                                          the Trust  Fund will be  obligated  to
                                          purchase  from  the  Depositor,  on or
                                          before  December 23, 1998,  additional
                                          Mortgage  Loans (with respect to Group
                                          1, the  "Group 1  Subsequent  Mortgage
                                          Loans";  with  respect to Group 2, the
                                          "Group 2 Subsequent  Mortgage  Loans";
                                          collectively, the "Subsequent Mortgage
                                          Loans"), subject to certain conditions
                                          described  herein.  See "The  Mortgage
                                          Pool" herein.

Mortgage Rate of Group 2
  Mortgage Loans......................  As  described   under   "The    Mortgage
                                          Pool--Group  2",  the Group 2 Mortgage
                                          Loans have  Mortgage  Rates subject to
                                          annual or semiannual  adjustment after
                                          an  initial  six month or  twenty-four
                                          month   period,   to  equal  the  sum,
                                          rounded to the nearest 0.125%,  of the
                                          Index  and the Gross  Margin  for such
                                          Mortgage Loan,  subject to the effects
                                          of any  applicable  Periodic Rate Cap,
                                          Maximum   Mortgage   Rate  or  Minimum
                                          Mortgage Rate.  Approximately  100% of
                                          the  Group  2   Mortgage   Loans  were
                                          originated  with an  initial  Mortgage
                                          Rate  below  the  sum of  the  related
                                          Index and the Gross Margin, rounded as
                                          described herein.

Pre-Funding Accounts..................  The Trustee will establish a Pre-Funding
                                          Account with respect to each  Sub-Pool
                                          (with   respect  to  Sub-Pool  I,  the
                                          "Sub-Pool I Pre-Funding Account"; with
                                          respect to Sub-Pool II, the  "Sub-Pool
                                          II Pre-Funding Account";  with respect
                                          to Sub-Pool  III,  the  "Sub-Pool  III
                                          Pre-Funding Account";  with respect to
                                          Sub-Pool   IV,   the    "Sub-Pool   IV
                                          Pre-Funding    Account";    each,    a
                                          "Pre-Funding  Account")  into which it
                                          will  deposit  upon  receipt  from the
                                          Depositor, $20,510,037.66 with respect
                                          to Sub-Pool I (the "Original  Sub-Pool
                                          I Pre-Funded Amount"),  $74,678,736.44
                                          with   respect  to  Sub-Pool  II  (the
                                          "Original   Sub-Pool   II   Pre-Funded
                                          Amount"),  $32,187,568.00 with respect
                                          to   Sub-Pool   III   (the   "Original
                                          Sub-Pool III  Pre-Funded  Amount") and
                                          $51,896,296.70    with    respect   to
                                          Sub-Pool IV (the "Original Sub-Pool IV
                                          Pre-Funded Amount",  together with the
                                          Original Sub-Pool I Pre-Funded Amount,
                                          the  Original  Sub-Pool II  Pre-Funded
                                          Amount and the  Original  Sub-Pool III
                                          Pre-Funded   Amount,   the   "Original
                                          Pre-Funded  Amounts").   The  Original
                                          Pre-Funded  Amounts  will  be  reduced
                                          during  the  Funding   Period  by  the
                                          amount  thereof  used to purchase  the
                                          related  Subsequent  Mortgage Loans in
                                          accordance with the Pooling  Agreement
                                          (on  any  date of  determination,  the
                                          related Original  Pre-Funded Amount as
                                          so reduced, the "Sub-Pool I Pre-Funded
                                          Amount",  the  "Sub-Pool II Pre-Funded
                                          Amount",  the "Sub-Pool III Pre-Funded
                                          Amount" or the "Sub-Pool IV Pre-Funded
                                          Amount"). See "The Mortgage Pool-Group
                                          1-Conveyance  of  Group  1  Subsequent
                                          Mortgage   Loans   and  the   Group  1
                                          Pre-Funding     Accounts",     "-Group
                                          2-Conveyance  of  Group  2  Subsequent
                                          Mortgage   Loans   and  the   Group  2
                                          Pre-Funding Accounts" herein.

Index.................................  The  Index  applicable  to  the  initial
                                          Adjustment  Date  and  any  annual  or
                                          semiannual  Adjustment Date thereafter
                                          for a Group 2 Mortgage  Loan will be a
                                          per annum rate equal to the average of
                                          interbank  offered rates for six-month
                                          U.S.  dollar-denominated  deposits  in
                                          the London  market based on quotations
                                          of  major  banks as  published  in The
                                          Wall   Street   Journal  and  as  most
                                          recently  available  as  of  the  date
                                          specified in the related Mortgage Note
                                          (the  "Index").  In the event that the
                                          Index  specified in a Mortgage Note is
                                          no longer available, the Servicer will
                                          select   an   alternative   index  for
                                          mortgage   loans  on   Single   Family
                                          Properties,   based  upon   comparable
                                          information, over which it has no

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          control    and   which   is    readily
                                          verifiable  by  mortgagors.  See  "The
                                          Mortgage Pool--Group 2" herein.

Optional Termination
  by the Servicer.....................  On any  Remittance  Date  on  which  the
                                          outstanding     aggregate    principal
                                          balance of the  Mortgage  Loans in the
                                          Trust Fund is less than or equal to 5%
                                          of  the  sum  of  the  Original   Pool
                                          Principal  Balance  and  the  Original
                                          Pre-Funded  Amounts,  the Servicer may
                                          purchase all of the Mortgage Loans and
                                          REO Properties  from the Trust Fund at
                                          a  price  equal  to  the   Termination
                                          Price.           See          "Pooling
                                          Agreement--Termination;   Purchase  of
                                          Mortgage     Loans"     herein     and
                                          "Description           of          the
                                          Certificates--Termination"    in   the
                                          Prospectus.

Servicing of the Mortgage
  Loans...............................  The Servicer will be responsible for the servicing  of the  Mortgage  Loans and
                                          will,  except as  provided  below,  be
                                          entitled  to a fee  equal to 0.65% per
                                          annum  (the  "Servicing  Fee Rate") of
                                          the principal balance of each Mortgage
                                          Loan (the "Servicing Fee"), calculated
                                          and  payable   monthly  from  interest
                                          actually  received by the  Servicer on
                                          the  Mortgage   Loans,   as  described
                                          herein.  The  Servicer is obligated to
                                          make cash advances (each an "Advance")
                                          in respect of  delinquent  payments of
                                          interest on the Mortgage Loans and REO
                                          Properties, subject to the limitations
                                          described herein.  The Trustee will be
                                          obligated  to  make  Advances  if  the
                                          Servicer fails in its obligation to do
                                          so  to  the  extent  provided  in  the
                                          Pooling Agreement. See "Description of
                                          the Certificates--Advances" herein.

Certain Legal Aspects of the
  Group 1 Mortgage Loans
  and Group 2 Mortgage Loans..........  Approximately  3.68%, 1.11% and 2.80% of
                                          the Group 1 Initial Mortgage Loans, by
                                          Original Group 1 Principal Balance are
                                          secured  by  Multifamily   Properties,
                                          Commercial  Properties  and  Mixed Use
                                          Properties,    respectively.   For   a
                                          discussion  of  the  risks  associated
                                          with      multifamily      properties,
                                          commercial  properties  and  mixed use
                                          properties,  see "Risk Factors" herein
                                          and in  the  Prospectus  and  "Certain
                                          Legal  Aspects of  Mortgage  Loans" in
                                          the Prospectus.

                                        Approximately   4.08%  of  the  Group  1
                                          Initial  Mortgage  Loans,  by Original
                                          Group   1   Principal    Balance   and
                                          approximately  3.90%  of the  Group  2
                                          Initial  Mortgage  Loans  by  Original
                                          Group 2 Principal  Balance are secured
                                          by  permanently  affixed  Manufactured
                                          Homes (as  defined in the  Prospectus,
                                          and the  related  loans  "Manufactured
                                          Home Loans").  For a discussion of the
                                          risks  associated  with   manufactured
                                          homes,  see "Risk Factors"  herein and
                                          in the  Prospectus  and "Certain Legal
                                          Aspects  of  Mortgage  Loans"  in  the
                                          Prospectus.

                                        Approximately  22.47%  of  the  Group  1
                                          Initial  Mortgage  Loans,  by Original
                                          Group 1 Principal Balance, are secured
                                          by   second    mortgages   which   are
                                          subordinate to a mortgage lien on such
                                          Group 1  Mortgage  Loan  (such  senior
                                          lien,   a   "First   Lien").   For   a
                                          discussion  of  the  risks  associated
                                          with second mortgage loans,  see "Risk
                                          Factors"  herein and in the Prospectus
                                          and "Certain Legal Aspects of Mortgage
                                          Loans" in the Prospectus.

                                        Approximately  25.42%  of  the  Group  1
                                          Initial  Mortgage  Loans,  by Original
                                          Group 1 Principal Balance, provide for
                                          the   payment   of   the   unamortized
                                          principal   balance  of  the  Group  1
                                          Initial  Mortgage  Loan  in  a  single
                                          payment at the maturity of the Group 1
                                          Initial    Mortgage   Loan   that   is
                                          substantially    greater    than   the
                                          preceding    monthly    payment   (the
                                          "Balloon Loans").  None of the Group 2
                                          Initial  Mortgage  Loans  are  Balloon
                                          Loans.  For a discussion  of the risks
                                          associated  with  Balloon  Loans,  see
                                          "Risk  Factors"   herein  and  in  the
                                          Prospectus.

                                        Approximately  13.89%  of  the  Group  1
                                          Initial  Mortgage  Loans,  by Original
                                          Group 1 Principal  Balance provide for
                                          substantially  equal  payments  to  be
                                          made every 28 days (each,  a "Periodic
                                          Payment"   and  each  such   loan,   a
                                          "Periodic  Payment  Loan"),   each  of
                                          which may have

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          an increased  final  payment  (balloon
                                          payment).  For  a  discussion  of  the
                                          risks associated with Periodic Payment
                                          Loans, see "Risk Factors" herein.

Ratings...............................  As a condition of issuance, the Class 1A and  Class  2A  Certificates  will  be
                                          rated   Aaa   by   Moody's   Investors
                                          Service, Inc. ("Moody's") and "AAA" by
                                          Standard & Poor's Ratings Services,  A
                                          Division of the McGraw-Hill Companies,
                                          Inc.   ("Standard   &  Poor's").   The
                                          security  ratings  of the Class 1A and
                                          Class  2A   Certificates   should   be
                                          evaluated  independently  from similar
                                          ratings on other types of  securities.
                                          A    security    rating   is   not   a
                                          recommendation  to  buy,  sell or hold
                                          securities   and  may  be  subject  to
                                          revision or  withdrawal at any time by
                                          the  rating   agencies.   In  general,
                                          ratings address credit risk and do not
                                          address  the  likelihood  or  rate  of
                                          prepayments.  In addition, the ratings
                                          by  Moody's  and S&P will not  address
                                          the likelihood of any Available  Funds
                                          Cap Carry Forward Amount being paid to
                                          the Class 2A  Certificateholders.  See
                                          "Ratings"    herein    and    in   the
                                          Prospectus,    and   "Risk   Factors--
                                          Limited  Nature  of  Ratings"  in  the
                                          Prospectus.

Certain Federal Income Tax
  Consequences........................  A real   estate   mortgage    investment
                                          conduit  ("REMIC")  election  will  be
                                          made with  respect  to the Trust  Fund
                                          REMIC for federal income tax purposes.
                                          Upon  the  issuance  of  the  Class  A
                                          Certificates, Thacher Proffitt & Wood,
                                          counsel to the Depositor, will deliver
                                          its  opinion  generally  to the effect
                                          that,  assuming  compliance  with  all
                                          provisions  of the Pooling  Agreement,
                                          for federal  income tax purposes,  the
                                          Trust  Fund  REMIC  will  qualify as a
                                          REMIC under Sections 860A through 860G
                                          of the  Internal  Revenue Code of 1986
                                          (the "Code").

                                        For federal  income  tax  purposes,  the
                                          Class R Certificates  will be the sole
                                          Class of "residual  interests" and the
                                          Class  A  Certificates   will  be  the
                                          "regular  interests" in such REMIC and
                                          will  generally  be  treated  as  debt
                                          instruments of the Trust Fund REMIC.

                                        For  federal   income  tax   information
                                          reporting   purposes,   the   Class  A
                                          Certificates  will not be  treated  as
                                          having been issued with original issue
                                          discount. With respect to the Class 1A
                                          Certificates,      the      prepayment
                                          assumptions   that  will  be  used  in
                                          determining  the  rate of  accrual  of
                                          market  discount and premium,  if any,
                                          for federal  income tax purposes  will
                                          be  2%   per   annum   of   the   then
                                          outstanding  principal  balance of the
                                          Sub-Pool 1 Mortgage Loans in the first
                                          month  of  the  life  of the  Group  1
                                          Mortgage Loans and an additional  1.2%
                                          per  annum  in each  month  thereafter
                                          until  the  twenty-first  month and in
                                          each month thereafter  during the life
                                          of the Group 1 Mortgage Loans, 26% per
                                          annum each month.  With respect to the
                                          Class 2A Certificates,  the prepayment
                                          assumption   that   will  be  used  in
                                          determining  the  rate of  accrual  of
                                          market  discount and premium,  if any,
                                          for federal  income tax purposes  will
                                          be 28% CPR. No  representation is made
                                          that the Mortgage Loans will prepay at
                                          these rates or at any other rate.

                                        In general,  the  Class  A  Certificates
                                          will be treated as assets described in
                                          Section  7701(a)(19)(C)  of the  Code,
                                          "real  estate  assets"  under  Section
                                          856(c)(4)(A)  of the Code generally in
                                          the same proportion that the assets of
                                          the  Trust  Fund  REMIC  would  be  so
                                          treated.  Moreover,  if 95% or more of
                                          such  assets  qualify  for  any of the
                                          foregoing   treatments  at  all  times
                                          during a  calendar  year,  the Class A
                                          Certificates   will  qualify  for  the
                                          corresponding status in their entirety
                                          for that  calendar  year. In addition,
                                          the  Class  A  Certificates   will  be
                                          "qualified   mortgages"   within   the
                                          meaning of Section  860G(a)(3)  of the
                                          Code.  In  addition,  interest  on the
                                          Class A  Certificates  will be treated
                                          as "interest on obligations secured by
                                          mortgages  on  real  property"   under
                                          Section   856(c)(3)(B)   of  the  Code
                                          generally  to  the  extent  that  such
                                          Class A  Certificates  are  treated as
                                          "real  estate  assets"  under  Section
                                          856(c)(4)(A) of the Code. Amounts held
                                          in the Trustee  Expense  Accounts  and
                                          the  Reserve   Accounts   may  not  be
                                          treated as assets

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          described in the foregoing sections of
                                          the Code.  In addition,  to the extent
                                          that  the  Mortgage  Loans   represent
                                          loans secured by mixed residential and
                                          commercial structures, such loans will
                                          be  treated  as  assets  described  in
                                          Section  7701(a)(19)(C)  of  the  Code
                                          only  if  the  residential  use of the
                                          property  securing  such loans exceeds
                                          80% of the property's  entire use. See
                                          "Certain     Federal     Income    Tax
                                          Consequences--REMICs--Characterization
                                          of Investments in REMIC  Certificates"
                                          in the Prospectus.

                                        Prospective  investors  are  advised  to
                                          consult   their   own   tax   advisors
                                          concerning   the  federal  income  tax
                                          characterization  of an  investment in
                                          the Certificates.

                                        For further  information  regarding  the
                                          federal  income  tax  consequences  of
                                          investing in the Class A Certificates,
                                          see   "Certain   Federal   Income  Tax
                                          Consequences"   herein   and   in  the
                                          Prospectus.

ERISA Considerations..................  A fiduciary of any employee benefit plan or other retirement  arrangement,  and
                                          any other entity that may be deemed to
                                          be investing  plan  assets,  including
                                          insurance  companies,  as  applicable,
                                          subject  to  the  Employee  Retirement
                                          Income   Security  Act  of  1974,   as
                                          amended ("ERISA"),  or Section 4975 of
                                          the Code should  carefully review with
                                          its   legal   advisors   whether   the
                                          purchase   or   holding   of  Class  A
                                          Certificates  could  give  rise  to  a
                                          transaction    prohibited    or    not
                                          otherwise  permissible  under ERISA or
                                          the Code. The U.S. Department of Labor
                                          has  issued   individual   exemptions,
                                          Prohibited Transaction Exemption 90-29
                                          to  Merrill  Lynch,  Pierce,  Fenner &
                                          Smith   Incorporated   and  Prohibited
                                          Transaction  Exemption  90-23  to J.P.
                                          Morgan     Securities     Inc.    (the
                                          "Exemptions"). It is believed that the
                                          Exemptions would generally exempt from
                                          the  application  of  certain  of  the
                                          prohibited  transaction  provisions of
                                          ERISA,   and  the  excise   taxes  and
                                          penalties  imposed on such  prohibited
                                          transactions  by Section  4975(a)  and
                                          (b) of the Code and Section  502(i) of
                                          ERISA,  transactions  relating  to the
                                          purchase,    sale   and   holding   of
                                          pass-through  certificates such as the
                                          Class A Certificates and the servicing
                                          and  operation  of asset pools such as
                                          the  Mortgage   Pool,   provided  that
                                          certain conditions are satisfied.  See
                                          "ERISA  Considerations"  herein and in
                                          the Prospectus.

Legal Investment......................  Although at their  initial  issuance the
                                          Class 1A-1 and Class 1A-2 Certificates
                                          will be rated Aaa by Moody's and "AAA"
                                          by  Standard & Poor's,  the Class 1A-1
                                          and Class 1A-2  Certificates  will not
                                          constitute      "mortgage      related
                                          securities"   for   purposes   of  the
                                          Secondary  Mortgage Market Enhancement
                                          Act of 1984 ("SMMEA") because Sub-Pool
                                          II includes  Mortgage  Loans which are
                                          secured by second liens.

                                        The   Class    2A-1   and   Class   2A-2
                                          Certificates   will   not   constitute
                                          "mortgage   related   securities"  for
                                          purposes  of SMMEA  until such time as
                                          the balance of the related Pre-Funding
                                          Account  is  reduced  to zero which is
                                          expected   to  occur   on  or   before
                                          December 23, 1998.  At such time,  the
                                          Class 2A-1 and Class 2A-2 Certificates
                                          will  constitute   "mortgage   related
                                          securities"  for  purposes of SMMEA so
                                          long as they  are  rated in one of the
                                          two highest  rating  categories  by at
                                          least   one   nationally    recognized
                                          statistical rating organization.

                                        Institutions whose investment activities
                                          are  subject to review by federal  and
                                          state  regulatory  authorities  should
                                          consult  with  their  counsel  or  the
                                          applicable  authorities  to  determine
                                          whether an  investment in any Class 1A
                                          or Class 2A Certificate  complies with
                                          applicable     guidelines,      policy
                                          statements or restrictions. See "Legal
                                          Investment"    herein   and   in   the
                                          Prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Class A Certificates:

Limited Liquidity

     There is currently no secondary market for the Class A Certificates. While the Underwriters currently intend to make a secondary market in the Class A Certificates, they are under no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will provide Holders of Class A Certificates with liquidity of investment or that it will continue for the life of the Class A Certificates. The Class A Certificates will not be listed on any securities exchange.

Difficulty In Pledging

     Since transactions in Class A Certificates can be effected only through DTC, Cedel or Euroclear, their Participants and Indirect Participants, the ability of a Certificate Owner to pledge a Class A Certificate to persons or entities that do not participate in the DTC, Cedel or Euroclear systems, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing such Certificates. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

Potential Delays In Receipt Of Distributions

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Class A Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through Indirect Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

Certain Risks Of The Mortgage Loans

     Group 1

     Approximately 19.00%, 14.39%, 8.80% and 6.21% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance, are located in New York, Florida, Pennsylvania and Michigan, respectively.

     Considerable uncertainty exists with respect to the regional economies and real estate markets. In addition, regardless of its location, manufactured housing generally depreciates in value. Accordingly, when coupled with a deteriorating real estate market in a particular region, the value of the mortgaged property improved by a manufactured home could be or become lower than the outstanding principal balance of the mortgage loans it secures.

     Approximately 3.68% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance, are secured by residential properties consisting of five or more dwelling units ("Multifamily Properties", and the related loans, "Multifamily Loans"). Approximately 1.11% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance, are secured by commercial properties ("Commercial Properties", and the related loans, "Commercial Loans"). Approximately 2.80% of the Group 1 Initial Mortgage Loans are secured by mixed residential and commercial structures ("Mixed Use Properties", and the related loans, "Mixed Use Loans"). Multifamily Loans, Commercial Loans and Mixed Use Loans are generally viewed as exposing the lender to a greater risk of loss than Mortgage Loans secured by one- to four-family residential properties, units in planned unit developments, individual condominium units or manufactured homes ("Single Family Properties", and the related loans, "Single Family Loans"). Multifamily lending, commercial lending and mixed use lending typically involves larger loans, and repayment is typically dependent upon the successful operation of the related mortgaged property. Income from and the market value of the mortgaged property would be adversely affected if space in the mortgaged property could not be leased, if tenants were unable to meet their obligations or if for any other reason rental payments could not be collected. Successful operation of an income-producing mortgaged property is dependent upon, among other factors, economic conditions generally and in the geographic area, operating costs and the performance of the management agent, if any. In some cases, that operation may be subject to circumstances outside the control of the borrower or lender, including but not limited to the quality or stability of surrounding neighborhoods, the development of competing properties or businesses, maintenance expenses (including energy costs), rent control or stabilization laws and changes in the tax laws. If the cash flow from a particular mortgaged property is reduced (for example, if leases are not renewed, if tenants default or if rental rates decline), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline. For further information regarding the primary risk to holders of Mortgage Loans secured by multifamily properties, commercial properties and mixed use properties, see "Risk Factors" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

     Approximately 4.08% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance are secured by a lien on real estate to which a Manufactured Home (as defined in the Prospectus) is deemed permanently affixed. Under the laws of most states, a Manufactured Home that has been permanently attached to its site becomes subject to real estate title and recording laws. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the Uniform Commercial Code or record a real estate mortgage or deed of trust under the real estate laws of the state where the home is located. Such filing or recordation must be made in the real estate records office of the county where the Manufactured Home is located. With respect to the Manufactured Home Loans, the Depositor records or causes to be recorded a real estate mortgage or deed of trust where the related Manufactured Home is located. The Depositor also obtains a manufactured housing unit (ALTA 7) endorsement from each title insurer of a Manufactured Home Loan stating that the insurer agrees that the related manufactured housing unit is included within the term "land" when used in the title policy. If however, the Manufactured Home is deemed not permanently attached to the real estate, under the laws of most states, it will be considered personal property and perfection of a security interest in such Manufactured Home is effected, depending on applicable state law, either by noting the security interest on the certificate of title for the Manufactured Home or by filing a financing statement under the Uniform Commercial Code with the office of the Secretary of State and, in some states, the office of the county clerk of the state where the home is located.
Consequently, if a determination is made that the Manufactured Home is considered personal property, other parties could obtain an interest in the Manufactured Home which is prior to the security interest retained by the Trust Fund. See "Certain Legal Aspects of Mortgage Loans - Contracts" in the Prospectus.

     Approximately 22.47% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance, are secured by second liens, and the related First Liens are not included in the Mortgage Pool. The weighted average of the Second Mortgage Ratios for Group 1 Initial Mortgage Loans secured by second liens on real property is approximately 31.85%. The "Second Mortgage Ratio" for each Group 1 Initial Mortgage Loan secured by a second lien is calculated as the outstanding principal balance of such Group 1 Initial Mortgage Loan as of the Cut-off Date divided by the sum of (i) the outstanding principal balance of the related First Lien at the time of origination of such Group 1 Initial Mortgage Loan and (ii) the outstanding principal balance as of the Cut-off Date of such Group 1 Initial Mortgage Loan. For further information regarding the primary risk to holders of Mortgage Loans secured by second liens see "Risk Factors--Risks Associated with the Mortgage Loans and Mortgaged Properties" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

     All of the Group 1 Initial Mortgage Loans have been originated since November 22, 1996. No Group 1 Initial Mortgage Loan has an unexpired term to maturity as of the Cut-off Date of less than approximately 59.00 months. The weighted average remaining term to maturity of the Group 1 Initial Mortgage Loans as of the Cut-off Date is approximately 242.92 months. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

     Approximately 25.42% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance, are Balloon Loans which provide for equal monthly payments, consisting of principal and interest, based on a 30-year amortization schedule, and a single payment of the remaining principal balance of the Balloon Loan at the end of the 15th year following origination. In addition, approximately 13.89% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance, are Periodic Payment Loans (as defined herein) the Mortgage Notes of which provide that the Mortgagors have the option, at any time during the term of the related Periodic Payment Loan, to use a limited number of payment vouchers provided to them at origination in order to defer payment of the principal portion of the corresponding Periodic Payment (as defined herein) and pay only the interest portion due on such payment date. Any principal deferred in such a manner will not result in an increase or reduction of the principal balance of the related Periodic Payment Loan on such payment date and will be due in full on the final maturity date of such Periodic Payment Loan, thus creating a balloon payment. Accordingly, the final payment due on the related Mortgage Note may be substantially greater than any other previous payment (depending on how many interest only vouchers are used by the Mortgagor). Because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans.

     Group 2

     Approximately 13.39%, 12.72%, 9.99%, 9.71% and 7.62% of the Group 2 Initial Mortgage Loans, by Original Group 2 Principal Balance, are located in New York, Pennsylvania, Colorado, Utah and New Jersey, respectively.

     Considerable uncertainty exists with respect to the regional economies and real estate markets. In addition, regardless of its location, manufactured housing generally depreciates in value. Accordingly, when coupled with a deteriorating real estate market in a particular region, the value of the mortgaged property improved by a manufactured home could be or become lower than the outstanding principal balance of the mortgage loan it secures.

     Approximately 3.90% of the Group 2 Initial Mortgage Loans, by Original Group 2 Principal Balance, are secured by a lien on real estate to which a Manufactured Home is permanently affixed. For a discussion of the risks associated with manufactured homes, see "--Certain Risks of The Mortgage Loans--Group 1" above.

     All of the Group 2 Initial Mortgage Loans have been originated since November 22, 1996. No Group 2 Initial Mortgage Loan has an unexpired term to maturity as of the Cut-off Date of less than approximately 178.00 months. The weighted average remaining term to maturity of the Group 2 Initial Mortgage Loans as of the Cut-off Date is approximately 357.25 months.

Underwriting Standards for Multifamily Loans, Commercial Loans, Mixed Use Loans and Manufactured Home Loans

     Under the Depositor's underwriting standards for Multifamily Loans, Commercial Loans and Mixed Use Loans, the critical factors in underwriting a Multifamily Loan, Commercial Loan or Mixed Use Loan are the ability of the Mortgaged Property to generate adequate cash flow to support the mortgage, operating expenses of the property, and to a lesser extent, the financial capabilities and managerial ability of the borrower. Therefore, changes in cash flow of the Multifamily Properties, Commercial Properties and Mixed Use Properties may have a greater effect on the delinquency, foreclosure and loss experience of the Multifamily Loans, Commercial Loans and Mixed Use Loans than on residential mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines. No assurance can be given that the values of the Multifamily Properties, Commercial Properties and the Mixed Use Properties have remained or will remain at the levels in effect on the dates of origination of the related Multifamily Loans, Commercial Loans and Mixed Use Loans. If the cash flow of the Multifamily Properties, Commercial Properties and Mixed Use Properties decline after the dates of origination of the Multifamily Loans, Commercial Loans and Mixed Use Loans, then the rates of delinquencies, foreclosures and losses on the Multifamily Loans, Commercial Loans and Mixed Use Loans may increase and such increase may be substantial.

     The mortgage loan programs pertaining to Multifamily Loans, Mixed Use Loans, Commercial Loans and Manufactured Home Loans described in "Description of the Mortgage Pool--Underwriting" in this Prospectus Supplement were recently implemented by the Depositor and have produced a relatively low total volume of mortgage loans. Because all of the Multifamily Loans, Mixed Use Loans, Commercial Loans and Manufactured Home Loans being sold to the Trust Fund were underwritten in accordance with these programs, the Depositor does not have historical delinquency, foreclosure or loss experience with respect to its Multifamily Loan, Mixed Use Loan, Commercial Loan or Manufactured Home Loan programs that may provide a basis for purposes of estimating the future delinquency, foreclosure or loss experience on mortgage loans similar to the Multifamily Loans, Mixed Use Loans, Commercial Loans and Manufactured Home Loans included in the Trust Fund.

The Subsequent Mortgage Loans

     The Subsequent Mortgage Loans may have characteristics different from those of the Initial Mortgage Loans in the related Group. However, each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to herein, as applicable, under "The Mortgage Pool--Group 1--Conveyance of Group 1 Subsequent Mortgage Loans and the Group 1 Pre-Funding Accounts" and "--Group 2--Conveyance of Group 2 Subsequent Mortgage Loans and the Group 2 Pre-Funding Accounts" at the time of its conveyance to the Trust Fund and be underwritten in accordance with the criteria set forth herein, as applicable, under "The Depositor--Underwriting Criteria--Group 1" and "--Group 2".

Mandatory Prepayment

     To the extent that amounts on deposit in the related Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the Trust Fund by the end of the Funding Period, the Holders of the related Class A Certificates will receive, pro rata, a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the related Pre-Funding
Account on the first Remittance Date following the termination of the Funding Period. Such prepayment, in general, will have the same effect on Class A Certificateholders as prepayments on the Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein and "Yield Considerations" in the Prospectus.

Certain Truth-In-Lending Considerations

     It is possible that some Mortgage Loans included in the Mortgage Pool will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10 percentage points greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400 (the $400 amount is adjusted annually based on changes in the Consumer Price Index for the prior year). The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. The Depositor will represent and warrant in the Pooling Agreement that each of the Mortgage Loans was originated in compliance with all applicable laws, including the Truth-in-Lending Act as amended. The Depositor, upon breaching any such representation and warranty, will be required by the Pooling Agreement to repurchase the related Mortgage Loan at a price equal to the principal amount thereof plus accrued interest thereon. The amount of such purchase price will be treated as a Principal Prepayment of the related Mortgage Loan.

                                THE MORTGAGE POOL

General

     The  statistical   information  presented  in  this  Prospectus  Supplement
describes only the Initial Mortgage Loans for each Group (and not the Subsequent Mortgage Loans) and is based on the related Group as of the Cut-off Date.

     Subsequent Mortgage Loans are intended to be purchased by the Trust Fund from the Depositor from time to time on or before December 23, 1998, from funds on deposit in the related Pre-Funding Account. The Initial Mortgage Loans and the Subsequent Mortgage Loans, if available, will be originated or purchased by the Depositor, and sold by the Depositor to the Trust Fund. The Pooling Agreement will provide that the Mortgage Loans in the related Groups, following the conveyance of the related Subsequent Mortgage Loans, must conform to certain specified characteristics described below under "--Group 1--Conveyance of Group 1 Subsequent Mortgage Loans and the Group 1 Pre-Funding Accounts" and "--Group 2--Conveyance of Group 2 Subsequent Mortgage Loans and the Group 2 Pre-Funding Accounts". Funds on deposit in the Sub-Pool I Pre-Funding Account will only be used to purchase Sub-Pool I Subsequent Mortgage Loans, funds on deposit in the Sub-Pool II Pre-Funding Account will only be used to purchase Sub-Pool II Subsequent Mortgage Loans, funds on deposit in the Sub-Pool III Pre-Funding Account will only be used to purchase Sub-Pool III Subsequent Mortgage Loans and funds on deposit in the Sub-Pool IV Pre-Funding Account will only be used to purchase Sub-Pool IV Subsequent Mortgage Loans. In the sole discretion of the Certificate Insurer, Subsequent Mortgage Loans with characteristics varying from those described herein may be purchased by the Trust Fund; provided, however, that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of the entire Mortgage Pool.

     Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it exists at the time the Certificates are issued, although the range of interest rates borne by the related Mortgage Notes ("Mortgage Rates") and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary as described herein.

Group 1

     Payments on the Group 1 Mortgage Loans

     Approximately 77.99% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance, provide for substantially equal monthly payments (except, in the case of a Balloon Loan, for the final monthly payment) that are allocated to principal and interest according to the daily simple interest method (the "Simple Interest Loans"). Each monthly payment with respect to substantially all of the Simple Interest Loans consists of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of the Simple Interest Loan multiplied by the stated note rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the last day interest was satisfied and the denominator of which is 365 days (the "Simple Interest Method"), as opposed to the customary method, on which 30 days of interest is owed each month irrespective of the day on which the payment is received. As payments are received, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a Mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, if the next succeeding payment is made on the due date, a greater amount will be allocated to interest than would be the case if the previous payment had also been on the due date.

     Conversely, if a Mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the Simple Interest Loan will amortize in the manner described in the preceding paragraph. However, if the Mortgagor consistently makes scheduled payments after the scheduled due date the Simple Interest Loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the Simple Interest Loan.

     With respect to the Simple Interest Loans, the Mortgagor is required to pay interest only to the date of prepayment in the case of Principal Prepayments and Curtailments.

     Approximately 13.89% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance provide for substantially equal payments to be made every 28 days (each, a "Periodic Payment" and each such loan, a "Periodic Payment Loan"). Each Periodic Payment consists of an installment of interest which is calculated according to the customary method, applied on a 28/364 day basis, so that each payment is applied first to accrued and unpaid interest as if the payment were made on its due date, regardless of when the payment is actually received, and the remainder, if any, to the unpaid principal balance. Although partial prepayments of principal on Periodic Payment Loans are applied on scheduled Periodic Payment dates, with no resulting reduction in interest payable for the period in which the partial prepayment is made, the related Mortgagors are required to pay interest only to the date of prepayment if accompanied by a prepayment of principal in full. In addition, approximately 13.89% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance, are Periodic Payment Loans the Mortgage Notes of which provide that the Mortgagors have the option at any time during the term of the related Periodic Payment Loan, to use a limited number of payment vouchers provided to them at origination in order to defer payment of the principal portion of the corresponding Periodic Payment and pay only the interest portion due on such payment date. Any principal deferred in such a manner will be due in full on the maturity date of the related Periodic Payment Loan.

     Approximately 7.67% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance, are Mortgage Loans for which the Mortgagor has elected, pursuant to the terms of the related Mortgage Note, to defer the first and second payment due (a "Deferred Payment") on the related payment date thereunder ("Deferred Payment Loans") and the principal balance conveyed to the Trust Fund has been reduced by the principal amount so deferred. If the Mortgagor has not prepaid the loan before a certain date and the maturity date is not otherwise accelerated by the Servicer, such Deferred Payments will be forgiven. On the Closing Date and, if necessary, on any Subsequent Transfer Date, the Depositor will deposit into the Group 1 Interest Coverage Account an amount to be applied by the Trustee to cover the interest portion of Deferred Payments. To the extent such Deferred Payments are not forgiven, the Servicer will retain Deferred Payments collected for payment to the Depositor as part of the Depositor's Yield.

     Approximately 0.63% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance, provide that the Mortgage Rate stated in the related Mortgage Note will be reduced by 2% during the first twelve month period of the loan, and reduced by 1% during the second twelve month period of the loan, after which such stated Mortgage Rate will apply (each such loan, a "Temporary Buydown Loan").

     The initial Group 1 (the "Initial Group 1") consists of the Group 1 Initial Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting all payments of principal due or deferred on or before such date, of $146,225,367.34 (the "Original Group 1 Principal Balance"). The Group 1 Initial Mortgage Loans consist of conventional, fixed-rate Mortgage Loans secured by first or second liens on one- to four-family residential properties, units in planned unit developments, individual condominium units and manufactured homes ("Single Family Properties"), residential properties consisting of five or more dwelling units ("Multifamily Properties"), commercial properties ("Commercial Properties") and mixed residential and commercial structures ("Mixed Use Properties"; collectively with Single Family Properties, Commercial Properties and Multifamily Properties, the "Mortgaged Properties"), with original terms to maturity of up to 360 months. Approximately 70.85% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance, were originated and underwritten by the Depositor and the remainder of the Group 1 Initial Mortgage Loans were purchased and re-underwritten by the Depositor. In each case the underwriting was performed in accordance with the criteria set forth under "The Depositor--Underwriting Criteria--Group 1" herein. The predecessor of the Depositor began originating and purchasing mortgage loans pursuant to its Fixed Rate Mortgage Program in 1985. The Depositor began originating and purchasing mortgage loans pursuant to its Fixed Rate Mortgage Program-Multifamily and Mixed Use Properties in September 1994, pursuant to its Manufactured Home Loan Program in March 1997 and pursuant to its Commercial Property Program in August 1997. See "The Depositor--Loan Origination History" herein.

     The initial Sub-Pool I (the "Initial Sub-Pool I") of the Group 1 Initial Mortgage Loans consists of fixed-rate Mortgage Loans secured by first liens on one-family properties with original balances conforming to Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") guidelines. The initial

Sub-Pool I will have an aggregate principal balance as of the Cut-off Date, after deducting all payments of principal due or deferred on or before such date, of $31,005,113.86 (the "Original Sub-Pool I Principal Balance"). The initial Sub-Pool II (the "Initial Sub-Pool II") of the Group 1 Initial Mortgage Loans consists of fixed-rate Mortgage Loans secured by first or second liens on Single Family Properties, Multifamily Properties, Commercial Properties and Mixed-Use Properties. The Initial Sub-Pool II will have an aggregate principal balance as of the Cut-off Date, after deducting all payments of principal due or deferred on or before such date of $115,220,253.48 (the "Original Sub-Pool II Principal Balance").

     Approximately 28.52% of the Sub-Pool II Initial Mortgage Loans, by Original Sub-Pool II Principal Balance, are secured by second liens with a First Lien on the related underlying Mortgaged Property. The related First Liens are not included in Sub-Pool II. With respect to the remainder of the Sub-Pool II Initial Mortgage Loans there exists no other mortgage lien senior to that of such Sub-Pool II Initial Mortgage Loans. None of the Sub-Pool I Initial Mortgage Loans will be secured by second liens.

     As of the Cut-off Date, none of the Group 1 Initial Mortgage Loans were contractually delinquent for thirty or more days (two or more payments missed). Since the origination of the Group 1 Mortgage Loans, two Group 1 Initial Mortgage Loans have been contractually delinquent for thirty days (two payments missed) on one occasion prior to the Cut-off Date.

     Each Group 1 Initial Mortgage Loan was originated on or after November 22, 1996.

     As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Initial Mortgage Loans is approximately 10.476% per annum. All of the Group 1 Initial Mortgage Loans have Mortgage Rates as of the Cut-off Date ranging from approximately 7.125% to 15.500%.

     In addition, the Group 1 Initial Mortgage Loans will have the following characteristics as of the Cut-off Date (expressed, where applicable, as a percentage of the Original Group 1 Principal Balance or the related Original Sub-Pool Principal Balance):

          None of the Sub-Pool I Initial Mortgage Loans will have had a first payment date prior to November 1, 1997 and none of the Sub-Pool I Initial Mortgage Loans will have a remaining term to maturity of less than approximately 72 months. The latest maturity date of any of the Sub-Pool I Initial Mortgage Loans will be September 1, 2028.

          Approximately 26.51% of the Sub-Pool I Initial Mortgage Loans will be Mortgage Loans the proceeds of which were used to purchase a Mortgaged Property. The proceeds of not more than approximately 5.64% of the Sub-Pool I Initial Mortgage Loans will be used to refinance an existing mortgage loan and not more than approximately 67.85% of the Sub-Pool I Initial Mortgage Loans will be cash-out loans.

          No more than approximately 0.91% of the Sub-Pool I Initial Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

          Approximately 100% of the Sub-Pool I Initial Mortgage Loans will be secured by attached or detached one-family dwelling units.

          Based on representations of Mortgagors at origination, approximately 5.77% of the Sub-Pool I Initial Mortgage Loans will be secured by investor properties and approximately 94.23% of the Sub-Pool I Initial Mortgage Loans will be secured by owner-occupied properties.

          Approximately 22.59% of the Sub-Pool I Initial Mortgage Loans are Balloon Loans.

          Approximately  19.69% of the  Sub-Pool  I Initial  Mortgage  Loans are
     Periodic Payment Loans which allow the Mortgagor to use a number of interest only payment vouchers and which, if used, may create a balloon payment.

          None of the Sub-Pool I Initial Mortgage Loans provide for negative amortization.

          None of the Sub-Pool I Initial Mortgage Loans will be insured by any primary mortgage insurance policy.

          None of the Sub-Pool II Initial Mortgage Loans will have had a first payment date prior to December 22, 1996 and none of the Sub-Pool II Initial Mortgage Loans will have a remaining term to maturity of less than approximately 59 months. The latest maturity date of any of the Sub-Pool II Initial Mortgage Loans will be September 1, 2028.

          Approximately 18.38% of the Sub-Pool II Initial Mortgage Loans will be Mortgage Loans the proceeds of which were used to purchase a Mortgaged Property. The proceeds of not more than approximately 6.39% of the Sub-Pool II Initial Mortgage Loans will be used to refinance an existing mortgage loan and not more than approximately 75.23% of the Sub-Pool II Initial Mortgage Loans will be cash-out loans.

          No more than approximately 0.78% of the Sub-Pool II Initial Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

          Approximately 69.15% of the Sub-Pool II Initial Mortgage Loans will be secured by attached or detached one-family dwelling units. Approximately 2.32% of the Sub-Pool II Initial Mortgage Loans will be secured by units in condominiums. Approximately 5.17% of the Sub-Pool II Initial Mortgage Loans will be secured by Manufactured Homes. Approximately 1.21% of the Sub-Pool II Initial Mortgage Loans will be secured by units in planned unit developments. No more than approximately 12.51% of the Sub-Pool II Initial Mortgage Loans will be secured by units in properties consisting of two- to four-family dwelling units. Approximately 4.67% of the Sub-Pool II Initial Mortgage Loans will be secured by Multifamily Properties. Approximately 1.41% of the Sub-Pool II Initial Mortgage Loans will be secured by Commercial Properties and no more than approximately 3.56% of the Sub-Pool II Initial Mortgage Loans will be secured by Mixed Use Properties.

          Based on representations of Mortgagors at origination, approximately 24.84% of the Sub-Pool II Initial Mortgage Loans will be secured by investor properties and approximately 87.61% of the Sub-Pool II Initial Mortgage Loans will be secured by owner-occupied properties. The apparent discrepancy in these percentages results from there being approximately 12.45% of the Sub-Pool II Initial Mortgage Loans that are secured by (a) units in properties consisting of two- to four-family dwelling units, (b) Multifamily Properties and Mixed Use Properties partially occupied by the Mortgagor as the Mortgagor's primary residence and partially rented out as investor property, and (c) Commercial Properties partially operated by the Mortgagor as the Mortgagor's primary place of business.

          Approximately 26.18% of the Sub-Pool II Initial Mortgage Loans are Balloon Loans.

          Approximately 12.33% of the Sub-Pool II Initial Mortgage Loans are Periodic Payment Loans which may become Balloon Loans.

          None of the Sub-Pool II Initial Mortgage Loans provide for negative amortization.

          None of the Sub-Pool II Initial Mortgage Loans will be insured by any primary mortgage insurance policy.

     The principal balances of the Group 1 Mortgage Loans as set forth in the following tables are as reduced by the principal portion of any Deferred Payments.

     The following table sets forth the Range of Principal Balances of the Group 1 Initial Mortgage Loans as of the Cut-off Date:


                                                              Group 1

                                                                               Percent by              Number of
                                                            Principal           Principal               Mortgage
  Range of Principal Balance                                 Balance             Balance                 Loans
  --------------------------                                 -------             -------                 -----
$       0.01  -  $  10,000.00                            $    147,780.97           0.10%                   15
$  10,000.01  -  $  20,000.00                               4,399,334.41           3.01                   273
$  20,000.01  -  $  30,000.00                               8,884,515.47           6.08                   350
$  30,000.01  -  $  40,000.00                              11,114,417.97           7.60                   316
$  40,000.01  -  $  50,000.00                              12,325,284.48           8.43                   272
$  50,000.01  -  $  60,000.00                              13,130,047.06           8.98                   238
$  60,000.01  -  $  70,000.00                              11,228,351.14           7.68                   172
$  70,000.01  -  $  80,000.00                              11,446,498.62           7.83                   153
$  80,000.01  -  $  90,000.00                               9,335,755.03           6.38                   110
$  90,000.01  -  $ 100,000.00                               7,192,732.44           4.92                    75
$ 100,000.01  -  $ 110,000.00                               7,294,093.33           4.99                    69
$ 110,000.01  -  $ 120,000.00                               6,685,705.86           4.57                    58
$ 120,000.01  -  $ 130,000.00                               5,002,843.10           3.42                    40
$ 130,000.01  -  $ 140,000.00                               3,365,387.05           2.30                    25
$ 140,000.01  -  $ 150,000.00                               3,213,131.74           2.20                    22
$ 150,000.01  -  $ 160,000.00                               3,724,342.13           2.55                    24
$ 160,000.01  -  $ 170,000.00                               3,159,233.75           2.16                    19
$ 170,000.01  -  $ 180,000.00                               2,476,545.56           1.69                    14
$ 180,000.01  -  $ 190,000.00                               1,494,092.64           1.02                     8
$ 190,000.01  -  $ 200,000.00                               2,152,774.19           1.47                    11
$ 200,000.01  -  $ 250,000.00                               7,271,684.50           4.97                    33
$ 250,000.01  -  $ 300,000.00                               4,304,647.64           2.94                    16
$ 300,000.01  -  $ 350,000.00                               1,273,954.22           0.87                     4
$ 350,000.01  -  $ 400,000.00                                 789,500.00           0.54                     2
$ 400,000.01  -  $ 450,000.00                               1,231,214.04           0.84                     3
$ 450,000.01  -  $ 500,000.00                               1,426,500.00           0.98                     3
$ 550,000.01  -  $ 600,000.00                                 595,000.00           0.41                     1
$ 650,000.01  -  $ 700,000.00                                 660,000.00           0.45                     1
$ 850,000.01  -  $ 900,000.00                                 900,000.00           0.62                     1
                                                         ---------------         ------                 -----
Totals..............................                     $146,225,367.34         100.00%                2,328
                                                         ===============         ======                 =====

     As of the Cut-off Date, the average principal balance is (a) $62,811.58 for the Group 1 Initial Mortgage Loans, (b) $67,993.67 for the Sub-Pool I Initial Mortgage Loans, and (c) $61,549.28 for the Sub-Pool II Initial Mortgage Loans. The lowest and highest principal balances of the Group 1 Initial Mortgage Loans, as of the Cut-off Date, are $9,000.00 and $900,000.00, respectively. The lowest and highest principal balances of the Sub-Pool I Initial Mortgage Loans, as of the Cut-off Date, are $9,945.46 and $220,500.00, respectively. The lowest and highest principal balances of the Sub-Pool II Initial Mortgages, as of the Cut-off Date, are $9,000.00 and $900,000.00, respectively.

     The average principal balance of the Group 1 Initial Mortgage Loans at origination was approximately $62,884.20. No Group 1 Initial Mortgage Loan had a principal balance at origination of less than $9,000.00 or greater than $900,000.00. The average principal balance of the Sub-Pool I Initial Mortgage Loans and the Sub-Pool II Initial Mortgage Loans at origination was $68,089.69 and $61,616.20, respectively. No Sub-Pool I Initial Mortgage Loan had a principal balance at origination of less than $10,000.00 or greater than $220,500.00. No Sub-Pool II Initial Mortgage Loan had a principal balance at origination of less than $9,000.00 or greater than $900,000.00.

     The following table sets forth the Geographic Distribution of the Group 1 Initial Mortgage Loans as of the Cutoff Date:

                                     Group 1

                                                       Percent by     Number of
                                     Principal          Principal      Mortgage
Geographic Distribution               Balance            Balance        Loans
-----------------------               -------            -------        -----
Alabama                           $    516,772.88          0.35%           10
Arizona                              1,977,197.78          1.35            50
Arkansas                               262,566.95          0.18             5
California                           5,259,474.53          3.60            63
Colorado                             3,465,164.72          2.37            60
Connecticut                          6,732,575.06          4.60            74
Delaware                               597,816.22          0.41            10
District of Columbia                   974,211.88          0.67             9
Florida                             21,044,511.23         14.39           456
Georgia                              2,976,374.65          2.04            48
Idaho                                  363,464.96          0.25             9
Illinois                             4,677,693.64          3.20            55
Indiana                              2,404,204.08          1.64            53
Kansas                                  62,200.00          0.04             3
Kentucky                               235,562.60          0.16             3
Louisiana                              163,500.00          0.11             2
Maryland                             5,050,951.16          3.45            58
Massachusetts                        2,045,164.78          1.40            29
Michigan                             9,087,812.06          6.21           166
Minnesota                              895,011.64          0.61            18
Mississippi                            196,952.19          0.14             5
Missouri                                80,948.01          0.06             3
Nevada                                  34,907.21          0.02             2
New Hampshire                        2,205,845.14          1.51            17
New Jersey                           6,454,932.69          4.42            77
New Mexico                             288,220.81          0.20             7
New York                            27,778,392.39         19.00           282
North Carolina                       2,973,357.04          2.03            48
North Dakota                           119,379.67          0.08             3
Ohio                                 4,664,520.37          3.19            81
Oklahoma                               251,891.04          0.17             8
Oregon                               2,715,217.55          1.86            47
Pennsylvania                        12,861,231.78          8.80           251
Rhode Island                         1,058,940.12          0.72            13
South Carolina                       2,388,531.78          1.63            51
South Dakota                            35,350.10          0.02             2
Tennessee                            1,995,195.13          1.37            37
Texas                                2,098,950.63          1.44            37
Utah                                 2,498,316.09          1.71            55
Virginia                             1,635,617.86          1.12            30
Washington                           3,189,627.97          2.18            57
West Virginia                          106,225.00          0.07             2
Wisconsin                            1,800,585.95          1.23            32
                                  ---------------        ------         -----
Totals ........................   $146,225,367.34        100.00%        2,328
                                  ===============        ======         =====

     The following table sets forth the original Combined Loan-to-Value Ratios (as defined below) of the Group 1 Initial Mortgage Loan as of the Cut-off Date:

                                     Group 1

                                                        Percent by    Number of
 Original Combined                   Principal          Principal      Mortgage
Loan-to-Value Ratio                   Balance            Balance        Loans
                                  ---------------       ----------    ----------
  10.01% - 15.00%                 $      9,947.51          0.01%            1
  15.01% - 20.00%                      248,412.85          0.17             8
  20.01% - 25.00%                      173,963.04          0.12             8
  25.01% - 30.00%                      175,444.53          0.12             7
  30.01% - 35.00%                      469,885.74          0.32            14
  35.01% - 40.00%                    1,403,818.76          0.96            26
  40.01% - 45.00%                    1,776,931.22          1.22            27
  45.01% - 50.00%                    2,384,068.14          1.63            43
  50.01% - 55.00%                    2,656,247.28          1.82            44
  55.01% - 60.00%                    4,027,801.16          2.75            58
  60.01% - 65.00%                    7,419,168.95          5.07           109
  65.01% - 70.00%                   16,375,286.50         11.20           203
  70.01% - 75.00%                   15,837,254.94         10.83           248
  75.01% - 80.00%                   33,705,079.52         23.05           553
  80.01% - 85.00%                   29,586,802.50         20.23           518
  85.01% - 90.00%                   29,975,254.70         20.50           461
                                  ---------------        ------         -----
Totals ......................     $146,225,367.34        100.00%        2,328
                                  ===============        ======         =====

     At origination, (a) no Group 1 Initial Mortgage Loan had a Combined Loan-to-Value Ratio ("CLTV") exceeding 90.00%, (b) no Sub-Pool I Initial Mortgage Loan had a CLTV exceeding 90.00% and (c) no Sub-Pool II Initial
Mortgage Loan had a CLTV exceeding 90.00%. The weighted average CLTV of the Group 1 Initial Mortgage Loans, as of the Cut-off Date, was approximately 77.01%. As of the Cut-off Date, the weighted average CLTV of the Sub-Pool I Initial Mortgage Loans was approximately 77.37%, and the weighted average CLTV of the Sub-Pool II Initial Mortgage Loans was approximately 76.92%.

     The original "CLTVs" shown on the table above are equal, with respect to each Group 1 Initial Mortgage Loan, to (i) the sum of (a) the original principal balance of such Mortgage Loan at the date of origination plus (b) the then outstanding principal balance of any related First Lien, divided by (ii) the Collateral Value of the related Mortgaged Property. The "Collateral Value" of a Mortgaged Property is the lesser of (x) the appraised value based on an appraisal made by or for the originator of the Initial Mortgage Loan by an independent fee appraiser (or, in certain instances, by a licensed in-house appraiser of the Depositor) at the time of the origination of such Initial Mortgage Loan and (y) the sales price of such Mortgaged Property at such time of origination. With respect to an Initial Mortgage Loan for which the proceeds were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the related Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     The following table sets forth the Mortgage Rates borne by the Mortgage Notes relating to the Group 1 Initial Mortgage Loans as of the Cut-off Date:

                                     Group 1

                                                       Percent by      Number of
                                     Principal          Principal      Mortgage
   Mortgage Rates                     Balance            Balance        Loans
   --------------                 ---------------      -----------    ----------
   7.000 -  7.249%                $    418,014.40          0.29%            5
   7.250 -  7.499%                   1,615,341.70          1.10            15
   7.500 -  7.749%                   1,321,508.74          0.90            20
   7.750 -  7.999%                   4,851,662.57          3.32            53
   8.000 -  8.249%                   3,289,461.90          2.25            40
   8.250 -  8.499%                   3,882,616.41          2.66            50
   8.500 -  8.749%                   6,826,871.22          4.67            88
   8.750 -  8.999%                   6,268,210.06          4.29            79
   9.000 -  9.249%                   3,266,938.00          2.23            56
   9.250 -  9.499%                   7,258,848.62          4.96           106
   9.500 -  9.749%                   9,123,201.83          6.24           134
   9.750 -  9.999%                   9,685,190.99          6.62           153
  10.000 - 10.249%                   6,463,253.79          4.42           117
  10.250 - 10.499%                   8,128,510.10          5.56           145
  10.500 - 10.749%                  10,047,842.35          6.87           149
  10.750 - 10.999%                   9,798,921.08          6.70           164
  11.000 - 11.249%                   7,078,000.78          4.84           121
  11.250 - 11.499%                   7,696,985.36          5.26           125
  11.500 - 11.749%                   7,816,655.07          5.35           132
  11.750 - 11.999%                   6,192,697.11          4.24           106
  12.000 - 12.249%                   5,558,258.04          3.80           100
  12.250 - 12.499%                   4,652,170.53          3.18            84
  12.500 - 12.749%                   3,969,136.48          2.71            82
  12.750 - 12.999%                   3,542,839.52          2.42            67
  13.000 - 13.249%                   1,762,783.47          1.21            42
  13.250 - 13.499%                   1,829,608.65          1.25            28
  13.500 - 13.749%                     964,287.67          0.66            20
  13.750 - 13.999%                     619,147.54          0.42            13
  14.000 - 14.249%                     521,461.05          0.36            11
  14.250 - 14.499%                   1,135,494.44          0.78            11
  14.500 - 14.749%                     271,861.30          0.19             9
  15.250 - 15.499%                     288,000.00          0.20             2
  15.500 - 15.749%                      79,586.57          0.05             1
                                  ---------------        ------         -----
Totals..........................  $146,225,367.34        100.00%        2,328
                                  ===============        ======         =====

     As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Initial Mortgage Loans was approximately 10.476% per annum and ranged from 7.125% to 15.500%. As of the Cut-off Date, the weighted average Mortgage Rate of the Sub-Pool I Initial Mortgage Loans and the Sub-Pool II Initial Mortgage Loans was approximately

10.395% and 10.497% per annum, respectively. As of the Cut-off Date, the Mortgage Rates with respect to the Sub-Pool I Initial Mortgage Loans ranged from 8.150% to 14.500% and the Mortgage Rates with respect to the Sub-Pool II Initial Mortgage Loans ranged from 7.125% to 15.500%.


     The following table sets forth the number of Remaining Months to Maturity of the Group 1 Initial Mortgage Loans as of the Cut-off Date:

                                     Group 1

                                                       Percent by      Number of
                                     Principal          Principal       Mortgage
Remaining Months to Maturity          Balance            Balance         Loans
----------------------------      ---------------      -----------     ---------

   48.01 -  60.00                 $    290,073.71          0.20%           11
   60.01 -  72.00                       19,526.21          0.01             1
   72.01 -  84.00                      208,758.32          0.14             5
   84.01 -  96.00                      484,570.68          0.33            11
   96.01 - 108.00                      275,912.00          0.19             7
  108.01 - 120.00                    4,036,948.90          2.76           107
  120.01 - 132.00                      667,418.12          0.46            16
  132.01 - 144.00                      290,384.09          0.20             7
  144.01 - 156.00                      355,738.79          0.24             8
  156.01 - 168.00                      311,766.92          0.21             6
  168.01 - 180.00                   65,271,379.90         44.64         1,131
  180.01 - 192.00                      814,210.34          0.56            17
  192.01 - 204.00                       63,289.75          0.04             2
  204.01 - 216.00                      333,794.21          0.23             4
  216.01 - 228.00                      924,800.02          0.63            15
  228.01 - 240.00                   23,501,027.48         16.07           389
  240.01 - 252.00                      667,923.40          0.46            12
  264.01 - 276.00                       89,970.40          0.06             1
  276.01 - 288.00                      421,311.15          0.29             6
  288.01 - 300.00                    4,071,192.65          2.79            46
  300.01 - 312.00                      384,576.12          0.26             6
  312.01 - 324.00                       16,586.54          0.01             1
  348.01 - 359.00                   22,382,360.67         15.31           269
  359.01 - 360.00                   19,984,734.33         13.67           245
  360.01 - 360.50                      357,112.64          0.24             5
                                  ---------------        ------         -----
Totals.........................   $146,225,367.34        100.00%        2,328
                                  ===============        ======         =====

     As of the Cut-off Date, the weighted average  remaining term to maturity of
(a) the Group 1 Initial Mortgage Loans will be approximately 242.93 months, (b) the Sub-Pool I Initial Mortgage Loans will be approximately 267.03 months and
(c) the Sub-Pool II Initial Mortgage Loans will be approximately 236.44 months.


     The following table sets forth the distribution of the Group 1 Initial Mortgage Loans by the Depositor's Underwriting Class as of the Cut-off Date:

                                     Group 1

                                                         Percent by   Number of
                                           Principal      Principal    Mortgage
Underwriting Class                          Balance        Balance      Loans
                                        ---------------  ----------   ----------
AAA                                     $  4,426,015.87       3.03%        62
AA                                        32,576,468.29      22.28        423
ANIV                                      21,264,102.60      14.54        318
I                                         45,748,396.49      31.29        717
II                                        13,388,732.79       9.16        266
IIB                                        6,530,214.33       4.46        137
III                                        4,494,764.96       3.07         76
III-SE                                     4,667,110.42       3.19         68
IV                                        12,140,093.49       8.30        241
V                                            989,468.10       0.68         20
                                        ---------------     ------      -----
Totals                                  $146,225,367.34     100.00%     2,328
                                        ===============     ======      =====

     The following table sets forth the Property Types of the Group 1 Initial Mortgage Loans:

                                     Group 1

                                                         Percent by   Number of
                                           Principal      Principal   Mortgage
        Property Types                      Balance        Balance     Loans
                                        ---------------   ----------   ---------
Single Family (attached/detached)      $110,678,956.32      75.69%     1,886
Condominium                               2,671,925.29       1.83         50
Two-to-Four Family                       14,415,017.58       9.86        169
Planned Unit Development                  1,394,204.47       0.95         25
Manufactured Homes                        5,962,064.44       4.08        132
Multi Family                              5,375,128.57       3.68         34
Mixed Use                                 4,101,201.30       2.80         22
Commercial Properties                     1,626,869.37       1.11         10
                                       ---------------     ------      -----
Totals                                 $146,225,367.34     100.00%     2,328
                                       ===============     ======      =====

         Conveyance of Group 1 Subsequent Mortgage Loans and the Group 1
                              Pre-Funding Accounts

     Under the Pooling Agreement, following the initial issuance of the Certificates, the Depositor has committed to sell, and the Trust Fund will be obligated to purchase from the Depositor, on or before December 23, 1998, subject to the availability thereof, additional conventional, fixed-rate residential Mortgage Loans (the "Group 1 Subsequent Mortgage Loans") secured by first or second liens on Single Family Properties, Multifamily Properties, Commercial Properties and Mixed Use Properties which will be originated and underwritten or purchased and re-underwritten by the Depositor. In each case the underwriting will be performed in accordance with the criteria set forth herein under "The Depositor--Underwriting Criteria--Group 1". Group 1 Subsequent
Mortgage Loans will be transferred to the Trust Fund pursuant to Subsequent Transfer Instruments (the "Group 1 Subsequent Transfer Instruments") between the

Depositor and the Trustee. In connection with the purchase of Group 1 Subsequent Mortgage Loans on such dates of transfer (the "Group 1 Subsequent Transfer Dates"), the Trust Fund will be required to pay the Depositor from amounts on deposit in the related Pre-Funding Account a cash purchase price of 100% of the principal balance thereof as already reduced by the principal portion of any Deferred Payments. The Depositor will designate the close of business on the day prior to the related Group 1 Subsequent Transfer Date as the cut-off date (a
"Group 1 Subsequent Cut-off Date") with respect to the related Subsequent Mortgage Loans purchased on such date and, as a result, the Trust Fund will not be required to pay accrued interest with respect thereto. Therefore, the aggregate principal balance of the related Sub-Pool after the Closing Date will increase by an amount equal to the aggregate principal balance of the related Group 1 Subsequent Mortgage Loans so purchased and the amount in the related Pre-Funding Account will decrease accordingly.

     With respect to Group 1, the Trustee will establish two Pre-Funding Accounts (the"Sub-Pool I Pre-Funding Account" and the "Sub-Pool II Pre-Funding Account"; collectively, the "Group 1 Pre-Funding Account") into which it will deposit upon receipt from the Depositor $20,510,037.66 into the Sub-Pool I Pre-Funding Account (the "Original Sub-Pool I Pre-Funded Amount") and $74,678,736.44 into the Sub-Pool II Pre-Funding Account (the "Original Sub-Pool II Pre-Funded Amount", together with the Original Sub-Pool I Pre-Funded Amount, the "Original Group 1 Pre-Funded Amount"), to be used to purchase the Group 1 Subsequent Mortgage Loans. The Original Group 1 Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Group 1 Subsequent Mortgage Loans in accordance with the Pooling Agreement (on any date of determination, the Original Group 1 Pre-Funded Amount as so reduced, the "Group 1 Pre-Funded Amount"). During the period (the "Group 1 Funding Period") from the Closing Date until the earlier of (i) the date on which the amounts on deposit in the Group 1 Pre-Funding Accounts are zero or (ii) December 23, 1998, the related Group 1 Pre-Funded Amount will be maintained in the related Group 1 Pre-Funding Account.

     Any conveyance of Group 1 Subsequent Mortgage Loans on a Group 1 Subsequent Transfer Date is subject to certain conditions including, but not limited to:
(a) each such Group 1 Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Group 1 Subsequent Transfer Instrument and the Pooling Agreement; (b) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Certificateholders; (c) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; (d) as of the respective Subsequent Cut-off Date, the Group 1 Subsequent Mortgage Loans will satisfy the following criteria: (i) such Group 1 Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Group 1 Subsequent Cut-off Date; (ii) the original term to maturity of such Subsequent Mortgage Loan will not be less than 60 months and will not exceed 360 months; (iii) such Subsequent Mortgage Loan may not provide for negative amortization; (iv) such Subsequent Mortgage Loan will have a Mortgage Rate not less than 8.150% for Sub-Pool I or 7.125% for Sub-Pool II; (v) such Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under "The Depositor--Underwriting Criteria--Group 1" herein; (vi) such Subsequent Mortgage Loan will have been serviced by the Servicer since origination or purchase by the Depositor; (vii) such Subsequent Mortgage Loan will not have a Combined Loan-to-Value Ratio greater than 90%; and (viii) such Subsequent Mortgage Loans will have (A) as of the end of the Group 1 Funding Period, a weighted average number of months since origination of not over 4 months and (B) not over 20% by aggregate principal balance with a first payment date no later than February 1, 1999. In addition, following the purchase of any Group 1 Subsequent Mortgage Loan by the Trust Fund, the Sub-Pool I Mortgage Loans (including the related Group 1 Subsequent Mortgage Loans) as of the end of the Group 1 Funding Period will: (i) have a weighted average Mortgage Rate of at least 10%; (ii) have a weighted average remaining term to stated maturity of not more than 290 months and not less than 200 months; (iii) have a weighted average Combined Loan-to-Value Ratio of not more than 81%; (iv) have not in excess of 35% by aggregate principal balance of Sub-Pool I Mortgage Loans that are Balloon Loans; (v) have no Sub-Pool I Mortgage Loan with a principal balance in excess of $227,150; (vi) not have in excess of 12% by aggregate principal balance of Sub-Pool I Mortgage Loans secured by non-owner occupied Mortgaged Properties;
(vii) not have a concentration of Mortgaged Properties in a single zip code in excess of 5% by aggregate principal balance of Sub-Pool I Mortgage Loans; (viii) not have any Sub-Pool I Mortgage Loans secured by Mortgaged Properties that are condominiums; (ix) have 100% by aggregate principal balance of Sub-Pool I Mortgage Loans secured by fee simple interests in attached or detached Single Family Properties; (x) not have any Sub-Pool I Mortgage Loans secured by Multifamily Properties, Commercial Properties and Mixed Use Properties; (xi) not have any Sub-Pool I Mortgage Loans secured by Manufactured Homes; and (xii) be secured by a first priority lien on the related Mortgaged Property. In addition, following the purchase of any Group 1 Subsequent Mortgage Loan by the Trust Fund, the Sub-Pool II Mortgage Loans (including the related Group 1 Subsequent Mortgage Loans) as of the end of the Group 1 Funding Period will: (i) have a weighted average Mortgage Rate of at least 10%; (ii) have a weighted average remaining term to stated maturity of not more than 263 months and not less than 195 months; (iii) have a weighted average Combined Loan-to-Value Ratio of not more than 82%; (iv) have not in excess of 35% by aggregate principal balance of Sub-Pool II Mortgage Loans that are Balloon Loans; (v) have no Sub-Pool II Mortgage Loan with a principal balance in excess of $950,000; (vi) not have in excess of 22% by aggregate principal balance of Sub-Pool II Mortgage Loans secured by non-owner occupied Mortgaged Properties; (vii) not have a concentration of Mortgaged Properties in a single zip code in excess of 5% by aggregate principal balance of Sub-Pool II Mortgage Loans; (viii) not have in excess of 4% by aggregate principal balance of Sub-Pool II Mortgage Loans secured by Mortgaged Properties that are condominiums; (ix) have at least 56% by aggregate principal balance of Sub-Pool II Mortgage Loans secured by fee simple interests in attached or detached Single Family Properties (including units in planned unit developments); (x) not have in excess of 25% by aggregate principal balance of Sub-Pool II Mortgage Loans secured by Multifamily Properties, Commercial Properties and Mixed Use Properties; and (xi) not have in excess of 12% by aggregate principal balance of Sub-Pool II Mortgage Loans secured by Manufactured Homes. In the sole discretion of the Certificate Insurer, Group 1 Subsequent Mortgage Loans with characteristics varying from those set forth in this paragraph may be purchased by the Trust Fund; provided, however, that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of Group 1.

Group 2

     Payments on the Group 2 Mortgage Loans

     The initial Group 2 (the "Initial Group 2") consists of the Group 2 Initial Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting all payments of principal due or deferred on or before such date, of $130,129,333.25 (the "Original Group 2 Principal Balance"). The Group 2 Initial Mortgage Loans consist of conventional, adjustable-rate Mortgage Loans secured by first liens on Single Family Properties with original terms to maturity of up to 360 months. Approximately 48.69% of the Group 2 Initial Mortgage Loans, by Original Group 2 Principal Balance, were originated and underwritten by the Depositor, and the remainder of the Group 2 Initial Mortgage Loans were purchased and re-underwritten by the Depositor. In each case the underwriting was performed in accordance with the criteria set forth herein under "The Depositor--Underwriting Criteria--Group 2". The Depositor began originating and purchasing mortgage loans pursuant to its Adjustable Rate First Mortgage Program in the fourth calendar quarter of 1992.

     The initial Sub-Pool III (the "Initial Sub-Pool III") of the Group 2 Initial Mortgage Loans consists of adjustable-rate Mortgage Loans secured by first liens on one-family properties with original balances conforming to FNMA and FHLMC guidelines. The Initial Sub-Pool III will have an aggregate principal balance outstanding as of the Cut-off Date, after deducting all payments of principal due or deferred on or before such date, of $47,000,249.24 (the
"Original Sub-Pool III Principal Balance"). The initial Sub-Pool IV (the "Initial Sub-Pool IV") of the Group 2 Initial Mortgage Loans consists of adjustable-rate Mortgage Loans secured by first liens on Single Family Properties. The initial Sub-Pool IV will have an aggregate principal balance outstanding as of the Cut-off Date, after deducting all payments of principal due or deferred on or before such date, of $83,129,084.01 (the "Original Sub-Pool IV Principal Balance").

     The Group 2 Initial Mortgage Loans have Mortgage Rates subject to a semiannual adjustment after an initial six month or twenty-four month period on the day of the month specified in the related Mortgage Note (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as most recently available as of the date specified in the related Mortgage Note (the "Index") and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Gross Margin"); provided, however, that the Mortgage Rate will not increase or decrease on any Adjustment Date by more than 1%, or, with respect to the initial Adjustment Date, not increase by more than 2%, with respect to Group 2 Initial Mortgage Loans that are subject to an adjustment after an initial twenty-four month period (each, a "Periodic Rate Cap"). All of the Group 2 Initial Mortgage Loans provide that over the life of the Mortgage Loan the Mortgage Rate will in no event be more than the fixed percentage set forth in the Mortgage Note (such rate, the "Maximum Mortgage Rate"). Approximately 94.52% of the Group 2 Initial Mortgage Loans provide that the Mortgage Rate may be 1% lower than the initial Mortgage Rate (such rate, the "Minimum Mortgage Rate"). Effective with the first payment due on a Group 2 Initial Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of such Group 2 Initial Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Approximately 100% of the Group 2 Initial Mortgage Loans were originated with a Mortgage Rate less than the sum of (i) the Index at the time the initial Mortgage Rate was established and (ii) the Gross Margin, such sum rounded as described above.

     If the Index ceases to be published or is otherwise unavailable, the Servicer will select an alternative index for mortgage loans on comparable properties, based upon comparable information, over which it has no control and which is readily verifiable by Mortgagors.

     Approximately 3.91% of the Group 2 Initial Mortgage Loans, by Original Group 2 Principal Balance are Mortgage Loans for which the Mortgagor has elected, pursuant to the terms of the related Mortgage Note, to defer the first and second payment due (a "Deferred Payment") on the related payment date thereunder ("Deferred Payment

Loans") and the principal balance conveyed to the Trust has been reduced by the principal amount so deferred. If the Mortgagor has not prepaid the loan before a certain date and the maturity date is not otherwise accelerated by the Servicer, such Deferred Payments will be forgiven. On the Closing Date and, if necessary, on any Subsequent Transfer Date, the Depositor will deposit into the Group 2 Interest Coverage Account an amount to be applied by the Trustee to cover the interest portion of Deferred Payments. To the extent such Deferred Payments are not forgiven, the Servicer will retain Deferred Payments collected for payment to the Depositor as part of the Depositor's Yield.

     Approximately 8.56% of the Group 2 Initial Mortgage Loans, by Original Group 2 Principal Balance, provide that the Mortgage Rate stated in the related Mortgage Note will be reduced by 2% during the first twelve month period of the loan, and reduced by 1% during the second twelve month period of the loan, after which such stated Mortgage Rate, as subject to adjustment, will apply (each such loan, a "Temporary Buydown Loan").

     As of the Cut-off Date, none of the Group 2 Initial Mortgage Loans were contractually delinquent for thirty or more days (two or more payments missed). Since the origination of the Group 2 Initial Mortgage Loans, three of the Group 2 Initial Mortgage Loans have been contractually delinquent for thirty days (two payments missed) on one occasion prior to the Cut-off Date.

     Each Group 2 Initial Mortgage Loan was originated on or after November 22, 1996, and has an initial or next Adjustment Date on or before September 1, 2000.

     In addition, the Group 2 Initial Mortgage Loans have the following characteristics as of the Cut-off Date (expressed, where applicable, as a percentage of the Original Group 2 Principal Balance or the related Original Sub-Pool Principal Balance):

          The weighted average Mortgage Rate of the Group 2 Initial Mortgage Loans will be approximately 10.104%. The Group 2 Initial Mortgage Loans will have Mortgage Rates ranging from approximately 5.250% to 15.500% and Gross Margins ranging from approximately 3.750% to 10.750%. The weighted average Gross Margin will be approximately 6.801%.

          The Group 2 Initial Mortgage Loans will have Minimum Mortgage Rates ranging from approximately 6.125% to 14.500% and Maximum Mortgage Rates ranging from approximately 13.125% to 21.500%. The weighted average Minimum Mortgage Rate of the Group 2 Initial Mortgage Loans will be approximately 9.330% and the weighted average Maximum Mortgage Rate of the Group 2 Initial Mortgage Loans will be approximately 16.275%.

          None of the Sub-Pool III Initial Mortgage Loans will have had a first payment date prior to June 1, 1997 and none of the Sub-Pool III Initial Mortgage Loans will have a remaining term to maturity of less than approximately 344.00 months. The latest maturity date of any of the Sub-Pool III Initial Mortgage Loans will be September 1, 2028.

          Approximately 55.42% of the Sub-Pool III Initial Mortgage Loans will be Mortgage Loans the proceeds of which were used to purchase a Mortgaged Property. The proceeds of not more than approximately 6.61% of the Sub-Pool III Initial Mortgage Loans will be used to refinance an existing mortgage loan and the proceeds of not more than approximately 37.97% of the Sub-Pool III Initial Mortgage Loans will be cash-out mortgage loans.

          No more than approximately 1.60% of the Sub-Pool III Initial Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

          Approximately 100% of the Sub-Pool III Initial Mortgage Loans will be secured by attached or detached one-family dwelling units (not including Manufactured Homes).

          Based on representations of Mortgagors at origination, approximately 3.54% of the Sub-Pool III Initial Mortgage Loans will be secured by investor properties and approximately 96.46% of the Sub-Pool III Initial Mortgage Loans will be secured by owner-occupied properties.

          None of the Sub-Pool III Initial Mortgage Loans provide for deferred interest or negative amortization.

          None of the Sub-Pool III Initial Mortgage Loans will be insured by any primary mortgage insurance policy.

          None of the Sub-Pool IV Initial Mortgage Loans will have had a first payment date prior to March 1, 1997 and none of the Sub-Pool IV Initial Mortgage Loans will have a remaining term to maturity of less than approximately 178.00 months. The latest maturity date of any of the Sub-Pool IV Initial Mortgage Loans will be September 1, 2028.

          Approximately 57.70% of the Sub-Pool IV Initial Mortgage Loans will be Mortgage Loans the proceeds of which were used to purchase a Mortgaged Property. The proceeds of not more than approximately 6.65% of the Sub-Pool IV Initial Mortgage Loans will be used to refinance an existing mortgage loan and the proceeds of not more than approximately 35.65% of the Sub-Pool IV Initial Mortgage Loans will be cash-out mortgage loans.

          No more than approximately 1.67% of the Sub-Pool IV Initial Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

          Approximately 70.09% of the Sub-Pool IV Initial Mortgage Loans will be secured by attached or detached one-family dwelling units (not including Manufactured Homes). Approximately 4.53% of the Sub-Pool IV Initial Mortgage Loans will be secured by units in condominiums. Approximately 4.99% of the Sub-Pool IV Initial Mortgage Loans will be secured by units in planned unit developments. Approximately 6.11% of the Sub-Pool IV Initial Mortgage Loans will be secured by Manufactured Homes. No more than approximately 14.29% of the Sub-Pool IV Initial Mortgage Loans will be secured by units in properties consisting of two- to four-family dwelling units. None of the Sub-Pool IV Initial Mortgage Loans will be secured by Multifamily Properties, Commercial Properties or Mixed Use Properties.

          Based on representations of Mortgagors at origination, approximately 16.34% of the Sub-Pool IV Initial Mortgage Loans will be secured by investor properties and approximately 96.25% of the Sub-Pool IV Initial Mortgage Loans will be secured by owner-occupied properties. The apparent discrepancy in these percentages results from there being approximately 12.59% of the Sub-Pool IV Initial Mortgage Loans that are secured by units in properties consisting of two- to four-family dwelling units partially occupied by the Mortgagor as the Mortgagor's primary residence and partially rented out as investor property.

          None of the Sub-Pool IV Initial Mortgage Loans provide for deferred interest or negative amortization.

          None of the Sub-Pool IV Initial Mortgage Loans will be insured by any primary mortgage insurance policy.

          The principal balances of the Group 2 Mortgage Loans as set forth in the following tables are as reduced by the principal portion of any Deferred Payments.

     The following table sets forth the Range of Principal Balances of the Group 2 Initial Mortgage Loans as of the Cut-off Date:

                                     Group 2

                                                        Percent by     Number of
                                     Principal          Principal      Mortgage
Range of Principal Balance            Balance            Balance        Loans
--------------------------            -------            -------        -----
$  10,000.01 - $  20,000.00       $    116,127.90          0.09%            7
$  20,000.01 - $  30,000.00          1,147,516.13          0.88            44
$  30,000.01 - $  40,000.00          2,148,718.74          1.65            61
$  40,000.01 - $  50,000.00          3,936,210.07          3.03            86
$  50,000.01 - $  60,000.00          5,136,449.06          3.95            93
$  60,000.01 - $  70,000.00          7,148,348.42          5.49           109
$  70,000.01 - $  80,000.00          6,220,612.53          4.78            83
$  80,000.01 - $  90,000.00          7,356,632.83          5.65            86
$  90,000.01 - $ 100,000.00          9,081,553.83          6.98            95
$ 100,000.01 - $ 110,000.00          7,052,058.02          5.42            67
$ 110,000.01 - $ 120,000.00          7,950,105.81          6.11            69
$ 120,000.01 - $ 130,000.00          7,272,713.41          5.59            58
$ 130,000.01 - $ 140,000.00          6,591,505.55          5.07            49
$ 140,000.01 - $ 150,000.00          6,714,218.09          5.16            46
$ 150,000.01 - $ 160,000.00          5,441,736.46          4.18            35
$ 160,000.01 - $ 170,000.00          4,467,449.29          3.43            27
$ 170,000.01 - $ 180,000.00          3,664,320.08          2.82            21
$ 180,000.01 - $ 190,000.00          4,060,319.76          3.12            22
$ 190,000.01 - $ 200,000.00          2,942,571.92          2.26            15
$ 200,000.01 - $ 250,000.00         14,814,569.59         11.38            67
$ 250,000.01 - $ 300,000.00          5,470,923.70          4.20            20
$ 300,000.01 - $ 350,000.00          2,639,067.25          2.03             8
$ 350,000.01 - $ 400,000.00          2,980,314.39          2.29             8
$ 400,000.01 - $ 450,000.00            835,600.00          0.64             2
$ 450,000.01 - $ 500,000.00          2,389,348.30          1.84             5
$ 550,000.01 - $ 600,000.00          1,782,133.67          1.37             3
$ 750,000.01 - $ 800,000.00            768,208.45          0.59             1
                                  ---------------        ------         -----
Totals..........................  $130,129,333.25        100.00%        1,187
                                  ===============        ======         =====

     As of the Cut-off Date, the average principal balance is (a) $109,628.76 for the Group 2 Initial Mortgage Loans, (b) $96,311.99 for the Sub-Pool III Initial Mortgage Loans, and (c) $118,925.73 for the Sub-Pool IV Initial Mortgage Loans. As of the Cut-off Date, the lowest and highest principal balances of the Group 2 Initial Mortgage Loans are $13,000.00 and $768,208.45, respectively. As of the Cut-off Date, the lowest and highest principal balances of the Sub-Pool III Initial Mortgage Loans are $14,277.59 and $221,000.00 respectively. As of the Cut-off Date, the lowest and highest principal balances of the Sub-Pool IV Initial Mortgage Loans are $13,000.00 and $768,208.45 respectively.

     The average principal balance of the Group 2 Initial Mortgage Loans at origination was approximately $109,666.82. No Group 2 Initial Mortgage Loan had a principal balance at origination of less than $13,000.00 or greater than $770,000.00. The average principal balance of the Sub-Pool III Initial Mortgage Loans and the Sub-Pool IV Initial Mortgage Loans at origination was $96,344.31 and $118,967.79, respectively. No Sub-Pool III Initial Mortgage Loan had a principal balance at origination of less than $14,300.00 or greater than $221,000.00. No Sub-Pool IV Initial Mortgage Loan had a principal balance at origination of less than $13,000.00 or greater than $770,000.00.

     The following table sets forth the Geographic Distribution of the Group 2 Initial Mortgage Loans as of the Cut-off Date:

                                     Group 2

                                                       Percent by      Number of
                                      Principal         Principal       Mortgage
Geographic Distribution                Balance           Balance         Loans
-----------------------            ---------------     ----------      ---------
Alabama                            $    220,578.62          0.17%            3
Arizona                               4,264,584.74          3.28            38
Arkansas                                588,676.53          0.45             1
California                              814,412.69          0.63             5
Colorado                             13,002,211.65          9.99            91
Connecticut                           4,327,222.48          3.33            25
Delaware                                422,939.41          0.33             5
District of Columbia                    528,050.00          0.41             2
Florida                               4,365,656.29          3.35            51
Georgia                               1,442,851.52          1.11            16
Illinois                              6,133,455.42          4.71            49
Indiana                               2,637,728.05          2.03            45
Iowa                                    102,138.44          0.08             2
Kentucky                                416,084.17          0.32             5
Louisiana                                38,970.50          0.03             1
Maryland                              2,901,664.12          2.23            36
Massachusetts                         2,863,059.78          2.20            20
Michigan                              8,744,631.55          6.72            89
Minnesota                               446,860.92          0.34             5
Mississippi                              94,200.00          0.07             2
Missouri                                284,035.73          0.22             3
Nebraska                                114,637.60          0.09             1
New Hampshire                            66,955.05          0.05             1
New Jersey                            9,916,473.11          7.62            80
New Mexico                              537,254.56          0.41             7
New York                             17,427,484.86         13.39           125
North Carolina                        3,952,536.22          3.04            43
Ohio                                  3,760,331.17          2.89            49
Oklahoma                                211,332.44          0.16             3
Oregon                                  749,725.35          0.58             5
Pennsylvania                         16,552,063.38         12.72           192
Rhode Island                            330,410.11          0.25             3
South Carolina                        2,028,713.36          1.56            24
Tennessee                               538,066.84          0.41             5
Texas                                 3,304,935.04          2.54            31
Utah                                 12,637,553.64          9.71            94
Virginia                              1,436,323.95          1.10            15
Washington                            1,518,550.44          1.17             9
West Virginia                            54,500.00          0.04             1
Wisconsin                               158,569.17          0.12             3
Wyoming                                 192,904.35          0.15             2
                                   ---------------        ------         -----
Totals                             $130,129,333.25        100.00%        1,187
                                   ===============        ======         =====

     The following table sets forth the Original Loan-to-Value Ratios (as defined below) of the Group 2 Initial Mortgage Loans as of the Cut-off Date:

                                     Group 2

                                                      Percent by      Number of
                                     Principal         Principal      Mortgage
Original Loan-to-Value Ratio          Balance           Balance        Loans
----------------------------      ---------------     ----------      ---------
  20.01% - 25.00%                 $     69,958.68          0.05%           1
  25.01% - 30.00%                       20,969.50          0.02            1
  35.01% - 40.00%                      219,828.90          0.17            4
  40.01% - 45.00%                      400,414.17          0.31            6
  45.01% - 50.00%                      879,673.69          0.67           13
  50.01% - 55.00%                      847,813.29          0.65            8
  55.01% - 60.00%                    1,392,713.70          1.07           12
  60.01% - 65.00%                    4,235,052.59          3.25           48
  65.01% - 70.00%                    6,319,728.74          4.86           55
  70.01% - 75.00%                   10,536,648.34          8.10           98
  75.01% - 80.00%                   34,196,001.50         26.28          321
  80.01% - 85.00%                   35,750,488.05         27.47          319
  85.01% - 90.00%                   35,260,042.10         27.10          301
                                  ---------------        ------        -----
Totals.........................   $130,129,333.25        100.00%       1,187
                                  ===============        ======        =====

     The original "Loan-To-Value Ratios" ("LTV") shown on the previous table are equal, with respect to each Group 2 Initial Mortgage Loan, to (i) the principal balance of such Group 2 Initial Mortgage Loan at the date of origination, divided by (ii) the Collateral Value of the related Mortgaged Property.

     At origination, (a) no Group 2 Initial Mortgage Loan had an LTV exceeding 90.00%, (b) no Sub-Pool III Mortgage Loan had an LTV exceeding 90.00% and (c) no Sub-Pool IV Initial Mortgage Loan had an LTV exceeding 90.00%. As of the Cut-off Date, the weighted average LTV of the Group 2 Initial Mortgage Loans (weighted based upon the Original Group 2 Principal Balance) was approximately 81.27%. As of the Cut-off Date, the weighted average LTV of the Sub-Pool III Initial Mortgage Loans (weighted based upon the Original Sub-Pool III Principal Balance) was approximately 81.41% and the weighted average LTV of the Sub-Pool IV Initial Mortgage Loans (weighted based upon the Original Sub-Pool IV Principal Balance) was approximately 81.20%.

     The following table sets forth the Mortgage Rates borne by the Mortgage Notes relating to the Group 2 Initial Mortgage Loans as of the Cut-off Date:

                                     Group 2

                                                      Percent by      Number of
                                     Principal         Principal       Mortgage
   Mortgage Rates                     Balance           Balance         Loans
                                  ---------------        ------         -----
   5.250 -  5.499%                $    146,200.00          0.11%            1
   6.250 -  6.499%                     343,030.52          0.26             3
   6.750 -  6.999%                     113,204.73          0.09             1
   7.000 -  7.249%                     802,030.99          0.62             7
   7.250 -  7.499%                     735,450.00          0.57             5
   7.500 -  7.749%                   1,967,946.91          1.51            17
   7.750 -  7.999%                   1,736,023.13          1.33            12
   8.000 -  8.249%                   2,168,981.55          1.67            20
   8.250 -  8.499%                   5,721,878.79          4.40            48
   8.500 -  8.749%                   5,783,925.58          4.44            48
   8.750 -  8.999%                   5,531,893.47          4.25            36
   9.000 -  9.249%                   6,659,403.76          5.12            57
   9.250 -  9.499%                   8,295,210.20          6.37            71
   9.500 -  9.749%                  11,726,886.55          9.01           112
   9.750 -  9.999%                  13,603,849.69         10.45           117
  10.000 - 10.249%                   6,386,400.51          4.91            55
  10.250 - 10.499%                   8,748,724.66          6.72            82
  10.500 - 10.749%                   8,710,714.86          6.69            87
  10.750 - 10.999%                   7,673,558.37          5.90            72
  11.000 - 11.249%                   6,137,614.98          4.72            54
  11.250 - 11.499%                   4,375,315.94          3.36            44
  11.500 - 11.749%                   5,317,065.21          4.09            53
  11.750 - 11.999%                   4,647,542.32          3.57            56
  12.000 - 12.249%                   3,356,131.25          2.58            32
  12.250 - 12.499%                   1,895,053.93          1.46            22
  12.500 - 12.749%                   2,060,202.16          1.58            18
  12.750 - 12.999%                   2,674,176.35          2.05            25
  13.000 - 13.249%                   1,259,235.85          0.97            16
  13.250 - 13.499%                   1,309,845.81          1.01            12
  13.500 - 13.749%                     217,850.11          0.17             3
  15.500 - 15.749%                      23,985.07          0.02             1
                                  ---------------        ------         -----
Totals..........................  $130,129,333.25        100.00%        1,187
                                  ===============        ======         =====

     As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Initial Mortgage Loans was approximately 10.104% per annum and ranged from 5.250% to 15.500%. As of the Cut-off Date, the weighted average Mortgage Rate of the Sub-Pool III Initial Mortgage Loans and Sub-Pool IV Initial Mortgage Loans was approximately 10.075% and 10.121% per annum, respectively. As of the Cut-off Date, Mortgage Rates with respect to the Sub-Pool III Initial Mortgage Loans ranged from 7.125% to 12.875% and the Mortgage Rates with respect to the Sub-Pool IV Initial Mortgage Loans ranged from 5.250% to 15.500%.

     The following table sets forth the number of Remaining Months to Maturity of the Group 2 Initial Mortgage Loans as of the Cut-off Date:

                                     Group 2

                                                      Percent by       Number of
                                     Principal         Principal        Mortgage
Remaining Months to Maturity          Balance           Balance          Loans
----------------------------      ---------------     ----------       ---------
     169 - 180.99                 $    288,777.23          0.22%            8
     229 - 240.99                      936,053.03          0.72            15
     289 - 300.99                      644,712.89          0.50             9
     337 - 348.99                      481,602.59          0.37             4
     349 - 357.99                   10,622,457.83          8.16            96
     358 - 358.99                   25,077,431.88         19.27           235
     359 - 359.99                   54,293,047.13         41.72           477
     360                            37,785,250.67         29.04           343
                                  ---------------        ------          ----
Totals..........................  $130,129,333.25        100.00%        1,187
                                  ===============        ======         =====

     As of the Cut-off Date, the weighted average  remaining term to maturity of
(a) the Group 2 Initial Mortgage Loans will be approximately 357.25 months, (b) the Sub-Pool III Initial Mortgage Loans will be approximately 358.92 months and
(c) the Sub-Pool IV Initial Mortgage Loans will be approximately 356.31 months.

     The following table sets forth the distribution of the Group 2 Initial Mortgage Loans by Month of Next Rate Adjustment as of the Cut-off Date:

                                     Group 2

                                                      Percent by     Number of
                                     Principal         Principal      Mortgage
Month of Next Rate Adjustment         Balance           Balance        Loans
-----------------------------    ---------------      ----------     ----------
September 1998                   $    171,494.92           0.13%           1
October   1998                         97,604.76           0.08            1
November  1998                        360,149.86           0.28            4
December  1998                        784,329.84           0.60            6
January   1999                      1,347,754.63           1.04           11
February  1999                      2,507,494.03           1.93           18
March     1999                      1,943,668.84           1.49           14
May       1999                        116,475.16           0.09            1
July      1999                        105,084.20           0.08            1
September 1999                        183,240.06           0.14            1
January   2000                         56,105.67           0.04            1
February  2000                        112,264.41           0.09            2
March     2000                        598,207.17           0.46            4
April     2000                      1,893,022.90           1.45           13
May       2000                      2,597,144.68           2.00           28
June      2000                      3,695,483.49           2.84           34
July      2000                     24,037,976.88          18.47          229
August    2000                     52,728,162.05          40.52          473
September 2000                     36,793,669.70          28.27          345
                                 ---------------         ------        -----
Totals.................          $130,129,333.25         100.00%       1,187
                                 ===============         ======        =====

     The following table sets forth the distribution of the Gross Margins set forth in the Mortgage Notes relating to the Group 2 Initial Mortgage Loans as of the Cut-off Date:

                                     Group 2

                                                      Percent by      Number of
                                     Principal         Principal       Mortgage
    Gross Margin                      Balance           Balance         Loans
-----------------------------     ---------------     ----------      ----------
   3.750 -  3.999%                $    251,284.20          0.19%            2
   4.000 -  4.249%                     183,240.06          0.14             1
   4.250 -  4.499%                     734,213.71          0.56             6
   4.500 -  4.749%                     202,365.55          0.16             2
   4.750 -  4.999%                     857,844.98          0.66            11
   5.000 -  5.249%                   6,800,826.45          5.23            59
   5.250 -  5.499%                   2,411,633.39          1.85            25
   5.500 -  5.749%                   5,594,081.64          4.30            48
   5.750 -  5.999%                   7,378,420.70          5.67            74
   6.000 -  6.249%                   7,852,179.53          6.03            69
   6.250 -  6.499%                  21,241,440.65         16.32           210
   6.500 -  6.749%                   9,531,272.35          7.33            79
   6.750 -  6.999%                  11,234,148.44          8.63            86
   7.000 -  7.249%                  11,091,891.18          8.52            99
   7.250 -  7.499%                  12,838,554.38          9.87           110
   7.500 -  7.749%                   5,202,397.48          4.00            52
   7.750 -  7.999%                   6,349,989.28          4.88            56
   8.000 -  8.249%                   7,183,807.65          5.52            76
   8.250 -  8.499%                   2,433,211.36          1.87            19
   8.500 -  8.749%                   2,811,055.39          2.16            27
   8.750 -  8.999%                   1,829,390.88          1.41            19
   9.000 -  9.249%                   3,101,875.55          2.38            28
   9.250 -  9.499%                     621,809.35          0.48             5
   9.500 -  9.749%                   2,061,115.67          1.58            21
   9.750 -  9.999%                     307,298.36          0.24             2
  10.750 - 10.999%                      23,985.07          0.02             1
                                  ---------------        ------         -----
Totals.........................   $130,129,333.25        100.00%        1,187
                                  ===============        ======         =====

     The following table sets forth the distribution of the Maximum Mortgage Rates set forth in the Mortgage Notes relating to the Group 2 Initial Mortgage Loans as of the Cut-off Date:

                                     Group 2

                                                      Percent by      Number of
                                     Principal         Principal       Mortgage
Maximum Mortgage Rates                Balance           Balance         Loans
-----------------------------     ---------------      ----------     ----------
  13.000 - 13.249%                $    239,500.00          0.18%            2
  13.250 - 13.499%                     275,950.00          0.21             2
  13.500 - 13.749%                     799,869.41          0.61             7
  13.750 - 13.999%                     938,924.75          0.72             7
  14.000 - 14.249%                   1,767,460.05          1.36            17
  14.250 - 14.499%                   4,737,286.04          3.64            41
  14.500 - 14.749%                   4,518,726.90          3.47            40
  14.750 - 14.999%                   4,176,179.99          3.21            31
  15.000 - 15.249%                   5,920,618.42          4.55            51
  15.250 - 15.499%                   8,398,710.20          6.45            70
  15.500 - 15.749%                  12,894,964.05          9.91           122
  15.750 - 15.999%                  14,109,118.13         10.84           120
  16.000 - 16.249%                   6,431,982.31          4.94            56
  16.250 - 16.499%                  10,076,347.93          7.74            92
  16.500 - 16.749%                   9,975,913.54          7.67            95
  16.750 - 16.999%                   8,649,367.11          6.65            74
  17.000 - 17.249%                   7,491,572.09          5.76            66
  17.250 - 17.499%                   4,877,515.94          3.75            49
  17.500 - 17.749%                   5,317,065.21          4.09            53
  17.750 - 17.999%                   4,939,372.26          3.80            58
  18.000 - 18.249%                   3,659,430.17          2.81            33
  18.250 - 18.499%                   1,895,053.93          1.46            22
  18.500 - 18.749%                   2,060,202.16          1.58            18
  18.750 - 18.999%                   3,167,285.82          2.43            29
  19.000 - 19.249%                   1,259,235.85          0.97            16
  19.250 - 19.499%                   1,309,845.81          1.01            12
  19.500 - 19.749%                     217,850.11          0.17             3
  21.500 - 21.749%                      23,985.07          0.02             1
                                  ---------------        ------         -----
Totals.........................   $130,129,333.25        100.00%        1,187
                                  ===============        ======         =====

     The following table sets forth the distribution of Minimum Mortgage Rates set forth in the Mortgage Notes relating to the Group 2 Initial Mortgage Loans as of the Cut-off Date:

                                     Group 2

                                                      Percent by       Number of
                                     Principal         Principal       Mortgage
Minimum Mortgage Rates                Balance           Balance         Loans
------------------------          ---------------     ----------     -----------
   6.000 -  6.249%                $    239,500.00          0.18%            2
   6.250 -  6.499%                     275,950.00          0.21             2
   6.500 -  6.749%                     799,869.41          0.61             7
   6.750 -  6.999%                     938,924.75          0.72             7
   7.000 -  7.249%                   1,767,460.05          1.36            17
   7.250 -  7.499%                   4,691,286.04          3.61            40
   7.500 -  7.749%                   4,349,732.82          3.34            38
   7.750 -  7.999%                   4,053,138.80          3.12            30
   8.000 -  8.249%                   5,427,316.71          4.17            48
   8.250 -  8.499%                   7,733,714.02          5.94            65
   8.500 -  8.749%                  12,314,336.45          9.46           119
   8.750 -  8.999%                  12,994,444.27          9.99           115
   9.000 -  9.249%                   6,560,719.84          5.04            56
   9.250 -  9.499%                  10,367,991.07          7.97            95
   9.500 -  9.749%                  10,268,034.52          7.89            95
   9.750 -  9.999%                   9,158,026.14          7.04            76
  10.000 - 10.249%                   7,217,820.51          5.55            63
  10.250 - 10.499%                   5,296,868.98          4.07            52
  10.500 - 10.749%                   5,543,159.46          4.26            56
  10.750 - 10.999%                   5,319,580.03          4.09            58
  11.000 - 11.249%                   4,208,221.50          3.23            38
  11.250 - 11.499%                   1,895,053.93          1.46            22
  11.500 - 11.749%                   2,135,648.54          1.64            19
  11.750 - 11.999%                   3,516,134.07          2.70            33
  12.000 - 12.249%                   1,177,265.36          0.90            16
  12.250 - 12.499%                   1,309,845.81          1.01            12
  12.500 - 12.749%                     373,810.18          0.29             4
  13.000 - 13.249%                     171,494.92          0.13             1
  14.500 - 14.749%                      23,985.07          0.02             1
                                  ---------------        ------         -----
Totals.........................   $130,129,333.25        100.00%        1,187
                                  ===============        ======         =====

     The following table sets forth the distribution of the Group 2 Initial Mortgage Loans by Underwriting Class as of the Cut-off Date:

                                     Group 2

                                                      Percent by      Number of
                                     Principal         Principal       Mortgage
Underwriting Class                    Balance           Balance         Loans
----------------------           ----------------     ----------     -----------
AA                               $   7,811,623.07          6.00%          77
ANIV                                21,719,706.23         16.69          162
I                                   43,642,059.01         33.54          386
II                                  14,475,388.40         11.12          150
III                                  9,213,587.80          7.08           82
SE                                   3,851,787.01          2.96           24
IIB                                  9,076,174.92          6.98          104
IV                                  18,157,432.12         13.95          177
V                                    2,181,574.69          1.68           25
                                  ---------------        ------         ----
Totals.........................   $130,129,333.25        100.00%       1,187
                                  ===============        ======        =====

     The following table sets forth the Number of Months Since Origination of the Group 2 Initial Mortgage Loans:

                                     Group 2

                                                      Percent by       Number of
                                     Principal         Principal       Mortgage
Months Since Origination              Balance           Balance         Loans
-----------------------------     ---------------     ----------     -----------
            0                     $ 38,526,609.70         29.61%          357
    0.01 -  1                       55,158,852.91         42.39           490
    1.01 -  2                       25,250,789.14         19.40           239
    2.01 - 12                       10,894,718.97          8.37            98
   12.01 - 24                          298,362.53          0.23             3
                                  ---------------        ------         -----
Totals........................    $130,129,333.25        100.00%        1,187
                                  ===============        ======         =====

     The following table sets forth the Property Types of the Group 2 Initial Mortgage Loans:

                                     Group 2

                                                      Percent by      Number of
                                       Principal       Principal      Mortgage
         Property Types                 Balance         Balance         Loans
         --------------                 -------         -------         -----
Single Family (attached/detached)   $105,262,530.60       80.89%          971
Condominium                            3,764,923.41        2.89            32
Two-to-Four Family                    11,875,780.48        9.13            92
Planned Unit Development               4,148,268.35        3.19            25
Manufactured Homes                     5,077,830.41        3.90            67
                                    ---------------      ------         -----
Totals............................  $130,129,333.25      100.00%        1,187
                                    ===============      ======         =====

Conveyance of Group 2 Subsequent Mortgage Loans and the Group 2 Pre-Funding Account

     Under the Pooling Agreement, following the initial issuance of the Certificates, the Depositor has committed to sell, and the Trust Fund will be obligated to purchase from the Depositor, on or before December 23, 1998, subject to the availability thereof, additional conventional, adjustable-rate residential Mortgage Loans (the "Group 2 Subsequent Mortgage Loans", together with the Group 1 Subsequent Mortgage Loans, the "Subsequent Mortgage Loans") secured by first liens on Single Family Properties which will be originated and underwritten or purchased and re-underwritten by the Depositor. In each case the underwriting will be performed in accordance with the criteria set forth herein under "The Depositor--Underwriting Criteria--Group 2". Group 2 Subsequent
Mortgage  Loans will be  transferred  to the Trust Fund  pursuant to  Subsequent
Transfer Instruments (the "Group 2 Subsequent Transfer Instruments", together with the Group 1 Subsequent Transfer Instruments, the "Subsequent Transfer Instruments") between the Depositor and the Trustee. In connection with the purchase of Group 2 Subsequent Mortgage Loans on such dates of transfer (the "Group 2 Subsequent Transfer Dates", together with the Group 1 Subsequent
Transfer Dates, the "Subsequent Transfer Dates"), the Trust Fund will be required to pay to the Depositor from amounts on deposit in the related Group 2 Pre-Funding Account a cash purchase price of 100% of the principal balance thereof as already reduced by the principal portion of any Deferred Payments. The Depositor will designate the close of business on the day prior to the Group 2 Subsequent Transfer Date as the cut-off date (the "Group 2 Subsequent Cut-off Date", together with the Group 1 Subsequent Cut-off Date, the "Subsequent Cut-off Dates") with respect to the related Group 2 Subsequent Mortgage Loans purchased on such date and, as a result, the Trust Fund will not be required to pay accrued interest with respect thereto. Therefore, the aggregate principal balance of Group 2 after the Closing Date will increase by an amount equal to the aggregate principal balance of the Group 2 Subsequent Mortgage Loans so purchased and the amounts in the Group 2 Pre-Funding Accounts will decrease accordingly.

     With  respect  to Group 2,  the  Trustee  will  establish  two  Pre-Funding
Accounts (the "Sub-Pool III Pre-Funding Account" and the "Sub-Pool IV Pre-Funding Account" collectively, the "Group 2 Pre-Funding Accounts", together with the Group 1 Pre-Funding Accounts, the "Pre-Funding Accounts") into which it will deposit upon receipt from the Depositor, $32,187,568.00 into the Sub-Pool III Pre-Funding Account (the "Original Sub-Pool III Pre-Funded Amount") and $51,896,296.70 into the Sub-Pool IV Pre-Funding Account (the "Original Sub-Pool IV Pre-Funded Amount", together with the Original Sub-Pool III Pre-Funded Amount, the "Original Group 2 Pre-Funded Amount") to be used to purchase Group 2 Subsequent Mortgage Loans. The Original Group 2 Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Group 2 Subsequent Mortgage Loans in accordance with the Pooling Agreement (on any date of determination, the Original Group 2 Pre-Funded Amount as so reduced, the "Group 2 Pre-Funded Amount") together with the Group 1 Pre-Funded Amount, the "Pre-Funded Amounts"). During the period (the "Group 2 Funding Period", together with the Group 1 Funding Period, the "Funding Periods") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group 2 Pre-Funding Account is zero and (ii) December 23, 1998, the Group 2 Pre-Funded Amount will be maintained in the Group 2 Pre-Funding Account.

     Any conveyance of Group 2 Subsequent Mortgage Loans on a Group 2 Subsequent Transfer Date is subject to certain conditions including, but not limited to:
(a) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Group 2 Subsequent Transfer Instrument and the Pooling Agreement; (b) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Certificateholders; (c) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; (d) as of the respective Subsequent Cut-off Date the Group 2 Subsequent Mortgage Loans will satisfy the following criteria: (i) such Group 2 Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Group 2 Subsequent Cut-off Date; (ii) the original term to maturity of such Group 2 Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months; (iii) such Subsequent Mortgage Loan may not provide for negative amortization; (iv) such Subsequent Mortgage Loan will have a Gross Margin not less than 3.75%; (v) such Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under "The Depositor--Underwriting Criteria--Group 2" herein; (vi) such Subsequent Mortgage Loan will have been serviced by the Servicer since origination or purchase by the Depositor; (vii) such Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 90%; (viii) such Subsequent Mortgage Loan will have a Maximum Mortgage Rate not less than 12%; and (ix) such Subsequent Mortgage Loans will have (A) as of the end of the Group 2 Funding Period, a weighted average number of months since origination of not over 4 months and (B) not over 20% by aggregate principal balance with a first payment date no later than February 1, 1999. In addition, following the purchase of any Group 2 Subsequent Mortgage Loan by the Trust Fund, the Sub-Pool III Mortgage Loans (including the Group 2 Subsequent Mortgage Loans) as of the end of the Group 2 Funding Period will: (i) have a weighted average Gross Margin of at least 5.50% and a weighted average coupon of at least 9.75%; (ii) have a weighted average remaining term to stated maturity of not more than 359 months and not less than 300 months; (iii) have a weighted average Loan-to-Value Ratio of not more than 84%; (iv) have no Sub-Pool III Mortgage Loan with a principal balance in excess of $227,150; (v) not have in excess of 10% by aggregate principal balance of Sub-Pool III Mortgage Loans secured by non-owner occupied Mortgaged Properties; (vi) not have a concentration of Mortgaged

Properties in a single zip code in excess of 5% by aggregate principal balance of Sub-Pool III Mortgage Loans; (vii) not be secured by Mortgaged Properties that are condominiums; (viii) have 100% by aggregate principal balance of
Sub-Pool III Mortgage Loans secured by fee simple interests in attached or detached Single Family Properties; (ix) not be secured by Multifamily Properties; (x) not be secured by Mixed Use Properties; (xi) not be secured by Commercial Properties; (xii) not be secured by Manufactured Homes; and (xiii) be secured by first priority lien on the related Mortgaged Property. In addition, following the purchase of any Group 2 Subsequent Mortgage Loan by the Trust Fund, the Sub-Pool IV Mortgage Loans (including the Group 2 Subsequent Mortgage Loans) as of the end of the Group 2 Funding Period will: (i) have a weighted average Gross Margin of at least 5.50% and a weighted average coupon of at least 9.75%; (ii) have a weighted average remaining term to stated maturity of not more than 359 months and not less than 300 months; (iii) have a weighted average Loan-to-Value Ratio of not more than 84%; (iv) have no Sub-Pool IV Mortgage Loan with a principal balance in excess of $950,000; (v) not have in excess of 10% by aggregate principal balance of Sub-Pool IV Mortgage Loans secured by non-owner occupied Mortgaged Properties; (vi) not have a concentration of Mortgaged Properties in a single zip code in excess of 5% by aggregate principal balance of Sub-Pool IV Mortgage Loans; (vii) not have in excess of 5% by aggregate principal balance of Sub-Pool IV Mortgage Loans secured by Mortgaged Properties that are condominiums; (viii) have at least 70% by aggregate principal balance of Sub-Pool IV Mortgage Loans secured by fee simple interests in attached or detached Single Family Properties (including units in planned unit developments); (ix) not be secured by Multifamily Properties; (x) not be secured by Mixed Use Properties; (xi) not be secured by Commercial Properties and (xii) not have in excess of 8% by aggregate principal balance of the Sub-Pool IV Mortgage Loans secured by Manufactured Homes. In the sole discretion of the Certificate Insurer, Group 2 Subsequent Mortgage Loans with characteristics varying from those set forth in this paragraph may be purchased by the Trust Fund; provided, however, that the addition of such Group 2 Mortgage Loans will not materially affect the aggregate characteristics of Group 2.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Delay in Distributions

     The effective yield to the Class A Certificateholders will be slightly lower than the yield otherwise produced by the related Class A Pass-Through Rate because the distribution of such interest will not be made until the 25th day (or, if such day is not a Business Day, on the first Business Day thereafter) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay). A "Business Day" is any day other than Saturday or Sunday, or a day on which banking institutions in the States of New York, Illinois or New Jersey are authorized or obligated by law or executive order to be closed. See "Description of the Certificates" herein.

Prepayment Considerations and Risks

     A substantial majority of the Mortgage Loans may be prepaid by the Mortgagors at any time without a prepayment penalty. Upon prepayment of a Deferred Payment Loan, the Deferred Payments may be due and payable. Any prepayment charges and Deferred Payments collected shall be retained by the Servicer and paid to the Depositor.

     Interest shortfalls on the Mortgage Loans due to principal prepayments ("Principal Prepayments") and curtailments ("Curtailments") will be covered to the extent described herein and in the Prospectus by payments of Compensating Interest by the Servicer and any shortfalls not covered by such payments that would otherwise be borne by the Class A Certificates will be covered by distributions of Excess Spread from the related Group, Net Excess Spread and Excess Principal from the other Group (prior to the related Cross-Over Date), and payments pursuant to the Certificate Insurance Policy, subject to the limitations described herein. Because in the absence of such shortfalls the Excess Spread will, prior to the related Cross-Over Date, be used to accelerate payments of principal on the related Class A Certificates, and in certain circumstances, the Class A Certificates with respect to the other Group, application of Excess Spread to cover any interest shortfalls will reduce accelerated payments of principal to the Class A Certificates.

     To the extent that the Original Pre-Funded Amount with respect to a Sub-Pool has not been fully applied to the purchase of related Subsequent Mortgage Loans by the Trust Fund by the end of the related Funding Period, the Holders of the related Class A Certificates will receive, pro rata, a prepayment of principal in an amount equal to (a) the lesser of (i) the Pre-Funded Amount remaining in the related Pre-Funding Account on the first Remittance Date following the termination of the Funding Period and (ii) the related outstanding Class A Principal Balance. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Trust Fund will require the application of substantially all of the Original Pre-Funded Amounts and that there should be no material amount of principal prepaid to the related Class A Certificateholders from the related Pre-Funding Account. However, it is unlikely that the Depositor will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance identical to the related Original Pre-Funded Amounts, with the result that some prepayment of the related Class A Certificates will occur on the December 28, 1998 Remittance Date.

     In addition, the yield to maturity of the Class A Certificates will depend on whether, to what extent, and the timing with respect to which, Excess Spread, Available Transfer Cashflow and Net Excess Principal is used to accelerate payments of principal on such Class A Certificates. With respect to any Sub-Pool, on any Remittance Date on which the Overcollateralization Amount equals the Required Overcollateralization Amount, Excess Spread, Available Transfer Cashflow and Net Excess Principal will not be applied to accelerate payments of principal on such Class A Certificates. In addition, on any such date, distributions in respect of principal to the related Class A Certificates may only equal that amount necessary to maintain the Required Overcollateralization Amount with respect to a Sub-Pool, which amount may be zero, therefore reducing the rate of principal payments allocated to the related Class A Certificates.

     Greater than anticipated prepayments of principal will increase the yield on Class A Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Class A Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Class A Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties.

     The rate of principal payments on the Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates is directly related to the rate of payments of principal on the Mortgage Loans in the related Sub-Pool, which may be in the form of scheduled and unscheduled payments. In particular, a reduction in the rate of principal payments will occur when interest only vouchers are used to defer principal payments and interest only payments are made under the Periodic Payment Loans. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. The rate of principal payments will in turn be affected by the amortization schedules (which will change periodically to accommodate adjustments to the Mortgage Rates on Group 2 Mortgage Loans) and by the rate of Principal Prepayments and Curtailments on the related Mortgage Loans (including, for this purpose, prepayments resulting from (i) refinancings, (ii) liquidations due to defaults, casualties and condemnations and (iii) repurchases by the Depositor or the Servicer). The rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to related Class A Certificateholders of amounts of principal which would otherwise be distributed over the remaining terms of the related Mortgage Loans. The Mortgage Loans may be prepaid by the Mortgagors at any time without a prepayment penalty and the Mortgagor is required to pay interest only to the date of prepayment, except with respect to the Deferred Payment Loans which may require the Mortgagor to pay, in addition, the Deferred Payments.

Optional Purchase of Defaulted Mortgage Loans

     Although the Servicer has no obligation to do so, the Servicer may purchase from the Trust Fund a Mortgage Loan which is delinquent in payment 90 days or more. The purchase price for such Mortgage Loan will be equal to 100% of the Principal Balance thereof plus accrued and unpaid interest thereon.

     In addition, the Servicer may, at its option, with written notice to the Certificateholders and the Trustee, purchase from the Trust Fund all of the outstanding Mortgage Loans and REO Properties, and thus effect the early retirement of the related Class A Certificates, on any Remittance Date on which the outstanding aggregate principal balance of the Mortgage Loans is less than or equal to 5% of the sum of the Original Pool Principal Balance and the Original Pre-Funded Amounts. See "Pooling Agreement--Termination; Purchase of Mortgage Loans" herein and "Description of the Certificates--Termination" in the Prospectus.

     Class 1A Certificates

     Prepayment Considerations

     The Class 1A-1 Pass-Through Rate for each Remittance Date will be equal to the lesser of (i) One-Month LIBOR plus 0.31% per annum, and (ii) the weighted average of the Mortgage Rates of the Group 1 Mortgage Loans minus, with respect to Group 1, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated and (c) the rate at which the Annual Trustee Expense Amount is calculated. The Class 1A-2 Pass-Through Rate for each Remittance Date will be equal to the lesser of (i) One-Month LIBOR plus 0.32% per annum and (ii) the weighted average of the Mortgage Rates of the Group 1 Mortgage Loans minus, with respect to Group 1, (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated and (c) the rate at which the Annual Trustee Expense Amount is calculated. However, on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement--Termination; Purchase of the Mortgage Loans" herein, the rate provided in each clause (i) of the Class 1A-1 Pass-Through Rate and the Class 1A-2 Pass-Through Rate will be One-Month LIBOR plus 0.71% per annum for Class 1A-1 and One-Month LIBOR plus 0.72% per annum for Class 1A-2. Disproportionate principal payments (whether resulting from Principal Prepayments or Curtailments) on Group 1 Mortgage Loans having Mortgage Rates higher or lower than the related, then current, Class 1A Pass-Through Rate may also affect the yield on the related Class 1A Certificates. The yield to maturity of the Class 1A Certificates may be lower than that otherwise produced if disproportionate principal payments (including Principal Prepayments) are made on Group 1 Mortgage Loans having Mortgage Rates that exceed the related Class 1A Pass-Through Rate.

     Effect of Mortgage Loan Yield on Class 1A Pass-Through Rate

     The Class 1A Pass-Through Rates are based upon, among other factors as described above, the value of an index ("One-Month LIBOR") which is different from the fixed rates applicable to the Group 1 Mortgage Loans, as described under "The Mortgage Pool-Group 1" herein. See "Description of the Certificates-Calculation of One-Month LIBOR" herein. Each Mortgage Loan bears a fixed rate whereas the Class 1A Pass-Through Rates with respect to Class 1A Certificates adjust monthly and may be based upon One-Month LIBOR. Because the Mortgage Rates on the Group 1 Mortgage Loans are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yields for securities similar to the Class 1A Certificates were to rise, the market value of the Class 1A Certificates may decline in cases where the Class 1A Pass-Through Rate did not increase accordingly. One-Month LIBOR may respond to economic and market factors, while the Mortgage Rate on the Group 1 Mortgage Loans will be fixed. One-Month LIBOR may increase to a level at which the amount of interest collected on all of the Group 1 Mortgage Loans during the related Accrual Period may be insufficient to pay interest on the Class 1A Certificates at the Class 1A Pass-Through Rate calculated using One-Month LIBOR. The Class 1A Certificates do not contain any "carry-forward" or "catch-up" feature if the amount of interest paid is so limited.

     Prepayment Model

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement with respect to Group 1 is based on a constant annual rate of prepayment relative to the then outstanding principal balance of the related Mortgage Loans applied monthly during the period indicated of the life of the Group 1 Mortgage Loan. The prepayment model does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Group 1 Mortgage Loans. The Depositor does not make any representation about the appropriateness of any prepayment model.

     The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments (including balloon payments) on the Group 1 Mortgage Loans are received in a timely manner and prepayments of Group 1 Mortgage Loans in full are made at the indicated scenario level (each, a "Prepayment Model") set forth in the tables;
(ii) the Servicer exercises its right of optional termination described above on the earliest permissible date; (iii) distributions are made on the 25th day of each calendar month regardless of the day on which the Remittance Date actually occurs, commencing in October 1998; (iv) the Sub-Pool I Mortgage Loans have been aggregated into 5 hypothetical Initial Mortgage Loans and 10 hypothetical Subsequent Mortgage Loans with the characteristics set forth in the first following table; the Sub-Pool II Mortgage Loans have been aggregated into 6 hypothetical Initial Mortgage Loans and 12 hypothetical Subsequent Mortgage Loans, 3 of which are hypothetical Temporary Buydown Loans with the characteristics set forth in the second following table and the Group 1 Subsequent Mortgage Loans are purchased by December 23, 1998 resulting in no mandatory prepayment of the Class 1A Certificates on December 28, 1998; (v) no losses on the Group 1 Mortgage Loans have occurred; (vi) the sum of the Servicing Fee and fees payable out of the Trust Fund to the Trustee and the Certificate Insurer, respectively, equals approximately 0.78% per annum of the scheduled principal balance of the Group 1 Mortgage Loans for each Remittance Date; (vii) no interest shortfalls will arise in connection with prepayment in full of the Group 1 Mortgage Loans; (viii) the initial Class 1A-1 Pass-Through Rate is equal to 5.89203% per annum and the initial Class 1A-2 Pass-Through Rate is equal to 5.90203% per annum, the initial Class 1A-1 Principal Balance is equal to $51,000,000, and the initial Class 1A-2 Principal Balance is equal to $188,000,000, (ix) the Class A Principal Remittance Amount with respect to each of the Class 1A Certificates on each Remittance Date occurring prior to the Step-Down Date is equal to principal received from the related Sub-Pool plus the related Unrecovered Class A Portion for such Remittance Date and on each Remittance Date occurring on or after the Step-Down Date is equal to that amount required to reach or maintain the Required Overcollateralization Amount; (x) on each Remittance Date prior to the Cross-Over Date, the Excess Spread for Group 1 is applied in an amount required to reach or maintain the Required Overcollateralization Amount for the related Sub-Pool and to reduce the principal balance of the related Class 1A Certificates to the extent that the amount of such current application plus such amounts applied on all prior
Remittance Dates does not exceed $28,728,282.83 for Group 1; (xi) each Remittance Date is deemed to occur before the Cross-Over Date; (xii) the Class 1A Certificates are purchased on September 24, 1998; (xiii) no Available Funds Shortfall with respect to Group 1 exists and Available Transfer Cashflow and Net Excess Principal is applied to reach or maintain the Required Overcollateralization Amount as described in the Pooling Agreement; and (xiv) the Required Overcollateralization Amount for each of Sub-Pool I and Sub-Pool II is the Overcollateralization Amount required by the Certificate Insurer at any time as set forth in the Insurance Agreement with respect to Sub-Pool I and Sub-Pool II among the Depositor, the Servicer, the Certificate Insurer and the Trustee. The first and second following tables assume that there are no delinquencies on the Group 1 Mortgage Loans and that the related Interest Coverage Account has sufficient funds on deposit to cover shortfalls in interest of the Class 1A Certificates during the Funding Period attributable to the pre-funding feature. The "Step-Down Date" will be the Remittance Date following the later to occur of
(i) the thirtieth Remittance Date and (ii) the date on which the then outstanding Group 1 Principal Balance is equal to 50% of the sum of the Original Group 1 Pre-Funded Amount and the Original Group 1 Principal Balance.

                                     Group 1

                     Sub-Pool I Hypothetical Mortgage Loans

                                                                                                      Remaining
                                                                           Original     Remaining     Months to
                                                                         Amortization  Amortization    Balloon
                                                            Mortgage         Term         Term         Payment
          Principal Balance                              Interest Rate    (In-Months)  (In-Months)   (In Months)
          -----------------                              -------------    -----------  -----------   -----------
Sub-Pool I Initial Mortgage Loans:
$  7,004,900.13.................................            10.534%            360         359           179
$  1,098,873.37.................................            10.084%            114         113           N/A
$  3,798,199.10.................................             9.834%            177         176           N/A
$  4,174,519.81.................................            10.132%            236         236           N/A
$ 14,928,621.45.................................            10.569%            353         352           N/A

Subsequent Sub-Pool I Mortgage Loans (first subsequent
transfer balance as of October 27, 1998):
$  2,316,888.21.................................            10.534%            360         360           180
$    363,455.11.................................            10.084%            114         114           N/A
$  1,256,263.84.................................             9.834%            177         177           N/A
$  1,380,732.85.................................            10.132%            236         236           N/A
$  4,937,678.82.................................            10.569%            353         353           N/A

Subsequent Sub-Pool I Mortgage Loans (second subsequent
transfer balance as of November 27, 1998):
$  2,316,888.21.................................            10.534%            360         360           180
$    363,455.11.................................            10.084%            114         114           N/A
$  1,256,263.84.................................             9.834%            177         177           N/A
$  1,380,732.85.................................            10.132%            236         236           N/A
$  4,937,678.82.................................            10.569%            353         353           N/A

                     Sub-Pool II Hypothetical Mortgage Loans

                                                                                                       Remaining
                                                                           Original    Remaining       Months to
                                                           Mortgage      Amortization Amortization     Balloon
                                                           Interest          Term         Term         Payment
          Principal Balance                                  Rate         (In Months)  (In Months)   (In-Months)
          -----------------                                --------      ------------ ------------   -----------
Sub-Pool II Initial Mortgage Loans:
$  4,864,089.03..................................           10.387%            112         111           N/A
$ 25,989,763.27..................................           10.955%            179         178           N/A
$ 20,874,333.59..................................           10.340%            239         238           N/A
$ 32,411,562.57..................................           10.248%            352         351           N/A
$ 30,160,005.02..................................           10.530%            360         359           179
$    920,500.00..................................            9.459%(1)         360         360           N/A

Subsequent Sub-Pool II Mortgage Loans (first subsequent
transfer balance as of October 27, 1998):
$  1,576,302.83..................................           10.387%            112         112           N/A
$  8,422,489.20..................................           10.955%            179         179           N/A
$  6,764,734.54..................................           10.340%            239         239           N/A
$ 10,503,598.39..................................           10.248%            352         352           N/A
$  9,773,937.30..................................           10.530%            360         360           180
$    298,305.96..................................            9.459%(1)         360         360           N/A

Subsequent Sub-Pool II Mortgage Loans (second subsequent
transfer balance as of November 27, 1998):
$  1,576,302.83..................................           10.387%            112         112           N/A
$  8,422,489.20..................................           10.955%            179         179           N/A
$  6,764,734.54..................................           10.340%            239         239           N/A
$ 10,503,598.39..................................           10.248%            352         352           N/A
$  9,773,937.30..................................           10.530%            360         360           180
$    298,305.96..................................            9.459%(1)         360         360           N/A

----------

(1) Temporary Buydown Loan which has a mortgage rate that increases 1% in month twelve and an additional 1% in month twenty-four.

     Since the following tables were prepared on the basis of the assumptions in the preceding paragraphs, there are discrepancies between the characteristics of the actual Group 1 Mortgage Loans and the characteristics of the mortgage loans assumed in preparing such tables. Any such discrepancy may have an effect upon the percentages of the Principal Balance outstanding of each Class of the Class 1A Certificates and the weighted average life of the Class 1A Certificates set forth in the tables. In addition, since the actual Group 1 Mortgage Loans and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class 1A Certificates may be made earlier or later than as indicated in the tables.

     It is not likely that the Group 1 Mortgage Loans will prepay to maturity at any of the Prepayment Models specified in the tables below or that all Group 1 Mortgage Loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Group 1 Mortgage Loans (which include recently originated Group 1 Mortgage Loans) could produce slower or faster distributions of principal than are indicated in the following tables at the Prepayment Model specified even if the weighted average of the remaining terms to maturity of the Group 1 Mortgage Loans equals those assumed.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     The model used in this Prospectus Supplement with respect to the Class 1A Certificates is the prepayment assumption (the "Prepayment Assumption") which represents the assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. With respect to the Class 1A Certificates, a 100% Prepayment Assumption assumes a constant prepayment rate of 2% per annum of the then outstanding principal balance of such Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.2% per annum in each month thereafter until the twenty-first month. Beginning in the twenty-first month and in each month thereafter during the life of the Mortgage Loans, a 100% Prepayment Assumption assumes a constant prepayment rate of 26% per annum. As used in the table entitled "Prepayment Scenarios", 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption i.e., no prepayments. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption and so forth. In comparison, the model used in this Prospectus Supplement with respect to Group 2 (a "Prepayment Model") is based on a Constant Prepayment Rate more fully defined herein under the caption "Certain Yield and Prepayment Considerations--Class 2A Certificates--Prepayment Model". A "Constant Prepayment Rate" or "CPR" represents a constant annual rate of payment relative to the then outstanding principal balance of the related Mortgage Loans applied monthly during the indicated portion of the life of the Group 2 Mortgage Loan.

                              PREPAYMENT SCENARIOS

                  Scenario 1   Scenario 2   Scenario 3   Scenario 4   Scenario 5
                  ----------   ----------   ----------   ----------   ----------
Group 1(1)            0%           50%         100%         150%         200%
Group 2(2)           10%           20%          28%          35%          45%

----------
(1)  As a percentage of the Prepayment Assumption.

(2)  As a conditional prepayment rate (CPR).

     Based on the foregoing assumptions, the following tables indicate the projected weighted average life of each Class of the Class 1A Certificates.

         Percentage of the Original Principal Balance of the Class 1A-1
                   Certificates Outstanding at the Respective
                        Prepayment Models Set Forth Below

        Remittance Date                 Scenario 1     Scenario 2    Scenario 3    Scenario 4    Scenario 5
        ---------------                 ----------     ----------    ----------    ----------    ----------
Initial Percentage ...............           100           100           100           100           100
September 25, 1999 ...............            96            91            87            82            78
September 25, 2000 ...............            93            78            64            51            39
September 25, 2001 ...............            92            66            45            30            19
September 25, 2002 ...............            90            56            33            18             9
September 25, 2003 ...............            88            47            24            11             0
September 25, 2004 ...............            86            40            17             7             0
September 25, 2005 ...............            84            34            13             0             0
September 25, 2006 ...............            82            29             9             0             0
September 25, 2007 ...............            79            24             7             0             0
September 25, 2008 ...............            76            20             0             0             0
September 25, 2009 ...............            73            17             0             0             0
September 25, 2010 ...............            70            14             0             0             0
September 25, 2011 ...............            67            12             0             0             0
September 25, 2012 ...............            63            10             0             0             0
September 25, 2013 ...............            49             0             0             0             0
September 25, 2014 ...............            40             0             0             0             0
September 25, 2015 ...............            38             0             0             0             0
September 25, 2016 ...............            36             0             0             0             0
September 25, 2017 ...............            33             0             0             0             0
September 25, 2018 ...............            30             0             0             0             0
September 25, 2019 ...............            28             0             0             0             0
September 25, 2020 ...............            26             0             0             0             0
September 25, 2021 ...............            24             0             0             0             0
September 25, 2022 ...............            21             0             0             0             0
September 25, 2023 ...............            19             0             0             0             0
September 25, 2024 ...............            15             0             0             0             0
September 25, 2025 ...............             0             0             0             0             0
Weighted Average Life (1)(2) years         15.59          5.95          3.53          2.55          2.01
Weighted Average Life (1)(3) years         15.77          6.20          3.67          2.62          2.06

----------
(1) The weighted average life of a Class 1A-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class 1A-1 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class 1A-1 Certificate.

(2) Assumes Servicer exercises its right of optional termination at the earliest permissible date.

(3) Assumes that the Class 1A-1 Certificates remain outstanding to their maturity date.

         Percentage of the Original Principal Balance of the Class 1A-2
                   Certificates Outstanding at the Respective
                        Prepayment Models Set Forth Below

         Remittance Date                  Scenario 1     Scenario 2     Scenario 3    Scenario 4    Scenario 5
         ---------------                  ----------     ----------     ----------    ----------    ----------
Initial Percentage ...............           100%           100%           100           100           100
September 25, 1999 ...............            95             91             86            82            78
September 25, 2000 ...............            92             77             63            50            38
September 25, 2001 ...............            90             65             44            30            18
September 25, 2002 ...............            88             54             32            18             9
September 25, 2003 ...............            85             45             23            11             0
September 25, 2004 ...............            83             38             17             6             0
September 25, 2005 ...............            80             32             12             0             0
September 25, 2006 ...............            77             27              8             0             0
September 25, 2007 ...............            73             22              6             0             0
September 25, 2008 ...............            70             19              0             0             0
September 25, 2009 ...............            66             15              0             0             0
September 25, 2010 ...............            62             13              0             0             0
September 25, 2011 ...............            58             10              0             0             0
September 25, 2012 ...............            53              8              0             0             0
September 25, 2013 ...............            35              0              0             0             0
September 25, 2014 ...............            26              0              0             0             0
September 25, 2015 ...............            24              0              0             0             0
September 25, 2016 ...............            21              0              0             0             0
September 25, 2017 ...............            19              0              0             0             0
September 25, 2018 ...............            16              0              0             0             0
September 25, 2019 ...............            15              0              0             0             0
September 25, 2020 ...............            14              0              0             0             0
September 25, 2021 ...............            12              0              0             0             0
September 25, 2022 ...............            11              0              0             0             0
September 25, 2023 ...............             9              0              0             0             0
September 25, 2024 ...............             7              0              0             0             0
September 25, 2025 ...............             0              0              0             0             0
Weighted Average Life (1)(2) years         13.41           5.74           3.47          2.52          1.99
Weighted Average Life (1)(3) years         13.47           5.87           3.58          2.58          2.03

----------
(1) The weighted average life of a Class 1A-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class 1A-2 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class 1A-2 Certificate.

(2) Assumes Servicer exercises its right of optional termination at the earliest permissible date.

(3) Assumes that the Class 1A-2 Certificates remain outstanding to their maturity.

     As with fixed-rate obligations generally, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Group 1 Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Group 1 Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on the Group 1 Mortgage Loans.

     Class 2A Certificates

     Prepayment Considerations

     The Class 2A-1 Pass-Through Rate for each Remittance Date will be equal to the least of (i) One-Month LIBOR plus 0.25% per annum, (ii) the weighted average of the Mortgage Rates of the Group 2 Mortgage Loans minus, with respect to Group 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated and (c) the rate at which the Annual Trustee Expense Amount is calculated and (iii) the weighted average of the Maximum Mortgage Rates of the Group 2 Mortgage Loans minus, with respect to Group 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated and (c) the rate at which the Annual Trustee Expense Amount is calculated; provided, that on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement-Termination; Purchase of the Mortgage Loans" herein, the rate provided in clause (i) of this sentence will be One-Month LIBOR plus 0.65% per annum. The Class 2A-2 Pass-Through Rate for each Remittance Date will be equal to the least of (i) One-Month LIBOR plus 0.26% per annum, (ii) the weighted average of the Mortgage Rates of the Group 2 Mortgage Loans minus, with respect to Group 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated and (c) the rate at which the Annual Trustee Expense Amount is calculated and (iii) the weighted average of the Maximum Mortgage Rates of the Group 2 Mortgage Loans minus, with respect to Group 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated and (c) the rate at which the Annual Trustee Expense Amount is calculated; provided, that on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement-Termination; Purchase of the Mortgage Loans" herein, the rate provided in clause (i) of this sentence will be One-Month LIBOR plus 0.66% per annum.
Disproportionate principal payments (whether resulting from Principal Prepayments or Curtailments) on Group 2 Mortgage Loans having Mortgage Rates higher or lower than the related, then current, Class 2A Pass-Through Rate may also affect the yield on the related Class 2A Certificates. The yield to maturity of the Class 2A Certificates will be lower than that otherwise produced if disproportionate principal payments (including Principal Prepayments) are made on Group 2 Mortgage Loans having Mortgage Rates that exceed the related Class 2A Pass-Through Rate.

     Effect of Mortgage Loan Yield on Class 2A Pass-Through Rate

     The Class 2A Pass-Through Rates are based upon, among other factors as described above, the value of an index ("One-Month LIBOR") which is different from the value of the Index applicable to the Group 2 Mortgage Loans, as described under "The Mortgage Pool-Group 2" herein. See "Description of the Certificates-Calculation of One-Month LIBOR" herein. Each Group 2 Mortgage Loan adjusts annually or semiannually based upon the Index whereas the Class 2A Pass-Through Rates on the Class 2A Certificates adjust monthly and may be based upon One-Month LIBOR. One-Month LIBOR and the Index applicable to the Mortgage Loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. In addition, the Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Index on the Mortgage Loans are stable or are falling or that, even if both One-Month LIBOR and such Index rise during the same period, One-Month LIBOR may increase to a level at which the amount of interest collected on all Group 2 Mortgage Loans during the related Accrual Period may be insufficient to pay interest on the related Class 2A Certificates at the related Class 2A Pass-Through Rate calculated using One-Month LIBOR. In such an event, the resulting interest differential amount will be borne by the Class 2A Certificates by operation of the Available Funds Cap Rate.

     In addition, a number of factors affect the performance of One-Month LIBOR and may cause One-Month LIBOR to move in a different manner from other indices. To the extent that One-Month LIBOR may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to Class 2A Certificateholders due to such rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, One-Month LIBOR may remain higher than other market interest rates.

     All of the Group 2 Mortgage Loans are adjustable-rate mortgage loans ("ARMs"). As is the case with conventional fixed-rate mortgage loans, ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates were to fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates were to remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" lower fixed interest rates. The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. No assurances can be given as to the rate of prepayments on the Group 2 Mortgage Loans in stable or changing interest rate environments and the Depositor makes no representations as to the particular factors that will affect the prepayment of the Group 2 Mortgage Loans.

     Prepayment Model

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As described above, the Prepayment Model with respect to Group 2 is based on a CPR. The Prepayment Model does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Group 2 Mortgage Loans. The Depositor does not make any representation about the appropriateness of any Prepayment Model.

     The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Group 2 Mortgage Loans are received in a timely manner and prepayments of Group 2 Mortgage Loans in full are made at the indicated CPR set forth in the table entitled "Prepayment Scenarios"; (ii) the Servicer exercises its right of optional termination on the earliest permissible date as described above; (iii) distributions are made on the 25th day of each calendar month regardless of the day on which the Remittance Date actually occurs, commencing in October, 1998;
(iv) the Sub-Pool III Mortgage Loans have been aggregated into 5 hypothetical Sub-Pool III Initial Mortgage Loans and 10 hypothetical Sub-Pool III Subsequent Mortgage Loans with the characteristics set forth in the first following table; and the Sub-Pool IV Mortgage Loans have been aggregated into 6 hypothetical Sub-Pool IV Initial Mortgage Loans and 12 hypothetical Sub-Pool IV Subsequent Mortgage Loans, three of which are hypothetical Temporary Buydown Loans with characteristics set forth in the second and third following tables; and the Group 2 Subsequent Mortgage Loans are purchased by December 23, 1998 resulting in no mandatory prepayment of the Class 2A Certificates on December 28, 1998;
(v) no losses on the Group 2 Mortgage Loans have occurred; (vi) the sum of the Servicing Fee and the fees payable to the Trustee and the Certificate Insurer, respectively, equals approximately 0.78% per annum of the scheduled principal balance of the Group 2 Mortgage Loans for each Remittance Date; (vii) no interest shortfalls will arise in connection with prepayment in full of the Group 2 Mortgage Loans; (viii) the initial Class 2A-1 Pass-Through Rate is equal to 5.83203% per annum and the initial Class 2A-1 Principal Balance is equal to $78,000,000; the initial Class 2A-2 Pass-Through Rate is equal to 5.84203% per annum and the initial Class 2A-2 Principal Balance is equal to $133,000,000;
(ix) the Class A Principal Remittance Amount with respect to each of the Class 2A Certificates on each Remittance Date occurring prior to the Step-Down Date is equal to principal received from the related Sub-Pool plus the related Unrecovered Class A Portion for such Remittance Date and on each Remittance Date occurring on or after the Step-Down Date is equal to that amount required to reach or maintain the Required Overcollateralization Amount; (x) on each Remittance Date prior to the Cross-Over Date, the Excess Spread for Group 2 is applied in an amount required to reach or maintain the Required Overcollateralization Amount and to reduce the principal balance of the related Class 2A Certificates to the extent that the amount of such current application plus such amounts applied on all prior Remittance Dates does not exceed $25,277,157.36 for Group 2, (xi) each Remittance Date is deemed to occur before the Cross-Over Date; (xii) the Class 2A Certificates are purchased on September 24, 1998 (xiii) the Index remains at a constant rate equal to 5.40625%, with respect to any Adjustment Date; and (xiv) no Available Funds Shortfall with respect to Group 2 exists and Available Transfer Cashflow and Net Excess Principal is applied to reach or maintain the Required Overcollateralization Amount as described in the Pooling Agreement. The first through fourth following tables also assume that (i) there are no delinquencies on the Group 2 Mortgage Loans; (ii) the related Group 2 Interest Coverage Account has sufficient funds on deposit to cover shortfalls in interest on the Class 2A Certificates during the Funding Period attributable to the pre-funding feature; and (iii) the Required Overcollateralization Amount for each of Sub-Pool III and Sub-Pool IV is the Overcollateralization Amount required by the Certificate Insurer at any time as set forth in the Insurance Agreement with respect to Sub-Pool III and Sub-Pool IV among the Depositor, the Servicer, the Certificate Insurer and the Trustee. The "Step-Down Date" will be the Remittance Date following the later to occur of (i) the thirtieth Remittance Date and (ii) the date on which the then outstanding Group 2 Principal Balance is equal to 50% of the sum of the Original Group 1 Pre-Funded Amount and the Original Group 2 Principal Balance.

                     Sub-Pool III Hypothetical Group 2 Loans

                          Months                                                             Original      Remaining
                            to           Mortgage                   Maximum      Minimum      Term to       Term to
                           Rate          Interest       Gross       Interest     Interest    Maturity      Maturity
Principal Balance         Change           Rate         Margin        Rate         Rate    (In Months)    (In Months)
-----------------         ------           ----         ------        ----         ----    -----------    -----------
Sub-Pool III Initial Mortgage Loans:
$  2,463,877.92              4             9.986%       6.896%       15.986%       9.986%      360            358
$  2,669,262.72             20            10.560%       6.983%       16.560%       9.560%      360            356
$  7,416,154.71             22            10.254%       6.714%       16.254%       9.254%      360            358
$ 19,897,452.71             23            10.152%       6.674%       16.152%       9.152%      360            359
$ 14,553,501.18             24             9.804%       6.396%       15.804%       8.804%      360            360

Subsequent Sub-Pool III Mortgage Loans (first
subsequent transfer balance as of October 27,
1998):
$    843,678.91              6             9.986%       6.896%       15.986%       9.986%      360            360
$    914,006.59             24            10.560%       6.983%       16.560%       9.560%      360            360
$  2,539,433.17             24            10.254%       6.714%       16.254%       9.254%      360            360
$  6,813,268.24             24            10.152%       6.674%       16.152%       9.152%      360            360
$  4,983,397.07             24             9.804%       6.396%       15.804%       8.804%      360            360

Subsequent Sub-Pool III Mortgage Loans (second
subsequent transfer balance as of November 27,
1998):
$    843,678.91              6             9.986%       6.896%       15.986%       9.986%      360            360
$    914,006.59             24            10.560%       6.983%       16.560%       9.560%      360            360
$  2,539,433.17             24            10.254%       6.714%       16.254%       9.254%      360            360
$  6,813,268.24             24            10.152%       6.674%       16.152%       9.152%      360            360
$  4,983,397.07             24             9.804%       6.396%       15.804%       8.804%      360            360

                     Sub-Pool IV Hypothetical Group 2 Loans

                          Months                                                             Original      Remaining
                            to           Mortgage                   Maximum      Minimum      Term to       Term to
                           Rate          Interest        Gross      Interest     Interest    Maturity      Maturity
Principal Balance         Change           Rate         Margin        Rate         Rate    (In Months)    (In Months)
-----------------         ------           ----         ------        ----         ----    -----------    -----------
Sub-Pool IV Initial Mortgage Loans:
$  4,671,815.79              5            10.376%       7.321%       16.364%      10.364%      360            358
$  5,806,011.31             19            10.972%       7.241%       16.972%       9.972%      359            355
$ 14,863,791.57             22            10.666%       7.043%       16.666%       9.666%      359            357
$ 26,694,047.60             23            10.312%       6.828%       16.312%       9.312%      356            355
$ 11,143,499.22             23             8.382%(1)    6.944%       16.382%       9.382%      360            359
$ 19,949,918.52             24            10.122%       6.677%       16.122%       9.122%      356            356

Subsequent Sub-Pool IV Mortgage Loans (first
subsequent transfer balance as of October 27,
1998):
$  1,458,273.85              6            10.376%       7.321%       16.364%      10.364%      360            360
$  1,812,304.86             24            10.972%       7.241%       16.972%       9.972%      359            359
$  4,639,626.11             24            10.666%       7.043%       16.666%       9.666%      359            359
$  8,332,355.82             24            10.312%       6.828%       16.312%       9.312%      356            356
$  6,227,224.22             24            10.122%       6.677%       16.122%       9.122%      356            356
$  3,478,363.49             24             8.382%(1)    6.944%       16.382%       9.382%      360            360

Subsequent Sub-Pool IV Mortgage Loans
(second subsequent transfer balance as of
November 27, 1998):
$  1,458,273.85              6            10.376%       7.321%       16.364%      10.364%      360            360
$  1,812,304.86             24            10.972%       7.241%       16.972%       9.972%      359            359
$  4,639,626.11             24            10.666%       7.043%       16.666%       9.666%      359            359
$  8,332,355.82             24            10.312%       6.828%       16.312%       9.312%      356            356
$  6,227,224.22             24            10.122%       6.677%       16.122%       9.122%      356            356
$  3,478,363.49             24             8.382%(1)    6.944%       16.382%       9.382%      360            360

----------
(1) Temporary Buydown Loan which has a mortgage rate that increases 1% in month twelve. Beginning in month twenty-four the mortgage rate adjusts every six months based on the Index.

     Since the following tables were prepared on the basis of the assumptions in the preceding paragraphs, there are discrepancies between the characteristics of the actual Group 2 Mortgage Loans and the characteristics of the mortgage loans assumed in preparing such table. Any such discrepancy may have an effect upon the percentages of the related Class 2A Principal Balance outstanding and the weighted average life of the related Class 2A Certificates set forth in the tables. In addition, since the actual Group 2 Mortgage Loans and the Trust Fund have characteristics which differ from those assumed in preparing the table set forth below, the distributions of principal on the Class 2A Certificates may be made earlier or later than as indicated in the table.

     It is not likely that the Group 2 Mortgage Loans will prepay to maturity at the Prepayment Model specified in the tables below or that all Group 2 Mortgage Loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Group 2 Mortgage Loans (which include recently originated Group 2 Mortgage Loans) could produce slower or faster distributions of principal than are indicated in the table at the various percentages of the Prepayment Model specified even if the weighted average of the remaining terms to maturity of the Group 2 Mortgage Loans equals those assumed.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     The model used in this  Prospectus  Supplement with respect to the Class 2A
Certificates is based on a percentage of CPR as shown in the table entitled "Prepayment Scenarios". See "Certain Yield and Prepayment Considerations--Class 1A Certificates--Prepayment Model" above.

     Based on the foregoing assumptions, the following table indicates the projected weighted average life of the Class 2A Certificates.

         Percentage of the Original Principal Balance of the Class 2A-1
                   Certificates Outstanding at the Respective
                        Prepayment Models Set Forth Below

         Remittance Date                 Scenario 1    Scenario 2    Scenario 3     Scenario 4    Scenario 5
         ---------------                 ----------    ----------    ----------     ----------    ----------
Initial Percentage ...............           100           100           100%           100           100
September 25, 1999 ...............            87            77            69             63            53
September 25, 2000 ...............            76            60            48             38            26
September 25, 2001 ...............            68            46            34             25            15
September 25, 2002 ...............            60            37            24             16             8
September 25, 2003 ...............            53            29            17             11             0
September 25, 2004 ...............            47            23            12              7             0
September 25, 2005 ...............            42            19             9              0             0
September 25, 2006 ...............            37            15             6              0             0
September 25, 2007 ...............            33            12             5              0             0
September 25, 2008 ...............            30             9             0              0             0
September 25, 2009 ...............            26             7             0              0             0
September 25, 2010 ...............            23             6             0              0             0
September 25, 2011 ...............            21             5             0              0             0
September 25, 2012 ...............            18             4             0              0             0
September 25, 2013 ...............            16             0             0              0             0
September 25, 2014 ...............            14             0             0              0             0
September 25, 2015 ...............            12             0             0              0             0
September 25, 2016 ...............            11             0             0              0             0
September 25, 2017 ...............             9             0             0              0             0
September 25, 2018 ...............             8             0             0              0             0
September 25, 2019 ...............             7             0             0              0             0
September 25, 2020 ...............             6             0             0              0             0
September 25, 2021 ...............             5             0             0              0             0
September 25, 2022 ...............             4             0             0              0             0
September 25, 2023 ...............             3             0             0              0             0
September 25, 2024 ...............             2             0             0              0             0
September 25, 2025 ...............             0             0             0              0             0
Weighted Average Life (1)(2) years          7.73          4.02          2.77           2.12          1.55
Weighted Average Life (1)(3) years          7.75          4.09          2.86           2.21          1.62

----------
(1) The weighted average life of a Class 2A-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class 2A-1 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class 2A-1 Certificate.

(2) Assumes Servicer exercises its right of optional termination at the earliest permissible date.

(3) Assumes that the Class 2A-1 Certificates remain outstanding to their maturity.

     The rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Sub-Pool III Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Sub-Pool III Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on the Sub-Pool III Mortgage Loans.

         Percentage of the Original Principal Balance of the Class 2A-2
                   Certificates Outstanding at the Respective
                        Prepayment Models Set Forth Below

        Remittance Date                   Scenario 1    Scenario 2    Scenario 3    Scenario 4    Scenario 5
        ---------------                   ----------    ----------    ----------    ----------    ----------
Initial Percentage ...............           100           100           100           100           100
September 25, 1999 ...............            87            77            69            63            53
September 25, 2000 ...............            76            60            48            38            26
September 25, 2001 ...............            68            46            34            25            15
September 25, 2002 ...............            60            37            24            16             8
September 25, 2003 ...............            53            29            17            10             0
September 25, 2004 ...............            47            23            12             7             0
September 25, 2005 ...............            42            18             9             0             0
September 25, 2006 ...............            37            15             6             0             0
September 25, 2007 ...............            33            12             5             0             0
September 25, 2008 ...............            30             9             0             0             0
September 25, 2009 ...............            26             7             0             0             0
September 25, 2010 ...............            23             6             0             0             0
September 25, 2011 ...............            21             4             0             0             0
September 25, 2012 ...............            18             4             0             0             0
September 25, 2013 ...............            16             0             0             0             0
September 25, 2014 ...............            14             0             0             0             0
September 25, 2015 ...............            12             0             0             0             0
September 25, 2016 ...............            11             0             0             0             0
September 25, 2017 ...............             9             0             0             0             0
September 25, 2018 ...............             8             0             0             0             0
September 25, 2019 ...............             7             0             0             0             0
September 25, 2020 ...............             6             0             0             0             0
September 25, 2021 ...............             5             0             0             0             0
September 25, 2022 ...............             4             0             0             0             0
September 25, 2023 ...............             3             0             0             0             0
September 25, 2024 ...............             2             0             0             0             0
September 25, 2025 ...............             0             0             0             0             0
Weighted Average Life (1)(2) years          7.73          4.01          2.77          2.12          1.55
Weighted Average Life (1)(3) years          7.74          4.09          2.85          2.21          1.61

----------
(1) The weighted average life of a Class 2A-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class 2A-2 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class 2A-2 Certificate.

(2) Assumes Servicer exercises its right of optional termination at the earliest permissible date.

(3) Assumes that the Class 2A-2 Certificates remain outstanding to their maturity.

     The rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Sub-Pool IV Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Sub-Pool IV Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on the Sub-Pool IV Mortgage Loans.

     Limitation on Adjustments

     Although each of the Group 2 Mortgage Loans bears interest at an adjustable Mortgage Rate, the adjustments of the Mortgage Rate for any Group 2 Mortgage Loan will not exceed the Periodic Rate Cap and the Mortgage Rate will in no event exceed the Maximum Mortgage Rate or be less than the Minimum Mortgage Rate for such Group 2 Mortgage Loan, regardless of the level of interest rates generally or the rate otherwise produced by adding the related Index and the Gross Margin. In addition, such adjustments will be subject to rounding to the nearest 0.125%.

                                  THE DEPOSITOR

                For further information regarding the Depositor,
                     see "The Depositor" in the Prospectus.

Loan Origination History

     The Depositor originates mortgage loans on Single Family Properties, Multifamily Properties, Commercial Properties, Mixed Use and Manufactured Home Properties nationwide and purchases mortgage loans from lenders, mortgage bankers, and brokers on a wholesale basis. The Depositor conducts loan origination and/or wholesale operations in all states in the United States except Alaska and Hawaii. The dollar amounts of first and second mortgage loans originated and purchased by the Depositor, collectively, during the twelve month periods ended June 30, 1998, 1997, 1996 and 1995 were approximately $1,568,485,000, $998,988,000, $727,307,000 and $470,938,000, respectively.

Underwriting Criteria

     All of the Mortgage Loans were or will be originated or purchased by the Depositor and are or will be serviced by the Servicer. All mortgage loan applications are underwritten, and properties appraised, prior to origination and/or purchase by the Depositor. All loans are reviewed and approved by a loan officer of the Depositor, each of whom has specific credit limits based on experience and seniority. However, only fourteen senior loan officers can approve loan applications from $150,001-$250,000, only twelve executive officers of the Depositor can approve loan applications from $250,001-$325,000, only five senior executive officers of the Depositor can approve loan applications from $325,001-$400,000 and only two senior executive officers of the Depositor can approve loan applications from $400,001-$500,000. All loan applications over $500,000 require the approval of two specific senior executive officers of the Depositor and ratification by the Board of Directors of the Depositor.

     Borrower loan applications are reviewed through a combination of reviews of credit bureau reports and/or individual certifications. Income is determined through various means, including applicant interviews, written verifications with employers and review of pay stubs and tax returns, and a determination is made that the borrower has a sufficient level of disposable income to satisfy debt repayment requirements.

     Substantially all properties of the Depositor are appraised by independent fee appraisers approved by the Depositor in advance of funding, although in rare instances the appraisal may be performed by a licensed in-house appraiser of the Depositor. In addition, as part of the Depositor's quality control audit procedures, approximately one of every ten properties with respect to a loan originated by the Depositor is then reappraised by a different appraiser and approximately 10% of all loans originated or purchased are reunderwritten. With respect to Manufactured Homes, standard FNMA Manufactured Housing appraisal guidelines are used by both staff and independent fee appraisers. Loans are closed through approved attorneys, title insurers or agents of title insurers and escrow companies, and are insured by major title companies. The Depositor makes loans primarily on suburban and urban single family homes in major metropolitan areas. In addition, the Depositor makes loans secured by investor properties which include a commercial unit. Loans secured by multifamily properties and mixed residential and commercial structures are also made where the loan proceeds may be used by the borrower for business purposes.

     The maximum permitted combined loan-to-value ratio and debt-to-income ratio guidelines for each underwriting program and class are set forth herein under "The Depositor-Underwriting Criteria-Group 1" and "The Depositor-Underwriting Criteria-Group 2". Approximately 19.71% of the Group 1 Initial Mortgage Loans (by Original Group 1 Principal Balance) were underwritten to Classes IIB, III, III-SE, IV, IV-PI and V. Approximately 23.83% of the Sub-Pool I Initial Mortgage Loans (by Original Sub-Pool I Principal Balance) were underwritten to Classes IIB, III, III-SE, IV, IV-PI and V. Approximately 18.60% of the Sub-Pool II
Initial Mortgage Loans (by Original Sub-Pool II Principal Balance) were underwritten to Classes IIB, III, III-SE, IV, IV-PI and V.

     Approximately 32.65% of the Group 2 Initial Mortgage Loans, by Original Group 2 Principal Balance, were underwritten to Classes, IIB, III, SE, IV and V. Approximately 31.28% of the Sub-Pool III Initial Mortgage Loans (by Original Sub-Pool III Principal Balance) were underwritten to Classes IIB, III, SE, IV and V. Approximately 33.42% of the Sub-Pool IV Initial Mortgage Loans (by Original Sub-Pool IV Principal Balance) were underwritten to Classes IIB, III, SE, IV and V.

     Group 1

     Single Family Loans.

     Approximately 88.33% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance, were originated or purchased by the Depositor pursuant to its Fixed-Rate Mortgage Program Underwriting Guidelines. The Fixed-Rate Mortgage Program Underwriting Guidelines are primarily intended to evaluate a borrower's credit standing and ability to repay a mortgage loan and to assess the value of the related mortgaged property as collateral for such mortgage loan.

     The Group 1 Mortgage Loans are originated primarily for borrowers who are refinancing existing debt, which may include mortgage loans. Therefore, the related mortgage may be either a senior or junior lien. In general, the borrowers, in connection with certain lower numbered and earlier alphabetically designated underwriting classes, have a history of paying consumer and prior mortgage debt predominantly in a timely manner or, instead, in connection with certain higher numbered and later alphabetically designated underwriting classes, may have payment histories that include up to three payments missed on a prior mortgage obligation and/or, in some cases, major derogatory credit items such as outstanding judgments or prior bankruptcies.

     The Fixed-Rate Mortgage Program allows originations of mortgage loans secured by primary residences or investment properties.

     Several different underwriting classes are used to categorize borrowers' creditworthiness. In addition to general Fixed-Rate Mortgage Program Underwriting Guidelines, each class has guidelines relating to maximum permitted combined loan-to-value ratio, maximum permitted debt-to-income ratio and acceptable consumer credit and mortgage credit delinquencies and defaults. Generally, higher numbered and later alphabetically designated underwriting classes (as set forth in the table below) permit a greater number of derogatory credit items than the lower numbered and earlier alphabetically designated underwriting classes.

     Each underwriting class has guidelines and standards for the type of income, employment and asset verification performed prior to closing the loan. In general, the Fixed-Rate Mortgage Program does not require verification of the source of the borrower's assets to close the loan because this is not deemed to be a critical credit factor in the case of a refinanced mortgage loan. The Fixed-Rate Mortgage Program Class AA, Class I, Class II and Class IIB generally require the verification of employment and income that is stated on the borrower's application. The Class ANIV, Class III and Class III-SE program guidelines generally require verification of employment without verification of income that must be stated on the application. The Class III-SE program is intended for self-employed borrowers. The Class IV program generally requires the verification of income that is stated on the application. The Class IV-PI program generally requires the verification of fifty percent of income that is stated on the application. The Class V program generally requires the verification of all income that can be verified by independent means. Generally, the maximum permitted combined loan-to-value ratio and debt-to-income ratio guidelines for each Fixed-Rate Mortgage Program underwriting class are as follows:

                           Fixed-Rate Mortgage Program
                               Single Family Loans

                                                                               Maximum
                                                                              Permitted             Maximum
                                                                              Combined             Permitted
Underwriting                                                                 Loan-To-Value       Debt-To-Income
   Class                        Property Type                                   Ratio               Ratio
   -----                        -------------                                   -----               -----
    AA            Owner Occupied One- to Four-Family                             80%                 45%
                  Owner Occupied Condominium/Townhouse/PUD                       85%                 45%
                  Non-Owner Occupied One- to Four-Family                         80%                 45%
                  Non-Owner Occupied Condominium/Townhouse/PUD                   75%                 45%
   ANIV           Owner Occupied One- to Four-Family                             75%                 40%
                  Owner-Occupied Condominium/Townhouse/PUD                       80%                 40%
                  Non-Owner Occupied One- to Four-Family                         75%                 40%
                  Non-Owner Occupied Condominium/Townhouse/PUD                   70%                 40%
     I            Owner Occupied One- to Four-Family                             80%                 50%
                  Owner Occupied Condominium/Townhouse/PUD                       85%                 50%
                  Non-Owner Occupied One- to Four-Family                         80%                 50%
                  Non-Owner Occupied Condominium/Townhouse/PUD                   70%                 50%
    II            Owner Occupied One- to Four-Family                             75%                 50%
                  Owner Occupied Condominium/Townhouse/PUD                       80%                 50%
                  Non-Owner Occupied One- to Four-Family                         75%                 50%
                  Non-Owner Occupied Condominium/Townhouse/PUD                   70%                 50%
    IIB           Owner Occupied One- to Four-Family                             75%                 50%
                  Owner Occupied Condominium/Townhouse/PUD                       75%                 50%
                  Non-Owner Occupied One- to Four-Family                         75%                 50%
                  Non-Owner Occupied Condominium/Townhouse/PUD                   70%                 50%
    III           Owner Occupied One- to Four-Family                             70%                 45%
                  Owner Occupied Condominium/Townhouse/PUD                       75%                 45%
                  Non-Owner Occupied One- to Four-Family                         70%                 45%
                  Non-Owner Occupied Condominium/Townhouse/PUD                   60%                 45%
  III-SE          Owner Occupied One- to Four-Family                             70%                 45%
                  Owner Occupied Condominium/Townhouse/PUD                       75%                 45%
                  Non-Owner Occupied One- to Four-Family                         70%                 45%
                  Non-Owner Occupied Condominium/Townhouse/PUD                   60%                 45%
    IV            Owner Occupied One- to Four-Family                             70%                 45%
                  Owner Occupied Condominium/Townhouse/PUD                       70%                 45%
                  Non-Owner Occupied One- to Four-Family                         65%                 45%
                  Non-Owner Occupied Condominium/Townhouse/PUD                   55%                 45%
   IV-PI          Owner Occupied One- to Four-Family                             70%                 45%
                  Owner Occupied Condominium/Townhouse/PUD                       70%                 45%
                  Non-Owner Occupied One- to Four-Family                         65%                 45%
                  Non-Owner Occupied Condominium/Townhouse/PUD                   55%                 45%
     V            Owner Occupied One- to Four-Family                             65%                 45%
                  Owner Occupied Condominium/Townhouse/PUD                       55%                 45%
                  Non-Owner Occupied One- to Four-Family                         55%                 45%

     The maximum permitted combined loan-to-value ratio may be increased by 5% for Classes AA, ANIV, I, II, IIB, III, III-SE, IV and IV-PI on only owner occupied one- to four-family dwellings, if the borrowers have exhibited an excellent mortgage payment history, verified for the most recent twelve month period.

     Further adjustments to both the maximum permitted combined loan-to-value ratio and the maximum permitted debt-to-income ratio are available only on owner occupied one- to four-family dwellings, through utilization of the "Rate Add-on Feature". This feature, offered on all loan classes with the exception of Class V, typically allows the loan-to-value ratio to be increased a maximum of 10%. The Rate Add-on Feature is no longer available on any other property type but, rather, has been incorporated into the maximum permitted combined loan-to-value ratio and the maximum permitted debt-to-income ratio at origination.

     Down payment requirements for purchase money transactions are verifiable liquid assets of the borrower. In addition, the minimum cash down payment required to be provided by the borrower, which may include any gift received by the borrower, is 10% of the sale price, except with respect to Class AA and Class I which is 5% of the sale price. For all classes with the exception of V, if the property is an owner-occupied one- to four-family residence, a seller financed subordinate mortgage loan is allowed. However, in no case can a seller financed subordinate loan exceed 20% of the purchase price.

     On a case-by-case basis, the Depositor may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the class guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low combined loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and duration of residence at the applicant's current address.

     Manufactured Home Loans. The Manufactured Home Loans included in the initial Group 1 (approximately 4.08% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance) were originated or purchased by the Depositor pursuant to its Manufactured Home Loan Program. The Manufactured Home Loan Program allows origination of fixed-rate and adjustable-rate mortgage loans secured only by first liens on manufactured homes that have been permanently affixed to a permanent foundation and to the real property. In addition, the Manufactured Home Loan Program allows origination of fully amortizing loans only, with a standard amortization term of ten (10), fifteen (15) or twenty (20) years for multi-wide properties and fifteen (15) years for single-wide properties. Thirty (30) year and twenty-five (25) year amortizations may also be permitted, subject to certain limitations, for loans secured by multi-wide properties. Subject to certain limitations, the Manufactured Home, if multi-wide, may be either a second home or a vacation home.

     The Depositor's underwriting standards under the Manufactured Home Loan Program are primarily intended to evaluate a borrower's credit standing and ability to repay a mortgage loan and to assess the value of the manufactured home and underlying real estate as collateral for such mortgage loan. In general, the Depositor's underwriting guidelines with respect to eligible borrowers under the Manufactured Home Loan Program are the same as those under the Depositor's Fixed-Rate Mortgage Program or Adjustable-Rate Mortgage Program, as the case may be.

     The Manufactured Home Loan Program underwriting guidelines with respect to eligible properties are, in general, the same as those for the Fixed-Rate Mortgage Program or Adjustable-Rate Mortgage Program, as the case may be, with necessary modifications due to the nature of the product. The Manufactured Home must be constructed pursuant to Federal Manufactured Home Construction and
Safety Standards and the property must be zoned 1-4 family residential. The wheels, axles and trailer hitch must have been removed and the home must be permanently affixed to a permanent foundation on the real estate. The Depositor requires a manufactured housing unit (ALTA 7) endorsement from each title insurer of a Manufactured Home Loan stating that the insurer agrees that the related manufactured housing unit is included within the term "land" when used in the title policy. Each underwriting class, in addition to standard Fixed-Rate Mortgage Program guidelines or Adjustable-Rate Mortgage Program guidelines, as the case may be, has guidelines as to the maximum permitted combined loan-to-value ratio based on the size of the manufactured home (single-wide or multi-wide). Generally, higher numbered and later alphabetically designated underwriting classes (as set forth in the table below) permit a greater number of derogatory credit items than the lower numbered and earlier alphabetically designated underwriting classes.

                         Manufactured Home Loan Program

                                                                  Maximum
                                                                 Permitted               Maximum
                                                                 Combined               Permitted
Underwriting                                                   Loan-To-Value          Debt-to-Income
    Class             Property Type                                Ratio                  Ratio
    -----             -------------                                -----                  -----
    AA          Owner Occupied Single-wide                          85%                    45%
                Owner Occupied Multi-wide                           90%                    45%

    ANIV        Owner Occupied Single-wide                          75%                    45%
                Owner Occupied Multi-wide                           85%                    45%

    I           Owner Occupied Single-wide                          80%                    50%
                Owner Occupied Multi-wide                           90%                    50%

    II          Owner Occupied Single-wide                          75%                    50%
                Owner Occupied Multi-wide                           85%                    50%

    IIB         Owner-Occupied Multi-wide                           75%                    45%

    III         Owner Occupied Single-wide                          70%                    45%
                Owner Occupied Multi-wide                           80%                    45%

    III-SE      Owner Occupied Single-wide                          70%                    45%
                Owner Occupied Multi-wide                           80%                    45%

    IV          Owner Occupied Multi-wide                           70%                    45%

    V           Owner Occupied Multi-wide                           50%                    45%

     Multifamily Loans and Mixed Use Loans. The Multifamily and Mixed Use Loans included in the Initial Group 1 (approximately 6.48% of the Group 1 Initial
Mortgage Loans, by Original Group 1 Principal Balance, all of which will be included in the Initial Sub-Pool II) were originated or purchased by the Depositor pursuant to its Fixed Rate Mortgage Program--Multifamily and Mixed
Use. The Depositor primarily underwrites loans for 5 to 50 unit apartment buildings in Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Massachusetts, Maryland, Michigan, New Hampshire, New Jersey, New York, Ohio, Oregon, Pennsylvania, Rhode Island, Virginia, Washington and the District of Columbia under the Fixed-Rate Mortgage Program--Multifamily and Mixed Use.

     The Depositor's underwriting standards under the Fixed Rate Mortgage Program--Multifamily and Mixed Use are primarily intended to assess the ability of the mortgaged property to generate adequate cash flow to support the mortgage and to a lesser extent, the financial capabilities and managerial ability of the mortgagor. In determining whether a loan should be granted, the Depositor considers the reliability of the income stream from investment property, the debt service coverage ratios and the adequacy of such property as collateral for the mortgage loan, the creditworthiness of the mortgagor and the mortgagor's management experience. The "debt service coverage ratio" or "DSCR" with respect to a Mortgaged Property means (a) the annual net operating income for the related Mortgaged Property used in underwriting the related Mortgage Loan divided by (b) the annual debt service (principal and interest) for such Mortgage Loan. While their primary consideration in underwriting a mortgage loan is the mortgaged property, sufficient documentation on the mortgagor is required to establish the financial strength and ability of the borrower to successfully operate the mortgaged property and meet the obligations of the note and deed of trust.

     Under the Fixed Rate Mortgage Program--Multifamily and Mixed Use, the amount of the mortgage loan is not more than 75% of the appraised value. The debt service coverage ratio ("DSCR") is not less than 1.2.

     The Fixed Rate Mortgage Program--Multifamily and Mixed Use requires the inspection of the property and records regarding the property are inspected to determine that the property is in compliance with current zoning requirements, the number of buildings on the property, the type of construction materials used, the proximity of the property to natural hazards and flood zones and whether there are any negative environmental factors. The property must front on publicly dedicated and maintained streets with provisions for adequate and safe ingress and egress. Also, the title is reviewed to determine if there are any covenants, conditions and restrictions or easements on the property. The properties are appraised by licensed and insured independent appraisers approved by the Depositor and reviewed either by the Depositor's property evaluation department and/or an outside consultant.

     Generally, the maximum permitted combined loan-to-value ratio and minimum permitted debt service coverage ratio guidelines for each underwriting class are as follows:

                           Fixed-Rate Mortgage Program
                            Multifamily and Mixed Use

                                                                  Maximum
                                                                 Permitted             Minimum
                                                                  Combined            Permitted
Underwriting                                                   Loan-To-Value         Debt Service
   Class                      Property Type                        Ratio               Coverage
   -----                      -------------                        -----               --------
    AA          Owner Occupied..............................        75%                  1.20%
                Non-Owner Occupied..........................        70%                  1.20%

    I           Owner Occupied..............................        75%                  1.20%
                Non-Owner Occupied..........................        70%                  1.20%

    II          Owner Occupied..............................        65%                  1.20%
                Non-Owner Occupied..........................        60%                  1.20%

    IV          Owner Occupied..............................        55%                  1.35%
                Non-Owner Occupied..........................        50%                  1.35%

    V           Owner Occupied..............................        55%                  1.35%
                Non-Owner Occupied..........................        50%                  1.35%

     Commercial Loans. The Commercial Loans included in the Initial Group 1 (approximately 1.11% of the Group 1 Initial Mortgage Loans, by Original Group 1 Principal Balance, all of which will be included in the Initial Sub-Pool II) were originated or purchased by the Depositor pursuant to its Commercial Property Program. Under this program the Depositor primarily underwrites loans for 3 to 50 unit buildings without a residential component. The properties primarily consist of commercial and/or office space with a minimum of three tenants.

     The  Depositor's  underwriting  standards  under  the  Commercial  Property
Program are primarily intended to assess the ability of the mortgaged property to generate adequate cash flow to support the mortgage and to a lesser extent, the financial capabilities and managerial ability of the mortgagor. In determining whether a loan should be granted, the Depositor considers the reliability of the income stream from investment property, the DSCRs and the adequacy of such property as collateral for the mortgage loan, the creditworthiness of the mortgagor and the mortgagor's management experience. While the primary consideration in underwriting a mortgage loan under this program is the mortgaged property, sufficient documentation on the mortgagor is required to establish the financial strength and ability of the borrower to successfully operate the mortgaged property and meet the obligations of the note and deed of trust.

     Under the Commercial Property Program, the amount of the mortgage loan is not more than 70% of the appraised value. The DSCR is not less than 1.25.

     The Commercial Property Program requires the inspection of the property and records regarding the property to determine that the property is in compliance with current zoning requirements, the number of buildings on the property, the type of construction materials used, the proximity of the property to natural hazards and flood zones and whether there are any negative environmental factors. The property must front on publicly dedicated and maintained streets with provisions for adequate and safe ingress and egress. Also, the title is reviewed to determine if there are any covenants, conditions and restrictions or easements on the property. The properties are appraised by licensed and insured independent appraisers approved by the Depositor and reviewed either by the Depositor's property evaluation department and/or an outside consultant.

     Generally, the maximum permitted CLTV and minimum permitted DSCR guidelines for each underwriting class are as follows:

                           Commercial Property Program

                                                                  Maximum
                                                                 Permitted              Minimum
                                                                 Combined              Permitted
Underwriting                                                   Loan-To-Value         Debt Service
  Class                       Property Type                        Ratio            Coverage Ratio
  -----                       -------------                        -----            --------------
    A           Owner Occupied..............................        70%                  1.25%
                Non-Owner Occupied..........................        65%                  1.25%

    I           Owner Occupied..............................        70%                  1.25%
                Non-Owner Occupied..........................        65%                  1.25%

    II          Owner Occupied..............................        65%                  1.35%
                Non-Owner Occupied..........................        60%                  1.35%

    IV          Owner Occupied..............................        55%                  1.45%
                Non-Owner Occupied..........................        50%                  1.45%

    V           Owner Occupied..............................        55%                  1.45%
                Non-Owner Occupied..........................        50%                  1.45%

     Group 2

     Single Family Loans. Approximately 96.10% of the Group 2 Initial Mortgage Loans, by Original Group 2 Principal Balance, were originated or purchased by the Depositor pursuant to its Adjustable-Rate First Mortgage Program underwriting guidelines. The Adjustable-Rate First Mortgage Program guidelines are primarily intended to evaluate a borrower's credit standing and ability to repay a mortgage loan and to assess the value of the related mortgaged property as collateral for such mortgage loan.

     The Group 2 Mortgage Loans are originated primarily for borrowers who are refinancing existing debt. In general, the borrowers, in connection with certain lower numbered and earlier alphabetically designated underwriting classes, have a history of paying consumer and prior mortgage debt predominantly in a timely manner or, instead, in connection with certain higher numbered and later alphabetically designated underwriting classes, may have payment histories that include up to three payments missed on a prior mortgage obligation and/or, in some cases, major derogatory credit items such as outstanding judgments or prior bankruptcies.

     Several different underwriting classes are used to categorize the creditworthiness of borrowers. In addition to general Adjustable-Rate First Mortgage Program guidelines, each class has guidelines relating to maximum permitted loan-to-value ratio, maximum permitted debt-to-income ratio and acceptable consumer credit and mortgage credit delinquencies and defaults. Generally, higher numbered and later alphabetically designated underwriting classes (as set forth in the table below) permit a greater number of derogatory credit items than the lower numbered and earlier alphabetically designated underwriting classes.

     Each underwriting class has guidelines and standards for the type of income, employment and asset verification performed prior to closing the loan. In general, the Adjustable-Rate First Mortgage Program does not require verification of the source of the borrower's assets to close the loan because this is not deemed to be a critical credit factor in the case of a refinanced mortgage loan. The Adjustable-Rate First Mortgage Program Class AA, Class I, Class II and Class IIB generally require the verification of employment and income that is stated on the borrower's application. The Class ANIV, Class III and Class SE program guidelines generally require verification of employment without verification of income that must be stated on the application. The Class SE program is intended for self-employed borrowers. The Class IV program generally requires the verification of income that is stated on the application without verification of employment and the Class V program generally requires the verification of all income that can be verified by independent means.

     Generally, the maximum permitted loan-to-value ratio and maximum permitted debt-to-income ratio guidelines for each underwriting class are as follows:

                     Adjustable-Rate First Mortgage Program

                                                                                Maximum               Maximum
                                                                               Permitted             Permitted
Underwriting                                                                 Loan-To-Value         Debt-To-Income
   Class                              Property Type                              Ratio                 Ratio
   -----                              -------------                              -----                 -----
     AA           Owner Occupied One- to Four-Family                              80%                   45%
                  Owner Occupied Condominium/Townhouse/PUD                        85%                   45%
                  Non-Owner Occupied One- to Four-Family                          80%                   45%
                  Non-Owner Occupied Condominium/Townhouse/PUD                    75%                   45%

    ANIV          Owner Occupied One- to Four-Family                              75%                   40%
                  Owner Occupied Condominium/Townhouse/PUD                        80%                   40%
                  Non-Owner Occupied One- to Four-Family                          75%                   40%
                  Non-Owner Occupied Condominium/Townhouse/PUD                    70%                   40%

      I           Owner Occupied One- to Four-Family                              80%                   50%
                  Owner Occupied Condominium/Townhouse/PUD                        85%                   50%
                  Non-Owner Occupied One- to Four-Family                          80%                   50%
                  Non-Owner Occupied Condominium/Townhouse/PUD                    70%                   50%

     II           Owner Occupied One- to Four-Family                              75%                   50%
                  Owner Occupied Condominium/Townhouse/PUD                        80%                   50%
                  Non-Owner Occupied One- to Four-Family                          75%                   50%
                  Non-Owner Occupied Condominium/Townhouse/PUD                    70%                   50%

     IIB          Owner Occupied One- to Four-Family                              75%                   50%
                  Owner Occupied Condominium/Townhouse/PUD                        75%                   50%
                  Non-Owner Occupied One- to Four-Family                          75%                   50%
                  Non-Owner Occupied Condominium/Townhouse/PUD                    70%                   50%

     SE           Owner Occupied One- to Four-Family                              70%                   45%
                  Owner Occupied Condominium/Townhouse/PUD                        75%                   45%
                  Non-Owner Occupied One- to Four-Family                          70%                   45%
                  Non-Owner Occupied Condominium/Townhouse/PUD                    60%                   45%


     III          Owner Occupied One- to Four-Family                              70%                   45%
                  Owner Occupied Condominium/Townhouse/PUD                        75%                   45%
                  Non-Owner Occupied One- to Four-Family                          70%                   45%
                  Non-Owner Occupied Condominium/Townhouse/PUD                    60%                   45%

     IV           Owner Occupied One- to Four-Family                              70%                   45%
                  Owner Occupied Condominium/Townhouse/PUD                        70%                   45%
                  Non-Owner Occupied One- to Four-Family                          65%                   45%
                  Non-Owner Occupied Condominium/Townhouse/PUD                    55%                   45%

      V           Owner Occupied One- to Four-Family                              65%                   45%
                  Owner Occupied Condominium/Townhouse/PUD                        55%                   45%
                  Non-Owner Occupied One- to Four-Family                          55%                   45%

     The maximum permitted loan-to-value ratio may be increased 5% for Class AA, ANIV, I, II, IIB, SE, III and IV on one- to four-family dwellings only, if the borrowers have exhibited an excellent mortgage payment history, verified for the most recent twelve month period.

     Further adjustments to both maximum permitted loan-to-value ratio and maximum permitted debt-to-income ratio are available on only one- to four-family dwellings, through utilization of the Rate Add-on Feature. This feature, offered on all loan classes with the exception of Class V, typically allows the loan-to-value ratio to be increased a maximum of 10%. The Rate Add-on Feature is no longer available on any other property type but, rather, has been incorporated into the maximum permitted combined loan-to-value ratio and the maximum permitted debt-to-income ratio at origination.

     Down payment requirements for purchase money transactions are verifiable liquid assets of the borrower. In addition, the minimum cash down payment required to be provided by the borrower, which may include any gift received by the borrower, is 10% of the sale price, except with respect to Class AA and Class I which is 5% of the sale price. For all classes with the exception of V, if the property is an owner-occupied one- to four-family residence, a seller financed subordinate mortgage loan is allowed. However, in no case can a seller financed subordinate loan exceed 20% of the purchase price.

     On a case-by-case basis, the Depositor may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the guidelines of a particular class warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address.

     Manufactured Home Loans. All of the Manufactured Home Loans included in the Initial Group 2 (approximately 3.90% of the Group 2 Initial Mortgage Loans, by Original Group 2 Principal Balance) were originated or purchased by the Depositor pursuant to its Manufactured Home Loan Program as described above under the caption "The Depositor-Underwriting Criteria-Group 1".

                         DESCRIPTION OF THE CERTIFICATES

     The Series 1998-3 AFC Mortgage Loan Asset Backed Certificates will consist of five Classes of certificates, Class 1A-1, Class 1A-2, Class 2A-1, Class 2A-2 and Class R (the Class 1A-1 and Class 1A-2 Certificates are referred to herein as the "Class 1A Certificates"; the Class 2A-1 and Class 2A-2 Certificates are referred to herein as the "Class 2A Certificates"; the Class 1A Certificates and Class 2A Certificates are referred to herein as the "Class A Certificates"; the Class A and Class R Certificates are referred to herein as the "Certificates"; each such class, a "Class"). Only the Class 1A and Class 2A Certificates are offered hereby.

     The Class 1A-1 Certificates will have an initial Class 1A-1 Principal Balance of $51,000,000; the Class 1A-2 Certificates will have an initial Class 1A-2 Principal Balance of $188,000,000; the Class 2A-1 Certificates will have an initial Class 2A-1 Principal Balance of $78,000,000; and the Class 2A-2 Certificates will have an initial Class 2A-2 Principal Balance of $133,000,000. The Class R Certificates will have no principal balance. In certain circumstances, the Class R Certificates may receive distributions in respect of principal on the Mortgage Loans. The rights of the Class R Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Class A Certificateholders to the extent described herein.

     On each Remittance Date, with respect to the Class A Certificates, interest will be paid at the related Class A Pass-Through Rate in an amount equal to interest accrued during the related Accrual Period on the related Class A Principal Balance prior to giving effect to principal distributions to be made on such date.

     Interest payable with respect to each Remittance Date on the Class A Certificates will accrue during the period commencing on the Remittance Date of the immediately preceding month and ending on the day immediately preceding the related Remittance Date, except that with respect to the first Remittance Date interest payable on the Class A Certificates will accrue during the period commencing on the Closing Date and ending on the day immediately preceding the first Remittance Date (each such period, an "Accrual Period"). All calculations of interest on the Class A Certificates will be computed on the basis of the actual number of days elapsed in the Accrual Period and a 360-day year.

     Each of the Class A Certificates represents fractional undivided ownership interests in a Trust Fund consisting of Sub-Pool I, Sub-Pool II, Sub-Pool III and Sub-Pool IV, created and held pursuant to the Pooling Agreement (Sub-Pool I and Sub-Pool II are collectively referred to herein as "Group 1", and Sub-Pool III and Sub-Pool IV are collectively referred to herein as "Group 2"). Each Sub-Pool includes (i) the related Mortgage Loans (including the related Initial Mortgage Loans and any related Subsequent Mortgage Loans) and all proceeds thereof due after the Cut-off Date and related Subsequent Cut-off Date, (ii) the related Certificate Account, the related Principal and Interest Account, the related Trustee Expense Account, the related Pre-Funding Account and subject to certain limitations, the related Interest Coverage Account and related Reserve Account, and such assets as from time to time are deposited in such accounts, including amounts on deposit therein and invested in Permitted Instruments, (iii) any related REO Property, (iv) the Trustee's rights under all insurance policies with respect to the related Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any Insurance Proceeds and (v) the Certificate Insurance Policy.

     Distributions on the Class A Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter commencing on October 26, 1998 (each, a "Remittance Date"), to the persons in whose names such Certificates are registered (which, initially, will be CEDE & Co., the nominee of DTC) as of the Business Day immediately preceding such Remittance Date (each, a "Record Date").

     Distributions on each Remittance Date will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of Class A Certificates if such Holder of record owns Class A Certificates with an initial Class A Principal Balance in excess of $5,000,000, and who has so notified the Trustee in writing in accordance with the Pooling Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, the final distribution in retirement of the Class A Certificates will be made only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee. On each Remittance Date, a Holder of a Class A Certificate will receive such Holder's Percentage Interest of the amounts required to be distributed with respect to such Class A Certificates. The "Percentage Interest" evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of such Class.

Registration of Certificates

     The Class A Certificates will be issued in book-entry form. The Class A Certificates will be issued in minimum dollar denominations of $100,000 and integral multiples of $1,000 in excess thereof (except that a single certificate of each of the Class 1A-1, Class 1A-2, Class 2A-1 and Class 2A-2 Certificates may be issued in a different amount which is less than the related minimum dollar denomination). The assumed final maturity date of the Class A Certificates is September 22, 2028, which is thirty years after the Closing Date.

     Holders of Certificates may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     The Certificates will initially be registered in the name of CEDE & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences" and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I hereto.

     DTC is a  limited-purpose  trust  company  organized  under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative established policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Income Tax Consequences". Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel

Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The Principal and Interest Accounts

     The Servicer shall establish and maintain two accounts for each Group (with respect to Group 1, the "Sub-Pool I Principal and Interest Account" and the "Sub-Pool II Principal and Interest Account", collectively the "Group 1
Principal and Interest Account"; with respect to Group 2, the "Sub-Pool III Principal and Interest Account" and the "Sub-Pool IV Principal and Interest
Account", collectively, the "Group 2 Principal and Interest Account"; each, a "Principal and Interest Account"), which shall be an Eligible Account, on behalf of the Certificateholders. The Servicer shall deposit therein payments and collections received or made by it in connection with the related Mortgage Loans (net of the Servicing Fee) subsequent to the Cut-off Date or related Subsequent Cut-off Date, as the case may be (to the extent not applied in computing the aggregate principal balance of the related Mortgage Loans as of such date). The Servicer may withdraw funds from a Principal and Interest Account only for the purposes set forth in the Pooling Agreement, including but not limited to the following:

          (i) to effect the remittance to the Trustee on the twenty-second day of each month (or if such day is not a Business Day, on the immediately following Business Day) of the Excess Spread and the amounts set forth in clause (i) of the definition of the Available Remittance Amount;

          (ii) subject to the limitations set forth in the Pooling Agreement, to pay the Servicer for any accrued and unpaid Servicing Fees with respect to related Mortgage Loans and to reimburse itself for related unreimbursed Advances and Servicing Advances and any amount used to cover shortfalls in interest on newly originated Mortgage Loans as described below under "--Advances." The Servicer's right to pay itself unpaid Servicing Fees, and to reimburse itself for unreimbursed Servicing Advances and amounts used to cover any such interest shortfalls, is limited to late collections on the related Mortgage Loan, and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise with respect to the related Mortgage Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for unreimbursed Advances is limited to late collections of interest on any Mortgage Loan; provided that the Servicer shall not be entitled to reimbursement from Liquidation Proceeds for Advances made as described in subsection (c) of the paragraph under the caption "Advances" herein. The Servicer's right to such reimbursements is senior to the rights of Holders of Certificates;

          (iii) to withdraw any amount received from a Mortgagor on a related Mortgage Loan that is recoverable and sought to be recovered as a Preference Amount;

          (iv) to make investments in Permitted Instruments and to pay itself interest earned in respect of Permitted Instruments or on funds deposited in the related Principal and Interest Account;

          (v) to pay itself the Servicing Fee and any other permitted servicing compensation to the extent not previously retained or paid; and

          (vi) to withdraw funds necessary for the conservation and disposition of any REO Property.

The Certificate Account

     The Trustee shall establish and maintain an account for each Group (with respect to Group 1, the "Group 1 Certificate Account"; with respect to Group 2, the "Group 2 Certificate Account"; each, a "Certificate Account"), which shall be an Eligible Account, on behalf of the Certificateholders. The Trustee shall, promptly upon receipt, deposit in the related Certificate Account and retain therein the following: (i) the related Available Remittance Amount for such Remittance Date; (ii) the related Excess Spread for such Remittance Date; and
(iii) any amount required to be deposited by the Servicer in connection with any losses on Permitted Instruments.

     The  Trustee  shall  withdraw  funds  from  the  Certificate   Account  for
distribution to Certificateholders as described below under "--Allocation of Amount Available" and as otherwise provided in the Pooling Agreement.

Calculation of One-Month LIBOR

     On the second Business Day preceding the beginning of each Accrual Period (each such date, an "Interest Determination Date"), the Trustee will determine One-Month LIBOR for such Accrual Period with respect to the Class A Certificates. One-Month LIBOR will be the rate for deposits in United States dollars for a term equal to the relevant Accrual Period which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. The first Accrual Period shall begin on the Closing Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to banks in the London interbank market for a term equal to the relevant Accrual Period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a term equal to the relevant Accrual Period. If on any Interest Determination Date, the Trustee is unable to determine One Month LIBOR for an Accrual Period, One Month LIBOR for such Accrual Period shall be One Month LIBOR as determined on the previous Interest Determination Date; provided, however, that One-Month LIBOR for an Accrual Period shall not be based on One-Month LIBOR for the previous Accrual Period for three consecutive Accrual Periods. If One-Month LIBOR for an Accrual Period would be based on One-Month LIBOR for the previous Accrual Period for the second consecutive Accrual Period, the Trustee will select a comparable alternative Index (over which the Trustee has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class 1A and Class 2A Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Allocation of Amount Available

     On or before each Remittance Date, the Servicer will determine the Overcollateralization Amount for each Sub-Pool after giving effect to the distribution of the related Class A Principal Remittance Amount to the related Class A Certificates on such Remittance Date and the amount of the related Net Excess Spread.

     On each Remittance Date, the Trustee will withdraw from each Certificate Account the related Amount Available, and make distributions thereof in the following order of priority and to the extent of available funds. Notwithstanding the foregoing, on any Remittance Date, in the event that the Amount Available with respect to a particular Group is insufficient to distribute the entire amount of the related Class A Interest Remittance Amount, such Amount Available shall be distributed by the Trustee among the related Class A Certificateholders in proportion to the total respective distributions of such amounts on each such Class of Certificates that would otherwise be payable on such Remittance Date.

     Group 1

     With respect to the Class 1A Certificates and Group 1:

     If the Remittance Date is prior to the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (X)(i)  to  the  Class   1A-1   Certificateholders   and  Class   1A-2
     Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

               (A) the Amount Available with respect to Group 1; and

               (B) the related Class A Interest Remittance Amount with respect to the Class 1A-1 and Class 1A-2 Certificates;

          (ii) to the Class 1A-1 Certificateholders and Class 1A-2 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 1A-1 Principal Balance and Class 1A-2 Principal Balance, respectively, until the Class 1A-1 Principal Balance and Class 1A-2 Principal Balance, respectively, has been reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amount in clause (iii) represents prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount below, the lesser of:

               (A) the balance of the Amount Available with respect to Group 1 after payments described in clause (X)(i) above, pro rata based on the related Class Percentage; and

               (B) the related Class A Principal Remittance Amount with respect to the Class 1A-1 and Class 1A-2 Certificates;

          (iii) to the Group 1 Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available with respect to Group 1 after payments described in clauses (X)(i) and (ii) above and any accrued and unpaid Annual Trustee Expense Amount with respect to Group 1;

          (iv) to the Class 1A-1 Certificateholders and the Class 1A-2 Certificateholders to be applied to reduce the Class 1A-1 Principal Balance and Class 1A-2 Principal Balance, respectively, until the Class 1A-1 Principal Balance and Class 1A-2 Principal Balance, respectively, has been reduced to zero, an amount equal to the lesser of:

               (A) the balance of the Amount Available with respect to Group 1 after payments described in clauses (X)(i) through (iii) above and, to the extent applicable, after payments to the Class 2A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below, pro rata based on the related Class Percentage; and

               (B) the related Additional Principal with respect to the Class 1A-1 and Class 1A-2 Certificates;

          (v) to the Servicer and/or the Depositor, an amount equal to the lesser of (A) the balance of the Amount Available with respect to Group 1 after payments described in clauses (X)(i) through (iv) above and, to the extent applicable, after payments to the Class 2A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) any expenses paid by the Servicer and/or Depositor that were incurred in connection with any third party claims that remain unreimbursed;

          (vi) to the Servicer, an amount equal to the lesser of (A) the balance of the Amount Available with respect to Group 1 after payments described in clauses (X)(i) through (v) above and, to the extent applicable, after payments to the Class 2A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances with respect to Group 1 previously made by the Servicer and not previously reimbursed; and

          (vii) to the Class R Certificateholders, the balance of the Amount Available with respect to Group 1, if any, after payments described in clauses (X)(i) through (vi) above and, to the extent applicable, after payments to the Class 2A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below.

     If the Remittance Date is on or after the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (Y)(i)  to  the  Class   1A-1   Certificateholders   and  Class   1A-2
     Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), the lesser of:

               (A) the Amount Available with respect to Group 1; and

               (B) the related Class A Interest Remittance Amount with respect to the Class 1A-1 and Class 1A-2 Certificates;

          (ii) to the Class 1A-1 Certificateholders and Class 1A-2 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 1A-1 Principal Balance and Class 1A-2 Principal Balance, respectively, until the Class 1A-1 Principal Balance and Class 1A-2 Principal Balance, respectively, has been reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amounts described in clause
     (iii) represent prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount with respect to the Class 1A-1 and Class 1A-2 Certificates below, the lesser of:

               (A) the balance of the Net Excess Amount Available with respect to Group 1 after payments described in clause (Y)(i) above, pro rata based on the related Class Percentage; and

               (B) the related Class A Principal Remittance Amount with respect to the Class 1A-1 and Class 1A-2 Certificates;

          (iii) to the Group 1 Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available with respect to Group 1 after payments described in clauses (Y)(i) and (ii) above and any accrued and unpaid Annual Trustee Expense Amount with respect to Group 1;

          (iv) to the Servicer and/or the Depositor, an amount equal to the lesser of (A) the balance of the Amount Available with respect to Group 1 after payments described in clauses (Y)(i) through (iii) above and, to the extent applicable, after payments to the Class 2A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) any expenses paid by the Servicer and/or Depositor that were incurred in connection with any third party claims that remain unreimbursed;

          (v) to the Servicer, an amount equal to the lesser of (A) the balance of the Amount Available with respect to Group 1 after payments described in clauses (Y)(i) through (iv) above and, to the extent applicable, after payments to the Class 2A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances with respect to Group 1 previously made by the Servicer and not previously reimbursed; and

          (vi) to the Class R Certificateholders, the balance of the Amount Available with respect to Group 1 after payments described in clauses
     (Y)(i) through (v) above and, to the extent applicable, after payments to the Class 2A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below, if any.

     Group 2

     With respect to the Class 2A Certificates and Group 2:

     If the Remittance Date is prior to the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (X)  (i)  to  the  Class  2A-1   Certificateholders   and  Class  2A-2
     Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

               (A) the Amount Available with respect to Group 2; and

               (B) the related Class A Interest Remittance Amount with respect to the Class 2A-1 and Class 2A-2 Certificates;

          (ii) to the Class 2A-1 Certificateholders and Class 2A-2 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 2A-1 Principal Balance and Class 2A-2 Principal Balance, respectively, until the Class 2A-1 Principal Balance and Class 2A-2 Principal Balance, respectively, has been reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amount in clause (iii) represents prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount with respect to the Class 2A-1 and Class 2A-2 Certificates below, the lesser of:

               (A) the balance of the Amount Available with respect to Group 2 after payments described in clause (X)(i) above, pro rata based on the related Class Percentage; and

               (B) the related Class A Principal Remittance Amount with respect to the Class 2A-1 and Class 2A-2 Certificates;

          (iii) to the Group 2 Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available with respect to Group 2 after payments described in clauses (X)(i) and (ii) above and any accrued and unpaid Annual Trustee Expense Amount with respect to Group 2;

          (iv) to the Class 2A-1 Certificateholders and Class 2A-2 Certificateholders to be applied to reduce the Class 2A-1 Principal Balance and Class 2A-2 Principal Balance, respectively, until the Class 2A-1 Principal Balance and Class 2A-2 Principal Balance, respectively, has been reduced to zero, an amount equal to the lesser of:

               (A) the balance of the Amount Available with respect to Group 2 after payments described in clauses (X)(i) through (iii) above and, to the extent applicable, after payments to the Class 1A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below, pro rata based on the related Class Percentage; and

               (B) the related Additional Principal with respect to the Class 2A-1 and Class 2A-2 Certificates;

          (v) to the Servicer and/or the Depositor, an amount equal to the lesser of (A) the balance of the Amount Available with respect to Group 2 after payments described in clauses (X)(i) through (iv) above and, to the extent applicable, after payments to the Class 1A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) any expenses paid by the Servicer and/or Depositor that were incurred in connection with any third party claims that remain unreimbursed;

          (vi) to the Servicer, an amount equal to the lesser of (A) the balance of the Amount Available with respect to Group 2 after payments described in clauses (X)(i) through (v) above and, to the extent applicable, after payments to the Class 1A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances with respect to Group 2 previously made by the Servicer and not previously reimbursed;

          (vii) to the Class 2A-1 Certificateholders and Class 2A-2 Certificateholders until the Class 2A-1 Principal Balance and Class 2A-2 Principal Balance, respectively, has been reduced to zero, an amount equal to the lesser of:

               (A) the balance of the Remaining Net Excess Spread with respect to Group 2, if any, after payments described in clauses (X)(i) through
          (vi) above and payments of Additional Principal, if any, to the Class 1A Certificateholders; and

               (B) the related Available Funds Cap Carry Forward Amount with respect to the Class 2A-1 and Class 2A-2 Certificates, if any; and


          (viii) to the Class R Certificateholders, the balance of the Amount Available with respect to Group 2, if any, after payments described in clauses (X)(i) through (vii) above and, to the extent applicable, after payments to the Class 1A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below.

     If the Remittance Date is on or after the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (Y)  (i)  to  the  Class  2A-1   Certificateholders   and  Class  2A-2
     Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), the lesser of:

               (A) the Amount Available with respect to Group 2; and

               (B) the related Class A Interest Remittance Amount with respect to the Class 2A-1 and Class 2A-2 Certificates;

          (ii) to the Class 2A-1 Certificateholders and Class 2A-2 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 2A-1 Principal Balance and Class 2A-2 Principal Balance, respectively, until the Class 2A-1 Principal Balance and Class 2A-2 Principal Balance, respectively, has been reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amounts described in clause
     (iii) represent prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount with respect to the Class 2A-1 and Class 2A-2 Certificates below, the lesser of:

               (A) the balance of the Net Excess Amount Available with respect to Group 2 after payments described in clause (Y)(i) above, pro rata based on the related Class Percentage; and

               (B) the related Class A Principal Remittance Amount with respect to the Class 2A-1 and Class 2A-2 Certificates;

          (iii) to the Group 2 Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available with respect to Group 2 after payments described in clauses (Y)(i) and (ii) above and any accrued and unpaid Annual Trustee Expense Amount with respect to Group 2;

          (iv) to the Servicer and/or the Depositor, an amount equal to the lesser of (A) the balance of the Amount Available with respect to Group 2 after payments described in clauses (Y)(i) through (iii) above and, to the extent applicable, after payments to the Class 1A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) any expenses paid by the Servicer and/or Depositor that were incurred in connection with any third party claims that remain unreimbursed;

          (v) to the Servicer, an amount equal to the lesser of (A) the balance of the Amount Available with respect to Group 2 after payments described in clauses (Y)(i) through (iv) above and, to the extent applicable, after payments to the Class 1A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances with respect to Group 2 previously made by the Servicer and not previously reimbursed;

          (vi)  to  the   Class   2A-1   Certificateholders   and   Class   2A-2
     Certificateholders until the Class 2A-1 Principal Balance and Class 2A-2 Principal Balance, respectively, has been reduced to zero, the lesser of:

               (A) the balance of the Remaining Net Excess Spread with respect to Group 2 after payments described in clauses (Y)(i) through (v) above and payments of Additional Principal, if any, to the Class 1A Certificateholders; and

               (B) the related Available Funds Cap Carry Forward Amount with respect to the Class 2A-1 and Class 2A-2 Certificates, if any; and

          (vii) to the Class R Certificateholders, the balance of the Amount Available with respect to Group 2 after payments described in clauses
     (Y)(i) through (vi) above and, to the extent applicable, after payments to the Class 1A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below, if any.

     The Pooling Agreement provides that to the extent the Certificate Insurer makes Insured Payments with respect to a Class of Class A Certificates, the Certificate Insurer (i) will be subrogated to the rights of the Holders of such Class A Certificates with respect to such Insured Payments, (ii) shall be deemed, to the extent of the payments so made, to be a registered Holder of such Class A Certificates and (iii) shall be entitled to reimbursement for such Insured Payments, with interest accrued thereon at the weighted average of the related Class A Pass-Through Rates, on each

Remittance Date after the related Class A Certificateholders have received the related Class A Remittance Amount (exclusive of any related Class A Carry-Forward Amount representing amounts previously paid to such Certificateholders as Insured Payments or interest accrued in respect of such Insured Payments) for such Remittance Date.

Definitions

     The "Additional Principal" for any Class 1A or Class 2A Certificate and any Remittance Date will equal the lesser of (i) the amount necessary to reduce the related Class A Principal Balance so that the Overcollateralization Amount for the related Sub-Pool equals the related Required Overcollateralization Amount for such Sub-Pool and (ii) the sum of (1) the product of the related Class Percentage and the sum of (a) the Remaining Net Excess Spread for such Group,
(b) the Available Transfer Cashflow for such Group and (c) the Net Excess Principal for such Group and (2) the amount, if any, that is not required to be included in the Additional Principal for the Class of Class A Certificates related to the other Sub-Pool in the related Group for such Remittance Date as a result of the application of clause (i) of this definition of Additional Principal to such other Sub-Pool.

     The "Amount Available" for a Group on a Remittance Date will equal the sum of:

          (i) the Available Remittance Amount for such Group (reduced by any monthly premium payable to the Certificate Insurer);

          (ii) the Excess Spread for such Group with respect to such Remittance Date;

          (iii) if an Available Funds Shortfall exists in such Group,

               (a) first, the Net Excess Spread from the other Group, to the extent of such Available Funds Shortfall; and

               (b) second, the Excess Principal from the other Group, to the extent of any remaining Available Funds Shortfall;

          (iv) if such Remittance Date is prior to the Cross-Over Date, (a) first, the Available Transfer Cashflow, to the extent necessary to reach the Required Overcollateralization Amount for such Group; and

               (b) second, the Net Excess Principal, to the extent necessary to reach the Required Overcollateralization Amount for such Group;


          (v) any amounts required to be deposited in the related Certificate Account from the related Reserve Account; and

          (vi) any Insured Payments with respect to the related Class of Certificates.

     An "Available Funds Shortfall" with respect to any Group and Remittance Date means the amount by which the Available Remittance Amount plus Excess Spread for such Group is less than the Required Payments (other than in respect of the Class A Principal Remittance Amount after the related Cross-Over Date) for such Group.

     The "Available Principal Amount" for any Sub-Pool and Remittance Date will equal the excess, if any, of the amount described in the related definition of "Class A Principal Remittance Amount" without giving effect to clause (a) thereof over the amount described in the related definition of "Class A Principal Remittance Amount" after giving effect to clause (a) thereof.

     The "Available Remittance Amount" with respect to any Group and Remittance Date will be the sum of the following:

          (i) the sum of all amounts received or required to be paid by the Servicer, the Depositor or any Sub-Servicer in respect of the related Mortgage Loans (exclusive of (a) the Depositor's Yield, (b) the Excess

     Spread, (c) amounts withdrawn by the Servicer from the related Principal and Interest Accounts as set forth in clauses (ii), (iii), (iv), (v) and
     (vi) above under the caption "--The Principal and Interest Accounts" and any amounts not required to be deposited therein and (d) scheduled payments received in advance of their due date for application on such due date at the request of the related Mortgagor) during the related Due Period (or, in the case of amounts paid by the Depositor in connection with the purchase or substitution of a Mortgage Loan as to which there is defective loan documentation or a breach of representation or warranty, as of the related Determination Date) and deposited into the related Principal and Interest Accounts as of the related Determination Date;

          (ii) the amount of any Advances and Compensating Interest payments with respect to the related Group remitted by the Servicer for such Remittance Date; and

          (iii) any amount applied by the Trustee from funds on deposit in the related Interest Coverage Accounts to cover shortfalls in interest on the related Classes of Class A Certificates attributable to the pre-funding feature and to cover the interest portion of Deferred Payments.

     The "Available Transfer Cashflow" for each Group and Remittance Date will equal the Remaining Net Excess Spread for the other Group remaining after the payment, if any, of Additional Principal on the Classes of Class A Certificates related to such other Group.

     The "Class 1A-1 Pass-Through Rate" for any Remittance Date will be a rate equal to the lesser of (i) One-Month LIBOR plus 0.31% per annum, and (ii) the weighted average of the Mortgage Rates of the Group 1 Mortgage Loans minus, with respect to Group 1, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated and (c) the rate at which the Annual Trustee Expense Account is calculated (the "Class 1A Cap Rate"); provided, however, that on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement--Termination; Purchase of the Mortgage Loans" herein, the rate provided in clause (i) will be One-Month LIBOR plus 0.71% per annum. One-Month LIBOR will be determined on the second Business Day preceding the beginning of each Accrual Period with respect to the Class 1A-1 Certificates.

     The "Class 1A-2 Pass-Through Rate" for any Remittance Date will be a rate equal to the lesser of (i) One-Month LIBOR plus 0.32% per annum, and (ii) the weighted average of the Mortgage Rates of the Group 1 Mortgage Loans minus, with respect to Group 1, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated and (c) the rate at which the Annual Trustee Expense Account is calculated (the "Class 1A Cap Rate"); provided, however, that on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement--Termination; Purchase of the Mortgage Loans" herein, the rate described in clause (i) will be One-Month LIBOR plus 0.72% per annum. One-Month LIBOR will be determined on the second Business Day preceding the beginning of each Accrual Period with respect to the Class 1A-2 Certificates.

     The "Class 2A-1 Pass-Through Rate" for any particular Remittance Date will be equal to the least of (i) One-Month LIBOR plus 0.25% per annum (the rate described in this clause (i), the "Class 2A LIBOR Rate") (ii) the weighted average of the Mortgage Rates of the Group 2 Mortgage Loans minus, with respect to Group 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated and (c) the rate at which the Annual Trustee Expense Account is calculated and (iii) the weighted average of the Maximum Mortgage Rates of the Group 2 Mortgage Loans minus, with respect to Group 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated and (c) the rate at which the Annual Trustee Expense Account is calculated (the rate described in this clause (iii), the "Class 2A Cap Rate"); provided, that on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement-Termination; Purchase of the Mortgage Loans" herein, the rate described in clause (i) will be One-Month LIBOR plus 0.65% per annum. One-Month LIBOR will be determined on the second Business Day preceding the beginning of each Accrual Period with respect to the Class 2A-1 Certificates.

     The "Class 2A-2 Pass-Through Rate" for any particular Remittance Date will be equal to the least of (i) One-Month LIBOR plus 0.26% per annum (the rate described in this clause (i), the "Class 2A LIBOR Rate") (ii) the weighted average of the Mortgage Rates of the Group 2 Mortgage Loans minus, with respect to Group 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated and (c) the rate at which the Annual Trustee Expense Account is calculated and (iii) the weighted average of the

Maximum Mortgage Rates of the Group 2 Mortgage Loans minus, with respect to Group 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated and (c) the rate at which the Annual Trustee Expense Account is calculated (the rate described in this clause (iii), the "Class 2A Cap Rate"); provided, that on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement-Termination; Purchase of the Mortgage Loans" herein, the rate described in clause (i) will be One-Month LIBOR plus 0.66% per annum. One-Month LIBOR will be determined on the second Business Day preceding the beginning of each Accrual Period with respect to the Class 2A-2 Certificates.

     The "Class A Carry-Forward Amount", with respect to each Class of Class 1A or Class 2A Certificates and for any Remittance Date, is the sum of (i) the amount, if any, by which (A) the related Class A Remittance Amount with respect to each such Class of Class A Certificates as of the immediately preceding Remittance Date exceeded (B) the amount of the actual distribution, exclusive of any related Insured Payment, to the related Classes of Class A Certificateholders made on such immediately preceding Remittance Date and (ii) interest on the amount, if any, described in clause (i) above (to the extent that the amount in clause (i) above represents Insured Payments), at the related Class 1A Pass-Through Rate with respect to Group 1, and the related Class 2A Pass-Through Rate with respect to Group 2 from such immediately preceding Remittance Date.

     The "Class A Interest Remittance Amount" with respect to each Class of Class A Certificates for any Remittance Date will be the interest accrued at the related Class A Pass-Through Rate for the related Accrual Period on the related Class A Principal Balance immediately prior to such Remittance Date. All calculations of interest on the Class A Certificates will be computed on the basis of the actual number of days elapsed in the related Accrual Period and in a year of 360 days.

     The "Class A Principal Balance" for any Class of Class A Certificates as of any date of determination is equal to the related initial Class A Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) distributed to such Class A Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (i), (ii), (iii) (to the extent the amount in clause (iii) represents a right to receive principal not previously covered by Insured Payments), (iv) and (vi) of the definition of Class A Principal Remittance Amount, (B) all other amounts previously distributed to the related Class A Certificateholders constituting Additional Principal in reduction of the related Class A Principal Balance and (C) all amounts previously distributed to the related Class A Certificateholders as a mandatory prepayment as described below under "--Mandatory Prepayments on Class A Certificates" (only on the Remittance Date occurring on December 28, 1998).

     The "Class A Principal Remittance Amount" with respect to any Class of Class A Certificates and the related Sub-Pool and Remittance Date will be equal to the least of (a) that amount required to reach the Required Overcollateralization Amount with respect to such related Sub-Pool or thereafter, to maintain such Required Overcollateralization Amount on such Remittance Date, (b) the sum of the related Class A Principal Balance with respect to all related Classes of Class A Certificates and the amounts described in clauses (iii) (to the extent the amount in clause (iii) represents prior Insured Payments with respect to the related Sub-Pool or interest thereon) and
(v) below and (c) the sum of the following amounts relating to such Sub-Pool:

          (i) the principal portion of all scheduled and unscheduled payments received on the related Mortgage Loans during the Due Period including all Principal Prepayments, Curtailments, other excess payments of principal in respect of the related Mortgage Loans, Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds, but exclusive of the principal portions of any Deferred Payments subsequently paid by the related Mortgagor;

          (ii) an amount equal to the Unrecovered Class A Portion with respect to the related Class A Certificate;

          (iii) the Class A Carry-Forward Amount with respect to the related Class A Certificate;

          (iv) the principal portion of all proceeds deposited in the Principal and Interest Account with respect to the related Sub-Pool as of the related Determination Date in connection with the purchase or substitution of a Mortgage Loan as to which there is defective loan documentation or a breach of a representation or warranty;

          (v) any amounts recovered from the related Class A Certificateholders during the related Due Period that constituted a Mortgagor payment on a related Mortgage Loan or an Advance with respect to the related Sub-Pool that was recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction; and

          (vi) the amount, if any, by which (A) the related Class A Principal Balance with respect to all related Classes of Class A Certificates immediately prior to such Remittance Date minus the amounts to be distributed on such Remittance Date pursuant to clauses (i), (ii), (iii) and (iv) above and pursuant to clause (X)(ii) above under "--Allocation of Amount Available--Group 1" and clause (X)(ii) above under "--Allocation of Amount Available--Group 2" and applied to reduce the related Class A Principal Balance with respect to all related Classes of Class A Certificates, exceeds (B) the related Scheduled Class A Principal Balance for such Remittance Date as set forth in the related Principal Payment Table (the "Principal Payment Table") attached as an exhibit to the Pooling Agreement and provided by the Certificate Insurer.

     As to the final Remittance Date in connection with the purchase by the Servicer of all the related Mortgage Loans and REO Properties pursuant to the Pooling Agreement, the related Class A Principal Remittance Amount shall be that amount described in clause (b) of the definition of Class A Principal Remittance Amount above with respect to the related Sub-Pool and such Remittance Date.

     The "Class A Remittance Amount" for any Class of Class A Certificates and any Remittance Date is equal to the sum of the related Class A Interest Remittance Amount and the related Class A Principal Remittance Amount for such Remittance Date.

     The "Class Percentage" for any Class 1A or Class 2A Certificates and any Remittance Date is the percentage obtained by dividing (i) the amount determined pursuant to clause (c) of the definition of Class A Principal Remittance Amount for such Class 1A or Class 2A Certificate on such Remittance Date, by (ii) the sum of the amounts determined pursuant to clause (c) of the definition of Class A Principal Remittance Amount for all Class 1A or Class 2A Certificates, as the case may be, on such Remittance Date.

     The "Cross-Over Date" with respect to a Group is the date on and after which the amount specified by the Certificate Insurer and set forth in the Insurance Agreement, among the Depositor, the Servicer, the Certificate Insurer and the Trustee (the "Subordinated Amount"), is reduced to zero.

     The "Excess Principal" for any Group and Remittance Date will equal the lesser of (i) the portion, if any, of the Available Principal Amount for each related Sub-Pool that is not required to be included in the related Class A Principal Remittance Amount for such Sub-Pool for such Remittance Date as a result of the application of clause (a) of the related definition of "Class A Principal Remittance Amount" and (ii) the amount of such portion described in clause (i) remaining after the application of the related Available Remittance Amount to cover the Required Payments for such Group.

     The "Excess Spread" with respect to Group 1, for any Remittance Date, is an amount equal to the sum of (a) the excess of (x) all payments received or advanced on account of interest on the Group 1 Mortgage Loans during the related Due Period over (y) the sum of (i) the sum of the related Class A Interest Remittance Amounts for the Class 1A- 1 and Class 1A-2 Certificates for such
Remittance Date, (ii) one-twelfth of the Annual Trustee Expense Amount with respect to Group 1, (iii) the monthly premium payable to the Certificate Insurer with respect to Group 1, and (iv) the Servicing Fee with respect to Group 1 for such Remittance Date and (b) with respect to the October 26, 1998, November 25, 1998 and December 26, 1998 Remittance Dates only, an amount with respect to the Sub-Pool I Pre-Funded Amount and Sub-Pool II Pre-Funded Amount determined by the Certificate Insurer and deposited into the Group 1 Interest Coverage Account by the Depositor on the Closing Date.

     The "Excess Spread" with respect to Group 2, for any Remittance Date, is an amount equal to the sum of (a) the excess of (x) all payments received or advanced on account of interest on the Group 2 Mortgage Loans during the related Due Period over (y) the sum of (i) the Class A Interest Remittance Amount for the Class 2A-1 and Class 2A-2 Certificates for such Remittance Date, (ii) one-twelfth of the Annual Trustee Expense Amount with respect to Group 2, (iii) the monthly premium payable to the Certificate Insurer with respect to Group 2, and (iv) the Servicing Fee with respect to Group 2 for such Remittance Date and
(b) with respect to the October 26, 1998, November 25, 1998 and December 26, 1998 Remittance Dates only, an amount with respect to the Sub-Pool III
Pre-Funded   Amount  and  Sub-

Pool IV Pre-Funded Amount determined by the Certificate Insurer and deposited into the Group 2 Interest Coverage Account by the Depositor on the Closing Date.

     The "Net Excess Amount Available" is the sum of the amounts described in clauses (i) and (vi) of the definition of Amount Available.

     The "Net Excess Principal" for any Group and Remittance Date will equal the Excess Principal for such Group remaining after the application thereof to cover an Available Funds Shortfall with respect to the other Group.

     The "Net Excess Spread" for any Group and Remittance Date will equal the Excess Spread for such Group remaining after the application thereof to cover Required Payments with respect to such Group (other than in respect of the related Class A Principal Remittance Amounts after the related Cross-Over Date).

     The "Overcollateralization Amount" for any Sub-Pool and Remittance Date will equal the excess, if any, of (i) the sum of (a) the related Sub-Pool Principal Balance and (b) the related Pre-Funded Amount over (ii) the related Class A Principal Balance after giving effect to the distributions of the related Class A Principal Remittance Amount on such Remittance Date.

     The "Remaining Net Excess Spread" for any Group and Remittance Date will equal the Net Excess Spread for such Group remaining after the application thereof to cover an Available Funds Shortfall with respect to the other Group.

     The "Required Overcollateralization Amount" for any Sub-Pool is the Overcollateralization Amount required by the Certificate Insurer at any time and set forth in the Insurance Agreement.

     The "Required Payments" for any Group and Remittance Date will equal the amount required to pay the Class A Interest Remittance Amount with respect to all related Classes of Class A Certificates, the Class A Principal Remittance Amount with respect to all related Classes of Class A Certificates, and the Annual Trustee Expense Amount and the monthly premium payable to the Certificate Insurer in respect of such Group.

     The "Scheduled Class A Principal Balance" with respect to each Class of Class 1A or Class 2A Certificates specified in the Principal Payment Table for the Remittance Date in each of the months commencing with October 26, 1998 and ending with September 25, 2003, inclusive, is equal to the related initial Class A Principal Balance; and the related Scheduled Class A Principal Balance specified in the related Principal Payment Table for the Remittance Date in each of the months commencing after September 25, 2003 is computed based upon the assumed related Class 1A or Class 2A Principal Balance on such date based upon
(i) a 0% Prepayment Assumption, (ii) a weighted average coupon (A) with respect to the Sub-Pool I Mortgage Loans of 10.53% for Balloon Loans and 10.36% for non-Balloon Loans, (B) with respect to Sub-Pool II Mortgage Loans of 10.53% for Balloon Loans and 10.49% for non-Balloon Loans, (C) with respect to Sub-Pool III Mortgage Loans of 10.075% and (D) with respect to the Sub-Pool IV Mortgage Loans of 10.12%, (ii) a weighted average remaining amortization term (A) with respect to the Sub-Pool I Mortgage Loans of 358.70 months for Balloon Loans and 292.82 months for non-Balloon Loans, and in the case of Balloon Loans, a balloon payment of principal due in 178.70 months and an otherwise normal amortization of the Sub-Pool I Mortgage Loans since the Cut-off Date, (B) with respect to Sub-Pool II Mortgage Loans of 358.79 months for Balloon Loans and 256.88 months for non-Balloon Loans, and in the case of Balloon Loans, a balloon payment of principal due in 178.79 months and an otherwise normal amortization of the Sub-Pool II Mortgage Loans since the Cut-off Date, (C) with respect to the Sub-Pool III Mortgage Loans, a weighted average remaining amortization term of
358.92 months, and (D) with respect to the Sub-Pool IV Mortgage Loans, a weighted average remaining amortization term of 356.31 months.

     The "Unrecovered Class A Portion" with respect to each Class of Class A Certificates and any Remittance Date is an amount equal to the excess, if any, of (A) the related Class A Principal Balance minus the sum of (i) all amounts (excluding that portion of Insured Payments with respect to the related Sub-Pool, if any, to be made in respect of principal) to be distributed to the related Class A Certificateholders in respect of principal on such Remittance Date on account of amounts described in clauses (i), (iii) (to the extent the amount in clause (iii) represents a right to receive principal not previously covered by an Insured Payment), (iv) and (vi) of the definition of Class A Principal Remittance Amount, (ii) all other amounts to be distributed to the related Class A Certificateholder constituting Additional Principal to the extent necessary to reach the Required Overcollateralization Amount for the related Sub-Pool and (iii) all amounts distributed to the related Class A Certificateholders as a mandatory prepayment as described below under "--Mandatory Prepayments on Class A Certificates" (only on the Remittance Date occurring on December 28, 1998), over (B) the sum of (i) the related Sub-Pool Principal Balance plus (ii) the related Pre-Funded Amount minus the sum of (x) the principal portion of the monthly payments received during the related Due Period and deposited in the related Principal and Interest Account and all Principal Prepayments, Curtailments, other excess payments of principal, Insurance Proceeds, Net Liquidation Proceeds, Released Mortgaged Property Proceeds and net income from any REO Property with respect to the related Sub-Pool to the extent applied by the Servicer as recoveries of principal in respect of the related Mortgage Loans, which will be distributed to the related Class A Certificateholders on such Remittance Date, plus (y) the aggregate of, as to each related Mortgage Loan which was liquidated (each, a "Liquidated Mortgage Loan") during the related Due Period, an amount (not less than zero or greater than the related principal balance) equal to the excess of (i) the principal balance of such Liquidated Mortgage Loan over (ii) the principal portion of the related Net Liquidation Proceeds to be distributed to the related Class A Certificateholders on such Remittance Date.

Mandatory Prepayments On Class A Certificates

     Each Class of the Class A Certificates will be prepaid, on a pro rata basis among the Certificates in each Class in proportion to its principal balance, on the December 28, 1998 Remittance Date to the extent that any amount remains on deposit in the related Pre-Funding Account with respect to the related Sub-Pool on such Remittance Date. The related Class A Principal Balance will be reduced by an amount equal to the lesser of (i) the amount then on deposit in the related Pre-Funding Account and (ii) the related outstanding Class A Principal Balance. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of related Subsequent Mortgage Loans sold to the Trust Fund will require the application of substantially all of the related Original Pre-Funded Amounts and that there should be no material amount of principal prepaid to the related Class A Certificateholders from the related Pre-Funding Accounts. However, it is unlikely that the Depositor will be able to deliver related Subsequent Mortgage Loans with an aggregate principal balance identical to the related Original Pre-Funded Amounts.

Interest Coverage Account and Reserve Account

     The Depositor will establish for the benefit of each Class of the Class A Certificateholders a trust account for each Group (with respect to Group 1, the "Group 1 Interest Coverage Account"; with respect to Group 2, the "Group 2
Interest Coverage Account"; each, an "Interest Coverage Account"). On the Closing Date and, if necessary, on each Subsequent Transfer Date, the Depositor will deposit in each such account a cash amount as required by the Certificate Insurer and specified in the Pooling Agreement (with respect to Group 1, the "Group 1 Interest Coverage Amount"; with respect to Group 2, the "Group 2
Interest Coverage Amount"; each, an "Interest Coverage Amount"). Funds on deposit in the related Interest Coverage Account will be applied by the Trustee to cover shortfalls in the related Class A Interest Remittance Amount attributable to (i) the pre-funding feature during the Funding Period and (ii) the deferment of interest feature with respect to certain of the Mortgage Loans. During the Funding Period, such shortfall initially will exist because while the related Class A Certificateholders are entitled to receive interest accruing on the related Class A Principal Balance, the related Class A Principal Balance during the Funding Period will be greater than the aggregate principal balance of the Initial Mortgage Loans with respect to such Group on the Closing Date. Upon conveyance of related Subsequent Mortgage Loans to the Trust Fund, funds on deposit in the related Interest Coverage Account related to the pre-funding feature will be released by the Trustee to the Depositor to the extent not necessary to cover such shortfalls. Approximately 5.90% of the Initial Mortgage Loans, by Original Principal Balance, are Deferred Payment Loans and the principal balance conveyed to the Trust Fund has been reduced by the principal amount so deferred. If the Mortgagor has not prepaid the loan before a certain date and the maturity date is not otherwise accelerated by the Servicer, such Deferred Payments will be forgiven. During the Funding Period, funds on deposit in the related Interest Coverage Account will be available to cover the interest portion of Deferred Payments. In addition, it is possible that some of the Subsequent Mortgage Loans transferred to the Trust Fund will contain such deferment of payments feature. Upon termination of the Funding Period, that amount necessary to cover the interest portion of the Deferred Payments with respect to any Subsequent Mortgage Loans, will be transferred by the Trustee from the related Interest Coverage Account into a related reserve account (each, a "Reserve Account") which shall be a part of the Trust Fund REMIC. Upon termination of the Funding Period, any amounts remaining in the Interest Coverage Accounts will be released by the Trustee to the Depositor. To the extent such Deferred Payments are not forgiven, the Servicer will retain Deferred Payments collected for payment to the Depositor as part of the Depositor's Yield.

Advances

     Not later than the close of business on the twenty-second day of each month (or if such day is not a Business Day, on the following Business Day) (the "Determination Date"), the Servicer shall remit to the Trustee for deposit in the Certificate Account with respect to the related Group an amount (an "Advance"), to be distributed on the related Remittance Date, equal to the sum of (a) the interest portions of the aggregate amount of monthly payments on the Mortgage Loans with respect to the related Group (net of the Servicing Fee, the Annual Trustee Expense Amount and, after the Cross-Over Date, the Excess Spread) due during the related Due Period, but delinquent as of the close of business on the first day of the month in which such Remittance Date occurs, (b) with respect to each REO Property that was acquired during or prior to the related Due Period and which was not disposed of during such Due Period, an amount equal to the excess, if any, of interest on the principal balance deemed to apply to such REO Property for the most recently ended calendar month at the related Mortgage Rate (net of the Servicing Fee, the Annual Trustee Expense Amount and, after the Cross-Over Date, the Excess Spread) over the net income from such property for such Due Period,
(c) with respect to each Remittance Date, the amount necessary on the first, second, third and fourth Remittance Dates to pay 30 days' interest with respect to each non-delinquent newly originated Mortgage Loan in the related Group that has not had a first payment date as of the Closing Date (net of the Servicing Fee and the Annual Trustee Expense Amount) and (d) with respect to each Remittance Date, if pursuant to the Pooling Agreement the Servicer has previously reimbursed itself for an Advance described in clause (c) above, then an amount equal to such amount previously reimbursed. The Servicer is required to make an Advance out of its own funds or out of funds in the Principal and Interest Account with respect to the related Group that do not constitute the related Amount Available with respect to the related Group for such Remittance Date.

Excess Spread, Overcollateralization and Cross-Collateralization Provisions

     On any Remittance Date prior to the Cross-Over Date, Holders of the Class 1A and Class 2A Certificates will have a first priority right to 100% of the related Excess Spread to fund the amount by which the related Class A Remittance Amount with respect to all related Classes of Class A Certificates, exceeds the related Available Remittance Amount for such Remittance Date. To the extent available, the Net Excess Spread and Excess Principal with respect to a Group will then be applied to cover any Available Funds Shortfall with respect to the other Group.

     In addition, on any Remittance Date prior to the Cross-Over Date on which the Overcollateralization Amount for a Sub-Pool is less than the Required Overcollateralization Amount for such Sub-Pool, the Remaining Net Excess Spread, the Available Transfer Cashflow, and the Net Excess Principal, if any, will be used to make additional distributions of principal on the related Classes of Class A Certificates until such Overcollateralization Amount equals the related Required Overcollateralization Amount for such Sub-Pool.

     The Pooling Agreement also provides that on any Remittance Date on which the Class 2A-1 Pass-Through Rate or Class 2A-2 Pass-Through Rate is based on the Available Funds Cap Rate, the excess of (i) that amount of interest the Holders of the related Class 2A Certificates would be entitled to receive on such Remittance Date had interest been calculated based on the Class 2A LIBOR Rate (but in no event exceeding the Class 2A Cap Rate), over (ii) the amount of interest such Class 2A Certificateholders will receive on such Remittance Date at the Available Funds Cap Rate, will be carried forward and paid on a subordinated basis to the extent of Remaining Net Excess Spread with respect to Group 2, as described below, to the Holders of the related Class 2A Certificates on future Remittance Dates and such amount shall accrue interest at the then Class 2A-1 Pass-Through Rate or Class 2A-2 Pass-Through Rate, as applicable, until paid or until the related Class 2A Principal Balance has been reduced to zero (the amount of such excess, together with such accrued interest, the "Available Funds Cap Carry Forward Amount").

     Credit enhancement with respect to the Class A Certificates will be provided in part by the initial Overcollateralization Amount for the related Sub-Pool resulting from the sum of the related Original Sub-Pool Principal Balance and the related Original Pre-Funded Amount exceeding the related initial Class A Principal Balance as of the Closing Date. On the Closing Date, the initial Overcollateralization Amount with respect to Sub-Pool I is expected to be $515,151.52, equal to 1.00% of the sum of the Original Sub-Pool I Principal Balance and the Original Sub-Pool I Pre-Funded Amount; the initial Overcollateralization Amount with respect to Sub-Pool II is expected to be $1,898,989.92, equal to 1.00% of the sum of the Original Sub-Pool II Principal Balance and the Original Sub-Pool II Pre-Funded Amount; the initial Overcollateralization Amount with respect to Sub-Pool III is expected to be $1,187,817.24, equal to 1.50% of the sum of the Original Sub-Pool III Principal Balance and the Original Sub-Pool III Pre-Funded Amount; the initial Overcollateralization Amount with respect to Sub-Pool IV is expected to be $2,025,380.71 equal to 1.50% of the sum of the Original Sub-Pool IV Principal Balance and the Original Sub-Pool IV Pre-Funded Amount.

     Prior to the related Cross-Over Date, Excess Spread with respect to a Group will be applied first, to cover any Available Funds Shortfall with respect to such Group, second, to cover any Available Funds Shortfall with respect to the other Group, third, to pay the amount of any related accrued and unpaid Annual Trustee Expense Amount, fourth, to reach and maintain the Required Overcollateralization Amounts for the related Sub-Pools, if necessary, fifth, to reach and maintain the Required Overcollateralization Amounts for the Sub-Pools of the other Group, if applicable, sixth, with respect to the related Group, to reimburse the Servicer for amounts to which it is entitled, and seventh, with respect to

Group 2, to pay the related Available Funds Cap Carry Forward Amount, if any, to the Holders of Class 2A-1 or Class 2A-2 Certificates on a pro rata basis among such Certificateholders, and to distribute any remaining amounts to the Class R Certificateholders. After the Cross-Over Date, Excess Spread with respect to a Group, will be applied, first, to cover any Available Funds Shortfall, second, to cover any Available Funds Shortfall with respect to the other Group, third, to pay the amount of any related accrued and unpaid Annual Trustee Expense Amount, fourth, to reach and maintain the Required Overcollateralization Amount for the Sub-Pools of the other Group, if necessary, fifth, with respect to the related Group, to reimburse the Servicer for amounts to which it is entitled, and sixth, with respect to Group 2, to pay the related Available Funds Cap Carry Forward Amount, if any, to the Holders of Class 2A-1 or Class 2A-2 Certificates on a pro rata basis among such Certificateholders and to distribute any remaining amounts to the Class R Certificateholders.

     Application of the Additional Principal will have the effect of accelerating the rate of payment of principal of the Class A Certificates until the Cross-Over Date. Application of funds in accordance with the foregoing is intended to create and maintain a positive Overcollateralization Amount equal to the Required Overcollateralization Amount and thereby provide a cushion against ultimate losses rather than to maintain a regular cash flow to Holders of Class A Certificates or to guarantee against current losses. There can be no assurance that the Required Overcollateralization Amount will be attained or maintained. In addition, the Required Overcollateralization Amount may be reduced at the discretion of the Certificate Insurer.

                                POOLING AGREEMENT

General

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement") dated as of September 1, 1998, among the Depositor, the Servicer and LaSalle National Bank, as Trustee, a form of which agreement is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. A copy of the Pooling Agreement as executed will be included in the Current Report on Form 8-K relating to the Class A Certificates, which will be filed by the Depositor with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Pooling Agreement and the Certificates. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling Agreement. Requests should be addressed to Superior Bank FSB, 135 Chestnut Ridge Road, Montvale, New Jersey 07645, Attention: President.

The Servicer

     For further information regarding the Servicer, see "The Servicer" in the Prospectus.

     The Servicer, as of June 30, 1998, serviced approximately $3,009,269,535 of mortgage loans (including the Mortgage Loans and mortgage loans not originated or purchased by the Depositor) for major commercial banks, savings and loan associations and brokerage houses across the country.

     Statements are provided for all mortgage loans serviced. Mortgagors are instructed to forward all payments, along with a coupon detachable from the statement, to a lockbox account. Available funds are then transferred from the lockbox account to the related Principal and Interest Account. Ten days after a missed payment, phone calls to the borrower are initiated by the Servicer and on the sixteenth day, an automated mailgram is sent. Follow-up calls by experienced collection personnel are made as required to promote prompt payment and to counsel the borrower. At the second missed payment, generally, an on-site interview is scheduled with the borrower and the mortgaged property is inspected. If foreclosure is necessary, the Servicer's Litigation Department supervises and monitors all litigation procedures (including bankruptcy proceedings) conducted by the foreclosing attorneys. If title passes to the mortgagee, the Servicer's real estate division will immediately insure that the mortgaged property is preserved and protected. Upon extensive review and analysis, a disposition strategy is developed and the property is aggressively marketed.

     The following table and discussion set forth certain information concerning the delinquency and loss experience on mortgage loans secured by single family properties, multifamily properties and mixed residential and commercial structures (including the Mortgage Loans originated or purchased by the Depositor and serviced by the Servicer).

                       Delinquency and Loss Experience(1)
                                ($ in thousands)

                                                              For the Year Ended June 30
                                                      ------------------------------------------
                                                         1996            1997            1998
                                                      ----------      ----------      ----------
Total Outstanding Principal Balance...............    $1,332,113      $1,904,232      $2,719,429
Number of Loans...................................        18,420          26,119          36,898

Period of Delinquency(2):
  30-59 Days(3)
        Principal Balance.........................    $   14,299      $   39,594      $   45,046
        Number of Loans...........................           210             526             576
        Percent Delinquency by Dollar.............          1.07%           2.08%           1.66%
  60-89 Days
        Principal Balance.........................    $    6,419      $   15,252      $   27,062
        Number of Loans...........................            82             186             291
        Percent Delinquency by Dollar.............          0.48%           0.80%           1.00%
  90 Days or More
        Principal Balance.........................    $   39,110      $   77,465      $  140,902
        Number of Loans...........................           431             813           1,435
        Percent Delinquency by Dollar.............          2.94%           4.07%           5.18%
  Total Delinquency
        Principal Balance.........................    $   59,828      $  132,311      $  213,010
        Number of Loans...........................           723           1,525           2,302
        Percent Delinquency by Dollar.............          4.49%           6.95%           7.83%

Average Outstanding Principal Balance.............    $1,104,163      $1,624,031      $2,294,635
Net Gains/(Losses) on Liquidated Loans............    $   (1,684)     $   (8,092)     $  (15,758)
Net Gains/(Losses) as a Percent of Average
  Outstanding Principal Balance...................         (0.15)%         (0.50)%         (0.69)%
Net Gains/(Losses) on Liquidated Loans
  including advances(4)...........................    $   (1,703)     $   (8,161)     $  (15,886)
Net Gains/(Losses) as a Percent
  of Average Outstanding
  Principal Balance (4)...........................         (0.15)%         (0.50)%         (0.69)%

----------
(1)  This table includes fixed-rate and adjustable-rate mortgage loans.

(2) Includes mortgage loans in the process of foreclosure and mortgaged properties acquired through foreclosure or deed in lieu of foreclosure.

(3)  Represents two payments missed.

(4) Includes all net recorded servicer advances through date of liquidation less recoveries of such advances.

     The number of outstanding mortgage loans originated pursuant to the Adjustable-Rate First Mortgage Program in the Servicer's loan portfolio, and the total principal balance of such loans, as of June 30, 1998 were approximately 10,454 and $1,169,017,000, respectively, as of June 30, 1997 were approximately 6,906 and $793,336,000, respectively, and as of June 30, 1996 were approximately 4,179 and $472,639,000, respectively. As of June 30, 1998, only 797 of such adjustable-rate mortgage loans were delinquent.

     At June 30, 1998 with respect to the mortgage loans set forth in the preceding table, 163 properties (representing $16,991,000 in principal balance of such loans) were acquired through foreclosure of the related mortgage loans or through deed in lieu of foreclosure and were not liquidated. The average length of ownership of foreclosed properties has historically been 6.13 months with an average loss (including accrued and unpaid interest) per property of $43,523.

     The delinquency and loss experience percentages in the preceding table are calculated on the basis of all conventional mortgage loans serviced for the Depositor as of the end of the periods indicated. However, because the total amount of loans serviced by the Servicer has rapidly increased over these periods as a result of new originations, the total amount of loans serviced as of the end of any indicated period will include many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial continuous additions of newly originated loans to the total amount of loans serviced, the delinquency percentages indicated in the preceding table would be higher and could be substantially higher.

Year 2000 Compliance

     Superior Bank FSB ("Superior") is a federally chartered and insured savings association, regulated by the Office of Thrift Supervision ("OTS"). Pursuant to OTS and Federal Financial Institutions Examination Counsel guidelines, Superior initiated a comprehensive program to study the impact on its computer systems in order to be year 2000 compliant. This study involves identifying affected systems and/or applications and implementing appropriate modifications or replacements of hardware and software maintained by Superior. The study also involves receiving assurance that similar actions have or are being taken by third party service providers that are relied upon by Superior. In addition, Superior is taking necessary steps to receive assurance that its borrowers on income producing properties are taking necessary steps to address their year 2000 issues so that income to cover debt service will not be interrupted.

     Under this program, Superior has identified computer systems that will require either modification, upgrade or replacement. Superior anticipates that in-house personnel will be primarily responsible for completing these tasks and although outside contractors may be used, the costs will not be significant. As such Superior believes that the planned modifications, upgrades and replacement of existing systems, along with third party confirmation, will be completed in a timely fashion to assure year 2000 compliance, and any related costs will not have a materially adverse impact on the results of operations, cash flows or financial condition of Superior. However, in the event that any of Superior's third party servicers or agents do not successfully and timely achieve year 2000 compliance, Superior's business or operations could be materially adversely affected.

The Trustee

     LaSalle National Bank ("LaSalle"), a nationally chartered commercial bank located in Chicago, Illinois, will be named Trustee pursuant to the Pooling Agreement. LaSalle has accepted appointment as the certificate registrar and paying agent pursuant to the Pooling Agreement. The Trustee may resign at any time in the manner set forth in the Pooling Agreement, in which event the Servicer will be obligated to appoint a successor trustee. The Trustee may be removed if it ceases to be eligible to continue as such under the Pooling Agreement, if it becomes insolvent or if it fails to perform in accordance with the Pooling Agreement. The Trustee may also be removed by the Depositor without cause, as long as the Certificate Insurer consents to such removal. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until the acceptance of appointment by a successor trustee. The Trustee may appoint a custodian to hold the Mortgage Loans and has initially appointed itself to act in such capacity. The Depositor may maintain other banking relationships in the ordinary course of business with the Trustee and any custodian.

Payment of Expenses

     In order to provide for the payment of the fees and expenses of the Trustee, the Trustee will establish and maintain an account for each Group (with respect to Group 1, the "Group 1 Trustee Expense Account"; with respect to Group 2, the "Group 2 Trustee Expense Account"; each, a "Trustee Expense Account") into which the Trustee will deposit on each Remittance Date, one-twelfth of the Annual Trustee Expense Amount. The "Annual Trustee Expense Amount" with respect to each Mortgage Loan is equal to 0.010% per annum times the related Principal Balance. Amounts on deposit in the related Trustee Expense Account will be withdrawn pursuant to the terms of the Pooling Agreement to pay the fees and expenses of the Trustee with respect to the related Group. On each Remittance Date, the Trustee will pay from amounts on deposit in the related Certificate Account, prior to making any required distributions to the Certificateholders, an amount that is sufficient to pay the monthly premium due the Certificate Insurer.

Termination; Purchase of Mortgage Loans

     On any Remittance Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Trust Fund is less than or equal to 5% of the sum of the Original Pool Principal Balance and the Original Pre-Funded Amount, the Servicer may determine to purchase and may purchase from the Trust Fund all of the Mortgage Loans and all REO Property at a price equal to the sum of (i) 100% of the Principal Balance of each Mortgage Loan remaining plus one month's accrued interest thereon at the related Net Mortgage Rate and (ii) the appraised value of any such REO Property remaining determined in accordance with the terms of the Pooling Agreement (the "Termination Price"). See "Description of the Certificates--Termination" in the Prospectus.

     In connection with any such purchase by the Servicer, the Servicer shall remit to the Trustee for remittance to the related Certificateholders on the final Remittance Date with respect to such terminated Group all other amounts then on deposit in the related Principal and Interest Account that would have constituted part of the related Available Remittance Amount for subsequent Remittance Dates absent such purchase.

Removal and Resignation of Servicer

     The Certificate Insurer may, pursuant to the Pooling Agreement, remove the Servicer as servicer with respect to the Mortgage Loans of a Group upon the occurrence and continuation beyond the applicable cure period of any of the following events (each, an "Event of Default"), other than the event described in clause (i)(C) below, and the

Holders of the Class 1A or the Class 2A Certificates evidencing in excess of 51% of the related Class A Principal Balance (with respect to a Group, the "Majority Certificateholders"), with the consent of the Certificate Insurer, which consent may not be unreasonably withheld, may remove the Servicer as servicer of the Mortgage Loans of the related Group upon the occurrence and continuation beyond the applicable cure period of (a) an event described in clause (ii) below or (b) upon the failure of the Certificate Insurer to exercise its rights to remove the Servicer upon the occurrence of any event described in clauses (i)(A), (i)(B),
(i)(D), (iii), (iv) or (v) below:

          (i)(A) an Event of Nonpayment, unless in the case of an Event of Nonpayment described in clauses (i) or (ii) of the definition thereof, the insufficiency described in such clauses (i) or (ii) results from a failure of the Certificate Insurer or the Trustee to perform in accordance with its respective obligations with respect to such Group; (B) the failure by the Servicer to make any required Servicing Advance with respect to such Group, to the extent such failure materially and adversely affects the interests of the Certificate Insurer or the related Certificateholders; (C) the failure by the Servicer to make any required Advance with respect to such Group; or (D) any other failure by the Servicer to remit to related Certificateholders, or to the Trustee for the benefit of the related Certificateholders, any payment required to be made under the terms of the Pooling Agreement with respect to the related Certificates, to the extent such failure materially and adversely affects the interests of the Certificate Insurer or the related Certificateholders and which continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Certificate Insurer or the Trustee or to the Servicer and the Trustee with the consent of the Certificate Insurer; or

          (ii) failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer with respect to a Group as set forth in the Pooling Agreement with respect to the related Certificates, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Certificate Insurer or any related Certificateholder with the consent of the Certificate Insurer; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

          (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property and such appointment shall continue unremedied for a period of 30 days after the Servicer has received notice of such default; or

          (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, any of which shall continue unremedied for a period of 30 days after the Servicer has received notice of such default; or

          (vi) certain other events if required by the Certificate Insurer in the Pooling Agreement.

     Upon the occurrence of the event described in clause (i)(C), and the Servicer's failure to remedy such by twelve o'clock noon, New York City time, on the next succeeding Business Day, the Trustee or a successor Servicer will immediately assume the duties of the Servicer with respect to the related Group.

     An "Event of Nonpayment" is defined in the Pooling Agreement as (i) with respect to any Remittance Date, the insufficiency of amounts remitted to the Trustee by the Servicer and available to the Trustee to pay the full amount of the related Class A Remittance Amounts for a Group (exclusive of the related Class A Carry-Forward Amounts that represent Insured Payments or interest accrued in respect of Insured Payments), and the monthly premium payable to the Certificate Insurer and (ii) the sum of all Realized Losses with respect to such Group exceeds an amount specified in the Pooling Agreement. In certain instances of the occurrence of an Event of Nonpayment the Trustee and the Certificate Insurer may prohibit the termination of the Servicer with respect to a Group if such Event of Nonpayment does not result from the action or omission of the Servicer.

     Under the Pooling Agreement, if Realized Losses and delinquencies with respect to a Group reach certain specified levels, the Certificate Insurer has the option to direct the Trustee to remove the Servicer with respect to such Group.

     Upon removal or resignation of the Servicer as servicer of the Mortgage Loans, the Trustee will be the successor servicer of the Mortgage Loans of the related Group (the "Successor Servicer"). The Trustee and any other Successor Servicer in such capacity is entitled to the same reimbursement for advances and servicing compensation with respect to the Mortgage Loans of the related Group as the Servicer. See "Description of the Pooling and Servicing

Agreements--Servicing and Other Compensation and Payment of Expenses" and "--Rights Upon Event of Default" in the Prospectus.

Recordation of Assignments of Mortgages

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as New York where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or creditor of the Depositor.

Amendment

     In addition to the provisions for amendment of the Pooling Agreement described in the Prospectus, with respect to the Certificates, the Required Overcollateralization Amounts and the Subordinated Amounts may be reduced at the discretion of the Certificate Insurer and, consequently, without the consent of, or notice to, the Holders of Class A Certificates.

          THE CERTIFICATE INSURER AND THE CERTIFICATE INSURANCE POLICY

     The information set forth in this section and in the financial statements of Financial Guaranty Insurance Company (the "Certificate Insurer") set forth in Appendix A and Appendix B hereto, has been provided by the Certificate Insurer. No representation is made by the Depositor or any of its affiliates as to the accuracy or completeness of any such information.

     Financial Guaranty Insurance Company, the Certificate Insurer, a New York stock insurance corporation, is a monoline financial guaranty insurance company which, since January 1984, has been a leading insurer of bonds issued by municipal governmental subdivisions and agencies thereof. The Certificate Insurer also insures a variety of non-municipal structured debt obligations and pass-through securities. The Certificate Insurer is authorized to write insurance in all 50 states and the District of Columbia and is also authorized to carry on general insurance business in the United Kingdom and to write credit and guaranty insurance in France.

     The Certificate Insurer is a wholly-owned subsidiary of FGIC Corporation, a Delaware holding company. FGIC Corporation is a subsidiary of General Electric Capital Corporation ("GE Capital"). Neither FGIC Corporation nor GE Capital is obligated to pay the debts of or the claims of the Certificate Insurer.

     The Certificate Insurer and its holding company, FGIC Corporation, are subject to regulation by the State of New York Insurance Department and by each other jurisdiction in which the Certificate Insurer is licensed to write insurance. These regulations vary from jurisdiction to jurisdiction, but generally require insurance holding companies and their insurance subsidiaries to register and file certain reports, including information concerning their capital structure, ownership and financial condition and require prior approval by the insurance department of their state of domicile of changes in control, of dividends and of other intercorporate transfer of assets and of transactions between insurance companies, their parents and affiliates. The Certificate Insurer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates and the size of risk that it may insure, subject to reinsurance. Additionally, the Certificate Insurer is subject to triennial audits by the State of New York Insurance Department.

     The Certificate Insurer considers its role in providing insurance to be credit enhancement rather than credit substitution. The Certificate Insurer only insures securities that it considers to be of investment grade quality. With respect to each category of obligations considered for insurance, the Certificate Insurer has established and maintains its own underwriting standards that are based on those aspects of credit quality that the Certificate Insurer deems important for the category and that take into account criteria established for the category typically used by rating agencies. Credit criteria for evaluating securities include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flow, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios, underlying levels of protection such as insurance or overcollateralization, and, particularly in the case of long-term municipal securities, the importance of the project being financed.

     The Certificate Insurer also reviews the security features and reserves created by the financing documentation, as well as the financial and other covenants imposed upon the credit backing the issue. In connection with underwriting new issues, the Certificate Insurer sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the insured obligation by a party of acceptable credit quality obligated to make payment prior to any payment by the Certificate Insurer.

     Insurance written by the Certificate Insurer insures the full and timely payment of interest and principal when due on insured debt securities and timely interest and ultimate principal payments due in respect of pass-through securities such as the Class A Certificates. If the issuer of a security insured by the Certificate Insurer defaults on its obligations to pay such debt service, or, in the case of a pass-through security, available funds are insufficient to pay the insured amounts, the Certificate Insurer will make the scheduled insured payments, without regard to any acceleration of the securities which may have occurred, and will be subrogated to the rights of security holders to the extent of its payments. The claims paying ability of the Certificate Insurer is rated Aaa, AAA and AAA by Moody's, Standard & Poor's and Fitch Investors Service, Inc., respectively.

     In consideration for issuing its insurance, the Certificate Insurer receives a premium which is generally paid in full upon issuance of the policy or on an annual, semiannual or monthly basis. The premium rates charged depend principally on the credit strength of the securities as judged by the Certificate Insurer according to its internal credit rating system and the type of issue.

     As of June 30, 1998, December 31, 1997 and 1996 the Certificate Insurer had written directly or assumed through reinsurance, guaranties of approximately $246.7 billion, $230.2 billion and $205.0 billion par value of securities, respectively (of which approximately 80 percent, 86 percent and 82 percent, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.19 billion, $2.14 billion and $2.05 billion, respectively. As of June 30, 1998, the Certificate Insurer had reinsured approximately 21 percent of the risks it had written, 30 percent through quota share reinsurance, 24 percent through excess of loss reinsurance and 46 percent through facultative arrangements.

Capitalization

     The following table sets forth the capitalization of the Certificate Insurer as of December 31, 1996, December 31, 1997 and June 30, 1998, respectively, on the basis of generally accepted accounting principles (subject to year end adjustments with respect to the June 30, 1998 information). No material adverse change in the capitalization of the Certificate Insurer has occurred since June 30, 1998.

                                                                                    (Unaudited)
                                                  December 31,     December 31,       June 30,
                                                      1996             1997             1998
                                                 (In Millions)    (In Millions)    (In Millions)
                                                 -------------    -------------    -------------
Unearned Premiums ........................           $  682           $  629           $  604
Other Liabilities ........................              288              250              292
  Stockholder's Equity(1)
  Common Stock ...........................               15               15               15
  Additional Paid-in Capital .............              334              384              384
  Accumulated Other Comprehensive Income .               38               84               64
  Retained Earnings ......................            1,297            1,470            1,542
                                                     ------           ------           ------
Total Stockholder's Equity ...............            1,684            1,953            2,005
                                                     ------           ------           ------
Total Liabilities and Stockholder's Equity           $2,654           $2,832           $2,901
                                                     ======           ======           ======

(1) Components of stockholder's equity have been restated for all periods presented to reflect "accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the Certificate Insurer effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect the Certificate Insurer's financial position or results of operations.

     For further financial information concerning the Certificate Insurer, see the audited financial statements of the Certificate Insurer included as Appendix A and the unaudited interim financial statements of the Certificate Insurer included as Appendix B.

     Copies of the Certificate Insurer's quarterly and annual statutory statements filed by the Certificate Insurer with the State of New York Insurance Department are available upon request to Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention: Corporate Communications Department. The Certificate Insurer's telephone number is (212) 312-3000.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or the Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of information in this Prospectus Supplement regarding the Certificate Insurer and the Certificate Insurance Policy set forth under the heading "The Certificate Insurer and the Certificate Insurance Policy" herein and in Appendix A and Appendix B.

     The Certificate Insurer will issue a certificate insurance policy for the Class A Certificates (the "Certificate Insurance Policy"). The Certificate Insurance Policy unconditionally guarantees the payment of Insured Payments on the Class A Certificates. "Insured Payments" as to any Remittance Date means the amount, if any, by which the related Class A Remittance Amount with respect to all related Classes of the Class A Certificates (excepting amounts payable in connection with the repurchase or substitution of defective Mortgage Loans if such amounts are due but not paid by the Depositor) exceeds the sum of (a) the related Available Remittance Amount (minus the monthly premium payable to the Certificate Insurer), (b) the lesser of (1) the sum of (i) if any such Remittance Date is prior to the Cross-Over Date, the Excess Spread deposited into the related Certificate Account as of such Remittance Date, (ii) to the extent of an Available Funds Shortfall, the Net Excess Spread from the other Group, if any, and (iii) to the extent of an Available Funds Shortfall, the Excess Principal from the other Group, if any, and (2) the related Subordinated Amount and (c) the aggregate amount of any previous related Insured Payments for which the Certificate Insurer has not been reimbursed by the Trustee pursuant to the Pooling Agreement, together with that portion of the amounts described in the immediately preceding clause (a) of the definition of Insured Payment that represents interest accrued in respect of prior Insured Payments. The Certificate Insurer will make each such Insured Payment (other than that portion of an Insured Payment constituting a Preference Amount (defined below)) to the Trustee as paying agent on the later of (a) the Remittance Date on which such Insured Payment is distributable to the related Class A Certificateholders pursuant to the Pooling Agreement and (b) the business day next following the day on which the Certificate Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Trustee as paying agent specifying that an Insured Payment is due. The Certificate Insurance Policy will provide for payment of the amount (a "Preference Amount") of any distributions in respect of principal or interest previously paid to a Class A Certificateholder that are subsequently recovered from such Certificateholder prior to the expiration date of the Certificate Insurance Policy, pursuant to a final, nonappealable order of a court of competent jurisdiction under the United States Bankruptcy Code. Any such payments would be made under the Certificate Insurance Policy on the second business day following receipt by the Certificate Insurer of notice as described above, a certified copy of such final order, assignment to the Certificate Insurer of such Certificateholder's rights and claims with respect to such Preference Amount and appointment of the Certificate Insurer as such Certificateholder's agent in respect of the Preference Amount. No Holder of a Class A Certificate shall be entitled to reimbursement for any payment avoided as a preference as to which the Certificate Insurer previously has made a payment under the Certificate Insurance Policy, nor is the Certificate Insurer obligated to make any payment in respect of any Preference Amount which represent a payment of the principal amount of the Class A Certificates prior to the time the Certificate Insurer otherwise would have been required to make a payment in respect of such principal.

     The Certificate Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Class A Certificateholders, whether or not such funds are properly distributed by the Trustee.

     For   purposes   of   the   Certificate    Insurance   Policy,   "Class   A
Certificateholder" as to a particular Certificate, does not include the Trust Fund, the Servicer, any Sub-Servicer or the Depositor.

     The Certificate Insurer only insures the timely receipt of interest on the Class A Certificates and the ultimate receipt of principal on the Class A Certificates. The Certificate Insurer does not guarantee (i) any rate of principal payments on the Class A Certificates other than that set forth in the related Principal Payment Table attached as an exhibit to the Pooling Agreement and provided by the Certificate Insurer, (ii) any recovery of payments deemed voidable preferences under state law, (iii) the payment of the purchase price by the Depositor in connection with the purchase of Mortgage Loans due to defective documentation or a breach of representation or warranty, or (iv) the payment of any Available Funds Cap Carry Forward Amount with respect to Group 2 for any Remittance Date. The Certificate Insurance Policy is non-cancelable. The Certificate Insurance Policy expires and terminates without any action on the part of the Certificate Insurer or any other person on the date that is one year and one day following the date on which the Class A Certificates have been paid in full.

     THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     In the absence of payments under the Certificate Insurance Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust Fund.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Class A Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, the Trust Fund REMIC will qualify as a REMIC within the meaning of the Code.

     For federal income tax purposes, the Class R Certificates will be the sole Class of "residual interests" and the Class A Certificates will be the "regular interests" in the Trust Fund REMIC and will generally be treated as debt instruments of the Trust Fund REMIC. See "Certain Federal Income Tax Consequences" in the Prospectus.

     For federal income tax information reporting purposes, the Class A Certificates will not be treated as having been issued with original issue discount. With respect to Group 1, the prepayment assumptions that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination, the Group 1 Mortgage Loans will prepay at a rate of 2% per annum of the then outstanding principal balance of such Group 1 Mortgage Loans in the first month of the life of the Group 1 Mortgage Loans and an additional 1.2% per annum in each month thereafter until the twenty-first month, then, beginning in the twenty-first month and in each month thereafter during the life of the Group 1 Mortgage

Loans, 26% per annum each month. With respect to Group 2, the prepayment assumptions that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes for the REMIC will be based on the assumption that subsequent to the date of any determination, the Group 2 Mortgage Loans will prepay at a rate of 28% CPR. No representation is made that the Mortgage Loans will prepay at these rates or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", "--Market Discount" and "--Premium" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to prepayable securities, such as the Class A Certificates. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate, such as the Class A Certificates. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to the Class 1A Certificates and the Class 2A Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to the Class A Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A should be treated as having been issued with original issue discount or should be governed by some other method not yet set forth in regulations. Prospective purchasers of the Class A Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     If the Class A Certificates are required to be treated as having been issued with original issue discount it appears that a reasonable method of reporting original issue discount with respect to the Class 1A Certificates and the Class 2A Certificates, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     In general the Class A Certificates  will be treated as assets described in
Section 7701(a)(19)(C) of the Code and as "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund REMIC would be so treated. Moreover, if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, the Class A Certificates will qualify for the corresponding status in their entirety for that calendar year. In addition, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Furthermore, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Amounts held in the Trustee Expense Accounts and the Reserve Accounts may not be treated as assets described in the foregoing sections of the Code. In addition, to the extent that the Mortgage Loans represent loans secured by mixed residential and commercial structures, such loans will be treated as assets described in Section 7701(a)(19)(C) of the Code only if the residential use of the property securing such loans exceeds 80% of the property's entire use. See "Certain Federal Income Tax Consequences--REMICs--Characterization of Investment in REMIC Certificates" in the Prospectus.

     To  the  extent   permitted  by  then   applicable   law,  any  "prohibited
transactions tax", "contributions tax", tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the Trust Fund REMIC will be borne by the Servicer or Trustee in either case out of its own funds, provided that the Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Servicer's or the Trustee's obligations, as the case may be, under the Pooling Agreement and in respect of compliance with then applicable law. Any such tax not borne by the Servicer or the Trustee will be payable out of the Trust Fund REMIC which may reduce the amounts otherwise payable to Holders of Class A Certificates. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions and Other Possible REMIC Taxes" in the Prospectus.

     A Certificateholder that is not a "United States person" (as defined in the Prospectus) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     The Servicer will be designated as the "tax matters person" (as defined in Treasury regulation Section 301.6231(a)(7)-(1)(a) with respect to the Trust Fund REMIC, and in connection therewith will be required to hold not less than 0.01% of the Percentage Interests of the Class R Certificates.

     For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, and any other entity that may be deemed to be investing plan assets, including insurance companies, as applicable, that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.

     Any Plan fiduciary which proposes to cause a Plan to purchase Class A Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemptions (as defined below) or any other prohibited transaction exemption in connection therewith. A purchaser of a Class A Certificate should also be aware that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts which might be construed as prohibited transactions. With respect to the applicability of ERISA, each Group will be deemed to be a separate sub-trust within the Trust Fund.

     The DOL issued individual exemptions, Prohibited Transaction Exemption 90-29 to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Prohibited Transaction Exemption 90-23 to J.P. Morgan Securities Inc. ("J.P. Morgan") (the "Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and penalties imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten or placed by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" shall include (a) Merrill Lynch, (b) J.P. Morgan, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with either Merrill Lynch or J.P. Morgan and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to a Class of Certificates.

     The Exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Class A Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Class A Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemptions only apply to Class A Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other certificates of the same Trust Fund. Third, the Class A Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. or Fitch. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Trustee, the Servicer, any sub-servicer, the Certificate Insurer and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans in the related Group as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Class A Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of the Mortgage Loans; and the sum of all payments made to and retained by the Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of Class A Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by a Plan and (3) the holding of Class A Certificates by a Plan.

     Further, if certain specific conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     The Exemptions also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     On July 21, 1997, the DOL issued (62 Fed. Reg. 39021) amendments to the Exemptions, and similar exemptions issued to other underwriters (the "Amendments") under which the Exemptions would apply, subject to the satisfaction of certain conditions, to transactions involving a trust the assets of which include a pre-funding account to be used subsequent to the closing of the transaction to purchase additional assets for the trust. In its prefatory comments to the Amendments as proposed by the DOL (62 Fed. Reg. 28502), the DOL stated its interpretive position that a transaction which satisfied the conditions of the Exemptions, but did not satisfy the conditions of the Amendments as proposed could nevertheless qualify for exemptive relief if it included a pre-funding account that was used only to acquire assets that are specifically identified by the sponsor or originator as of the closing date, but transferred to the trust after the closing date for administrative or other reasons. Although the Pre-Funding Account will not satisfy the conditions of the Amendments, it will be used by the Trustee solely to pay for the acquisition of Subsequent Mortgage Loans in accordance with the Pooling Agreement from a fixed pool of loans that will have been specifically identified prior to the closing date. It is expected that all of the loans in such fixed pool, except for those which are determined not to meet the criteria for purchase set forth in the Pooling Agreement, will be acquired using the related Pre-Funded Amount.
Accordingly, the Depositor believes that the existence of the Pre-Funding Account should not cause the Exemptions to be inapplicable.

     Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that the Class A Certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions set forth in the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Class A Certificates on behalf of a Plan.

     Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

     Although at their initial issuance the Class 1A-1 and Class 1A-2 Certificates will be rated Aaa by Moody's and "AAA" by Standard & Poor's, the Class 1A-2 Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because Group 1 includes Mortgage Loans which are secured by second liens.

     The Class 2A-1 and Class 2A-2 Certificates will not constitute "mortgage related securities" for purposes of SMMEA until such time as the balance of the related Pre-Funding Account is reduced to zero. At such time the Class 2A-1 and Class 2A-2 Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, they will constitute legal investments for certain entities to the extent provided for in SMMEA.

     Institutions whose investment activities are subject to review by federal and state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the Class 1A or Class 2A Certificates complies with applicable guidelines, policy statements or restrictions. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Depositor has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters"), and each of the Underwriters has agreed to purchase from the Depositor, the principal amount of the Class A Certificates set forth opposite its name below:

                                          Principal          Principal         Principal          Principal
                                          Amount of          Amount of         Amount of          Amount of
                                          Class 1A-1        Class 1A-2         Class 2A-1        Class 2A-2
           Underwriters                 Certificates       Certificates       Certificates      Certificates
           ------------                 ------------       ------------       ------------      ------------
Merrill Lynch, Pierce, Fenner &
Smith Incorporated.................      $25,500,000       $ 94,000,000       $39,000,000       $ 66,500,000
J.P. Morgan Securities, Inc........      $25,500,000       $ 94,000,000       $39,000,000       $ 66,500,000
                                         -----------      -------------       -----------      -------------
Total..............................      $51,000,000       $188,000,000       $78,000,000       $133,000,000

     In the Underwriting Agreement, each of the Underwriters has agreed, subject to the terms and conditions set forth therein, to purchase all of its respective allocation of the Class A Certificates if any of the Class A Certificates are purchased.

     The Underwriters have advised the Depositor that they propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof, and to certain dealers at such price less a concession not in excess of 0.17% of the Certificate denominations for the Class 1A-1 Certificates, not in excess of 0.17% for the Class 1A-2 Certificates, not in excess of 0.17% for the Class 2A-1 Certificates and not in excess of 0.17% for the Class 2A-2 Certificates. The Underwriters may allow and such dealers may reallow a concession not in excess of 0.125% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     Until the distribution of the Class A Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Class A Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Class A Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Certificates.

     In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor or any of its affiliates nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Certificates. In addition, neither the Depositor or any of its affiliates nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders", which will include information as to the outstanding principal balance of the Class A Certificates and the status of any existing credit enhancement. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Class A Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

                                     EXPERTS

     The financial statements of Financial Guaranty Insurance Company included in this Prospectus Supplement in Appendix A as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, have been included in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing in Appendix A upon the authority of such firm as experts in accounting and auditing.

                                     RATINGS

     As a condition of issuance, the Class 1A and Class 2A Certificates will be rated Aaa by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Services, A Division of the McGraw-Hill Companies, Inc. ("Standard & Poor's"). The security ratings of the Class A Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. In general, ratings address credit risk and do not address the likelihood or rate of prepayment. See "Rating" and "Risk Factors--Limited Nature of Ratings" in the Prospectus.

     The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by the holders thereof of all distributions on the underlying mortgage loans to which they are entitled. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from that originally anticipated. The rating assigned by Moody's to the Class A Certificates does not address the possibility that the Class A Certificateholders might suffer a lower than anticipated yield, nor does it address the likelihood that the Available Funds Cap Carry Forward Amount will be paid to the Class 2A Certificateholders.

     Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required thereon. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. Standard & Poor's rating on the Class A Certificates does not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans nor the likelihood that the Available Funds Cap Carry Forward Amount will be paid to the Class 2A Certificateholders.

     The Depositor does not expect a rating on the Class A Certificates by any rating agency other than as set forth above. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by such other rating agency. A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates as set forth above.

                                  LEGAL MATTERS

     Certain legal matters relating to the Class A Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood and Lawrence S. Rigie, Esq. and for the Underwriters by Brown & Wood LLP.

                         INDEX OF PRINCIPAL DEFINITIONS


Term                                                                        Page
----                                                                        ----
Accrual Period ........................................................... 8, 68
Actual/360 Basis ............................................................  8
Additional Principal .................................................... 11, 77
Adjustment Date ............................................................. 32
Advance ..................................................................... 14
Amount Available ............................................................ 77
ARMs ........................................................................ 54
Available Funds Cap Carry Forward Amount ....................................  7
Available Funds Cap Rate ....................................................  7
Available Funds Shortfall ............................................... 11, 77
Available Principal Amount .............................................. 11, 77
Available Remittance Amount ................................................. 77
Available Transfer Cashflow ............................................. 11, 78
Balloon Loans ............................................................... 14
Business Day ................................................................ 45
Cedel .......................................................................  4
Cedel Participants .......................................................... 70
Certificate Account ......................................................... 71
Certificate Insurance Policy ................................................ 12
Certificate Insurer ......................................................... 12
Certificateholders ........................................................ 3, 5
Certificates .......................................................... 1, 4, 68
Class .................................................................... 4, 68
Class 1A Certificates ..................................................... 1, 4
Class 1A Principal Balance ..................................................  5
Class 1A-1 Certificates .....................................................  5
Class 1A-1 Pass-Through Rate ................................................  6
Class 1A-1 Principal Balance ................................................  5
Class 1A-2 Certificates .....................................................  5
Class 1A-2 Principal Balance ................................................  5
Class 2A Cap Rate ........................................................ 7, 78
Class 2A Certificates ................................................. 1, 4, 68
Class 2A Pass-Through Rate .................................................. 78
Class 2A Principal Balance ..................................................  5
Class 2A-1 Certificates .....................................................  5
Class 2A-1 LIBOR Rate .......................................................  6
Class 2A-1 Principal Balance ................................................  5
Class 2A-2 Certificates .....................................................  5
Class 2A-2 LIBOR Rate .......................................................  7
Class 2A-2 Principal Balance ................................................  5
Class A Carry-Forward Amount ................................................ 79
Class A Certificates ...................................................... 1, 4
Class A Interest Remittance Amount .......................................... 79
Class A Principal Balance ...................................................  5
Class A Principal Remittance Amount ...................................... 8, 11
Class A Remittance Amount ................................................... 80
Closing Date ................................................................  5
CLTV ........................................................................ 27
CLTVs ....................................................................... 27
Code ........................................................................ 15
Commercial Loans ............................................................ 17
Commercial Properties ............................................... 12, 17, 21
Commission ..................................................................  3
Cooperative ................................................................. 70
Cross-Over Date ............................................................. 80
Curtailments ................................................................ 45
Cut-off Date ................................................................  4
Deferred Payment ............................................................ 21
Deferred Payment Loans ...................................................... 21
Depositaries ............................................................. 4, 69
Depositor ................................................................. 1, 4
Determination Date .......................................................... 82
DSCR ........................................................................ 64

DTC .........................................................................  4
Due Period ..................................................................  8
ERISA ....................................................................... 16
Euroclear ...................................................................  4
Euroclear Operator .......................................................... 70
Euroclear Participants ...................................................... 70
Event of Default ............................................................ 86
Event of Nonpayment ......................................................... 87
Excess Principal ............................................................ 11
Excess Spread ............................................................... 80
Exemptions .................................................................. 16
First Lien .................................................................. 14
Funding Periods ............................................................. 44
GE Capital .................................................................. 88
Gross Margin ................................................................ 32
Group .......................................................................  2
Group 1 ............................................................... 2, 5, 68
Group 1 Certificate Account ................................................. 71
Group 1 Funding Period ...................................................... 31
Group 1 Initial Mortgage Loans ........................................... 5, 12
Group 1 Interest Coverage Account ........................................... 82
Group 1 Interest Coverage Amount ............................................ 82
Group 1 Pre-Funded Amount ................................................... 31
Group 1 Pre-Funding Account ................................................. 31
Group 1 Principal and Interest Account ...................................... 71
Group 1 Subsequent Cut-off Date ............................................. 31
Group 1 Subsequent Mortgage Loans ....................................... 13, 30
Group 1 Subsequent Transfer Dates ........................................... 31
Group 1 Subsequent Transfer Instruments ..................................... 30
Group 2 ............................................................... 2, 5, 68
Group 2 Certificate Account ................................................. 71
Group 2 Funding Period ...................................................... 44
Group 2 Initial Mortgage Loans ........................................... 5, 12
Group 2 Interest Coverage Account ........................................... 82
Group 2 Interest Coverage Amount ............................................ 82
Group 2 Pre-Funded Amount ................................................... 44
Group 2 Principal and Interest Account ...................................... 71
Group 2 Subsequent Cut-off Date ............................................. 44
Group 2 Subsequent Mortgage Loans ....................................... 13, 44
Group 2 Subsequent Transfer Dates ........................................... 44
Group 2 Subsequent Transfer Instruments ..................................... 44
Holders ................................................................... 3, 5
Index ................................................................... 13, 32
Indirect Participants ....................................................... 70
Initial Group 1 ............................................................. 21
Initial Group 2 ............................................................. 32
Initial Mortgage Loans ...................................................... 12
Initial Sub-Pool I .......................................................... 21
Initial Sub-Pool II ......................................................... 22
Initial Sub-Pool III ........................................................ 32
Initial Sub-Pool IV ......................................................... 32
Insurance Proceeds ..........................................................  8
Insured Payments ............................................................ 89
Interest Coverage Amount .................................................... 82
J P Morgan .................................................................. 92
LaSalle ..................................................................... 86
Liquidated Mortgage Loan .................................................... 82
LTV ......................................................................... 37
Majority Certificateholders ................................................. 87
Mandatory Prepayments ....................................................... 82
Manufactured Home Loans ..................................................... 14
Maximum Mortgage Rate ....................................................... 32
Merrill Lynch ............................................................... 92
Minimum Mortgage Rate ....................................................... 32
Mixed Use Loans ............................................................. 17
Mixed Use Properties ................................................ 12, 17, 21
Moody's ..................................................................... 15
Mortgage Loans ..............................................................  1

Mortgage Notes .............................................................. 12
Mortgage Pool ............................................................. 2, 5
Mortgage Rates .............................................................. 20
Mortgaged Properties .................................................... 12, 21
Mortgages ................................................................... 12
Multifamily Properties .............................................. 12, 17, 21
Net Excess Amount Available ................................................. 81
Net Excess Principal ........................................................ 11
Net Excess Spread ........................................................... 11
Net Liquidation Proceeds ....................................................  8
OID Regulations ............................................................. 91
One-Month LIBOR ......................................................... 47, 53
Original Group 1 Pre-Funded Amount .......................................... 31
Original Group 1 Principal Balance .......................................... 21
Original Group 2 Principal Balance .......................................... 32
Original Pool Principal Balance .............................................  5
Original Pre-Funded Amounts ................................................. 13
Original Sub- Pool II Pre-Funded Amount ..................................... 31
Original Sub-Pool I Pre-Funded Amount ....................................... 31
Original Sub-Pool I Principal Balance .................................... 5, 22
Original Sub-Pool II Pre-Funded Amount ...................................... 13
Original Sub-Pool II Principal Balance ................................... 5, 22
Original Sub-Pool III Pre-Funded Amount ................................. 13, 44
Original Sub-Pool III Principal Balance .................................. 5, 32
Original Sub-Pool IV Pre-Funded Amount .................................. 13, 44
Original Sub-Pool IV Principal Balance ................................... 5, 32
OTS ......................................................................... 86
Overcollateralization Amount ............................................. 8, 12
Participants ................................................................ 70
Percentage Interest ......................................................... 69
Periodic Payment ........................................................ 14, 21
Periodic Payment Loan ................................................... 14, 21
Periodic Rate Cap ........................................................... 32
Plans ....................................................................... 92
Pooling Agreement ...........................................................  4
Pre-Funding Account ......................................................... 13
Preference Amount ........................................................ 8, 90
Prepayment Assumption ................................................... 50, 81
Prepayment Model ............................................................ 47
Principal and Interest Account .............................................. 71
Principal Payment Table ..................................................... 80
Principal Prepayments ....................................................... 45
Realized Losses ............................................................. 87
Record Date .............................................................. 4, 69
Released Mortgaged Property Proceeds ........................................  8
Remaining Net Excess Spread ................................................. 11
REMIC .......................................................................  2
Remittance Date ....................................................... 2, 4, 69
Required Overcollateralization Amount .......................................  8
Required Payments ........................................................... 11
Reserve Account ............................................................. 82
Riegle Act .................................................................. 19
Scheduled Class A Principal Balance ......................................... 81
Servicer ....................................................................  4
Servicing Fee ............................................................... 14
Servicing Fee Rate .......................................................... 14
Simple Interest Loans ....................................................... 20
Simple Interest Method ...................................................... 20
Single Family Loans ......................................................... 17
Single Family Properties ............................................ 12, 17, 21
SMMEA ....................................................................... 16
Standard & Poor's ........................................................... 15
Step-Down Date .............................................................. 48
Sub-Pool .................................................................. 2, 5
Sub-Pool I ................................................................ 2, 5
Sub-Pool I Initial Mortgage Loans ...........................................  5
Sub-Pool I Mortgage Loans ................................................... 12
Sub-Pool I Pre-Funding Account .......................................... 13, 31

Sub-Pool I Principal and Interest Account ................................... 71
Sub-Pool II ............................................................... 2, 5
Sub-Pool II Initial Mortgage Loans ..........................................  5
Sub-Pool II Mortgage Loans .................................................. 13
Sub-Pool II Pre-Funding Account ......................................... 13, 31
Sub-Pool II Principal and Interest Account .................................. 71
Sub-Pool III .............................................................. 2, 5
Sub-Pool III Initial Mortgage Loans .........................................  5
Sub-Pool III Mortgage Loans ................................................. 13
Sub-Pool III Pre-Funding Account ............................................ 13
Sub-Pool III Principal and Interest Account ................................. 71
Sub-Pool IV ............................................................... 2, 5
Sub-Pool IV Initial Mortgage Loans ..........................................  5
Sub-Pool IV Mortgage Loans .................................................. 13
Sub-Pool IV Pre-Funding Account ......................................... 13, 44
Sub-Pool IV Principal and Interest Account .................................. 71
Subordinated Amount ......................................................... 80
Subsequent Cut-off Dates .................................................... 44
Subsequent Mortgage Loans ............................................... 13, 44
Subsequent Transfer Dates ................................................... 44
Subsequent Transfer Instruments ............................................. 44
Successor Servicer .......................................................... 87
Termination Price ........................................................... 86
Terms and Conditions ........................................................ 70
Trigger Event ............................................................... 87
Trust Fund ................................................................ 1, 5
Trust Fund REMIC ............................................................  2
Trustee Expense Account ..................................................... 86
Underwriters ................................................................  2
Underwriting Agreement ...................................................... 93
Unrecovered Class A Portion ................................................. 81

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered AFC Mortgage Loan Asset Backed Certificates, Series 1998-3 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Centrale de Livraison de Valeurs Mobilieres S.A. ("Cedel"), or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset Back Certificates issues.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Direct and Indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors  electing  to hold  their  Global  Securities  through  Cedel  or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lockup" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that the settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset Backed Certificates issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from the value date (which would be the preceding day when settlement occurred in New York).

If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to proposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to the settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be backed-value to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participants or Euroclear Participants.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside of the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption  for non-U.S.  Persons with  effectively  connected  income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agents.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owners of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized, in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States fiduciaries have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

[LOGO] KPMG                                                           Appendix A
The Global Leader












                      FINANCIAL GUARANTY INSURANCE COMPANY

                              Financial Statements

                               December 31, 1997



                  (With Independent Auditors' Report Thereon)

FINANCIAL GUARANTY INSURANCE COMPANY
================================================================================


Audited Financial Statements


December 31, 1997




         Report of Independent Auditors.......................................1
         Balance Sheets.......................................................2
         Statements of Income.................................................3
         Statements of Stockholder's Equity...................................4
         Statements of Cash Flows.............................................5
         Notes to Financial Statements........................................6

[LOGO]   KPMG Peat Marwick LLP

         345 Park Avenue
         New York, NY 10154



                          Independent Auditors' Report


The Board of Directors and Stockholder
Financial Guaranty Insurance Company:


We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 1997 and 1996, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.

                                                       /s/ KPMG Peat Marwick LLP

January 23, 1998

Financial Guaranty Insurance
Company                                                           Balance Sheets
================================================================================

($ in Thousands, except per share amounts)

                                                                  December 31,   December 31,
Assets                                                                1997          1996
                                                                  -----------    -----------
Fixed maturity securities available-for-sale
  (amortized cost of $2,313,458 in 1997 and $2,190,303 in 1996)   $ 2,443,746    $ 2,250,549
Short-term investments, at cost, which approximates market             76,039         73,839
Cash                                                                      802            860
Accrued investment income                                              38,927         37,655
Reinsurance recoverable                                                 8,220          7,015
Prepaid reinsurance premiums                                          154,208        167,683
Deferred policy acquisition costs                                      86,286         91,945
Property and equipment, net of accumulated depreciation
($17,346 in 1997 and $15,333 in 1996)                                   3,142          4,696
Receivable for securities sold                                             --            379
Prepaid expenses and other assets                                      21,002         19,520
                                                                  -----------    -----------
        Total assets                                              $ 2,832,372      2,654,141
                                                                  ===========    ===========
Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums                                                 $   628,553    $   681,816
Loss and loss adjustment expenses                                      76,926         72,616
Ceded reinsurance balances payable                                      3,932         10,561
Accounts payable and accrued expenses                                  26,352         54,165
Payable to Parent                                                          --          1,791
Current federal income taxes payable                                   19,335         52,016
Deferred federal income taxes                                         118,522         91,805
Payable for securities purchased                                        5,811          4,937
                                                                  -----------    -----------
        Total liabilities                                             879,431        969,707
                                                                  -----------    -----------

Stockholder's Equity:

Common stock, par value $1,500 per share;
10,000 shares authorized, issued and outstanding                       15,000         15,000
Additional paid-in capital                                            383,511        334,011
Net unrealized gains on fixed maturity securities available-
  for-sale, net of tax                                                 84,687         39,160
Foreign currency translation adjustment, net of tax                      (752)          (429)
Retained earnings                                                   1,470,495      1,296,692
                                                                  -----------    -----------
        Total stockholder's equity                                  1,952,941      1,684,434
                                                                  -----------    -----------
        Total liabilities and stockholder's equity                $ 2,832,372    $ 2,654,141
                                                                  ===========    ===========

                See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                                     Statements of Income
================================================================================

($ in Thousands)

                                                             For the Year Ended December 31,
                                                           -----------------------------------
                                                              1997        1996         1995
                                                           ---------    ---------    ---------
Revenues:

Gross premiums written                                     $  95,995    $  97,027    $  97,288
Ceded premiums                                               (19,780)     (29,376)     (19,319)
                                                           ---------    ---------    ---------
  Net premiums written                                        76,215       67,651       77,969
Decrease in net unearned premiums                             39,788       51,314       27,309
                                                           ---------    ---------    ---------
  Net premiums earned                                        116,003      118,965      105,278
Net investment income                                        127,773      124,635      120,398
Net realized gains                                            16,700       15,022       30,762
                                                           ---------    ---------    ---------
  Total revenues                                             260,476      258,622      256,438
                                                           ---------    ---------    ---------
Expenses:

Loss and loss adjustment expenses                             12,539        2,389       (8,426)
Policy acquisition costs                                      12,936       16,327       13,072
Decrease (Increase) in deferred policy acquisition costs       5,659        2,923       (3,940)
Other underwriting expenses                                   14,691       12,508       19,100
                                                           ---------    ---------    ---------
  Total expenses                                              45,825       34,147       19,806
                                                           ---------    ---------    ---------
Income before provision for Federal income taxes             214,651      224,475      236,632
                                                           ---------    ---------    ---------
Federal income tax expense:
  Current                                                     39,133       41,548       28,913
  Deferred                                                     1,715        5,318       19,841
                                                           ---------    ---------    ---------
  Total Federal income tax expense                            40,848       46,866       48,754
                                                           ---------    ---------    ---------
  Net income                                               $ 173,803    $ 177,609    $ 187,878
                                                           =========    =========    =========

                 See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                       Statements of Stockholder's Equity
================================================================================

($ in Thousands)

                                                                                    Net Unrealized        Foreign
                                                                                    Gains (Losses)       Currency
                                                                   Additional      on Fixed Maturity    Translation
                                                       Common        Paid-in     Securities Available-   Adjustment,      Retained
                                                       Stock         Capita      For-Sale, Net of Tax    Net of Tax       Earnings
                                                     -----------   -----------   --------------------    -----------    -----------
Balance, January 1, 1995                             $    15,000   $   334,011   $            (41,773)   $    (1,221)   $   973,706
Net income                                                    --            --                     --             --        187,878
Dividend paid                                                 --            --                     --             --        (25,000)
Change in fixed maturity securities                           --            --                105,558             --             --
available for sale, net of tax of $56,839
Foreign currency translation adjustment                       --            --                     --           (278)            --
                                                     -----------   -----------   --------------------    -----------    -----------
Balance, December 31, 1995                                15,000       334,011                 63,785         (1,499)     1,136,584
                                                     -----------   -----------   --------------------    -----------    -----------
Net Income                                                    --            --                     --             --        177,609
Dividend paid                                                 --            --                     --             --        (17,500)
Change in fixed maturity securities                           --            --                (24,625)            --             --
available for sale, net of tax of ($13,260)
Foreign currency translation adjustment                       --            --                     --          1,070             --
                                                     -----------   -----------   --------------------    -----------    -----------
Balance at December 31, 1996                              15,000       334,011                 39,160           (429)     1,296,692
                                                     -----------   -----------   --------------------    -----------    -----------
Net Income                                                    --            --                     --             --        173,803
Capital contribution                                        --          49,500                     --             --             --
Change in fixed maturity securities                           --            --                 45,527             --             --
available for sale, net of tax of $24,516
Foreign currency translation adjustment                       --            --                     --           (323)            --
                                                     -----------   -----------   --------------------    -----------    -----------
Balance at December 31, 1997                         $    15,000   $   383,511   $             84,687    ($      752)   $ 1,470,495
                                                     ===========   ===========   ====================    ===========    ===========

      See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                                 Statements of Cash Flows
================================================================================

($ in Thousands)

                                                                       For the Year Ended December 31,
                                                                  -----------------------------------------
                                                                     1997           1996            1995
                                                                  -----------    -----------    -----------
Operating Activities:

 Net income                                                       $   173,803    $   177,609    $   187,878
   Adjustments to reconcile net income
     to net cash provided by operating activities:
   Change in unearned premiums                                        (53,263)       (45,719)       (29,890)
   Change in loss and loss adjustment expense reserves                  4,310         (5,192)       (20,938)
   Depreciation of property and equipment                               2,013          2,472          2,348
   Change in reinsurance receivable                                    (1,205)           657          6,800
   Change in prepaid reinsurance premiums                              13,475         (5,596)         2,581
   Change in foreign currency translation adjustment                     (497)         1,646           (427)
   Policy acquisition costs deferred                                  (12,936)       (16,327)       (16,219)
   Amortization of deferred policy acquisition costs                   18,595         19,250         12,279
   Change in accrued investment income, and prepaid
       expenses and other assets                                       (2,754)        (7,201)         2,906
   Change in other liabilities                                        (36,233)        30,117        (12,946)
   Change in deferred income taxes                                      1,715          5,318         19,841
   Amortization of fixed maturity securities                            2,698            792          1,922
   Change in current income taxes payable                             (32,681)           720        (30,827)
   Net realized gains on investments                                  (16,700)       (15,022)       (30,762)
                                                                  -----------    -----------    -----------
 Net cash provided by operating activities                             60,340        143,524         94,546
                                                                  -----------    -----------    -----------
 Investing Activities:

 Sales and maturities of fixed maturity securities                    741,604        891,643        836,103
 Purchases of fixed maturity securities                              (848,843)    (1,033,345)      (891,108)
 Purchases, sales and maturities of short-term investments, net        (2,200)        17,193        (15,358)
 Purchases of property and equipment, net                                (459)          (854)          (750)
                                                                  -----------    -----------    -----------
 Net cash used in investing activities                               (109,898)      (125,363)       (71,113)
                                                                  -----------    -----------    -----------
 Financing Activities:

 Capital Contributions                                                 49,500             --             --
 Dividends paid                                                            --        (17,500)       (25,000)
                                                                  -----------    -----------    -----------
 Net cash provided by financing activities                             49,500        (17,500)       (25,000)
                                                                  -----------    -----------    -----------
 (Decrease) Increase in cash                                              (58)           661         (1,567)
 Cash at beginning of year                                                860            199          1,766
                                                                  -----------    -----------    -----------
 Cash at end of year                                              $       802    $       860    $       199
                                                                  ===========    ===========    ===========

                 See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
================================================================================

(1)      Business

         Financial Guaranty Insurance Company (the "Company") is a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"). The Parent is owned approximately ninety-nine percent by General Electric Capital Corporation ("GE Capital") and approximately one percent by Sumitomo Marine and Fire Insurance Company, Ltd. The Company provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 86% of the business written since inception by the Company has been municipal bond insurance.

         The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)      Significant Accounting Policies

         The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The prior years financial statements have been reclassified to conform to the 1997 presentation. Significant accounting policies are as follows:

         Investments

         The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Statement defines three categories for classification of debt securities and the related accounting treatment for each respective category. The Company has determined that its fixed maturity securities portfolio should be classified as available-for-sale. Under SFAS 115, securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

         Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================

         Premium Revenue Recognition

         Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Financial guaranty insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

         Policy Acquisition Costs

         Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses are considered in determining the recoverability of acquisition costs.

         Loss and Loss Adjustment Expenses

         Provision for loss and loss adjustment expenses is made in an amount equal to the present value of unpaid principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $76.9 million and $72.6 million at December 31, 1997 and 1996, respectively. As of December 31, 1997 and 1996, such reserves included $35.1 million and $28.9 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 1997 and 1996, case-basis loss and loss adjustment expense reserves were $41.8 million and $43.7 million, respectively. Loss and loss adjustment expenses include amounts discounted at an interest rate between 5.9% and 6.0% in 1997 and between 6.5% and 6.6% in 1996. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

         Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================

         Property and Equipment

         Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

         Foreign Currency Translation

         The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1997 and 1996 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss at December 31, 1997 and 1996 was $0.7 million and $0.4 million, respectively, net of tax, and is reported as a separate component of stockholder's equity.

(3)      Statutory Accounting Practices

         The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

         (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time.

         (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

         (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

         (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

         (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;

         (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

         (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================

The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):

                                                                            Years Ended December 31,
                                               ------------------------------------------------------------------------------------
                                                          1997                         1996                         1995
                                               --------------------------   --------------------------   --------------------------
                                                  Net       Stockholder's       Net      Stockholder's      Net       Stockholder's
                                                 Income        Equity         Income        Equity         Income        Equity
                                               -----------  -------------   -----------  -------------   -----------  -------------
GAAP basis amount                              $   173,803    $ 1,952,941   $   177,609    $ 1,684,434   $   187,878    $ 1,547,881

Premium revenue recognition                         (4,924)      (181,209)       (9,358)      (176,285)      (22,555)      (166,927)

Deferral of acquisition costs                        5,659        (86,286)        2,923        (91,945)       (3,940)       (94,868)

Contingency reserve                                     --       (540,677)           --       (460,973)           --       (386,564)

Contingency reserve tax deduction (see Note 2)          --         95,185            --         85,176            --         78,196

Non-admitted assets                                     --         (2,593)           --         (3,879)           --         (5,731)

Case basis loss reserves                             1,377         (1,872)       (3,197)        (3,249)        4,048            (52)

Portfolio loss reserves                              5,000         29,000            --         24,000       (22,100)        24,000

Deferral of income taxes                             1,715         72,260         5,317         70,719        19,842         64,825

Unrealized (gains) on fixed maturity
securities held at fair value, net of tax               --        (84,687)           --        (39,160)           --        (63,785)

Recognition of profit commission                    (1,203)        (7,388)         (441)        (6,185)        3,096         (5,744)

Allocation of tax benefits due to
Parent's net operating loss to the
Company (see Note 5)                                   313         10,916           313         10,603          (637)        10,290
                                               -----------    -----------   -----------    -----------   -----------    -----------
Statutory-basis amount                         $   181,740    $ 1,255,590   $   173,166    $ 1,093,256   $   166,906    $ 1,001,521
                                               ===========    ===========   ===========    ===========   ===========    ===========

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================

(4)      Investments

         Investments in fixed maturity securities carried at fair value of $3.1 million and $3.1 million as of December 31, 1997 and 1996, respectively, were on deposit with various regulatory authorities as required by law.

         The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):


                                                                  Gross         Gross
                                                                Unrealized    Unrealized
                                                   Amortized     Holding       Holding         Fair
         1997                                        Cost         Gains         Losses         Value
         ----                                     ----------    ----------    ----------    ----------
          U.S. Treasury securities and
           obligations of U.S. government
           corporations and agencies              $   11,539    $      185    $       --    $   11,724
         Obligations of states and political
           subdivisions                            2,272,225       130,183           655     2,401,753
         Debt securities issued by foreign
           governments                                29,694           603            28        30,269
                                                  ----------    ----------    ----------    ----------
         Investments available-for-sale            2,313,458       130,971           683     2,443,746
         Short-term investments                       76,039            --            --        76,039
                                                  ----------    ----------    ----------    ----------
         Total                                    $2,389,497    $  130,971    $      683    $2,519,785
                                                  ==========    ==========    ==========    ==========

         The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1997, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
                                                    Amortized      Fair
         1997                                         Cost         Value
         ----                                       ----------   ----------
         Due in one year or less                    $   85,199   $   85,395
         Due after one year through five years          61,168       62,955
         Due after five years through ten years        589,772      619,972
         Due after ten years through twenty years    1,604,167    1,700,193
         Due after twenty years                         49,191       51,270
                                                    ----------   ----------

         Total                                      $2,389,497   $2,519,785
                                                    ==========   ==========

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================

                                                                           Gross        Gross
                                                                         Unrealized   Unrealized
                                               Amortized     Holding      Holding        Fair
         1996                                     Cost        Gains       Losses        Value
         ----                                  ----------   ----------   ----------   ----------
         U.S. Treasury securities and
          obligations of U.S. government
          corporations and agencies            $   57,987   $      373   $        1   $   58,359

         Obligations of states and political
          subdivisions                          2,098,486       65,254        4,854    2,158,886

         Debt securities issued by foreign         33,830           --          526       33,304
          governments
                                               ----------   ----------   ----------   ----------
         Investments available-for-sale         2,190,303       65,627        5,381    2,250,549

         Short-term investments                    73,839           --           --       73,839
                                               ----------   ----------   ----------   ----------
         Total                                 $2,264,142   $   65,627   $    5,381   $2,324,388
                                               ==========   ==========   ==========   ==========

         In 1997, 1996 and 1995, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $741.6 million, $891.6 million, and $836.1 million, respectively. For 1997, 1996 and 1995 gross gains of $19.1 million, $19.8 million and $36.3 million respectively, and gross losses of $2.4 million, $4.8 million and $5.5 million respectively, were realized on such sales.

         Net investment income of the Company is derived from the following sources (in thousands):

                                                     Year Ended December 31,
                                                --------------------------------
                                                  1997        1996        1995
                                                --------    --------    --------
         Income from fixed maturity securities  $122,372    $119,290    $112,684
         Income from short-term investments        6,366       6,423       8,450
                                                --------    --------    --------
         Total investment income                 128,738     125,713     121,134
         Investment expenses                         965       1,078         736
                                                --------    --------    --------
         Net investment income                  $127,773    $124,635    $120,398
                                                ========    ========    ========

         As of December 31, 1997, the Company did not have more than 10% of its investment portfolio concentrated in a single issuer or industry.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================

(5)      Income Taxes

         The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent. Under this agreement the Company can utilize its Parent's net operating loss to offset taxable income on a stand-alone basis. The Company's effective federal corporate tax rate (19.0 percent in 1997, 20.8 percent in 1996 and 20.6 percent in 1995) is less than the corporate tax rate on ordinary income of 35 percent in 1997, 1996 and 1995.

         Federal income tax expense relating to operations of the Company for 1997, 1996 and 1995 is comprised of the following (in thousands):

                                                   Year Ended December 31,
                                                 ---------------------------
                                                   1997      1996      1995
                                                 -------   -------   -------
         Current tax expense                     $39,133   $41,548   $28,913
         Deferred tax expense                      1,715     5,318    19,841
                                                 -------   -------   -------
         Federal income tax expense              $40,848   $46,866   $48,754
                                                 =======   =======   =======

         The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):

                                                   Year Ended December 31,
                                                 -----------------------------
                                                   1997      1996      1995
                                                 --------  --------  --------
         Income taxes computed on income
           before provision for federal
           income taxes, at the statutory rate   $ 75,128  $ 78,566  $ 82,821

         Tax effect of:
           Tax-exempt interest                    (34,508)  (32,609)  (30,630
           Other, net                                 228       909    (3,437
                                                 --------  --------  --------

         Provision for income taxes              $ 40,848  $ 46,866  $ 48,754
                                                 ========  ========  ========

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================

         The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability or asset at December 31, 1997 and 1996 are presented below (in thousands):

                                                            1997         1996
                                                          --------     --------
         Deferred tax assets:
              Loss reserves                               $ 10,999     $  9,249
              Deferred compensation                          2,242        2,531
              Tax over book capital gains                    2,996        2,144
              Other                                          2,260        2,601
                                                          --------     --------
         Total gross deferred tax assets                    18,497       16,525
                                                          --------     --------

         Deferred tax liabilities:
              Unrealized gains on fixed maturity
              securities, available-for-sale                45,601       21,086
              Deferred acquisition costs                    30,200       32,181
              Premium revenue recognition                   40,103       37,159
              Rate differential on tax and loss bonds        9,454        9,454
              Other                                         11,661        8,450
                                                          --------     --------
         Total gross deferred tax liabilities              137,019      108,330
                                                          --------     --------
         Net deferred tax liability                       $118,522     $ 91,805
                                                          ========     ========

         Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1997 and 1996. The Company anticipates that the related deferred tax asset will be realized based on future profitable business.

         Total federal income tax payments during 1997, 1996 and 1995 were $71.8 million, $33.9 million, and $59.8 million, respectively.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================

(6)      Reinsurance

         The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $37.0 million that can be drawn on in the event of default.

         Net premiums earned are presented net of ceded earned premiums of $33.3 million, $23.7 million and $21.9 million for the years ended December 31, 1997, 1996 and 1995, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $0.2 million, $(0.8) million and $1.1 million for the years ended December 31, 1997, 1996 and 1995, respectively.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================

(7)      Loss and Loss Adjustment Expenses

         Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):


                                                 Year Ended December 31,
                                           --------------------------------
                                             1997        1996        1995
                                           --------    --------    --------
         Balance at January 1,             $ 72,616    $ 77,808    $ 98,746
            Less reinsurance recoverable      7,015      (7,672)     14,472
                                           --------    --------    --------
         Net balance at January 1,           65,601      70,136      84,274

         Incurred related to:
         Current year                         1,047          --      26,681
         Prior years                          6,492       2,389      (1,207)
         Portfolio reserves                   5,000          --     (33,900)
                                           --------    --------    --------

         Total Incurred                      12,539       2,389      (8,426)
                                           --------    --------    --------

         Paid related to:
         Current year                        (1,047)         --        (197)
         Prior years                         (8,387)     (6,924)     (5,515)
                                           --------    --------    --------

         Total Paid                          (9,434)     (6,924)     (5,712)
                                           --------    --------    --------

         Net balance at December 31,         68,706      65,601      70,136
            Plus reinsurance recoverable      8,220       7,015       7,672
                                           --------    --------    --------
         Balance at December 31,           $ 76,926    $ 72,616    $ 77,808
                                           ========    ========    ========

         The changes in incurred portfolio and case reserves principally relates to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================

(8)      Related Party Transactions

         The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $4.9 million, $8.1 million and $3.2 million in expenses were incurred in 1997, 1996 and 1995, respectively, related to such transactions.

         The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.5 million in 1997, $0.6 million in 1996, and $1.3 million in 1995. As of December 31, 1997, par outstanding on these deals before reinsurance was $112.9 million.

         The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 1997, 1996 and 1995.

(9)      Compensation Plans

         Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $5.0 million, $4.5 million and $7.5 million in 1997, 1996 and 1995, respectively, before deduction for related tax benefits.

(10)     Dividends

         Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $66.4 million in 1997 and 1996, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1997 and 1996, the amount of the Company's surplus available for dividends was approximately $124.6 million and $91.8 million, respectively.

         During 1997, 1996 and 1995, the Company paid dividends of $0.0, $17.5 million and $25.0 million, respectively.

(11)     Capital Contribution

         During 1997, the Parent made a capital contribution of $49.5 million to the Company.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================

(12)     Financial Instruments

         Fair Value of Financial Instruments

         The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

         Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

         Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

         Cash, Receivable for Securities Sold, and Payable for Securities
         Purchased: The carrying amounts of these items approximate their fair values.

         The estimated fair values of the Company's financial instruments at December 31, 1997 and 1996 are as follows (in thousands):

                                                          1997                       1996
                                                 ----------------------    -----------------------
                                                  Carrying       Fair       Carrying      Fair
                                                   amount       Value        amount       Value
                                                  ---------   ---------    ----------   ----------
         Financial Assets

           Cash
             On hand and in demand accounts      $      802   $      802   $      860   $      860

          Short-term investments                 $   76,039   $   76,039   $   73,839   $   73,839
          Fixed maturity securities              $2,443,746   $2,443,746   $2,250,549   $2,250,549

         Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $355.7 million and $382.6 million compared to a carrying value of $456.8 million as of December 31, 1997 and between $358.7 million and $387.4 million compared to a carrying value of $487.8 million as of December 31, 1996.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================

         Concentrations of Credit Risk

         The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

         In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

         As of December 31, 1997, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $108.4 billion, net of reinsurance of $31.6 billion. The Company's insured portfolio as of December 31, 1997 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

         As of December 31, 1997, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                                        Net
                                                     Principal
                                                    Outstanding
                                                    -----------
         Municipal:
           General obligation                         $57,244.4
           Special revenue                             35,526.8
           Industrial revenue                             405.7
           Non-municipal                               15,268.7
                                                    -----------
         Total                                       $108,445.6
                                                    ===========

         The Company's gross and net exposure outstanding was $254,441.1 million and $193,612.9 million, respectively, as of December 31, 1997.

         As of December 31, 1997, the composition of principal exposure ceded to reinsurers was as follows (in millions):

                                                       Ceded
                                                     Principal
                                                    Outstanding
                                                    -----------
         Reinsurer:
           Capital Re                                 $14,909.1
           Enhance Re                                   8,431.7
           Other                                        8,290.7
                                                    -----------
             Total                                    $31,631.5
                                                    ===========

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================

         The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1997 by state, net of reinsurance, was as follows (in millions):
                                                        Net
                                                      Principal
                                                     Outstanding
                                                    ------------
         California                                   $12,308.1
         Pennsylvania                                  10,277.8
         Florida                                       10,181.7
         New York                                       8,945.5
         Illinois                                       7,203.8
         Texas                                          6,072.4
         Michigan                                       4,526.3
         New Jersey                                     4,476.2
         Arizona                                        3,109.2
         Ohio                                           2,616.1
                                                     ----------

         Sub-total                                     69,717.1
         Other states                                  38,421.7
         International                                    306.8
                                                     ----------
         Total                                       $108,445.6
                                                     ==========

(13)     Commitments

         Total rent expense was $2.4 million, $2.8 million and $2.2 million in 1997, 1996 and 1995, respectively. For each of the next five years and in the aggregate as of December 31, 1997, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

         Year                                          Amount
         ----                                         --------
         1998                                          $ 2,909
         1999                                            2,909
         2000                                            2,909
         2001                                            2,911
         2002                                               --
                                                       -------
          Total minimum future rental payments         $11,638
                                                       =======

                                                                      APPENDIX B

FINANCIAL GUARANTY INSURANCE COMPANY
================================================================================

Unaudited Interim Financial Statements

June 30, 1998

Balance Sheets................................................................ 1
Statements of Income.......................................................... 2
Statements of Cash Flows...................................................... 3
Notes to Unaudited Interim Financial Statements............................... 4

Financial Guaranty Insurance
Company                                                           Balance Sheets
================================================================================
($ in Thousands)

                                                                    June 30,    December 31,
                                                                      1998         1997
                                                                   ----------   ----------
                                                                  (Unaudited)
Assets
Fixed maturity securities, available for sale,
  at fair value (amortized cost of
  $2,439,765 in 1998 and $2,313,458 in 1997)                       $2,538,259   $2,443,746
Short-term investments, at cost, which approximates market             74,599       76,039
Cash                                                                    1,068          802
Accrued investment income                                              38,593       38,927
Reinsurance receivable                                                  7,581        8,220
Deferred policy acquisition costs                                      84,225       86,286
Property, plant and equipment net of
  accumulated depreciation of $6,904 in 1998 and $17,346 in 1997        2,469        3,142
Prepaid reinsurance premiums                                          146,578      154,208
Prepaid expenses and other assets                                       7,617       21,002
                                                                   ----------   ----------
      Total assets                                                 $2,900,989   $2,832,372
                                                                   ==========   ==========
Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums                                                  $  604,325   $  628,553
Losses and loss adjustment expenses                                    61,170       76,926
Ceded reinsurance payable                                               1,178        3,932
Accounts payable and accrued expenses                                  42,395       26,352
Current federal income taxes payable                                   49,114       19,335
Deferred federal income taxes payable                                 108,190      118,522
Payable for securities purchased                                       29,213        5,811
                                                                   ----------   ----------
      Total liabilities                                               895,585      879,431
                                                                   ----------   ----------

Stockholder's Equity:

Common stock, par value $1,500 per share at June 30,
  1998 and at December 31, 1997: 10,000 shares authorized,
  issued and outstanding                                               15,000       15,000
Additional paid-in capital                                            383,511      383,511
Accumulated other comprehensive income, net of tax                     63,517       83,935
Retained earnings                                                   1,543,376    1,470,495
                                                                   ----------   ----------
      Total stockholder's equity                                    2,005,404    1,952,941
                                                                   ----------   ----------
      Total liabilities and stockholder's equity                   $2,900,989   $2,832,372
                                                                   ==========   ==========

        See accompanying notes to unaudited interim financial statements

Financial Guaranty Insurance
Company                                                     Statements Of Income
================================================================================

($ in Thousands)
                                                      Six Months Ended June 30,
                                                          1998         1997
                                                       ---------    ---------
                                                            (Unaudited)
Revenues:
  Gross premiums written                               $  46,221    $  46,339
  Ceded premiums                                          (4,818)     (11,668)
                                                       ---------    ---------
  Net premiums written                                    41,403       34,671
  Decrease in net unearned premiums                       16,654       23,982
                                                       ---------    ---------
  Net premiums earned                                     58,057       58,653
  Net investment income                                   66,023       63,518
  Net realized gains                                      25,773        9,127
                                                       ---------    ---------
      Total revenues                                     149,853      131,298
                                                       ---------    ---------
Expenses:
  Losses and loss adjustment expenses                      3,381        1,063
  Policy acquisition costs                                10,576        7,525
  Other underwriting expenses                              9,426        7,949
                                                       ---------    ---------
      Total expenses                                      23,383       16,537
                                                       ---------    ---------
      Income before provision for federal income taxes   126,470      114,761

  Provision for federal income taxes                      28,589       24,733
                                                       ---------    ---------
      Net income                                       $  97,881    $  90,028
                                                       =========    =========

        See accompanying notes to unaudited interim financial statements

Financial Guaranty Insurance
Company                                                 Statements Of Cash Flows
================================================================================

($ in Thousands)
                                                                  Six Months Ended June 30,
                                                                      1998          1997
                                                                   ---------      ---------
                                                                         (Unaudited)
Operating activities:
Net income                                                         $  97,881      $  90,028
  Adjustments to reconcile net income to net
    cash provided by operating activities:
  Provision for deferred income taxes                                    663          1,586
  Amortization of fixed maturity securities                            1,886            671
  Policy acquisition costs deferred                                   (8,515)        (6,979)
  Amortization of deferred policy acquisition costs                   10,576          7,525
  Depreciation of fixed assets                                           732          1,267
  Change in reinsurance receivable                                       639            (62)
  Change in prepaid reinsurance premiums                               7,630          1,977
  Foreign currency translation adjustment                                382           (380)
  Change in accrued investment income, prepaid
     expenses and other assets                                        13,719          4,090
  Change in unearned premiums                                        (24,228)       (25,959)
  Change in losses and loss adjustment expense reserves              (15,756)        (2,500)
  Change in other liabilities                                         13,289        (25,679)
  Change in current income taxes payable                              29,779        (27,208)
  Net realized gains on investments                                  (25,773)        (9,127)
                                                                   ---------      ---------

Net cash provided by operating activities                            102,904          9,250
                                                                   ---------      ---------
Investing activities:

Sales or maturities of fixed maturity securities                     431,647        425,102
Purchases of fixed maturity securities                              (535,726)      (419,674)
Sales or maturities (purchases) of short-term investments, net         1,441        (12,863)
Purchases of property and equipment, net                                  --           (484)
                                                                   ---------      ---------

Net cash used for investing activities                              (102,638)        (7,919)

Increase in cash                                                         266          1,331
Cash at beginning of period                                              802            860
                                                                   ---------      ---------

Cash at end of period                                              $   1,068      $   2,191
                                                                   =========      =========

        See accompanying notes to unaudited interim financial statements

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
================================================================================

June 30, 1998 and 1997
(Unaudited)


     (1)  Basis of Presentation

          The interim financial statements of Financial Guaranty Insurance Company (the Company) in this report reflect all adjustments necessary, in the opinion of management, for a fair statement of (a) results of operations for the six months ended June 30, 1998 and 1997,
          (b) the financial position at June 30, 1998 and December 31, 1997, and
          (c) cash flows for the six months ended June 30, 1998 and 1997.

          These interim financial statements should be read in conjunction with the financial statements and related notes included in the 1997 audited financial statements.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (2)  Statutory Accounting Practices

          The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory basis accounting practices differ from GAAP:

          (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time;

          (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

          (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

          (d) certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

          (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and tax bases of assets and liabilities;

          (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

          (g) all fixed income investments are carried at amortized cost, rather than at fair value for securities classified as "Available for Sale" under GAAP.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
================================================================================


The following is a reconciliation of the net income and stockholder's equity of Financial Guaranty prepared on a GAAP basis to the corresponding amounts reported on a statutory basis for the periods indicated below:

                                                                  Six Months Ended June 30,
                                               --------------------------------------------------------------
                                                           1998                              1997
                                               ----------------------------      ----------------------------
                                                    Net         Stockholder's         Net         Stockholder's
                                                  Income           Equity           Income           Equity
                                               -----------      -----------      -----------      -----------
GAAP basis amount                              $    97,881      $ 2,005,404      $    90,028      $ 1,783,238

Premium revenue recognition                         (6,709)        (187,918)          (2,158)        (178,443)

Deferral of acquisition costs                        2,061          (84,225)             545          (91,399)

Contingency reserve                                     --         (567,350)              --         (489,210)

Non-admitted assets                                     --           (2,090)              --           (3,369)

Case-basis losses incurred                           1,286             (586)            (355)          (3,604)

Portfolio loss reserves                              1,400           30,400               --           24,000

Deferral of income tax                                 663           73,633            1,586           72,173

Unrealized gains on fixed maturity
   securities held at fair value, net of                --          (64,021)              --          (48,183)
   taxes

Profit commission                                    1,754           (5,635)            (266)          (6,452)

Contingency reserve tax deduction                       --           74,059               --           95,185

Allocation of tax benefits due to Parent's
   net operating loss to the Company                   106           11,022              156           10,759
                                               -----------      -----------      -----------      -----------

Statutory basis amount                         $    98,442      $ 1,282,693      $    89,536      $ 1,164,695
                                               ===========      ===========      ===========      ===========

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
================================================================================


     (3)  Dividends

          Under New York Insurance Law, the Company may pay a dividend only from earned surplus subject to the following limitations:

          o Statutory surplus after dividends may not be less than the minimum required paid-in capital, which was $66.4 million in 1997.

          o Dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined therein, for the twelve month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department.


          The amount of the Company's surplus available for dividends during 1998 is approximately $128.3 million.

          During 1998, the Company declared dividends of $25.0 million.

     (4)  Income Taxes

          The Company's  effective  Federal corporate tax rate (22.6 percent and
          21.6 percent for the six months ended June 30, 1998 and 1997, respectively) is less than the statutory corporate tax rate (35 percent  in  1998  and  1997)  on  ordinary  income  due to  permanent differences between financial and taxable income, principally tax-exempt interest.

     (5)  Reinsurance

          In accordance with Statement of Financial Accounting Standards No. 113 ("SFAS 113"), "Accounting and Reporting for Reinsurance of
          Short-Duration and Long-Duration Contracts", the Company reports assets and liabilities relating to reinsured contracts gross of the effects of reinsurance. Net premiums earned are shown net of premiums ceded of $12.4 million and $13.6 million, respectively, for the six months ended June 30, 1998 and 1997.

     (6)  Comprehensive Income

          In June 1997, the Financial Accounting Standard Board issued statement No. 130, "Reporting Comprehensive Income", which requires enterprises to disclose comprehensive income and its components. Comprehensive income encompasses all changes in shareholders' equity (except those arising from transactions with shareholders) and includes net income, net unrealized capital gains or losses on available-for-sale securities and foreign currency translation adjustments, net of taxes. This new standard only changes the presentation of certain information in the financial statements and does not affect the Company's financial position or results of operations. The following is a reconciliation of comprehensive income:

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
================================================================================


June 30, 1998 and 1997
(Unaudited)

                                                         For the Six Months
                                                            Ended June 30,
                                                         1998          1997
                                                       --------      --------
          Net income                                   $ 97,881        90,028
          Other comprehensive income:
            Change in unrealized investment gains,
              net of taxes                              (20,666)        9,023
            Change in foreign exchange gains,
              net of taxes                                  248          (247)
                                                       --------      --------
          Comprehensive income                         $ 77,463      $ 98,804
                                                       ========      ========

                                    EXHIBIT A

                         Approved Financial Information
                               As of June 30, 1998

As of June 30, 1998, December 31, 1997 and 1996 the Certificate Insurer had written directly or assumed through reinsurance, guaranties of approximately $246.7 billion, $230.2 billion, and $205.0 billion par value of securities, respectively (of which approximately 80 percent, 86 percent and 82 percent constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.19 billion, $2.14 billion and $2.05 billion, respectively. As of June 30, 1998, the Certificate Insurer had reinsured approximately 21 percent of the risks it had written, 30 percent through quota share reinsurance, 24 percent through excess of loss reinsurance, and 46 percent through facultative arrangements.

Capitalization

The following table sets forth the capitalization of the Certificate Insurer as of December 31, 1996, December 31, 1997 and June 30, 1998 respectively, on the basis of generally accepted accounting principles. No material adverse change in the capitalization of the Certificate Insurer has occurred since June 30, 1998.

                                                                   (Unaudited)
                                    December 31,    December 31,     June 30,
                                       1996            1997            1998
                                   (In Millions)   (In Millions)   (In Millions)
                                   -------------   -------------   -------------
Unearned Premiums                       $682             $629           $604
Other Liabilities                        288              250            292
Stockholder's Equity (1)
  Common Stock                            15               15             15
  Additional Paid-in Capital             334              384            384
  Accumulated Other Comprehensive
    Income                                38               84             64
  Retained Earnings                    1,297            1,470          1,542
                                      ------           ------         ------
Total Stockholder's Equity             1,684            1,953          2,005
                                      ------           ------         ------
Total Liabilities and
  Stockholder's Equity                $2,654           $2,832         $2,901
                                      ======           ======         ======

(1) Components of stockholder's equity have been restated for all periods presented to reflect "accumulated other comprehensive income" in accordance with the Statement of Financial accounting standards No. 130 "Reporting comprehensive Income" adopted by the Certificate Insurer effective January 1, 1998. as this new standard only requires additional information in the financial statements, it does not affect the Certificate insurer's financial position or results of operations.

For further financial information concerning the Certificate Insurer, see the audited financial statements of the Certificate Insurer included as Appendix A and the unaudited interim financial statements of the Certificate Insurer included as Appendix B.

Copies of the Certificate Insurer's quarterly and annual statutory statements filed by the Certificate Insurer with the New York Insurance Department are available upon request to Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention: Corporate Communications Department. The Certificate Insurer's telephone number is (212) 312-3000.

The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of information regarding the Certificate Insurer and the Certificate Insurance Policy set forth under the headings "The Certificate Insurance Policy" and "The Certificate Insurer" and in Appendix A and Appendix B.

                                   PROSPECTUS

                   AFC Mortgage Loan Asset Backed Certificates
                              (Issuable in Series)

                               SUPERIOR BANK FSB,
                                    Depositor

     The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool (a "Mortgage Pool") of various types of conventional or FHA insured (as defined below) single family and/or multifamily and/or commercial first and second mortgage loans and/or manufactured housing conditional sales contracts and installment loan agreements and/or home improvement installment sales contracts and installment loan agreements (collectively, the "Mortgage Loans") originated or purchased by the Depositor. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"). "FHA insured" Mortgage Loans are those mortgage loans which are, to the extent specified in the related Prospectus Supplement, partially insured by the Federal Housing Administration ("FHA") pursuant to Title I (as defined herein). See "Description of the Trust Funds", "Description of the Certificates", "Description of Credit Support" and "Description of FHA Insurance under Title I".

     Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of distributions of principal or interest (or both) on the Mortgage Loans included in the related Trust Fund;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; and/or (vi) provide for distributions of principal sequentially, or based on specified payment schedules, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund. See "Description of the Certificates".

     The Certificates of each series will not represent an obligation of or interest in the Depositor, the Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Loans in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and under the caption "Certain Yield and Prepayment Considerations" in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     Prospective investors should review the information contained herein and in the related Prospectus Supplement, in particular the information appearing under the caption "Risk Factors" herein and in the related Prospectus Supplement before purchasing any Offered Certificate.

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See "Certain Federal Income Tax Consequences".

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                                   ----------

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of a series of Offered Certificates unless accompanied by a Prospectus Supplement.

     Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

                                September 1, 1998

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series, the method used to calculate principal distributions to each class of Certificates on each distribution date and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Loans, any Credit Support and any other assets included therein (with respect to the Certificates of any series, the "Trust Assets"); (iv) the additional circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and the designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to the Servicer, Sub-Servicer (or provision for the appointment thereof), if any, the provider of Credit Support, if any, and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. In addition, the Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such Registration Statement, exhibits, reports and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to CEDE & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Pooling and Servicing Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Pooling and Servicing Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Exchange Act and the rules and regulations of the Commission thereunder.

                          REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning the related Trust Fund, including the amount of distribution of principal and interest and certain amounts relating to the Mortgage Loans included in the Trust Fund, are required under the Pooling and Servicing Agreement to be forwarded to Certificateholders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "Description of the Certificates--Reports to Certificateholders" herein.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Registrant with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates of the related series. The Registrant will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to Superior Bank FSB, 135 Chestnut Ridge Road, Montvale, New Jersey 07645. The Registrant has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                                          TABLE OF CONTENTS

                                                                                                                                Page
                                                                                                                                ----
PROSPECTUS SUPPLEMENT ........................................................................  ii

AVAILABLE INFORMATION ........................................................................  ii

REPORTS TO CERTIFICATEHOLDERS ................................................................  ii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ............................................  ii

SUMMARY OF PROSPECTUS ........................................................................   1

RISK FACTORS .................................................................................   7
     Limited Liquidity .......................................................................   7
     Limited Assets and Obligations ..........................................................   7
     Average Life of Certificates; Prepayments; Yields .......................................   7
     Limited Nature of Ratings ...............................................................   8
     Risks Associated With the Mortgage Loans and Mortgaged Properties .......................   8
          Investment in the Mortgage Loans ...................................................   8
          Second Liens .......................................................................   9
          Bankruptcy Proceedings .............................................................   9
          Delinquent Loans ...................................................................  10
          Regulatory Matters .................................................................  10
          Balloon Payments ...................................................................  10
     Credit Support Limitations ..............................................................  10
          Limitation on FHA Insurance for Title I Loans ......................................  11
     Enforceability ..........................................................................  11
     The Status of the Mortgage Loans in the Event of Insolvency of the Depositor ............  11
     Limitations on Interest Payments and Foreclosures .......................................  11
     Environmental Risks .....................................................................  12
     ERISA Considerations ....................................................................  12
     Certain Federal Tax Considerations Regarding REMIC Residual Certificates ................  12
     Control .................................................................................  12
     Book-Entry Registration .................................................................  12

DESCRIPTION OF THE TRUST FUNDS ...............................................................  13
     Mortgage Loans ..........................................................................  13
          General ............................................................................  13
          Mortgage Loan Information in Prospectus Supplements ................................  14
          Payment Provisions of the Mortgage Loans ...........................................  14
          ARM Loans ..........................................................................  14
     Principal and Interest Account ..........................................................  14
     Certificate Account .....................................................................  14
     Pre-Funding Account .....................................................................  15
     Credit Support ..........................................................................  15

USE OF PROCEEDS ..............................................................................  15

YIELD CONSIDERATIONS .........................................................................  15
     General .................................................................................  15
     Pass-Through Rate .......................................................................  15
     Timing of Payment of Interest and Principal .............................................  15
     Principal Prepayments ...................................................................  16
     Defaults ................................................................................  16
     Prepayments--Maturity and Weighted Average Life .........................................  16
     Other Factors Affecting Weighted Average Life ...........................................  17
          Type of Mortgage Loan ..............................................................  17
     Foreclosures and Payment Plans ..........................................................  18
          Due-on-Sale Clauses ................................................................  18

THE DEPOSITOR ................................................................................  18

                                                                                                                                Page
                                                                                                                                ----
THE SERVICER .................................................................................  18

DESCRIPTION OF THE CERTIFICATES ..............................................................  18
     General .................................................................................  18
     Distributions ...........................................................................  19
     Distributions of Interest on the Certificates ...........................................  19
     Distributions of Principal on the Certificates ..........................................  20
     Allocation of Losses and Shortfalls .....................................................  20
     Example of Distributions ................................................................  20
     Monthly Advances in Respect of Delinquencies ............................................  21
     Compensating Interest ...................................................................  21
     Reports to Certificateholders ...........................................................  21
     Termination .............................................................................  22
     Book-Entry Registration and Definitive Certificates .....................................  22

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS ..........................................  24
     Assignment of Mortgage Loans; Repurchases ...............................................  25
     Representations and Warranties; Repurchases .............................................  25
     Payments on Mortgage Loans; Deposits to Principal and Interest Account ..................  26
     Deposits to Certificate Account .........................................................  27
     Collection and Other Servicing Procedures ...............................................  27
     Servicing Advances ......................................................................  28
     Sub-Servicers ...........................................................................  28
     Realization Upon Defaulted Mortgage Loans ...............................................  29
     Hazard Insurance Policies ...............................................................  29
     Due-on-Sale Provisions ..................................................................  30
     Servicing and Other Compensation and Payment of Expenses ................................  30
     Evidence as to Compliance ...............................................................  30
     Certain Matters Regarding the Servicer ..................................................  30
     Events of Default .......................................................................  31
     Rights Upon Event of Default ............................................................  31
     Amendment ...............................................................................  31
     Duties of the Trustee ...................................................................  31
     The Trustee .............................................................................  31

DESCRIPTION OF CREDIT SUPPORT ................................................................  32
     General .................................................................................  32
     Subordinate Certificates ................................................................  32
     Cross-Support Provisions ................................................................  32
     Insurance or Guarantees With Respect to the Mortgage Loans ..............................  32
     Letter of Credit ........................................................................  32
     Insurance Policies and Surety Bonds .....................................................  33
     Reserve Funds or Spread Account .........................................................  33
     Overcollateralization ...................................................................  33

DESCRIPTION OF FHA INSURANCE UNDER TITLE I ...................................................  33

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ......................................................  35
     General .................................................................................  35
     Single Family, Multifamily and Commercial Loans .........................................  35
     Manufactured Home Contracts .............................................................  35
     The Home Improvement Contracts ..........................................................  36
     Foreclosure on Mortgages ................................................................  37
     Repossession With Respect to Manufactured Home Contracts ................................  38
     Second Mortgages ........................................................................  38
     Rights of Redemption ....................................................................  39
          Single Family, Multifamily and Commercial Properties ...............................  39
          Manufactured Homes .................................................................  39
     Anti-Deficiency Legislation and Other Limitations on Lenders ............................  39
          Single Family, Multifamily and Commercial Properties ...............................  39
          Manufactured Home Contracts ........................................................  40
     Enforceability of Certain Provisions ....................................................  40
          Single Family, Multifamily and Commercial Properties ...............................  40

                                                                                                                                Page
                                                                                                                                ----
          Manufactured Homes .................................................................  40
     Leases and Rents ........................................................................  41
     Subordinate Financing ...................................................................  41
     Applicability of Usury Laws .............................................................  41
     Consumer Protection Laws with respect to Contracts ......................................  41
     Environmental Legislation ...............................................................  42
     Formaldehyde Litigation With Respect to Manufactured Home Contracts .....................  42
     Soldiers' and Sailors' Civil Relief Act .................................................  42
     Installment Contracts ...................................................................  42

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ......................................................  43
     General .................................................................................  43
     REMICs ..................................................................................  43
          Classification of REMICs ...........................................................  43
          Characterization of Investments in REMIC Certificates ..............................  43
          Tiered REMIC Structures ............................................................  44
     Taxation of Owners of REMIC Regular Certificates ........................................  44
          General ............................................................................  44
          Original Issue Discount ............................................................  44
          Market Discount ....................................................................  46
          Premium ............................................................................  46
          Realized Losses ....................................................................  47
     Taxation of Owners of REMIC Residual Certificates .......................................  47
          General ............................................................................  47
          Taxable Income of the REMIC ........................................................  47
          Basis Rules, Net Losses and Distributions ..........................................  48
          Excess Inclusions ..................................................................  49
          Noneconomic REMIC Residual Certificates ............................................  49
          Mark-to-Market Rules ...............................................................  50
          Possible Pass-Through of Miscellaneous Itemized Deductions .........................  50
          Sales of REMIC Certificates ........................................................  50
          Prohibited Transactions and Other Possible REMIC Taxes .............................  51
          Tax and Restrictions on Transfers of REMIC Residual Certificates to
            Certain Organizations ............................................................  51
          Termination ........................................................................  52
          Reporting and Other Administrative Matters .........................................  52
          Backup Withholding With Respect to REMIC Certificates ..............................  53
          Foreign Investors in REMIC Certificates ............................................  53

STATE AND OTHER TAX CONSEQUENCES .............................................................  53

ERISA CONSIDERATIONS .........................................................................  53
     General .................................................................................  53
     Plan Asset Regulations ..................................................................  54
     Prohibited Transaction Exemptions .......................................................  54

LEGAL INVESTMENT .............................................................................  55

METHOD OF DISTRIBUTION .......................................................................  55

LEGAL MATTERS ................................................................................  56

FINANCIAL INFORMATION ........................................................................  56

RATING .......................................................................................  56

INDEX OF PRINCIPAL DEFINITIONS ...............................................................  57

                              SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates .............   AFC    Mortgage    Loan    Asset    Backed
                                        Certificates,  issuable  in series  (the
                                        "Certificates").

Depositor .........................   Superior Bank FSB, a  federally  chartered
                                        stock  savings  bank (the  "Depositor"),
                                        will   deposit   into  each  Trust  Fund
                                        Mortgage Loans originated or purchased by the Depositor. See "The Depositor".

Servicer ..........................   The servicer (the "Servicer" or "Servicing
                                        Division")    for   each    series    of
                                        Certificates will be Superior Bank FSB -
                                        Servicing  Division.  See "The Servicer"
                                        and  "Description  of  the  Pooling  and
                                        Servicing   Agreements--Collection   and
                                        Other Servicing Procedures".

Trustee ...........................   The  trustee  (the   "Trustee")  for  each
                                        series of Certificates  will be named in
                                        the related Prospectus  Supplement.  See
                                        "Description    of   the   Pooling   and
                                        Servicing Agreements--The Trustee".

The Trust Funds ...................   Each series of Certificates will represent
                                        in the aggregate  the entire  beneficial
                                        ownership   interest  in  a  Trust  Fund
                                        consisting of:

     (a) Mortgage Loans ...........   The Mortgage  Loans  with  respect to each
                                        series of Certificates will consist of a
                                        pool (a "Mortgage Pool") of conventional
                                        or FHA  insured  mortgage  loans  and/or
                                        manufactured  housing  conditional sales
                                        contracts    and    installment     loan
                                        agreements   and/or   home   improvement
                                        installment    sales    contracts    and
                                        installment  loan  agreements  that  are
                                        secured  by  first  or  second  liens on
                                        properties  located  in  any  one of the
                                        fifty   states   or  the   District   of
                                        Columbia.  Unless otherwise specified in
                                        the related Prospectus  Supplement,  the
                                        properties  securing the Mortgage  Loans
                                        will consist of (i) one- to  four-family
                                        residential  properties  ("Single Family
                                        Properties"),      (ii)      residential
                                        properties  consisting  of  five or more
                                        dwelling    units     including    mixed
                                        residential  and  commercial  structures
                                        ("Multifamily    Properties"),     (iii)
                                        commercial    properties    ("Commercial
                                        Properties")  and/or  (iv)  new or  used
                                        manufactured    homes     ("Manufactured
                                        Homes";  collectively with Single Family
                                        Properties,  Multifamily  Properties and
                                        Commercial  Properties,  the  "Mortgaged
                                        Properties"). To the extent specified in
                                        the related Prospectus Supplement,  some
                                        of the  Mortgage  Loans may be partially
                                        insured by the FHA  pursuant  to Title I
                                        ("Title I") of the National  Housing Act
                                        of  1934,  as  amended  (the   "National
                                        Housing  Act").  All Mortgage Loans will
                                        have been originated by the Depositor or
                                        will   have   been   purchased,   either
                                        directly or indirectly, by the Depositor
                                        on  or  before   the  date  of   initial
                                        issuance  of  the   related   series  of
                                        Certificates    from    affiliated    or
                                        unaffiliated    sellers,    except   for
                                        Mortgage Loans purchased subsequently with funds in a Pre- Funding Account (as defined herein).

                                      Each Mortgage Loan may provide for accrual
                                        of interest  thereon at an interest rate
                                        (a  "Mortgage  Rate") that is fixed over
                                        its term or that  adjusts  from  time to
                                        time,  or that may be converted  from an
                                        adjustable to a fixed  Mortgage Rate, or
                                        from a fixed to an  adjustable  Mortgage
                                        Rate,   from   time   to   time  at  the
                                        mortgagor's  election,  in each  case as
                                        described  in  the  related   Prospectus
                                        Supplement.   Each   Mortgage  Loan  may
                                        provide   for   scheduled   payments  to
                                        maturity, payments that adjust from time
                                        to time to  accommodate  changes  in the
                                        Mortgage   Rate   or  to   reflect   the
                                        occurrence  of certain  events,  and may
                                        provide  for  negative  amortization  or
                                        accelerated  amortization,  in each case
                                        as described  in the related  Prospectus
                                        Supplement.  Each  Mortgage  Loan may be
                                        fully  amortizing  or  require a balloon
                                        payment due on its stated maturity date,
                                        in each case as described in the related
                                        Prospectus   Supplement.   The  Mortgage
                                        Loans  may  provide   for   payments  of
                                        principal,  interest  or  both,  on  due
                                        dates  that  occur  monthly,  quarterly,
                                        semi-annually  or at such other interval
                                        as   is   specified   in   the   related
                                        Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans".

     (b) Principal and Interest
         Account and Certificate
         Account ..................   Each Trust Fund will  include  one or more
                                        accounts  (collectively,  the "Principal
                                        and Interest  Account")  established and
                                        maintained     on    behalf    of    the
                                        Certificateholders    into   which   the
                                        Servicer  will, to the extent  described
                                        herein  and  in the  related  Prospectus
                                        Supplement,  deposit  all  payments  and
                                        collections  received or  advanced  with
                                        respect to the Mortgage Loans other than
                                        (i) the  Depositor's  Yield (as  defined
                                        herein),   if  any,  and  (ii)  payments
                                        received  on or after the  Cut-off  Date
                                        (as   defined   herein)  in  respect  of
                                        interest  accrued on the Mortgage  Loans
                                        prior to the  Cut-off  Date.  Each Trust
                                        Fund  will  also  include  one  or  more
                                        accounts (collectively, the "Certificate
                                        Account")  established and maintained on
                                        behalf  of the  Certificateholders  into
                                        which the  Trustee  will,  to the extent
                                        described  herein  and  in  the  related
                                        Prospectus   Supplement,   deposit   all
                                        amounts  remitted by the  Servicer  from
                                        the Principal  and Interest  Account and
                                        other payments and collections  received
                                        from  other  assets in the Trust Fund or
                                        advanced   by   the   Servicer.   Unless
                                        otherwise   specified   in  the  related
                                        Prospectus  Supplement funds held in the
                                        Principal  and Interest  Account and the
                                        Certificate  Account  may be invested in
                                        certain    short-term,    high   quality
                                        investments.  See  "Description  of  the
                                        Trust   Funds--Principal   and  Interest
                                        Account;  and  "--Certificate  Account",
                                        and  "Description  of  the  Pooling  and
                                        Servicing     Agreements--Payments    on
                                        Mortgage   Loans;    Deposits   to   the
                                        Principal   and  Interest   Account  and
                                        "--Deposits to Certificate Account".

     (c) Pre-Funding Account ......   If so provided in the  related  Prospectus
                                        Supplement,  the related Trust Fund will
                                        include    one    or    more    accounts
                                        (collectively,      the     "Pre-Funding
                                        Account")  established and maintained on
                                        behalf  of the  Certificateholders  into
                                        which the  Trustee  will,  to the extent
                                        described  herein  and  in  the  related
                                        Prospectus  Supplement,  deposit amounts
                                        received   from  the   Depositor  to  be
                                        applied to acquire  additional  Mortgage
                                        Loans  subject  to  certain   conditions
                                        specified  in  the  related   Prospectus
                                        Supplement.   See  "Description  of  the
                                        Trust Funds - Pre- Funding Account", and
                                        "Description  of Pooling  and  Servicing
                                        Agreements - Subsequent Mortgage Loans".

     (d) Credit Support ...........   If so provided in the  related  Prospectus
                                        Supplement,  partial or full  protection
                                        against  certain  defaults and losses on
                                        the Mortgage  Loans in the related Trust
                                        Fund  may be  provided  to  one or  more
                                        classes of  Certificates  of the related
                                        series in the form of  subordination  of
                                        one   or   more    other    classes   of
                                        Certificates of such series or by one or
                                        more other types of credit support, such
                                        as a letter of credit, insurance policy,
                                        guarantee,    reserve    fund,    cross-
                                        collateralization, overcollateralization
                                        or another type of credit support,  or a
                                        combination  thereof (any such  coverage
                                        with respect to the  Certificates of any
                                        series,   "Credit   Support").   If   so
                                        specified  in  the  related   Prospectus
                                        Supplement,  some of the Mortgage  Loans
                                        may be  partially  insured  by  the  FHA
                                        pursuant  to  Title I.  The  amount  and
                                        types of coverage, the identification of
                                        the entity  providing  the  coverage (if
                                        applicable) and related information with
                                        respect to each type of Credit  Support,
                                        if  any,   will  be   described  in  the
                                        Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

Description of Certificates .......   Each series of Certificates will be issued
                                        pursuant  to  a  Pooling  and  Servicing
                                        Agreement  (a  "Pooling  and   Servicing
                                        Agreement")  among  the  Depositor,  the
                                        Servicer  and the  Trustee.  Pooling and
                                        Servicing   Agreements   are   sometimes
                                        referred to herein as  Agreements.  Each
                                        series of Certificates  will include one
                                        or  more   classes.   Each   series   of
                                        Certificates  (including  any  class  or
                                        classes of  Certificates  of such series
                                        not offered  hereby)  will  represent in
                                        the  aggregate  the  entire   beneficial
                                        ownership interest in a Trust Fund. Each
                                        class  of   Certificates   (other   than
                                        certain Stripped Interest  Certificates,
                                        as  defined  below)  will  have a stated
                                        principal    amount   (a    "Certificate
                                        Balance")   and  (other   than   certain
                                        Stripped  Principal   Certificates,   as
                                        defined   below)  will  be  entitled  to
                                        distributions    of   interest   accrued
                                        thereon  based on a fixed,  variable  or
                                        adjustable      interest     rate     (a
                                        "Pass-Through    Rate").   The   related
                                        Prospectus  Supplement  will specify the
                                        Certificate Balance and the Pass-Through
                                        Rate for each class of Certificates,  as
                                        applicable,   or,   in  the  case  of  a
                                        variable  or   adjustable   Pass-Through
                                        Rate, the method for determining the Pass-Through Rate.

                                      Each series of  Certificates  will consist
                                        of one or more  classes of  Certificates
                                        that  may (i) be  senior  (collectively,
                                        "Senior  Certificates")  or  subordinate
                                        (collectively,              "Subordinate
                                        Certificates")  to  one  or  more  other
                                        classes  of  Certificates  in respect of
                                        certain     distributions     on     the
                                        Certificates;   (ii)  be   entitled   to
                                        principal      distributions,       with
                                        disproportionately  low,  nominal  or no
                                        interest  distributions   (collectively,
                                        "Stripped   Principal    Certificates");
                                        (iii)   be    entitled    to    interest
                                        distributions,  with  disproportionately
                                        low,    nominal    or    no    principal
                                        distributions  (collectively,  "Stripped
                                        Interest  Certificates");  (iv)  provide
                                        for  distributions  of accrued  interest
                                        thereon only following the occurrence of
                                        certain  events,  such as the retirement
                                        of  one  or  more   other   classes   of
                                        Certificates      of     such     series
                                        (collectively,  "Accrual Certificates");
                                        and/or  (v)  provide  for   payments  of
                                        principal    sequentially,    based   on
                                        specified  payment  schedules  or  other
                                        methodologies,    to   the   extent   of
                                        available   funds,   in  each   case  as
                                        described  in  the  related   Prospectus
                                        Supplement. Any such classes may include classes of Offered Certificates.

                                      As to each series of Certificates,  unless
                                        otherwise   specified   in  the  related
                                        Prospectus   Supplement,   one  or  more
                                        elections  will  be made  to  treat  the
                                        Trust  Fund  or  a  designated   portion
                                        thereof  as  a  "real  estate   mortgage
                                        investment   conduit"   or   "REMIC"  as
                                        defined in the Internal Revenue Code of 1986 (the "Code").

                                      The  Certificates  will not  represent  an
                                        obligation   of  or   interest   in  the
                                        Depositor,  the Servicer or any of their
                                        respective   affiliates  except  as  set
                                        forth herein,  nor will the Certificates
                                        or any Mortgage  Loans be  guaranteed or
                                        insured by the  Depositor  or any of its
                                        affiliates,  by any governmental  agency
                                        or   instrumentality  or  by  any  other
                                        person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets and Obligations" and "Description of the Certificates".

Distributions of Interest of
     Certificates .................   Interest   on  each   class   of   Offered
                                        Certificates (other than certain classes
                                        of Stripped  Interest  Certificates  and
                                        Stripped Principal Certificates) of each
                                        series  will  accrue  at the  applicable
                                        Pass-Through  Rate  on  the  outstanding
                                        Certificate  Balance thereof and will be
                                        distributed  to   Certificateholders  as
                                        provided  in  the   related   Prospectus
                                        Supplement  (each of the specified dates
                                        on which distributions are to be made, a
                                        "Remittance  Date").  Distributions with
                                        respect to interest on Stripped Interest
                                        Certificates   may  be   made   on  each
                                        Remittance   Date  on  the  basis  of  a
                                        notional  amount  as  described  in  the
                                        related      Prospectus      Supplement.
                                        Distributions  of interest  with respect
                                        to one or more  classes of  Certificates
                                        may be  reduced to the extent of certain
                                        delinquencies  and  other  contingencies
                                        described  herein  and  in  the  related
                                        Prospectus    Supplement.    See   "Risk
                                        Factors--  Average Life of Certificates;
                                        Prepayments;       Yields",       "Yield
                                        Considerations", and "Description of the
                                        Certificates-- Distributions of Interest on the Certificates".

Distributions of Principal on
     Certificates .................   The  Certificates  of each  series  (other
                                        than   certain   classes   of   Stripped
                                        Interest  Certificates)  initially  will
                                        have an aggregate Certificate Balance no
                                        greater than the  outstanding  principal
                                        balance of the Mortgage  Loans  included
                                        in the related  Trust Fund as of, unless
                                        the   related   Prospectus    Supplement
                                        provides otherwise, the first day of the
                                        month of formation of the related  Trust
                                        Fund   (the   "Cut-off    Date").    The
                                        Certificate  Balance  of  a  Certificate
                                        outstanding from time to time represents
                                        the  maximum   amount  that  the  holder
                                        thereof is then  entitled  to receive in
                                        respect of  principal  from  future cash
                                        flow on the assets in the related  Trust
                                        Fund.  Unless otherwise  provided in the
                                        related      Prospectus      Supplement,
                                        distributions  of principal will be made
                                        on each  Remittance Date to the class or
                                        classes of Certificates entitled thereto
                                        until the  Certificate  Balances of such
                                        Certificates  have been reduced to zero.
                                        Distributions  of principal on any class
                                        of Certificates entitled thereto will be
                                        made on a pro rata  basis  among  all of
                                        the Certificates of such class. Stripped
                                        Interest     Certificates     with    no
                                        Certificate   Balance   or  a   notional
                                        balance  will not receive  distributions
                                        in respect of  principal.  Distributions
                                        of    principal   on   any   series   of
                                        Certificates or with respect to one or more classes included therein may be reduced to the extent of delinquencies and other contingencies described herein and in the related Prospectus Supplement and not otherwise covered by Credit Support, if any.

                                        See      "Description       of       the
                                        Certificates--Distributions of Principal of the Certificates".

Monthly Advances ..................   The   Servicer,    directly   or   through
                                        Sub-Servicers (as defined herein),  will
                                        service  and   administer  the  Mortgage
                                        Loans  included  in each Trust Fund and,
                                        unless otherwise provided in the related
                                        Prospectus Supplement, will be obligated
                                        as     part     of     its     servicing
                                        responsibilities    to   make    certain
                                        advances  (each,  a  "Monthly  Advance")
                                        with  respect  to  delinquent  scheduled
                                        payments  of  interest  on the  Mortgage
                                        Loans  in  such  Trust   Fund.   Monthly
                                        Advances   made  by  the   Servicer  are
                                        reimbursable  generally from  subsequent
                                        recoveries  in respect of such  Mortgage
                                        Loans  and   otherwise   to  the  extent
                                        described  herein  and  in  the  related
                                        Prospectus Supplement. See "Description of the Certificates--Monthly Advances in Respect of Delinquencies".

Compensating Interest .............   Unless   otherwise    specified   in   the
                                        Prospectus  Supplement  for a series  of
                                        Certificates,   the  Servicer   will  be
                                        required  to remit to the Trustee on the
                                        date specified in the related Prospectus
                                        Supplement as the "Determination  Date",
                                        with  respect to each  Mortgage  Loan in
                                        the  related  Trust  Fund as to  which a
                                        principal    prepayment   in   full   (a
                                        "Principal  Prepayment")  or a principal
                                        payment which is in excess of four times
                                        the scheduled monthly payment and is not
                                        intended  to  cure  a   delinquency   (a
                                        "Curtailment")  was received  during the
                                        calendar  month  preceding  the month in
                                        which such  Determination Date occurs (a
                                        "Due  Period"),  an amount,  from and to
                                        the extent of amounts  otherwise payable
                                        to    the    Servicer    as    servicing
                                        compensation,  equal to the  excess,  if
                                        any,  of (a) 30  days'  interest  on the
                                        principal   balance   of   the   related
                                        Mortgage Loan at the Mortgage Rate net of the per annum rate at which the Servicer's servicing fee accrues, over
                                        (b)  the  amount  of  interest  actually
                                        received on such Mortgage Loan during such Due Period, net of the Servicer's servicing fee. See "Description of the Certificates--Compensating Interest".

Termination .......................   Unless  otherwise  provided in the related
                                        Prospectus   Supplement,   a  series  of
                                        Certificates will be subject to optional early termination through the repurchase of the Mortgage Loans in the related Trust Fund by the Servicer, under the circumstances and in the manner set forth herein. See "Description of the Certificates--Termination".

                                      If so specified in the related  Prospectus
                                        Supplement, a series of Certificates may
                                        also  be  subject  to   optional   early
                                        termination through the repurchase of the assets in the related Trust Fund by the provider of Credit Support or the holders of Certificates of a specified class under the circumstances and in the manner set forth therein.

Depositor's Yield .................   For each Mortgage Loan,  the  "Depositor's
                                        Yield"  represents  the right to receive
                                        all  prepayment  penalties  and premiums
                                        collected  on  the  Mortgage   Loan  and
                                        certain  other  amounts if  specified in
                                        the   related   Prospectus   Supplement.
                                        Unless   otherwise   specified   in  the
                                        Prospectus Supplement for a series of Certificates, the Depositor's Yield will be retained by the Depositor and will not be a part of any Trust Fund.

Registration of Certificates ......   If so provided in the  related  Prospectus
                                        Supplement,  one or more  classes of the
                                        Offered  Certificates  will initially be
                                        represented by one or more  Certificates
                                        registered in the name of CEDE & Co., as
                                        the  nominee  of  The  Depository  Trust
                                        Company ("DTC") in the United States, or
                                        Centrale   de   Livraison   de   Valeurs
                                        Mobilieres   S.A.   ("CEDEL")   or   the
                                        Euroclear   System    ("Euroclear")   in
                                        Europe.  Transfers  within DTC, CEDEL or
                                        Euroclear,  as the case may be,  will be
                                        in  accordance  with the usual rules and
                                        operating  procedures  of  the  relevant
                                        system.  No person acquiring an interest
                                        in Offered  Certificates  so  registered
                                        will be entitled to receive a definitive
                                        certificate  representing  such person's
                                        interest   except  in  the  event   that
                                        definitive certificates are issued under
                                        the  limited   circumstances   described
                                        herein.  See  "Risk  Factors--Book-Entry
                                        Registration"  and  "Description  of the
                                        Certificates--Book-Entry    Registration
                                        and Definitive Certificates".

Tax Status of the Certificates ....   The  Certificates   of  each  series  will
                                        constitute  "regular  interests" ("REMIC
                                        Regular   Certificates")  and  "residual
                                        interests"        ("REMIC       Residual
                                        Certificates")  in  one or  more  REMICs
                                        under  Sections 860A through 860G of the
                                        Code,
                                        unless   otherwise   specified   in  the
                                        related   Prospectus   Supplement.   See
                                        "Certain      Federal     Income     Tax
                                        Consequences"  herein and in the related
                                        Prospectus Supplement.

                                      REMIC Regular Certificates  generally will
                                        be  treated as debt  obligations  of the
                                        applicable  REMIC for federal income tax
                                        purposes.  In general, to the extent the
                                        assets  and  income  of  the  REMIC  are
                                        treated as qualifying  assets and income
                                        under  the  following  sections  of  the
                                        Code,  REMIC  Regular  Certificates  (i)
                                        owned  by a thrift  institution  will be
                                        treated    as    "obligations    secured
                                        principally   by  an  interest  in  real
                                        property"   for   purposes   of  Section
                                        7701(a)(19)(C)  of  the  Code  and  (ii)
                                        owned by a real estate  investment trust
                                        will be treated as "real estate  assets"
                                        for purposes of Section  856(c)(4)(A) of
                                        the Code and interest  income  therefrom
                                        will  be   treated   as   "interest   on
                                        obligations secured by mortgages on real
                                        property"   for   purposes   of  Section
                                        856(c)(3)(B)  of the Code.  In addition,
                                        REMIC  Regular   Certificates   will  be
                                        "obligations.   .  .  which.   .  .  are
                                        principally  secured by an  interest  in
                                        real  property"  within  the  meaning of
                                        Section   860G(a)(3)(C)   of  the  Code.
                                        Moreover,  if 95% or more of the  assets
                                        and the income of the REMIC  qualify for
                                        any of  the  foregoing  treatments,  the
                                        REMIC Regular  Certificates will qualify
                                        for the  foregoing  treatments  in their
                                        entirety.   Holders  of  REMIC   Regular
                                        Certificates  must  report  income  with
                                        respect  thereto on the accrual  method,
                                        regardless   of  their   method  of  tax
                                        accounting  generally.  Holders  of  any
                                        class  of  REMIC  Regular   Certificates
                                        issued  with  original   issue  discount
                                        generally  will be  required  to include
                                        the original issue discount in income as
                                        it  accrues,  which  will be  determined
                                        using an initial  prepayment  assumption
                                        and taking  into  account,  from time to
                                        time, actual prepayments  occurring at a
                                        rate   different   than  the  prepayment
                                        assumption.

                                      REMIC Residual Certificates generally will
                                        be treated as  representing  an interest
                                        in  qualifying  assets and income to the
                                        same   extent    described   above   for
                                        institutions    subject   to    Sections
                                        856(c)(4)(A),      856(c)(3)(B)      and
                                        7701(a)(19)(C)  of the  Code.  A portion
                                        (or,  in  certain  cases,  all)  of  the
                                        income from REMIC Residual  Certificates
                                        (i) may not be offset by any losses from
                                        other  activities  of the holder of such
                                        REMIC Residual Certificates, (ii) may be
                                        treated as  unrelated  business  taxable
                                        income,  for  holders of REMIC  Residual
                                        Certificates  that are subject to tax on
                                        unrelated  business  taxable  income (as
                                        defined in Section 511 of the Code), and
                                        (iii)   may  be   subject   to   foreign
                                        withholding    rules.    In    addition,
                                        transfers  of  certain  REMIC   Residual
                                        Certificates  may be prohibited,  or may
                                        be disregarded under some  circumstances
                                        for all federal income tax purposes. See
                                        "Certain      Federal     Income     Tax
                                        Consequences--REMICs    --Taxation    of
                                        Owners of REMIC Residual  Certificates",
                                        "--Excess Inclusions" and "--Noneconomic
                                        REMIC Residual Certificates".

                                      Investors are advised to consult their tax
                                        advisors and to review "Certain  Federal
                                        Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations ..............   A fiduciary  of an employee  benefit  plan
                                        and certain other  retirement  plans and
                                        arrangements,    including    individual
                                        retirement  accounts,  annuities,  Keogh
                                        plans,  and collective  investment funds
                                        and  separate  accounts  in  which  such
                                        plans,     accounts,     annuities    or
                                        arrangements   are  invested,   that  is
                                        subject  to  the   Employee   Retirement
                                        Income  Security Act of 1974, as amended
                                        ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited under or otherwise violates applicable provisions of ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment ..................   Unless  otherwise  provided in the related
                                        Prospectus   Supplement,   the   Offered
                                        Certificates    will   not    constitute
                                        "mortgage   related    securities"   for
                                        purposes  of  the   Secondary   Mortgage
                                        Market    Enhancement   Act   of   1984.
                                        Accordingly,  investors whose investment
                                        authority    is    subject    to   legal
                                        restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating ............................   At the date  of   issuance,   as  to  each
                                        series,    each    class   of    Offered
                                        Certificates will be rated in one of the
                                        four highest rating categories by one or
                                        more nationally  recognized  statistical
                                        rating   agencies   (each,   a   "Rating
                                        Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     In connection with the purchase of Offered Certificates, investors should pay particular attention to the following factors and certain other factors as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement.

Limited Liquidity

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. The Offered Certificates will not be listed on any securities exchange. The market value of Certificates will fluctuate with changes in prevailing rates of interest and prepayments. Consequently, a sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Pooling and Servicing Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders"; "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling and Servicing Agreements--Evidence as to Compliance" for information concerning the Certificates. Issuance of the Offered Certificates in book-entry form may also reduce the liquidity of such Certificates since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Risk Factors--Book-Entry Registration". Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates-- Termination". Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in the case of Stripped Interest Certificates, notional amounts specified in the Prospectus Supplement for such series.

Limited Assets and Obligations

     Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Fund for any other series. If the related Trust Fund is insufficient to make payments on the related Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Principal and Interest Account, Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Remittance Date in respect of which losses or shortfalls in collections on the Mortgage Loans have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

     The Certificates will not represent an obligation of or interest in the Depositor, the Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Loans will be obligations (if any) of the Depositor and the Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation to make certain advances in the event of delinquencies with respect to interest on the Mortgage Loans, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Depositor or Servicer in connection with an agreement to purchase or act as a remarketing agent with respect to a Convertible Mortgage Loan (as defined herein) upon conversion to a fixed rate. Except as so described in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer or any of their respective affiliates. Proceeds of the assets included in the related Trust Fund for a series of Certificates (including the Mortgage Loans and any Credit Support) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or the Servicer or any of their respective affiliates in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

Average Life of Certificates; Prepayments; Yields

     Prepayments (including liquidations due to defaults and repurchases due to conversion of Convertible Mortgage Loans to fixed interest rate loans, breaches of representations and warranties or exercise of a repurchase option upon default) on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related
Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below (or rise significantly above) the applicable mortgage rates, principal prepayments are likely to be higher (or lower) than if prevailing rates remain at the rates borne by the Mortgage Loans underlying or comprising the Mortgage Loans in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier (or later) than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Loans. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates ("Accrual Certificates"), including classes of Offered Certificates, with respect to which certain accrued certificate interest will not be distributed but rather will be added to the principal balance thereof and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

Limited Nature of Ratings

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate. In the event the rating is revised or withdrawn, the liquidity of the Certificates may be adversely affected.

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses will be borne by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating".

Risks Associated With the Mortgage Loans and Mortgaged Properties

     Investment in the Mortgage Loans. An investment in securities such as the Offered Certificates will represent interests in mortgage loans and/or manufactured housing conditional sales contracts and installment loan agreements and/or home improvement installment sales contracts and installment loan agreements and may be affected by, among other things, a decline in real estate values. No assurance can be given that values of the Mortgaged Properties will remain at the levels existing on the dates of origination of the related Mortgage Loans. If the residential or commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to the principal balance of that portion of interest that has accrued but is not payable in any month because the amount of interest accrued in such month exceeded the scheduled payment on the Mortgage Loan (such portion of interest, "Deferred Interest"), the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Support, holders of Certificates of the series evidencing interest in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor") as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagor's income may not be sufficient to enable the Mortgagor to continue to make required loan payments as such payments increase and thus the likelihood of default will increase. To the extent that such losses are not covered by Credit Support, holders of the Certificates will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration  of  the  Mortgage  Loans  in  such  a  region  may  present  risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

     Certain of the Mortgage Loans included in a Trust Fund, particularly those secured by Multifamily Properties or Commercial Properties, may not be fully amortizing over their terms to maturity and, thus, will require substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the Mortgagor to make the balloon payment. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties and, in the case of Multifamily Properties and Commercial Properties, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws and rent control laws.

     Mortgage Loans secured by Multifamily Properties and Commercial Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans secured by Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties and Commercial Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties and Commercial Properties is likely to consist of a smaller number of higher balance loans.

     Additional special risks associated with particular types of Mortgage Loans may be specified in the related Prospectus Supplement.

     Second Liens. Certain of the Mortgage Loans may be secured by second liens and the related first liens ("First Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by second liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related First Lien to satisfy fully both the First Lien and the Mortgage Loan. In the event that a holder of the First Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the First Lien. The claims of the holder of the First Lien will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the second lien receives any payments in respect of the Mortgage Loan. With respect to the Mortgage Loans which are partially insured by the FHA pursuant to Title I, however, a claim may be payable subject to certain limitations, as described in the related Prospectus Supplement and herein. If the Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related First Lien. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the First Lien or purchase the Mortgaged Property subject to the First Lien. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy both loans in the aggregate, the Trust Fund, as the holder of the second lien, and, accordingly, holders of the Certificates bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and
(ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage.

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted second mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted second mortgage loan having a small remaining principal balance as it would in the case of a defaulted second mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the defaulted second mortgage loan having a small remaining principal balance than would be the case with the defaulted second mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of conventional first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of conventional first priority mortgage loans. Similarly, the smaller the balance of the Mortgage Loan is in relation to the First Lien, the greater may be the potential is for losses on the Mortgage Loan.

     Bankruptcy Proceedings. If so provided in the Prospectus Supplement for a series of Certificates, certain of the Mortgagors may be subject to a repayment plan (a "Bankruptcy Plan"), filed in proceedings under Chapter 7 or 13 of Title 11, United States

Bankruptcy Code (the "Bankruptcy Code"). The Bankruptcy Plan may permit the debtor to cure defaults with respect to the monthly payments due in respect of its Mortgage Loan (such Mortgage Loan, a "Bankruptcy Loan") by scheduling payments to pay arrearages in monthly installments, within a reasonable time period (each such payment, a "Plan Payment"), and reinstating the original loan payment schedule. The debtor may be required to make Plan Payments to the bankruptcy trustee (unless otherwise ordered by the court), which payments the bankruptcy trustee then distributes to creditors, and to continue to make payments due under its Mortgage Note after the effectiveness of the Bankruptcy Plan to the mortgagee named therein in accordance with the provisions of the Bankruptcy Plan. To the extent that losses are not covered by Credit Support, holders of the Certificates representing an interest in a Trust Fund including Bankruptcy Loans will bear all risk of loss resulting from default by the Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Bankruptcy Loans.

     Delinquent Loans. Certain of the Mortgage Loans in a Trust Fund may be up to three months past due as of the related Cut-off Date. The primary risk for holders of Certificates evidencing an interest in such Trust Fund is the increased possibility of (i) the foreclosure of such Mortgage Loan, (ii) the Trustee taking possession of the Mortgaged Property by deed-in-lieu of foreclosure, or (iii) the related Mortgagor becoming subject to bankruptcy proceedings with attendant delays in payment and the further possibility that such Mortgage Loan may become a Bankruptcy Loan.

     Regulatory Matters. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Mortgage Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers and unfair and deceptive practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. See "Certain Legal Aspects of The Mortgage Loans".

     The Mortgage Loans are also subject to federal laws, including: (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (iv) the Real Estate Settlement Procedures Act, which requires disclosures related to settlement services associated with any federally related mortgage loan and establishes criminal penalties for improper referrals and fee-splitting arrangements involving settlement service business. The Contracts are also subject to general equitable principles and other rules in consumer credit transactions, such as the "Holder-in-Due Course" Rule of the Federal Trade Commission. See "Certain Legal Aspects of the Mortgage Loans--Consumer Protection Laws with respect to Contracts." Moreover, the Contracts may be subject to potential personal injury litigation based on claims of exposure to the chemical formaldehyde. See "Certain Legal Aspects of the Mortgage Loans--Formaldehyde Litigation with respect to Contracts".

     If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of Mortgage Loans" herein.

     Balloon Payments. Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition of the mortgagor and applicable tax laws. Because Mortgagors of Mortgage Loans with balloon payments are required to make substantial principal payments upon maturity, the default risk associated with Mortgage Loans with balloon payments is greater than that associated with fully amortizing loans.

Credit Support Limitations

     The Prospectus Supplement for a series of Certificates will describe any Credit Support for such series, which may include letters of credit, insurance policies, guarantees, reserve funds, cross-collateralization, overcollateralization or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks. For example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgage Loans may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one pool of Mortgage Loans in a Trust (each, a "Covered Pool") or more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Pool or a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Pools or Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on assumptions regarding levels of defaults, delinquencies and losses and on other factors. There can, however, be no assurance that the loss experience on the related Mortgage Loans will not exceed such assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

     Limitation on FHA Insurance for Title I Loans. The related Prospectus Supplement will specify the number and percentage of Mortgage Loans, if any, included in the related Trust Fund that are partially insured by the FHA pursuant to Title I ("Title I Loans"). Unless specified in the related
Prospectus Supplement the FHA Reserves (as defined herein) allocable to a related Trust Fund may not be transferred to the Trustee or the FHA Claims Administrator (as defined herein) on the Closing Date. Accordingly, in the event of an insolvency and receivership of the Depositor, the FHA may not recognize the Trust Fund or the Certificateholders as the owners of the Title I Loans, or any portion thereof, entitled to submit FHA claims, and neither the Trust Fund nor the Certificateholders will have a direct right to receive insurance payments from the FHA. See "Description of FHA Insurance Under Title I."

     Since the FHA Insurance Amount (as defined herein) for the Title I Loans is limited as described herein and in the related Prospectus Supplement, and since the adequacy of such FHA Insurance Amount is dependent upon future events, including reductions for the payment of FHA claims, no assurance can be given that the FHA Insurance Amount is or will be adequate to cover the percentage of the potential losses on the Title I Loans included in the related Trust Fund as is typically covered by FHA insurance. If the FHA Insurance Amount for the Title I Loans is reduced to zero, such loans will be uninsured from and after the date of such reduction. See "Description of FHA Insurance Under Title I."

     The availability of FHA insurance reimbursement following a default on a Title I Loan is subject to a number of conditions, including strict compliance by the originating lender of such loan, the Depositor, the FHA Claims Administrator (as defined herein), the Servicer and any subservicer with the FHA Regulations (as defined herein) in originating and servicing such Title I Loan, and limits on the aggregate insurance coverage available in the FHA Reserve (as defined herein). For example, the FHA Regulations provide that, prior to originating a Title I Loan, a lender must exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan. Although the Depositor will represent and warrant that the Title I Loans have been originated and serviced in compliance with all FHA Regulations, these regulations are susceptible to substantial interpretation. Failure to comply with any FHA Regulations may result in a denial of FHA claims, and there can be no assurance that the FHA's enforcement of the FHA Regulations will not be stricter in the future. See "Description of FHA Insurance Under Title I."

Enforceability

     Mortgages will contain a due-on-sale clause which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

The Status of the Mortgage Loans in the Event of Insolvency of the Depositor

     The Depositor believes that the transfer of the Mortgage Loans by it to a Trust Fund and the sale of Certificates to an independent third party for fair value and without recourse will constitute absolute and unconditional sales.
However, in the event of an insolvency and receivership of the Depositor at a time when it or any affiliate holds Certificates, the Federal Deposit Insurance Corporation (the "FDIC") as its receiver, for purposes of such a receivership, could attempt to recharacterize the sale of the Mortgage Loans by the Depositor as a borrowing by the Depositor or such affiliate from the holders of the Certificates, secured by a pledge of the Mortgage Loans. Such an attempt, even if unsuccessful, could result in delays in payments on the Certificates. If such an attempt were successful, the FDIC could elect to liquidate the Mortgage Loans and accelerate payment of the Certificates with the holders thereof entitled to the then outstanding principal amount thereof, if any, together with interest at the applicable Pass-Through Rate to the date of payment. Thus, the holders of Certificates could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment and, in the case of certain Stripped Interest Certificates, may fail to recoup the value of their investment.

Limitations on Interest Payments and Foreclosures

     Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), may adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Mortgage Loans, or which would not be covered by any applicable Credit Support, would result in a reduction of the amounts distributable to the holders of the Offered Certificates of any series. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Mortgage Loan which goes into default, there may be delays in payment on the Certificates or losses in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

Environmental Risks

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. See "Certain Legal Aspects of Mortgage Loans-- Environmental Legislation".

ERISA Considerations

     Generally, ERISA applies to investments made by employee benefit plans and other retirement arrangements and transactions involving the assets of such plans and arrangements. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of the acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

Certain Federal Tax Considerations Regarding REMIC Residual Certificates

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences--REMICs". Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct Servicing Fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.
Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics and may in some circumstances be negative.

Control

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series, and/or the consent of the holders of all outstanding Certificates of a specific class affected thereby, and/or the consent of the provider of Credit Support, if any, or a similar means of allocating decision-making under the Pooling and Servicing Agreement ("Voting Rights"), will be required to direct, and will be sufficient to bind all Certificateholders to, or the Certificateholders of the specific class affected thereby to, certain actions, including amending the related Pooling and Servicing Agreement in certain circumstances. See "Description of the Pooling and Servicing Agreements--Events of Default", "--Rights Upon Event of Default" and "--Amendment".

Book-Entry Registration

     If so provided in the Prospectus Supplement, one or more classes of Certificates will be initially represented by one or more certificates registered in the name of CEDE & Co., the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Pooling and Servicing Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

                         DESCRIPTION OF THE TRUST FUNDS

Mortgage Loans

     General. Unless otherwise specified in the related Prospectus Supplement, the primary assets of each Trust Fund will consist of a pool of conventional or FHA insured mortgage loans (the "Mortgages") and/or manufactured housing conditional sale contracts and installment loan agreements (the "Manufactured Home Contracts") and/or home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts" collectively with Manufactured Home Contracts, the "Contracts") evidenced by promissory notes (the "Mortgage Notes"), secured by first or second mortgages or deeds of trust or other similar instruments creating first or second liens on Single Family Properties, Multifamily Properties, Commercial Properties and/or Manufactured Homes, each as described below (the "Mortgaged Properties") located in any one of the fifty states or the District of Columbia.

     No more than 10% of the Mortgage Loans in any Mortgage Pool (by original principal balance of such Mortgage Pool) will be secured by Commercial Properties.

     The Mortgage Loans (other than the Contracts) will be secured by Mortgaged Properties that consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units ("Single Family Properties" and the related loans, "Single Family Loans"). The Mortgaged Properties for such loans may also consist of (i) residential properties consisting of five or more dwelling units in multi-story structures ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") including office buildings, retail buildings and a variety of other commercial properties as may be described in the related Prospectus Supplement (Commercial Loans, Multifamily Loans, Single Family Loans and the Contracts described below, collectively the "Mortgage Loans"). If specified in the related Prospectus Supplement, the Multifamily Properties may include mixed residential and commercial structures. The Mortgaged Properties may include vacation, second and non-owner-occupied homes. The Mortgaged Properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any such leasehold will exceed the term of the Mortgage Note by at least five years.

     The Manufactured Home Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. The "Manufactured Homes" securing the Manufactured Home Contracts will consist of manufactured homes within the meaning of both 42 United States Code Section 5402(6) and Section 25(e)(10) of the Code. 42 United States Code Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter." For purposes of Section 25(e)(10) of the Code, a manufactured home must have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

     The Home Improvement Contracts will be secured primarily by (i) Mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Mortgaged Property, or (ii) purchase money security interests in the home improvements financed thereby.

     Each Mortgage Loan will be selected by the Depositor for inclusion in a Mortgage Pool from among those originated by or purchased by the Depositor, either directly or through its affiliates, from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other mortgage loan originators or sellers not affiliated with the Depositor
("Unaffiliated Sellers") or from its affiliates ("Affiliated Sellers"; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "Sellers"). Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement, with respect to the underwriting standards and criteria applied by the Depositor in originating or purchasing the Mortgage Loans included in the related Trust Fund.

     The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Certificates of a series. The Servicer will, directly or through Sub-Servicers, service the Mortgage Loans pursuant to a Pooling and Servicing Agreement and will receive a fee for such services. See "Description of the Pooling and Servicing Agreements--Servicing and Other Compensation and Payment of Expenses".

     The Depositor will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Pooling and Servicing Agreements--Assignment of the Mortgage Loans; Repurchases". The obligations of the Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreements including, unless otherwise specified in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in certain payments of interest and/or principal on or with respect to the Mortgage Loans in amounts described herein under "Description of the Certificates--Monthly

Advances in Respect of Delinquencies". Any obligation of the Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     Mortgage  Loan  Information  in  Prospectus  Supplements.  Each  Prospectus
Supplement  will  contain  information,  as  of  the  date  of  such  Prospectus
Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans constituting related Trust Assets, including (i) the aggregate outstanding principal balance as of the applicable Cut-off Date and the largest, smallest and average original principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans and the percentage of Mortgage Loans in the related Mortgaged Pool which are secured by such properties, (iii) the remaining terms to maturity and the weighted average remaining term to maturity of the Mortgage Loans, (iv) the earliest and latest origination date, (v) the range of loan-to-value ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographical distribution of the Mortgaged Properties on a state-by-state basis,
(viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any adjustment and over the life of the ARM Loan, (x) the range of debt service coverage ratios for Mortgage Loans secured by Multifamily Properties or Commercial Properties, (xi) the specific type of property securing Commercial Loans and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain other information available to the Depositor and referred to in a general manner under "Description of the Trust Funds-- Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed, together with the related Pooling and Servicing Agreement, as part of a Current Report on Form 8-K with the Commission within fifteen days after such initial issuance.

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have original terms to maturity of not more than 30 years and (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the Mortgagor's election, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for accrual of interest on an actual basis or a daily simple interest basis. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

     ARM Loans. If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Depositor will repurchase or the Servicer or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Depositor or the Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to so arrange for the sale of the converted Mortgage Loan or the unwillingness of the remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool thereafter may include both fixed rate and ARM Mortgage Loans.

Principal and Interest Account

     Unless otherwise specified in the related Prospectus Supplement, each Trust Fund will include one or more accounts (collectively, the "Principal and
Interest Account") established and maintained on behalf of the Certificateholders into which the Servicer will, to the extent described herein and in such Prospectus Supplement, deposit all payments received on or after the Cut-off Date with respect to the Mortgage Loans, other than the Depositor's Yield and amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date. The "Depositor's Yield" represents the right to receive all prepayment penalties and premiums collected on a Mortgage Loan and certain other amounts, if specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Depositor's Yield is retained by the Depositor and will not be a part of any Trust Fund. Unless otherwise provided in the Prospectus Supplement for a series of Certificates, a Principal and Interest Account may be maintained as an interest bearing or non-interest bearing account and funds held therein may be invested in certain short-term, high quality investments. See "Description of the Pooling and Servicing Agreements--Payments on the Mortgage Loans; Deposits to Principal and Interest Account".

Certificate Account

     Unless otherwise specified in the related Prospectus Supplement, each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the Trustee designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all amounts remitted by the Servicer from the Principal and Interest Account and payments received or advanced with respect to the other assets in the Trust Fund. Unless otherwise provided in the Prospectus Supplement for a series of Certificates, a Certificate Account shall be maintained as a non-interest bearing account and funds held therein may be invested in certain short-term, high quality investments. See "Description of the Pooling and Servicing Agreements--Deposits to Certificate Account".

Pre-Funding Account

     If so provided in the related Prospectus Supplement, the related Trust Fund will include one or more accounts (collectively, the "Pre-Funding Account") established and maintained on behalf of the Certificateholders into which the Trustee will, to the extent described herein and in the related Prospectus Supplement, deposit amounts received from the Depositor to be applied to acquire additional Mortgage Loans subject to certain conditions specified in the related Prospectus Supplement. See "Description of Pooling and Servicing Agreements--Subsequent Mortgage Loans".

Credit Support

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Loans in the related Trust Fund may be provided to one or more classes of Certificates in the related series by Credit Support in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of Credit Support, such as a letter of credit, insurance policy, guarantee, reserve fund, cross-collateralization, overcollateralization or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors-- Credit Support Limitations" and "Description of Credit Support".

                                 USE OF PROCEEDS

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the net proceeds to be received from the sale of the Certificates will be applied by the Depositor to finance the purchase of, or to repay short-term loans incurred to originate or finance the purchase of, the Mortgage Loans or will be used by the Depositor for general corporate purposes.

                              YIELD CONSIDERATIONS

General

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate, the weighted average life of the Mortgage Loans in the related Trust Fund, liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of optional termination of the Trust Fund or breaches of representations made in respect of such Mortgage Loans by the Depositor, the Servicer and others, and, in the case of Certificates evidencing interests in ARM Loans, by changes in the Net Mortgage Rates (as defined below) or conversions of ARM Loans to a fixed interest rate. See "Risk Factors--Average Life of Certificates; Prepayments; Yields", and "Description of the Pooling and Servicing Agreements--Assignment of Mortgage Loans; Repurchases-- Representations and Warranties; Repurchases".

Pass-Through Rate

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate. Holders of Stripped Interest Certificates or a class of Certificates having a Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates than the average Net Mortgage Rate.

Timing of Payment of Interest and Principal

     The effective yield to Certificateholders entitled to payments of interest will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate because, while interest on the Mortgage Loans may accrue from the first day of each month, the distributions of such interest will not be made until the Remittance Date which may be as late as the 25th day of the month following the month in which interest accrues on the Mortgage Loans. Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Remittance Date will include interest accrued during the Interest Accrual Period described in the related Prospectus Supplement for such Remittance Date. If the Interest Accrual Period ends on a date other than a Remittance Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Remittance Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Loans may be made on the first day of the Interest Accrual Period for a Remittance Date and not on such Remittance Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period.

     For each Mortgage Pool, if all necessary advances are made and if there is no unrecoverable loss on any Mortgage Loan, the net effect of each distribution respecting interest will be to pass-through to each class of Certificates of a series then entitled to payments of interest an amount which is equal to one month's interest at the applicable Pass-Through Rate on such class's Certificate Balance or notional balance.

Principal Prepayments

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Loans (including Principal Prepayments, Curtailments (as defined herein), defaults and liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and, in the case of Multifamily Loans and Commercial Loans, the quality of management of the Mortgaged Properties, and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below (or rise significantly above) the Mortgage Rates on the Mortgage Loans included in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher (or lower) principal prepayments than if prevailing rates remain at the rates borne by such Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Mortgage Loans included in the related Trust Fund and is likely to be affected by the existence of prepayment premium provisions of the Mortgage Loans in a Mortgage Pool, and by the extent to which the Servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of Principal Prepayments than otherwise identical Mortgage Loans without such provisions, or with lower prepayment premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect on yield of prepayments on one or more classes of Certificates of a series may be mitigated or exacerbated by the priority of distributions of principal to such classes as provided in the related Prospectus Supplement.

     The timing of changes in the rate of principal payments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed in respect of a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Defaults

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Certificates. In general, defaults on Single Family Loans are expected to occur with greater frequency in their early years. However, there is a risk that Mortgage Loans, including Multifamily Loans, that require balloon payments may default at maturity, or that the maturity of such Mortgage Loans may be extended in connection with a workout. The rate of default on Single Family Loans which are refinance or limited documentation mortgage loans, Mortgage Loans with high loan-to-value ratios, and ARM Loans may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Prepayments--Maturity and Weighted Average Life

     The rates at which principal payments are received on the Mortgage Loans included in a Trust Fund and the rate at which payments are made from any Credit Support for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising a Mortgage Pool in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Remittance Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by, among other factors, the rate at which principal on the Mortgage Loans comprising a Mortgage Pool is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising a Mortgage Pool. If any Mortgage Loans comprising a Mortgage Pool in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating the final scheduled Remittance Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Remittance Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Pool will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising such Mortgage Pool. See "Description of the Trust Funds".

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans comprising a Mortgage Pool. Moreover, CPR and SPA were developed based upon historical prepayment experience for Single Family Loans. Thus, it is likely that prepayment of any Mortgage Loans comprising the Mortgage Loans for any series will not conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates may contain tables, if applicable, setting forth the projected weighted average life of one or more classes of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Remittance Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans
comprising  or  underlying  the  related   Mortgage  Loans  are  made  at  rates
corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Loans for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

Other Factors Affecting Weighted Average Life

     Type of Mortgage Loan. A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the Servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In addition, a number of Mortgage Loans may be second mortgage loans. The rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens in comparable properties. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer may, to the extent and under the circumstances set forth herein and in the related Pooling and Servicing Agreement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

     Although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will, unless otherwise specified in the related Prospectus Supplement, (i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related fixed percentage set forth in the related Mortgage Note (the "Note Margin") (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans in a Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans with the result that the rate of prepayments may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Certificates.

     The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class or classes of Certificates of a series will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Certificates were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Certificates, the weighted average life of such Certificates will be reduced which may adversely affect yield to holders thereof, depending upon the price at which such Certificates were purchased.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Loans that are foreclosed in relation to the number of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising a Mortgage Pool and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

     Due-on-Sale Clauses. Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. All of the Mortgage Loans comprising a Mortgage Pool will include "due-on-sale" clauses that permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. Unless otherwise provided in the related Prospectus Supplement, the Servicer, on behalf of the Trust Fund, will employ its usual practices in determining whether to exercise any such right that the Trustee may have as mortgagee to accelerate payment of the Mortgage Loan. An ARM Loan may be assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Servicer or the related Sub-Servicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related series of Certificates. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" and "Description of the Pooling and Servicing Agreements--Due-on-Sale Provisions".

                                  THE DEPOSITOR

     Superior Bank FSB (the "Depositor") is a federally chartered stock savings bank acquired by Coast to Coast Financial Corporation, a Nevada corporation, on December 30, 1988. The deposits of the Depositor are insured by the Savings Association Insurance Fund of the FDIC. The Depositor is a member of the Federal Home Loan Bank of Chicago and is subject to regulation, examination and supervision by the Office of Thrift Supervision (the "OTS") and the FDIC. The Depositor maintains its principal office at One Lincoln Centre, Oakbrook Terrace, Illinois 60181 and administrative offices for the consumer finance operations of the Depositor at 135 Chestnut Ridge Road, Montvale, New Jersey 07645. The telephone number of the principal office of the Depositor is (708) 916-4000 and the telephone number of its administrative offices is (201) 930-1500.

     On November 30, 1992, the Depositor acquired by merger the mortgage origination and servicing operating assets utilized by Alliance Funding Company, Inc., a Delaware corporation ("Alliance"), and its subsidiaries in mortgage origination and servicing activities. Effective December 1, 1992 (the "Effective Date") mortgage origination and servicing activities historically conducted by Alliance and its mortgage banking and servicing subsidiaries began to be conducted by two new divisions of the Depositor. These new divisions are the Alliance Funding Division (primarily engaged in mortgage origination) (the "Alliance Funding Division"), and the Servicing Division (primarily engaged in mortgage servicing) (the "Servicer" or the "Servicing Division"). As of the Effective Date, the senior officers of Alliance became senior officers of the Alliance Funding Division with direct responsibility for the operations of the new Alliance Funding Division and the Servicing Division.

     The Depositor originates mortgage loans (including the Mortgage Loans) on residential and multifamily dwellings nationwide; purchases mortgage loans from lenders, mortgage bankers, and brokers on a wholesale basis; assembles and sells pools of mortgages to commercial banks and other financial institutions; and services the mortgage portfolios it has placed with investors. Since the Effective Date, the Depositor has conducted, from the location previously utilized by Alliance, the mortgage origination activities conducted by Alliance in a manner substantially identical to the conduct of business prior to the Effective Date. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement, with respect to the underwriting criteria of the Depositor.

                                  THE SERVICER

     Since the Effective Date, the Servicing Division has conducted, primarily from its Parkridge, New Jersey location, the mortgage servicing activities previously conducted by Alliance's servicing subsidiary Lee Servicing Corp. ("Lee") in a manner substantially identical to the conduct of business prior to the Effective Date. As of the Effective Date, the Servicer succeeded, without interruption, to the same servicing operations and facilities, including operating systems, computers, files and personnel, maintained and utilized by Lee prior to the Effective Date.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to a Pooling and Servicing Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); and/or (vi) provide for payments of principal sequentially, or based on specified payment schedules, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive
Certificates". Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance or notional amount but of different authorized denominations. See "Risk Factors--Limited Liquidity--Limited Assets and Obligations".

Distributions

     Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Remittance Date as specified in the related Prospectus Supplement from the available funds for such series and such Remittance Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Remittance Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Remittance Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein, or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

Distributions of Interest on the Certificates

     Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Remittance Date, or under the circumstances specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) will be made on each Remittance Date based on the Accrued Certificate Interest (as defined below) for such class and such Remittance Date, subject to the sufficiency of the portion of the Amount Available (as defined herein) allocable to such class on such Remittance Date. Prior to the time interest is distributable on any class of Accrual Certificates, Accrued Certificate Interest on such class will be added to the Certificate Balance thereof on each Remittance Date. With respect to each class of Certificates and each Remittance Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued during the related Interest Accrual Period on the outstanding Certificate Balance thereof immediately prior to the Remittance Date, at the applicable Pass-Through Rate. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued on the outstanding notional amount thereof immediately prior to each Remittance Date, at the applicable Pass-Through Rate. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement and unless covered by payments of Compensating Interest as described in "--Compensating Interest", the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including applicable law, delinquencies, losses and deferred interest on or in respect of the Mortgage Loans in the related Trust Fund. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations".

Distributions of Principal on the Certificates

     The  Certificates  of each series,  other than certain  classes of Stripped
Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Loans and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time, and if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Mortgage Loans, may be increased in respect of Deferred Interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Remittance Date on which distributions of interest are required to commence, will be increased by any Accrued Certificate Interest. The initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Mortgage Loans as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Remittance Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

Allocation of Losses and Shortfalls

     If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Remittance Date in respect of which losses or shortfalls in collections on the Mortgage Loans have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Loans comprising such Trust Fund.

Example of Distributions

         The following chart sets forth an example of distributions on a series of Certificates, based upon the assumption that such Certificates will be issued in June 199_ and that the Remittance Date is the twenty-fifth day of each month:

June 1, 199_                          Cut-off Date. The "Original Pool Principal
                                        Balance" will be the aggregate principal balances of the Mortgage Loans as of the Cut-off Date after application of all payments due and collected on such date.

June 2-July 1, 199_                   The Servicer  or the  Sub-Servicers  remit
                                        for   deposit  in  the   Principal   and
                                        Interest Account all amounts received on account of the Mortgage Loans.

June 30, 199_                         Record  Date  (the  last day of the  month
                                        immediately  preceding  the month of the
                                        related Remittance Date).  Distributions
                                        on  July  25,   199_  will  be  made  to
                                        Certificateholders   of  record  at  the
                                        close of business on June 30, 199_.

July 22, 199_                         Determination  Date (e.g.,  the day of the
                                        month  which  is at least  two  business
                                        days prior to the Remittance  Date). The
                                        Servicer   determines   the   amount  of
                                        principal and interest that will be distributed to the Certificateholders on July 25, 199_, and transfers funds in the Principal and Interest Account to the Certificate Account together with any Monthly Advances and Compensating Interest.

Not later than 10:00 a.m., New York
  time, on July 24, 199_              If applicable, notice in the event that an
                                        Event  of  Default  has  occurred   with
                                        respect to such Remittance Date is given
                                        by the Trustee.  The Trustee will notify
                                        the  Servicer  and the  provider  of the
                                        Credit  Support  of the amount of Credit
                                        Support,   if   any,   required   to  be
                                        distributed to the Certificateholders on
                                        July 25, 199_.

July 25, 199_                         Remittance Date (e.g., the 25th day of the
                                        month  or if  such  25th  day  is  not a
                                        business  day,  the first  business  day
                                        immediately  following).  The Trustee or
                                        its   designee   will    distribute   to
                                        Certificateholders  the amounts required
                                        to  be   distributed   pursuant  to  the
                                        related Pooling and Servicing Agreement.

Monthly Advances in Respect of Delinquencies

     Unless otherwise provided in the related Prospectus Supplement, the Servicer will be required as part of its servicing responsibilities to remit to the Trustee for deposit in the Certificate Account, not later than the close of business on each Determination Date, an amount (each, a "Monthly Advance") to be distributed on the related Remittance Date, equal to the aggregate of payments of interest (net of related Servicing Fees and Trustee's fees) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent as of the first day of the month in which such Remittance Date occurs and, with respect to each REO Property (as defined herein) which was acquired during or prior to the related Due Period and which was not disposed of during such Due Period, an amount equal to the excess, if any, of interest on the principal balance deemed to apply to such REO Property for the most recently ended calendar month at the related Mortgage Rate (net of related Servicing Fees and Trustee's fees) over the net income from such property for such month.

     Monthly Advances are intended to maintain a regular flow of scheduled interest payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, Monthly Advances will be reimbursable only out of late collections of interest on Mortgage Loans; provided, however, that unless otherwise provided in the related Prospectus Supplement, any such Monthly Advance will be reimbursable from any amounts available in the Certificate Account, after distributions to Certificateholders, to the extent that the Servicer shall determine in its good faith business judgment that such advance (a "Nonrecoverable Monthly Advance") is not ultimately recoverable from late collections of interest. If so specified in the related Prospectus Supplement, the obligations of the Servicer to make Monthly Advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

Compensating Interest

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will remit to the Trustee for deposit in the Certificate Account, not later than the close of business on each Determination Date and with respect to each Mortgage Loan in the related Trust Fund for which a Principal Prepayment or Curtailment was received during the related Due Period, from and to the extent of amounts otherwise payable to it as servicing compensation, an amount equal to the difference between (a) 30 days' interest on the principal balance of such Mortgage Loan as of the beginning of the related Due Period at the Mortgage Rate, net of the per annum rate at which the Servicer's Servicing Fee accrues (the "Net Mortgage Rate"), and (b) the amount of interest actually received on each such Mortgage Loan for such Due Period, net of the Servicer's Servicing Fees (such difference, "Compensating Interest").

Reports to Certificateholders

     Unless otherwise provided in the related Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Trustee will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Pooling and Servicing Agreement, a statement prepared by the Servicer setting forth, in each case to the extent applicable and available:

          (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount available for distribution to holders of Certificates for such Remittance Date;

          (iv) the aggregate amount of Monthly Advances and Compensating Interest included in such distribution;

          (v) the aggregate principal balance of the Mortgage Loans at the close of business on such Remittance Date;

          (vi) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Remittance Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (vii) the aggregate amount of principal and interest received on the Mortgage Loans during the related Due Period;

          (viii) the amount deposited in the reserve fund, if any, or Spread Account (as defined herein), if any, on such Remittance Date;

          (ix) the amount remaining in the reserve fund, if any, or Spread Account, if any, as of the close of business on such Remittance Date;

          (x) the weighted average Mortgage Rate;

          (xi) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Remittance Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xii) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the next succeeding Remittance Date as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xiii) certain delinquency and foreclosure information;

          (xiv) the Servicing Fees and Trustee's fees and such other information as Certificateholders may reasonably request which is produced or available in the ordinary course of the Servicer's business; and

          (xv)  as  to  any  series  which  includes  Credit  Support,   certain
     information regarding any payments thereunder or coverage provided and the remaining availability thereof.

     Additional   information   may  be   included  in  reports  to  holders  of
Certificates if required by the Pooling and Servicing Agreement with respect to a series of Certificates.

     Within a reasonable period of time after the end of each calendar year, the Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses
(i)-(iii) and (xiv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

Termination

     Unless otherwise provided in the related Prospectus Supplement, the obligations created by the Pooling and Servicing Agreement for each series of Certificates will terminate upon notice to the Trustee of either: (a) the later of the distribution to holders of Certificates of a series of the final payment or collection with respect to the last Mortgage Loan (or Monthly Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under such Pooling and Servicing Agreement and the payment of all amounts due and payable to the provider of Credit Support, if any, and the Trustee or (b) mutual consent of the Servicer, the provider of Credit Support, if any, and all Certificateholders in writing; provided, however, that in no event will the trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement, alive as of the Cut-off Date.

     Unless otherwise provided in the related Prospectus Supplement and subject to provisions in such Pooling and Servicing Agreement concerning adopting a plan of complete liquidation, the Servicer may, at its option, terminate the Pooling and Servicing Agreement for each series on any date on which the outstanding principal balance of the Mortgage Pool is less than 10% of the Original Pool Principal Balance by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties at the price (the "Termination Price") equal to the sum of (x) 100% of the aggregate principal balances of the Mortgage Loans and REO Properties, and (y) to the extent not covered by interest collections on the Mortgage Loans that are distributable to holders of Certificates, 30 days' interest on such amount computed at a rate equal to the sum of the Pass-Through Rates of the Certificates for such series. In connection with any such purchase, the Servicer will pay the outstanding fees and expenses of the Trustee and the provider of Credit Support and the Servicer shall remit to the Trustee for remittance to holders of Certificates on the final Remittance Date all other amounts then on deposit in the Principal and Interest Account that would have constituted part of the amount available for distribution to holders of Certificates for subsequent Remittance Dates absent such purchase.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the provider of Credit Support or the holders of Certificates of a specified class under the circumstances and in the manner set forth therein.

Book-Entry Registration and Definitive Certificates

     If so provided in the Prospectus Supplement for a series of Certificates, the Offered Certificates of one or more classes of such series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of CEDE & Co., the nominee of the depository, The Depository Trust Company ("DTC").

     If so provided in the related Prospectus Supplement for a series of Certificates, holders of Certificates may hold their Certificates through DTC (in the United States) or Centrale de Livraison de Valeurs Mobilieres S.A.
("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositories").

     Transfers between Participants (as defined below) will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants (each as defined below) will occur in accordance with their respective rules and operating procedures.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Unless otherwise provided in the related Prospectus Supplement, owners of Offered Certificates ("Certificate Owners") or prospective owners, as the case may be, that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, such Certificate Owners will receive all distributions of principal and interest on the Offered Certificates from the Trustee or the applicable paying agent through DTC and its Participants. Under a book-entry format, Certificateholders may receive payments after the related Remittance Date because, while payments are required to be forwarded to CEDE & Co., as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) will be CEDE & Co., as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificate Owners under the related Pooling and Servicing Agreement only indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain other entities, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust

Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative established policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Income Tax Consequences". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

     Unless   otherwise   specified  in  the  related   Prospectus   Supplement,
Certificates initially issued as Book-Entry Certificates will be issued as Definitive Certificates only if (i) DTC or the Servicer advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depository with respect to the Certificates and the Servicer is unable to locate a qualified successor or (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, if holders of Offered Certificates evidencing not less than 51% of the Voting Rights advise the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interests of Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificates. Upon surrender by DTC of the certificate or certificates representing such Certificates and instructions for reregistration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement and such holders of Definitive
Certificates will deal directly with the Trustee with respect to transfers, notices and distributions. In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Certificates, the Pooling and Servicing Agreement will provide that the applicable Certificateholders will be notified of such event. For purposes of this Prospectus and each Prospectus Supplement, unless the context otherwise requires, the term "Certificateholder" shall be deemed to mean Certificate Owner.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, the Servicer and the Trustee. The Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Pooling and Servicing Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Pooling and Servicing Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Trust Fund and the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Superior Bank FSB, 135 Chestnut Ridge Road, Montvale, New Jersey 07645, Attention: Secretary.

Assignment of Mortgage Loans; Repurchases

     At the time of issuance of any series of Certificates, the Depositor will cause the Mortgage Loans included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans on and after the Cut-off Date, other than the Depositor's Yield and amounts received on and after the Cut-off Date in respect of interest accrued prior to the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans and the other assets comprising the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule (the "Mortgage Loan Schedule") appearing as an exhibit to the related Pooling and Servicing Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the appraised value, the loan-to-value ratio as of the date indicated and the scheduled payment of principal and interest.

     With respect to each Mortgage Loan (other than the Contracts), the Depositor will, unless otherwise provided in the related Prospectus Supplement, deliver or cause to be delivered to the Trustee (or to the custodian acting on behalf of the Trustee, if set forth in the Prospectus Supplement with respect to a series of Certificates) certain loan documents, including the Mortgage Note endorsed, without recourse, to the order of the Trustee, the Mortgage with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee with evidence of recording thereon (except as otherwise set forth in the Prospectus Supplement and except for any such assignment of Mortgage not returned from the public recording office, or one or more blanket certificates attaching copies of one or more assignments of mortgage relating thereto where the original assignment is not being delivered to the Trustee), evidence of title insurance, intervening assignments of Mortgage (except for any such assignment of the Mortgage that has been lost or has not been returned from the public recording office and any assumption and modification agreements (each, a "Trustee's Mortgage File"). In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the Pooling and Servicing Agreement for any series because they have been lost or have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Trustee a certified true photocopy of such Mortgage or assignment. The Depositor will deliver or cause to be delivered to the Trustee any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. Except as otherwise set forth in the Prospectus Supplement, assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records. In addition, the Depositor will, unless specified in the related Prospectus Supplement, as to each Contract, deliver or cause to be delivered the original Contract endorsed, without recourse, to the order of the Trustee and copies of documents and instruments related to the Contract and the security interest in the property securing the Contract, together with a blanket assignment to the Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Contracts as collateral.

     The Trustee will review (or cause to be reviewed) each Trustee's Mortgage File within 45 days after the initial issuance of the Certificates of each series, unless otherwise provided in the related Prospectus Supplement, to ascertain that all required documents have been executed and received. If the Trustee or the provider of Credit Support, if applicable under the related Pooling and Servicing Agreement, during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File to be missing or defective in any material respect, the Trustee or the provider of Credit Support, as applicable, shall promptly so notify the Depositor. Unless otherwise provided in the related Prospectus Supplement, if within 60 days after the Trustee's notice to it respecting such defect the Depositor has not remedied the defect and the defect materially and adversely affects the interest of the holders of Certificates in the related Mortgage Loan or the interests of the provider of Credit Support if applicable, the Depositor will, on the next succeeding Determination Date, either (i) substitute in lieu of such Mortgage Loan a mortgage loan or loans which meet certain criteria set forth in the related Pooling and Servicing Agreement (each, a "Qualified Substitute Mortgage Loan") and, if the then aggregate outstanding principal balance of such Qualified Substitute Mortgage Loans is less than the principal balance of such Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the Trustee the amount of any such shortfall or (ii) purchase such Mortgage Loan at a price (the "Mortgage Loan Purchase Price") equal to the principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon through the due date for such Mortgage Loan in the Due Period most recently ended prior to such Determination Date computed at the Mortgage Rate plus the amount of any unreimbursed Servicing Advances (as defined herein) made by the Servicer, which purchase price shall be deposited in the Principal and Interest Account.

     Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to holders of Certificates or the Trustee for omission of, or a material defect in, a constituent document.

Representations and Warranties; Repurchases

     Unless otherwise provided in the Prospectus Supplement for a series, with respect to each Mortgage Loan included in the related Trust Fund, the Depositor will make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Mortgage Loan on the Mortgage Loan Schedule; (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan; (iii) the authority of the Depositor to sell the Mortgage Loan; (iv) the payment status of the Mortgage Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property;
(v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard insurance coverage on the Mortgaged Property.

     Unless otherwise provided in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by or on behalf of it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within 60 days following the date on which such Warranting Party discovered such breach or was notified of such breach, then such Warranting Party will be obligated to, on the Determination Date next succeeding the end of such 60 day period, either (i) repurchase such Mortgage Loan from the Trustee at the Mortgage Loan Purchase Price therefor or (ii) if during the first two years following the initial issuance of the related Certificates, or thereafter if an opinion of counsel is provided, replace such Mortgage Loan with one or more Qualified Substitute Mortgage Loans, provided that if the aggregate outstanding balance of such Qualified Substitute Mortgage Loan is less than the outstanding principal balance of the defective Mortgage Loan plus accrued and unpaid interest thereon, the Warranting Party shall also remit for distribution to the holders of Certificates an amount equal to such shortfall. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor nor the Servicer (except to the extent that it is the Warranting Party) will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

     A Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Pooling and Servicing Agreement. Upon a breach of any such representation of the Servicer which materially and adversely affects the interests of the Certificateholders, the Servicer will be obligated to cure the breach in all material respects.

Payments on Mortgage Loans; Deposits to Principal and Interest Account

     Unless otherwise provided in the related Prospectus Supplement, the Servicer will, as to each Trust Fund, establish and maintain or cause to be established and maintained a Principal and Interest Account for the collection of payments on the related Mortgage Loans, which must be either (A) an account or accounts maintained with an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "A" or better by Standard and Poor's, a Division of the McGraw-Hill Companies, Inc. ("S&P"), and A2 or better by Moody's Investors Service, Inc. ("Moody's") and in one of the two highest short-term rating categories by S&P and in the highest short-term rating category by Moody's and which is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) if required by the related Pooling and Servicing Agreement, approved in writing by the provider of Credit Support and S&P or (B) a trust account or accounts (which shall be a "special deposit account") maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity (the account or accounts described in (A) or (B), an "Eligible Account"). Amounts on deposit in the Principal and Interest Account may be invested in certain high quality instruments ("Permitted Instruments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Principal and Interest Account will be paid to the Servicer or its designee as additional servicing compensation and the Servicer shall be responsible for any losses thereon. The Principal and Interest Account may be maintained with an institution that is an affiliate of the Servicer, if applicable, provided that such institution meets the standards set forth above. If permitted by each Rating Agency and so specified in the related Prospectus Supplement, a Principal and Interest Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced or master serviced by it on behalf of others.

     The Servicer will deposit or cause to be deposited in the Principal and Interest Account for each Trust Fund within one business day of receipt of good funds, unless otherwise provided in the Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received by the Servicer or on its behalf on or subsequent to the Cut-off Date (other than any amounts representing the Depositor's Yield and amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date):

          (i)  all  payments  on  account  of  principal,   including  Principal
     Prepayments, Curtailments and other excess payments of principal, on the Mortgage Loans (net of the Depositor's Yield, if any);

          (ii) all payments on account of interest on the Mortgage Loans (net of amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date);

          (iii) all proceeds of the hazard insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of the Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and/or all proceeds from FHA Insurance (with respect to any Mortgage Loan partially insured by the FHA pursuant to Title I included in the Mortgage Pool) (collectively, "Insurance Proceeds"), any proceeds received in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or any release of a part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise ("Released Mortgaged Property Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") net of fees and advances reimbursable therefrom plus the net proceeds on a monthly basis with respect to any Mortgaged Properties ("REO Property") acquired for the benefit of Certificateholders by foreclosure or by deed-in-lieu of foreclosure or otherwise (collectively, "Net Liquidation Proceeds");

          (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Depositor as described under "Description of the Pooling and Servicing Agreements-- Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", net of the Depositor's Yield, if any, in respect of such Mortgage Loan;

          (v) all payments required to be deposited in the Principal and Interest Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies"; and

          (vi) any amount required to be deposited by the Servicer in connection with losses realized on investments of funds held in the Principal and Interest Account in Permitted Instruments.

     Unless otherwise specified in the related Prospectus Supplement, the foregoing requirements for deposit in the Principal and Interest Account may be net of any portion thereof retained by the Servicer as its servicing compensation which need not, to the extent permitted by the related Pooling and Servicing Agreement, be deposited in the Principal and Interest Account. See "Description of the Pooling and Servicing Agreements--Servicing and Other Compensation and Payment of Expenses".

Deposits to Certificate Account

     The Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained a Certificate Account which must be an Eligible Account.

     The  Trustee  will  deposit  or cause to be  deposited  in the  Certificate
Account for each Trust Fund, unless otherwise provided in the Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following amounts (collectively, the "Amount Available") received on or subsequent to the Cut-off Date:

          (i) all amounts transferred to the Trustee by the Servicer from the Principal and Interest Account;

          (ii) any Monthly Advances and Compensating Interest remitted to the Trustee by the Servicer as described under "Description of the Certificates--Monthly Advances in respect of Delinquencies--Compensating Interest";

          (iii) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

          (iv) all income or gain from investments of funds on deposit in the Certificate Account and any amount required to be deposited by the Servicer in connection with losses realized on investments of funds in the Certificate Account; and

          (v) the Termination Price.

Pre-Funding Account

     If so provided in the related Prospectus Supplement, the original principal amount of a series of Certificates may exceed the principal balance of the Mortgage Loans initially being delivered to the Trustee. Cash in an amount equal to such difference will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Loans for the related Trust Fund. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Prospectus Supplement and Pooling and Servicing Agreement. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related series of Certificates at the time and in the manner set forth in the related Prospectus Supplement.

Collection and Other Servicing Procedures

     The Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with the Pooling and Servicing Agreement and any related hazard insurance policy, FHA insurance or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support". The Servicer will be required to perform the customary functions of a servicer of comparable loans, including: collecting payments from mortgagors maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the terms of the Mortgage Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; and maintaining accounting records relating to the Mortgage Loans.

     The Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the foregoing, the Servicer may at its own discretion waive any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor, subject to the limitations set forth in the related Pooling and Servicing Agreement. In the event the Servicer consents to the deferment of the due dates for payments due on a Mortgage Note, the Servicer will nonetheless make payment of any required Monthly Advances with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

     Under a Pooling and Servicing Agreement, a Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. In the case of Single Family Loans and Contracts, a Servicer may, among other things, grant a period of temporary indulgence (generally up to four months) to a Mortgagor or may enter into a plan providing for repayment by such Mortgagor of delinquent amounts within a specified period (generally up to one year) from the date of execution of the plan. However, unless otherwise specified in the related Prospectus Supplement, the Servicer must first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for such Mortgage Loan or Contract. In addition, unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Multifamily Loan or a Commercial Loan, the Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable credit enhancement.

     In the case of Multifamily Loans or Commercial Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan or a Commercial Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Loan or Commercial Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the related Pooling and Servicing Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Multifamily Loan or Commercial Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan or Commercial Loan and the laws of the jurisdiction in which the Mortgaged Property is located.

     If a Mortgagor files a bankruptcy petition, the Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

Servicing Advances

     In the course of performing its servicing obligations, the Servicer will, unless otherwise specified in the related Prospectus Supplement, pay all reasonable and customary "out of pocket" costs and expenses incurred in the performance of its servicing obligations in accordance with the general servicing standards described above, which costs and expenses may include the cost of (i) the preservation, restoration and protection of Mortgaged Properties, including advances in respect of real estate taxes and assessments and insurance premiums on fire, hazard, flood and FHA insurance policies, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage Loan and (iv) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien. Each such expenditure will constitute a "Servicing Advance".

     Unless otherwise specified in the related Prospectus Supplement, the Servicer may recover Servicing Advances, if not theretofore recovered from the mortgagor on whose behalf such Servicing Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that such Servicing Advances will not be ultimately recoverable from late collections, Insurance Proceeds, Released Mortgaged Property Proceeds or Liquidation Proceeds on the related Mortgage Loans ("Nonrecoverable Servicing Advances"), unless otherwise provided in the related Prospectus Supplement, the Servicer may be reimbursed from distributions of the Amount Available after distributions to the Certificateholders. The Servicer is not required to make any Servicing Advance which it determines would be a Nonrecoverable Servicing Advance.

Sub-Servicers

     A Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such
Servicer will remain obligated under the related Pooling and Servicing Agreement. The sub-servicing agreement between a Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will be consistent with the terms of the related Pooling and Servicing Agreement and will not result in a withdrawal or downgrading of the rating of any class of Certificates issued pursuant to such Pooling and Servicing Agreement. Although each Sub-Servicing Agreement will be a contract solely between the Servicer and the Sub-Servicer, the related Pooling and Servicing Agreement will provide that, if for any reason the Servicer for such series of Certificates is no longer acting in such capacity, the Trustee or any successor Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     The Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Servicer for certain expenditures which it makes, generally to the same extent the Servicer would be reimbursed under a Pooling and Servicing Agreement. See "--Servicing and Other Compensation and Payment of Expenses".

Realization Upon Defaulted Mortgage Loans

     The Servicer will be required to foreclose upon or otherwise comparably effect the ownership in the name of the Trustee on behalf of the Certificateholders of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments; provided, however, that the Servicer will not be required to foreclose in the event that it determines that foreclosure would not be in the best interests of the Certificateholders or the provider of Credit Support, if any.

     In connection with such foreclosure or other conversion, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs.

     With respect to a Home Improvement Contract secured by a lien on a Mortgaged Property in default, the Servicer will decide whether to foreclose upon the Mortgaged Property or write off the principal balance of such Home Improvement Contract as a bad debt or take an unsecured note. Realization on other defaulted Contracts may be accomplished through repossession and subsequent resale of the underlying Manufactured Home or home improvement. In connection with such decision, the Servicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a Home Improvement Contract secured by a lien on a Mortgaged Property is junior to another lien on the related Mortgaged Property, following any default thereon, unless foreclosure proceeds for such Home Improvement Contract are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such Home Improvement Contract will be written off as bad debt with no foreclosure proceeding. See "Risk Factors--Risks Associated with the Mortgage Loans and Mortgaged Properties--Second Liens" herein.

     The limitations imposed by the Pooling and Servicing Agreement for a series of Certificates and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

     If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the related Pooling and Servicing Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicer will be entitled to withdraw or cause to be withdrawn from the Principal and Interest Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Mortgage Loan and unreimbursed Servicing Advances incurred with respect to the Mortgage Loan.

Hazard Insurance Policies

     Unless otherwise stated in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Servicer to maintain or cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the related Mortgage Loan and any First Lien, (ii) the full insurable value of the premises securing the Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. See "Risk Factors-Credit Support Limitations-Hazard Insurance with respect to Title I Loans". Generally, if at the origination of the Mortgage Loan or at any time during the term of the Mortgage Loan, the Servicer determines that the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) and the Servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, the Servicer will cause to be purchased a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the outstanding principal balance of the Mortgage Loan and any First Lien and (b) the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended. The Servicer will also be required to maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1994, as amended, and the Servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) will be deposited in the Principal and Interest Account.

     In the event that the Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the first paragraph of this sub-section, the Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

     Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Home Improvement Contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Due-on-Sale Provisions

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer, on behalf of the Trustee, will be required under the related Pooling and Servicing Agreement, to the extent it has knowledge of such conveyance or prospective conveyance, to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer will not be required to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer will be required to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Servicer may also be authorized under the related Pooling and Servicing Agreement, subject to certain approvals, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

Servicing and Other Compensation and Payment of Expenses

     The Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Mortgage Loan (the "Servicing Fee") which amount will be set forth in the Prospectus Supplement with respect to a series of Certificates. Since the Servicer's primary compensation is a percentage of the principal balance of each Mortgage Loan, such amounts will decrease in accordance with the amortization schedule of each Mortgage Loan. Unless otherwise provided in the related Prospectus Supplement, the Servicer may retain, as additional servicing compensation, all assumption fees, modification fees and other administrative fees, late payment charges, release fees, bad check charges, any other servicing-related fees (other than the Depositor's Yield), Net Liquidation Proceeds not otherwise required to be deposited into the Principal and Interest Account pursuant to the related Pooling and Servicing Agreement, interest or other income which may be earned on funds held in the Principal and Interest Account, Certificate Account and any other account created under the related Pooling and Servicing Agreement. The Pooling and Servicing Agreement and Prospectus Supplement with respect to a series of Certificates will set forth any other amounts payable to the Servicer. Any
Sub-Servicer will receive a portion of the Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, the Servicer or Trustee may, to the extent provided in the related Prospectus Supplement, pay certain expenses incurred, including, without limitation, payment of the fees and disbursements of the Trustee and the obligor under an instrument of Credit Support, if any. The Pooling and Servicing Agreement and Prospectus Supplement with respect to a series of Certificates may provide that additional accounts be established by the Servicer or the Trustee into which the Servicer or the Trustee will deposit amounts sufficient to pay such fees.

Evidence as to Compliance

     Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning with the first such date specified in the Pooling and Servicing Agreement, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum mortgage loan servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing by or on behalf of the Servicer of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications as may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable reports of firms of public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

     Each such Pooling and Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Servicer will be obtainable by Certificateholders without charge upon written request to the Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding the Servicer

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Servicer may not assign the related Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, the Depositor, the provider of Credit Support, if any, the Trustee and the majority Certificateholders, or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with such Pooling and Servicing Agreement.

Events of Default

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, Events of Default under the related Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied after the giving of written notice of such failure to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by any Certificateholder; (ii) any failure by the Servicer to make any required Servicing Advance, to the extent such failure materially and adversely affects the interests of the Certificateholders, or any required Monthly Advance to the extent of the full amount; (iii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement which continues unremedied for no more than sixty days after the giving of written notice of such failure to the Servicer by the Trustee, the provider of Credit Support, if applicable, or the Depositor, or to the Servicer, the Depositor and the Trustee by any Certificateholder; and
(iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, receivership or similar proceedings and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, so long as an Event of Default under a Pooling and Servicing Agreement remains unremedied, the Trustee at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, shall, terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to each Rating Agency or provider of Credit Support, if any, with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Servicer under the Pooling and Servicing Agreement. Pending such appointment the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Servicer under the Pooling and Servicing Agreement.

     The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee by written agreement, upon written consent of the provider of Credit Support, if any, without notice to or the consent of any of the holders of Certificates covered by the Pooling and Servicing Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein which may be inconsistent with any other provisions thereof, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof; provided that such action will not, as evidenced by an opinion of counsel delivered to the Trustee, adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement; and provided further that no such amendment may reduce in any manner the amount of or, delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or change the rights or obligations of any other party without the consent of such party. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Pooling and Servicing Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not cause the Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

Duties of the Trustee

     The Trustee will make no representations as to the validity or sufficiency of any Pooling and Servicing Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to the Servicer or its designee in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Principal and Interest Account or any other account by or on behalf of the Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement.

The Trustee

     The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee may have typical banking relationships with the Depositor and its affiliates, the Servicer and its affiliates and any Sub-Servicer and its affiliates. The Trustee may resign at any time in the manner set forth in the related Pooling and Servicing Agreement, in which event the Servicer will be obligated to appoint a successor Trustee. The Trustee may be removed if it ceases to be eligible to continue as such under the related Pooling and Servicing Agreement or if it becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until the acceptance of appointment by a successor trustee. The Trustee may appoint separate trustees and co-trustees to the extent provided in the related Pooling and Servicing Agreement.

                          DESCRIPTION OF CREDIT SUPPORT

General

     For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Loans. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds, cross-collateralization, overcollateralization or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one pool of Mortgage
Loans in a Trust (each, a "Covered Pool") or more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Pools or Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Pools or Covered Trusts prior to such Covered Pool or Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Mortgage Loans, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".

Subordinate Certificates

     If so provided in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Remittance Date will be subordinated to such rights of the holders of Senior Certificates to the extent specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected. If one or more classes of Subordinate
Certificates of a series are Offered Certificates, the related Prospectus Supplement will provide information as to the sensitivity of distributions on such Certificates based on certain default assumptions.

Cross-Support Provisions

     If so provided in the related Prospectus Supplement, the Mortgage Loans for a series of Certificates may be divided into separate groups, each supporting a separate class or classes of Certificates of a series, and credit support may be provided by cross-support provisions requiring that distributions be made on certain classes of Certificates evidencing interests in one group of Mortgage Loans prior to distributions on other classes of Certificates evidencing interests in a different group of Mortgage Loans. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees With Respect to the Mortgage Loans

     If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies, including FHA insurance or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

Letter of Credit

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the related Cut-off Date or one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and otherwise as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

Insurance Policies and Surety Bonds

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

Reserve Funds or Spread Account

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Loans as specified in the related Prospectus Supplement. A reserve fund for a series of Certificates which is funded over time by depositing therein a portion of the interest payment on each Mortgage Loan will be referred to as a "Spread Account" in the related Prospectus Supplement and Pooling and Servicing Agreement.

     Amounts on deposit in any reserve fund for a series of Certificates, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of or interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Remittance Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any reserve funds will be invested in Permitted Instruments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to the Servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any reserve fund will be set forth in the related Prospectus Supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and the use of investment earnings from the reserve fund, if any.

Overcollateralization

     If so provided in the Prospectus Supplement for a series of Certificates, a portion of the interest payment on each Mortgage Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Certificates and, thus, accelerate the rate of payment of principal on such class or classes of Certificates.

                   DESCRIPTION OF FHA INSURANCE UNDER TITLE I

     Certain of the Mortgage Loans contained in a Trust Fund may be Title I Loans as described below and in the related Prospectus Supplement. The regulations, rules and procedures promulgated by the FHA under Title I (the "FHA Regulations") contain the requirements under which lenders approved for participation in the Title I Program (the "Title I Lenders") may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA Regulations, subject to the amount of insurance coverage available in such Title I Lender's FHA Reserve, as described below and in the related Prospectus Supplement. While FHA Regulations permit the Secretary of the Department of Housing and Urban Development ("HUD"), subject to statutory limitations, to waive a Title I Lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender, in general, an insurance claim against the FHA may be denied or surcharged if the Title I Loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA Regulations.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will either serve as or contract with the person specified in the Prospectus Supplement to serve as the Administrator for FHA claims (each an "FHA Claims Administrator") pursuant to an FHA claims administration agreement (the "FHA Claims Administration Agreement"). The FHA Claims Administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I Loans. The Certificateholders will be dependent on the FHA Claims Administrator to (i) make claims on the Title I Loans in accordance with FHA Regulations and (ii) remit all FHA insurance proceeds received from the FHA in accordance with the related agreement. The Certificateholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA claims by any FHA Claims Administrator is limited and governed by the related agreement and the FHA Claims Administration Agreement and these functions are obligations of the FHA Claims Administrator, but not the FHA.

     Under Title I, the FHA maintains an FHA insurance coverage reserve account (an "FHA Reserve") for each Title I Lender. The amount in each Title I Lender's FHA Reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I Lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by FHA Regulations. The balance of such FHA Reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I Lender. Mortgage Loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I Lender will submit such loans for FHA insurance coverage within its FHA Reserve by delivering a transfer of note report or through an electronic submission to the FHA in the form prescribed under the FHA Regulations (the "Transfer Report"). The increase in the FHA insurance coverage for such loans in the Title I Lender's FHA Reserve will occur on the date following the receipt and acknowledgment by the FHA of the Transfer Report for such loans. The insurance available to any Trust Fund will be subject to the availability, from time to time, of amounts in each Title I Lender's FHA Reserve, which will initially be limited to the amount specified in the related Prospectus Supplement (the "FHA Insurance Amount").

     If so provided in the related Prospectus Supplement the Trustee or FHA Claims Administrator may accept an assignment of the FHA Reserve for the related Title I Loans, notify FHA of such assignment and request that the portion of the Depositor's FHA Reserves allocable to such Title I Loans be transferred to such Trustee or the FHA Claims Administrator on the Closing Date. Alternatively, in the absence of such provision, the FHA Reserves may be retained by the Depositor and, upon an insolvency and receivership of the Depositor, the related Trustee will notify FHA and request that the portion of the Depositor's FHA Reserves allocable to the Title I Loans be transferred to the Trustee or the FHA Claims Administrator. Although each Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or the FHA Claims Administrator, as the case may be, would not be substantially less than 10% of the outstanding principal amount of the related Title I Loans. It is likely that the Depositor, the Trustee or the FHA Claims Administrator would be the lender of record on other Title I Loans, so that any FHA Reserves that are retained, or permitted to be transferred, would become commingled with FHA Reserves available for other Title I Loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

     Under Title I, the FHA will reduce the insurance coverage available in a Title I Lender's FHA Reserve with respect to loans insured under such Title I Lender's contract of insurance by (i) the amount of FHA insurance claims approved for payment related to such loans and (ii) the amount of reduction of the Title I Lender's FHA Reserve by reason of the sale, assignment or transfer of loans registered under the Title I Lender's contract of insurance. Such insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I Lender that are subsequently rejected by the FHA.

     Unlike certain other government loan insurance programs, loans under Title I (other than loans in excess of $25,000) are not subject to prior review by the FHA. The FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I Lender prior to any review of such loans. A Title I Lender is required to repurchase a Title I Loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to such lender. Under the FHA Regulations, if the Title I Lender's obligation to repurchase the Title I Loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA Regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I Lender that has submitted the insurance claim to repurchase the loan.

     The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place such home or the purchase of both a manufactured home loan and the lot (or cooperative interest therein) on which such home is placed.

     Subject to certain limitations described below, eligible Title I Loans are generally insured by the FHA for 90% of an amount equal to the sum of (i) the net unpaid principal amount and the uncollected interest earned to the date of default, (ii) interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum, (iii) uncollected court costs, (iv) title examination costs, (v) fees for required inspections by the lenders or its agents, up to $75, and (vi) origination fees up to a maximum of 5% of the loan amount. However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I Lender's FHA Reserve maintained by the FHA. Accordingly if sufficient insurance coverage is available in such FHA Reserve, then the Title I Lender bears the risk of losses on a Title I Loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses. Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I Lender for losses in the portfolio of insured loans held by such Title I Lender is limited to the amount in an FHA Reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis.

     In general, the FHA will insure Home Improvement Contracts up to $25,000 for a Single Family Property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multifamily homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

     With respect to the Title I Loans, the FHA Regulations do not require that a borrower obtain title or fire and casualty insurance. However, if the related Mortgaged Property is located in a flood hazard area, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA Regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows). Accordingly, if a Mortgaged Property that secures a Title I Loan suffers any uninsured hazard or casualty losses, holders of the related series of Certificates that are secured in whole or in part by such Title I Loan may bear the risk of loss to the extent that such losses are not recovered by foreclosure on the defaulted loans or from any FHA insurance proceeds. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the related series of Certificates, if specified in the related Prospectus Supplement.

     Following a default on a Title I Loan insured by the FHA, the Servicer, either directly or through a subsidiary, may, subject to certain conditions and mandatory loss mitigation procedures, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on a Title I Loan is subject to a number of conditions, including strict compliance with FHA Regulations in originating and servicing the Title I Loan. Failure to comply with FHA Regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Title I Loan in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Servicer or other entity as specified in the related Prospectus Supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans secured by one- to four-family residential properties that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

     Single Family, Multifamily and Commercial Loans. Each Single Family, Multifamily and Commercial Loan will be secured by either a deed of trust or mortgage, depending upon the prevailing practice in the state in which the Mortgaged Property subject to such Mortgage Loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

     The Mortgages that encumber Multifamily Properties and Commercial Properties will contain an assignment of rents and leases, pursuant to which the Mortgagor assigns to the lender the Mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     Manufactured Home Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by the majority of states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The Servicer will be required under the related Pooling and Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Manufactured Home Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Depositor.

     The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Depositor will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Depositor must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Pooling and Servicing Agreement, the Servicer will be obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing a Manufactured Home Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

     The Home Improvement Contracts. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

     The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Foreclosure on Mortgages

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available remedies under the mortgage. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure, the court would issue a judgment of foreclosure and would generally appoint a referee or other court officer to conduct the sale of the property.

     Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or deed to secure debt which authorizes the sale of the property to a third party upon any default by the borrower under the terms of the note, deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations, including attorney's and trustee's fees to the extent allowed by applicable law. Certain states may require notices of sale to be published periodically for a proscribed period in a specified manner prior to the date of the trustee's sale. Generally, state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is often a public sale. Because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, a third party may be unwilling to purchase the property at a foreclosure sale. Until recently, potential buyers were confronted with the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67d of the former Bankruptcy Act (section 548 of the current United States Bankruptcy Code) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition, and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the United States Bankruptcy
Code). However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "'reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with".

     For these reasons, it is common for the lender to purchase the property from the trustee, referee or other court officer for an amount equal to the principal amount of the indebtedness secured by the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including the obligation to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     A second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the second loan, and may be subrogated to the rights of the first mortgagee. In addition, in the event that the foreclosure of a second mortgage triggers the enforcement of a "due-on-sale" clause, the second mortgagee may be required to pay the full amount of the first mortgage to the first mortgagee. Accordingly, with respect to those Mortgage Loans which are second mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     Under the REMIC provisions of the Code and the Pooling and Servicing Agreement with respect to a series of Certificates, the Servicer may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the cost of direct operation by the Servicer.

     Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

     In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the REMIC with respect to its acquisition (by foreclosure or otherwise) and disposition of REO Property, and any such taxes or fees imposed may reduce Liquidation Proceeds with respect to such REO Property, as well as distributions payable to the Certificateholders.

Repossession With Respect to Manufactured Home Contracts

     Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

          (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

          (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

          (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Second Mortgages

     Some of the Mortgage Loans may be secured by second mortgages or deeds of trust, which are junior to first mortgages or deeds of trust held by other lenders. The rights of the Certificateholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

     Furthermore, the terms of the second mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust. In the event of a conflict between the terms of the first mortgage or deed of trust and the second mortgage or deed of trust, the terms of the first mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the second mortgage.

Rights of Redemption

     Single Family, Multifamily and Commercial Properties. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

     Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Single Family, Multifamily and Commercial Properties. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the residence had yet occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     In the case of income-producing Multifamily Properties and Commercial Properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

     The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans. In particular, failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could jeopardize the enforceability of the Mortgage Loans and subject both the originators and the assignees of such obligations to monetary penalties.

     Manufactured Home Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Enforceability of Certain Provisions

     Single Family, Multifamily and Commercial Properties. All of the Single Family, Multifamily and Commercial Loans will include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

     Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to maintain adequately the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been willing to relieve a borrower from the consequences of the default if the borrower has not received adequate notice of the default.

     All of the Mortgage Loans will contain "due-on-sale" clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     Exempted from the general rule of enforceability of due-on-sale clauses are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, the exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans unless the property underlying such Window Period Loan is located in one of the five "window period states" identified below. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, which preempt state law restrictions on the enforcement of due-on-sale clauses.

     With the expiration of the exemption for Window Period Loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period", which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. The Federal Home Loan Mortgage Corporation ("FHLMC") has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans.

     The inability to enforce a due-on-sale clause may result in a Mortgage Loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

     Manufactured Homes. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home as to which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

Leases and Rents

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

Subordinate Financing

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges. Title V also provides that, subject to conditions (among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit), state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

     In the Pooling and Servicing Agreement, the Depositor represents and warrants that each Mortgage Loan was originated in compliance with applicable state law, including usury laws, in all material respects.

Consumer Protection Laws with respect to Contracts

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In particular, failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could result in obligors' rescinding the contracts against either originators or assignees, and subject both originators and assignees of such obligations to monetary penalties.

     Contracts and other forms of mortgages often contain provisions obligating the obligor to pay late charges if payments are not timely made. In addition to limitations imposed by the FHA with respect to Title 1 Loans, in certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the related Pooling and Servicing Agreement, late charges will be retained by the Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Certificateholders.

     Courts have imposed  general  equitable  principles upon  repossession  and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller of goods and certain related creditors and their assignees in a consumer credit transaction to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the assignee of the contract may also be unable to collect amounts still due thereunder. It is likely that the majority of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trust Fund, as assignee of the Contracts, will be subject to any claims or defenses that the obligor under the Contract may assert against the seller of goods, subject to a maximum liability equal to the amounts paid by the obligor on the Contract.

Environmental Legislation

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed-in-lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or otherwise is deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Trust Fund).

Formaldehyde Litigation With Respect to Manufactured Home Contracts

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, the holder of any Manufactured Home Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Manufactured Home Contract and may be unable to collect amounts still due under the Manufactured Home Contract. In the event an obligor is successful in asserting such a claim, the related Certificateholders could suffer a loss if (i) the Depositor fails or cannot be required to repurchase the affected Manufactured Home Contract for a breach of representation and warranty and (ii) the Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Soldiers' and Sailors' Civil Relief Act

     Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the Offered Certificates of any series, but, as described in the related Prospectus Supplement, may be covered by Credit Support. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Mortgage Loan which goes into default there may be delays in payment on the Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders in the event that the Credit Support, if any, has been exhausted or is no longer in effect or does not cover such shortfall.

Installment Contracts

     The Mortgage Pool may also consist of installment sales contracts. Under an installment sales contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the Installment Contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is pursued if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     The following discussion addresses certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, which the Trustee will covenant to elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a Trust Fund, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICs

Classification of REMICs

     Upon the issuance of each series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

     In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Servicer will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

     For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans...secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

     Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount

     Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, the Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate" a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" or at an "objective rate" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that the portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of the REMIC Regular Certificate's "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

Market Discount

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated
redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

     A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

Realized Losses

     Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

     As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income of or allowed as a loss to any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return and may cause such after-tax rate of return to be negative.

Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular

Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described above, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have had in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

Excess Inclusions

     Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates

     Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute "noneconomic" residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules

     On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of Servicing Fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

Sales of REMIC Certificates

     If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided below, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

Prohibited Transactions and Other Possible REMIC Taxes

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Servicer or the Trustee in either case out of its own funds, provided that the Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

     If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. Such a tax would be generally imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the related Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity for taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership", all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

Termination

     A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the Trustee, unless otherwise stated in the related Prospectus Supplement.

Backup Withholding With Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     The Treasury Department recently issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Foreign Investors in REMIC Certificates

     A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust to the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences". Prospective investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates offered hereunder.

                              ERISA CONSIDERATIONS

General

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations

     A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the Trust Assets. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

     The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which generally exempts from the prohibited transaction provisions of Section 406(a) of ERISA, and from the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, certain transactions involving residential mortgage pool investment trusts relating to the purchase, sale and holding of certificates in the initial issuance of certificates and the servicing and operation of "mortgage pools" (as defined below). PTCE 83-1 permits, subject to certain general and specific conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans, related to the servicing and operation of mortgage pools (other than pools including Multifamily Loans and Contracts) and the acquisition and holding of certain mortgage pool pass-through certificates representing interests in such mortgage pools by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgage loans in the mortgage pool. PTCE 83-1 does not provide an exemption for Certificates subordinate to other certificates of the same series and is not available for mortgage pools consisting of Multifamily Loans or Contracts.

     PTCE 83-1 defines the term "mortgage pool" as an investment pool the corpus of which (1) is held in trust; and (2) consists solely of (a) interest bearing obligations secured by either first or second mortgages or deeds of trust on one- to four-family, residential property; (b) property which had secured obligations and which has been acquired by foreclosure; and (c) undistributed cash. Whether or not a pool of assets constitutes a "mortgage pool" will depend on the assets to be securitized. Not all the assets securitized under this Prospectus will meet these requirements. If PTCE 83-1 may be applicable, the Prospectus Supplement for the series of Certificates will discuss the application of the exemption.

     PTCE 83-1 defines the term "mortgage pool pass-through certificate" as a "certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor". The Depositor has been advised that, for purposes of applying PTCE 83-1, the term "mortgage pool pass-through certificate" would include (i) Certificates representing interests in a Trust Fund consisting of Mortgage Loans issued in a series consisting of only a single class of Certificates; and (ii) Senior Certificates representing interests in a Trust Fund consisting of Mortgage Loans issued in a series in which there is only one class of Senior Certificates; provided that the Certificates described in clauses (i) and (ii) evidence the beneficial ownership of a specified portion of both future interest payments and future principal payments with respect to the Mortgage Loans.

     It is not clear whether all types of Certificates that may be offered hereunder would be "mortgage pass-through certificates" for purposes of applying PTCE 83-1, including, but not limited to, (a) a class of Certificates that evidences the beneficial ownership of interest payments only or principal payments only, disproportionate interest and principal payments, or nominal principal or interest payments, such as the Stripped Interest Certificates and Stripped Principal Certificates; or (b) Certificates in a series including classes of Certificates which differ as to timing, sequential order, rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool; or (c) Certificates evidencing an interest in a Trust Fund as to which two or more REMIC elections have been made; or (d) a series including other types of multiple classes. Accordingly, until further clarification by the DOL, Plans should not acquire or hold Certificates representing interests described in this paragraph in reliance upon the availability of PTCE 83-1 without first consulting with their counsel regarding the application of PTCE 83-1 to the proposed acquisition and holding of such Certificates.

     PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction involving the purchase, sale and holding of "mortgage pool pass-through certificates" and the servicing and operation of the "mortgage pool" to be eligible for exemption: (1) the pool trustee must not be an affiliate of the pool sponsor; (2) a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgages, or the principal balance of the largest covered mortgage, must be maintained; and (3) the amount of the payment retained by the pool sponsor together with other funds inuring to its benefit must be limited to not more than adequate consideration for forming the mortgage pool plus reasonable compensation for services provided by the pool sponsor to the mortgage pool. PTCE 83-1 also imposes additional specific conditions for certain types of transactions involving an investing Plan and for situations in which the Parties in Interest are fiduciaries.

     If PTCE 83-1 may be applicable, the Prospectus Supplement for a series of Certificates will set forth whether the Trustee in respect of that series is affiliated with the Depositor. If the Credit Support for a series of Certificates constitutes a system of insurance or other protection within the meaning of PTCE 83-1 and is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Single Family Loans or the principal balance of the largest Single Family Loan, then the Depositor has been advised that the second general condition referred to above will be satisfied. It is not expected that the Depositor will receive total compensation for forming and providing services to the Mortgage Pools which will be more than adequate consideration. Each Plan fiduciary responsible for making the investment decision whether to acquire or hold Certificates must make its own determination as to whether (i) the Certificates constitute "mortgage pool pass-through certificates" for purposes of applying PTCE 83-1, (ii) the second and third general conditions will be satisfied, and (iii) the specific conditions, not discussed herein, of PTCE 83-1 have been satisfied.

     It should be noted that in promulgating PTCE 83-1 and its predecessor, the DOL did not have under its consideration certificates of the exact nature described herein. There are other class and individual prohibited transaction exemptions issued by the DOL that could apply to a Plan's acquisition or holding of Certificates. There can be no assurance that any of those exemptions will apply with respect to any particular Plan that acquires or holds Certificates or, even if all of the conditions specified therein were satisfied, that such exemption would apply to all transactions involving a Trust Fund. The applicable Prospectus Supplement under "ERISA Considerations" may contain additional information regarding the application of PTCE 83-1, or other prohibited transaction exemptions that may be available, with respect to the series offered thereby, or restrictions on a Plan's acquisition of Certificates.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                LEGAL INVESTMENT

     Unless  otherwise  specified  in the  related  Prospectus  Supplement,  the
Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     All depository institutions considering an investment in the Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulators), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale. The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods; such methods are as follows:

     1. by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     2. by placements by the Depositor with institutional investors through dealers; and

     3.   by direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, a series of Certificates may be offered in whole or in part in exchange for the Mortgage Loans (and other assets, if applicable) that would comprise the Mortgage Pool in respect of such Certificates. If underwriters (each, an "Underwriter") are used in a sale of any Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.

     The Offered Certificates may be distributed in a firm commitment underwriting subject to the terms and conditions of an underwriting agreement. In such event, the Prospectus Supplement may also specify that the underwriter will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, an underwriter may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by the underwriter acting as agent or in some cases as principal with respect to Offered Certificates that they have previously purchased or agreed to purchase. If the underwriter acts as agent in the sale of Offered Certificates, the underwriter will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that the underwriter elects to purchase Offered Certificates as principal, the underwriter may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The related underwriting agreement may require that the Depositor indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or that it will contribute to payments the underwriter may be required to make in respect thereof.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be an "underwriter" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by a Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated in one of the four highest rating categories by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the provider of Credit Support, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

Accrual Certificates ...............................................    3, 8, 19
Accrued Certificate Interest .......................................          19
Affiliated Sellers .................................................          13
Alliance ...........................................................          18
Alliance Funding Division ..........................................          18
Amount Available ...................................................          27
ARM Loans ..........................................................          14
Bankruptcy Code ....................................................          10
Bankruptcy Loan ....................................................          10
Bankruptcy Plan ....................................................           9
Book-Entry Certificates ............................................          19
CEDEL ..............................................................           4
CEDEL Participants .................................................          23
CERCLA .............................................................          12
Certificate Account ................................................       2, 14
Certificate Balance ................................................           2
Certificate Owners .................................................          23
Certificateholders .................................................          ii
Certificates .......................................................           1
Code ...............................................................           3
Commercial Properties ..............................................           1
Commission .........................................................          ii
Compensating Interest ..............................................          21
Contracts ..........................................................          13
Convertible Mortgage Loan ..........................................          14
Covered Trust ......................................................      11, 32
CPR ................................................................          17
Credit Support .....................................................        i, 2
Curtailment ........................................................           4
Cut-off Date .......................................................           3
Deferred Interest ..................................................           8
Definitive Certificates ............................................          19
Depositor ..........................................................       1, 18
Determination Date .................................................          19
DOL ................................................................          54
DTC ................................................................   ii, 4, 22
Due Period .........................................................           4
Effective Date .....................................................          18
Eligible Account ...................................................          26
ERISA ..............................................................       5, 53
Euroclear ..........................................................           4
Euroclear Participants .............................................          23
Exchange Act .......................................................          ii
FDIC ...............................................................          11
FHA ................................................................           i
FHA Claims Administration Agreement ................................          33
FHA Claims Administrator ...........................................          33
FHA Insurance Amount ...............................................          34
FHA insured ........................................................           i
FHA Regulations ....................................................          33
FHA Reserve ........................................................          34
FHLMC ..............................................................          40
First Liens ........................................................           9
FTC Rule ...........................................................          41
Garn-St Germain Act ................................................          40
HUD ................................................................          33
Indirect Participants ..............................................          23
Installment Contract ...............................................          42
Insurance Proceeds .................................................          26
L/C Bank ...........................................................          32
Lee ................................................................          18
Lee Servicing Division .............................................          18
Liquidation Proceeds ...............................................          27
Manufactured Home Contracts ........................................          13
Manufactured Homes .................................................           1
Monthly Advance ....................................................       4, 21
Moody's ............................................................          26
Mortgage Loan Purchase Price .......................................          25
Mortgage Loan Schedule .............................................          25
Mortgage Loans .....................................................       i, 13
Mortgage Notes .....................................................          13
Mortgage Pool ......................................................        i, 1
Mortgage Rate ......................................................       1, 14
Mortgaged Properties ...............................................       1, 13
Mortgages ..........................................................          13
Mortgagor ..........................................................           8

Multifamily Loan ...................................................      28, 54
Multifamily Loans ..................................................          13
Multifamily Properties .............................................       1, 13
National Housing Act ...............................................           1
Net Liquidation Proceeds ...........................................          27
Net Mortgage Rate ..................................................          21
New Regulations ....................................................          53
Nonrecoverable Monthly Advance .....................................          21
Nonrecoverable Servicing Advances ..................................          28
Note Margin ........................................................          17
Offered Certificates ...............................................           i
OTS ................................................................          18
Parties in Interest ................................................          54
Pass-Through Rate ..................................................           2
Permitted Instruments ..............................................          26
Plan Payment .......................................................          10
Plans ..............................................................          53
Pooling and Servicing Agreement ....................................           2
Pre-Funding Account ................................................          27
Principal and Interest Account .....................................       2, 14
Principal Prepayment ...............................................           4
Qualified Substitute Mortgage Loan .................................          25
Rating Agency ......................................................           6
Record Date ........................................................          19
Released Mortgaged Property Proceeds ...............................          27
Relief Act .........................................................      11, 42
REMIC Regular Certificates .........................................           4
REMIC Residual Certificates ........................................           4
Remittance Date ....................................................           3
REO Property .......................................................          27
S&P ................................................................          26
Sellers ............................................................          13
Senior Certificates ................................................       3, 18
Servicing Fee ......................................................          30
Single Family Loans ................................................          13
Single Family Properties ...........................................       1, 13
SMMEA ..............................................................          55
SPA ................................................................          17
Stripped Interest Certificates .....................................          19
Stripped Principal Certificates ....................................       3, 19
Sub-Servicer .......................................................          28
Sub-Servicing Agreement ............................................          28
Subordinate Certificates ...........................................       3, 18
Termination Price ..................................................          22
Title I ............................................................           1
Title I Lenders ....................................................          33
Title I Loans ......................................................          11
Title V ............................................................          41
Transfer Report ....................................................          34
Trust Assets .......................................................          ii
Trust Fund .........................................................           i
Trustee ............................................................           1
Trustee's Mortgage File ............................................          25
Unaffiliated Sellers ...............................................          13
Voting Rights ......................................................          12
Warranting Party ...................................................          25
Window Period Loans ................................................          40

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriters. This Prospectus Supplement and the Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                   TABLE OF CONTENTS
                                                            Page
                                                            ----
                  Prospectus Supplement

Summary of Prospectus Supplement.............................S-4
Risk Factors................................................S-17
The Mortgage Pool...........................................S-20
Certain Yield and Prepayment Considerations.................S-45
The Depositor...............................................S-60
Description of the Certificates.............................S-68
Pooling Agreement...........................................S-84
The Certificate Insurer and the Certificate
Insurance Policy............................................S-88
Certain Federal Income Tax Consequences.....................S-90
ERISA Considerations........................................S-92
Legal Investment............................................S-93
Method of Distribution......................................S-93
Experts.....................................................S-94
Ratings.....................................................S-94
Legal Matters...............................................S-95
Index of Principal Definitions..............................S-96
Global Clearance, Settlement and Tax Documentation
Procedures...................................................I-1
                           Prospectus
Summary of Prospectus........................................  1
Risk Factors.................................................  7
Description of the Trust Funds............................... 13
Use of Proceeds ............................................. 15
Yield Considerations......................................... 15
The Depositor................................................ 18
The Servicer................................................. 18
Description of the Certificates.............................. 18
Description of the Pooling and Servicing Agreements.......... 24
Description of Credit Support................................ 32
Description of FHA Insurance Under Title 1................... 33
Certain Legal Aspects of Mortgage Loans...................... 35
Certain Federal Income Tax Consequences...................... 43
State And Other Tax Consequences............................. 53
ERISA Considerations......................................... 53
Legal Investment............................................. 55
Method of Distribution....................................... 55
Legal Matters................................................ 56
Financial Information........................................ 56
Rating....................................................... 56
Index of Principal Definitions............................... 57

     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Class A Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

                                  $450,000,000

                                AFC Mortgage Loan
                            Asset Backed Certificates
                                  Series 1998-3


                               Superior Bank FSB,
                                    Depositor




                       $51,000,000 Class 1A-1 Certificates
                           Variable Pass-Through Rate

                      $188,000,000 Class 1A-2 Certificates
                           Variable Pass-Through Rate

                       $78,000,000 Class 2A-1 Certificates
                           Variable Pass-Through Rate

                      $133,000,000 Class 2A-2 Certificates
                           Variable Pass-Through Rate







                             _______________________

                              PROSPECTUS SUPPLEMENT
                             _______________________


                               Merrill Lynch & Co.
                                J.P. Morgan & Co.

                               September 17, 1998








================================================================================